As filed with the Securities and Exchange Commission on August 14, 2009

Registration No. 333-157256

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
FORM S-4/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

  OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2844	11-2723423
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14375 Myerlake Circle
Clearwater, FL 33760
(727) 230-1031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Morrison
Chief Executive Officer
OmniReliant Holdings, Inc.
14375 Myerlake Circle
Clearwater, FL 33760
(727) 230-1031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:

Darrin M. Ocasio, Esq.	Michael T. Williams, Esq.
Sichenzia Ross Friedman Ference LLP	Williams Securities Law Firm
61 Broadway, 32 nd Floor	2503 W. Gardner Ct.
New York, New York 10006	Tampa FL 33611
(212) 930-9700	(813) 831-9348

Approximate date of commencement of proposed sale to the public:   As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The information in this proxy statement/prospectus is not complete and may be changed.  OmniReliant may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is declared effective.  This proxy statement/prospectus is not an offer to sell these securities and neither Abazias nor OmniReliant is soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.00001 par value per share	30,954,762	(2)	$0.60	$18,572,857.20	$773.98	(3)

Series E Preferred Stock, $.00001 par value per share	13,001,000	(4)	N/A	N/A	N/A

(1)
This Registration Statement relates to common stock, par value $0.00001 per share, underlying the Series E Preferred Stock of the registrant issuable to holders of common stock, par value $0.00001 per share ("Abazias’ Common Stock"), of Abazias, Inc., a Delaware corporation ("Abazias"), in the proposed merger of Abazias with and into OmniReliant Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the registrant,

(2)
Includes 13,000,000 shares of Common Stock underlying the Series E Preferred Stock issuable to holders of Abazias’ common stock, in the proposed merger of Abazias with and into OmniReliant Acquisition Sub, Inc. and 1,000 shares of Common Stock to cover the issuance of additional shares to cover fractional shares.

(3)
$773.87 of the Registration Fee was previously paid.  An additional 3,381 shares of Common Stock are being registered.  The registration fee for these additional shares is being calculated based on the new fee rate of $55.8 per million dollars, effective as of March 16, 2009.

(4)
13,001,000 shares of the Series E Preferred Stock includes the 13,000,000 shares of Series E Preferred Stock that are to be used as consideration for the merger as well as 1,000 shares of the Series E Preferred Stock being registered to cover the issuance of additional shares to cover fractional shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed.  OmniReliant may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is declared effective.  This proxy statement/prospectus is not an offer to sell these securities and neither Abazias nor OmniReliant is soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

PRELIMINARY JOINT PROXY STATEMENT-PROSPECTUS SUBJECT TO COMPLETION
DATED AUGUST 14, 2009.

Abazias, Inc.
5214 SW 91 st Terrace Suite A

Gainesville, FL 32608

(352) 264-9940

August 14, 2009

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

The boards of directors of Abazias, Inc. (“Abazias”) have unanimously approved an Agreement and Plan of Merger pursuant to which Abazias will merge with and into a wholly-owned subsidiary of OmniReliant Holdings, Inc. ("OmniReliant "), with the subsidiary continuing as the surviving entity. The total merger consideration is fixed at 13,000,000 shares of OmniReliant’s Series E Preferred Stock, to be distributed pro rata among the holders of Abazias’ issued and outstanding common stock upon closing of the merger, with fractional shares to be rounded up.  An additional 1,000 shares of OmniReliant’s Series E Preferred Stock are being registered in order to account for the rounding up of fractional shares.  Each share of Series E Preferred Stock is convertible into one share of OmniReliant’s Common Stock, subject to adjustment should the trading price of OmniReliant’s Common Stock fall below $1.20 per share, with a floor at $0.50 per share. The adjusted conversion price will be computed by dividing a market price below $1.20 on the closing day by $1.20.  For example, if the trading price of Omni’s common stock is $0.50, the conversion rate would be $0 .42, calculated by dividing $0.50 by $1.20. Below is a tabular illustration of the number of shares of OmniReliant Common Stock the Series E Preferred Stock would be convertible into based on different market values of OmniReliant’s Common Stock:

Market Price	Conversion Rate	OmniReliant Series E Preferred Stock	OmniReliant Common Stock	Abazias Common Stock Outstanding at Closing	Ratio of Omni Stock received for Abazias Stock	Percentage of Omni Stock Held By Abazias’ Shareholders
$0.50	.42	13,000,000	30,952,381	3,165,522	9.79:1	20.55%
$1.01	.84	13,000,000	15,476,190	3,165,522	4.89:1	11.45%
$ 1.20	1.00	13,000,000	13,000,000	3,165,522	4.11:1	9.80%

Vicis Capital Master Fund is the beneficial owner of 95.97% of OmniReliant’s issued and outstanding common stock as a result of converting preferred stock into common stock on July 31, 2009.

OmniReliant’s common stock is quoted on the Over the Counter Bulletin Board and trades under the symbol “ORHI.” Abazias’ common stock is quoted on the Over the Counter Bulletin Board and trades under the symbol “ABZA.”

Your vote is very important, regardless of the number of shares you own.   Oscar Rodriguez and Jesus Diaz, the controlling shareholder’s of Abazias, have agreed to vote their shares, which constitute approximately 53% of the voting shares of Abazias, in favor of the adoption of the Agreement and Plan of Merger. The Support Agreements between Abazias and Oscar Rodriguez and Jesus Diaz are attached hereto as Exhibits 10.8 and 10.9, respectively.  These Support Agreements memonalize Mr. Rodriguez's and Mr. Diaz's agreement to vote their respective shares in favor of the adoption of the Agreement and Plan of Merger. Abazias is holding a special meeting of its stockholders to vote on the proposal to adopt the Agreement and Plan of Merger.  Information about the Abazias special meeting and the proposed merger is contained in this Joint Proxy Statement/prospectus.   We urge you to read this Joint Proxy Statement/prospectus carefully.   For a discussion of risk factors you should consider in evaluating the merger on which you are being asked to vote, see “Risk Factors” beginning on page 42 of this Joint Proxy Statement/Prospectus.

Whether or not you plan to attend the Abazias special meeting, please submit your proxy by following the instructions on your proxy card or the information forwarded by your bank, broker, custodian or other record holder as soon as possible to make sure that your shares are represented at the Abazias’ special meeting.

The board of directors of Abazias unanimously recommends that Abazias’ stockholders vote FOR the proposal to adopt the Agreement and Plan of Merger.

S/ Oscar Rodriguez

Oscar Rodriguez
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the other transactions described in this Joint Proxy Statement/prospectus nor have they approved or disapproved of the issuance of the OmniReliant preferred stock in connection with the merger, or determined if this Joint Proxy Statement/prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

This Joint Proxy Statement/prospectus is dated August 14, 2009, and is first being mailed to Abazias’ stockholders on or about August 14, 2009

Abazias, Inc.
5214 SW 91 st Terrace Suite A

Gainesville, FL 32608

(352) 264-9940

August 14, 2009

Dear Shareholder:

You are cordially invited to attend the special meeting of shareholders of Abazias, Inc., a Delaware corporation ("Abazias"), to be held at 5214 SW 91 st Terrace Suite A, Gainesville, FL 32608, on August 26, 2009, at 10:00 a.m. local time.

1.           To adopt the Agreement and Plan of Merger, dated as of April 29, 2009, by and among OmniReliant  Holdings, Inc. ("OmniReliant "), OmniReliant Acquisition Sub, Inc., a Nevada corporation, Abazias Inc., a Delaware corporation (Abazias-Delaware), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of the Abazias-Delaware, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias Nevada, as may be amended from time to time, a copy of which has been included as Appendix A to the accompanying Joint Proxy Statement/prospectus.  Abazias Inc.-Delaware, Abazias, Inc.-Nevada and Abazias.com, Inc., shall collectively be referred to herein as “Abazias.”

The accompanying Joint Proxy Statement/prospectus further describes the matters to be considered at the Abazias’ special meeting.

The Abazias board of directors has set August 10, 2009 as the record date for the Abazias’ special meeting.  Only holders of record of shares of Abazias’ common stock at the close of business on the record date will be entitled to notice of and to vote at the Abazias’ special meeting . To ensure your representation at the Abazias’ special meeting, please complete and return the enclosed proxy card.   Please vote promptly whether or not you expect to attend the Abazias’ special meeting.  Submitting a proxy now will not prevent you from being able to vote at the Abazias’ special meeting by attending in person and casting a vote.  If your shares are held in a stock brokerage account or by a bank or other broker nominee, then you are not the record holder of your shares, and while you are welcome to attend the special meeting, you would not be permitted to vote unless you obtained a signed proxy from your broker nominee (who is the holder of record).  However, your broker nominee has enclosed a voting instruction card for you to use to indicate your voting preference, which may provide that you can deliver your instructions by telephone or over the Internet.  Please complete the voting instruction card and return it to your broker nominee as soon as possible.

The board of directors of Abazias unanimously recommends that you vote FOR the proposal to adopt the Agreement and Plan of Merger and FOR the proposal to approve any procedural matters incident to the conduct of the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

Gainesville, Florida

August 14, 2009

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES PROMPTLY.  YOU CAN FIND INSTRUCTIONS FOR VOTING BY MAIL, TELEPHONE OR INTERNET ON THE ENCLOSED PROXY CARD.  YOU MAY REVOTE YOUR PROXY AT ANY TIME BEFORE THE VOTE IS TAKEN AT THE MEETING.

OMNIRELIANT HOLDINGS, INC. PROSPECTUS
AND ABAZIAS, INC. JOINT PROXY STATEMENT

TABLE OF CONTENTS

ITEM	PAGE(S)
SUMMARY
Questions and Answers about the Merger	10
Summary Information about the Companies	14
The Merger
Selected Summary Historical Financial Data	15
Selected Historical Financial Data of OmniReliant	16
Selected Historical Financial Data of Abazias	18
Unaudited Pro Forma Consolidated Financial Information	19
Comparative Historical and Pro Forma Financial Information and Per Share Data	43

RISK FACTORS
Risks Factors Related to OmniReliant’s Business	50
Risks Relating to OmniReliant’s Current Financing Arrangement	52
Risk Factors Relating to the Merger	52
Risks Relating to OmniReliant’s Common Stock	54

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	55

INFORMATION ABOUT THE COMPANIES	56

OmniReliant Holdings, Inc. and OmniReliant Acquisition Sub, Inc.	56
Business of the Company	56
Description of Property	60
Market for Common Equity and Related Stockholder Matters	60
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	61
Changes and Disagreements with Accountants	73

Abazias, Inc., Nevada, Abazias, Inc. Delaware and Abazias.com, Inc.	74
Business of the Company	74
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	79
Changes and Disagreements with Accountants	83

THE ABAZIAS SPECIAL MEETING	83
Date, Time and Place	83
Purposes of the Abazias Special Meeting	84
Abazias Record Date; Abazias’ Common Stock Entitled to Vote	84
Quorum and Votes Required	84
Effects of Abstentions and Broker Non-Votes	84
Voting by Abazias Directors and Executive Officers	84
Voting of Proxies	84
Revocability of Proxies and Changes to a Abazias Stockholder’s Vote	85
Solicitation of Proxies	85
Attending the Abazias Special Meeting	85
Board Recommendation	85
Other Matters to Come Before the Abazias Special Meeting	86

THE MERGER	86
Background of the Merger	86
Recommendation of the Abazias Board of Directors	89
Abazias’ Reasons for the Merger	89
OmniReliant’s Reasons for the Merger	92
Interests of Executive Officers and Directors in the Merger	93
Material United States Federal Income Tax Consequences of the Merger	93
Regulatory Matters
Appraisal Rights	95
Listing of OmniReliant Common Stock Issued in the Merger	98
Delisting and Deregistration of Abazias’ common Stock	98

Restrictions on Sale of Shares of OmniReliant  Common Stock Received in the Merger Information Regarding the Officers and Directors of OmniReliant Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters of OmniReliant.

Information Regarding the Officers and Directors of Abazias Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.	98

THE STOCK PURCHASE AGREEMENT AMENDED STOCK PURCHASE AGREEMENT, AND AGREEMENT AND PLAN OF MERGER	106
Agreement and Plan of Merger	106
Stock Purchase Agreement	110
Amended Stock Purchase Agreement	110
Assumed Liabilities	110
Representations and Warranties	110
Covenants and Agreements	112
Conditions to Completion	114
Indemnification	115
Amendment; Waiver	116

DESCRIPTION OF OMNIRELIANT 'S CAPITAL STOCK	116
Authorized Capital Stock	116
OmniReliant 's Common Stock	117
OmniReliant 's Preferred Stock	117
Transfer Agent and Registrar	118

COMPARATIVE RIGHTS OF OMNIRELIANT STOCKHOLDERS AND ABAZIAS STOCKHOLDERS	118

LEGAL MATTERS	120

EXPERTS	120

WHERE YOU CAN FIND MORE INFORMATION	120

    OMNIRELIANT’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2009 (UNAUDITED) AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED JUNE 30, 2008 AND BALANCE SHEET FOR JUNE 30,2007
F-1

    ABAZIAS’ CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED) AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2008 AND BALANCE SHEET FOR DECEMBER 31, 2007
F-116

APPENDIX
Appendix A - Agreement and Plan of Merger
Appendix B - Section 262 of the Delaware General Corporation Law

  ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about OmniReliant  and Abazias from documents that each company has filed with the Securities and Exchange Commission, which we refer to as the SEC, but that have not been included in or delivered with this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled "Where You Can Find More Information" beginning on page 87 of this proxy statement/prospectus.

You can also obtain copies of this information (excluding all exhibits unless the applicable company has specifically incorporated by reference an exhibit in this proxy statement/prospectus), without charge, upon written or oral request to the appropriate company at the following addresses and telephone numbers:

OmniReliant Holdings, Inc. 14375Myerlake Circle Clearwater, Florida, 33760	Abazias, Inc. 5214 SW 91 st Terrace Suite A, Gainesville, FL 32608.

In order to receive timely delivery of the documents, you must make your requests no later than August 19, 2009.

PROSPECTUS SUMMARY

This summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger pursuant to the Agreement and Plan of Merger, dated as of April 29, 2009, by and among OmniReliant  Holdings, Inc. ("OmniReliant "), OmniReliant Acquisition Sub, Inc., a Nevada corporation, Abazias Inc., a Delaware corporation (Abazias-Delaware), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of the Abazias-Delaware, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias Nevada, as may be amended from time to time, a copy of which has been included as Appendix A to the accompanying Joint Proxy Statement/prospectus.  Abazias Inc.-Delaware, Abazias, Inc.-Nevada and Abazias.com, Inc., shall collectively be referred to herein as “Abazias”.  A copy of the Agreement and Plan of Merger is attached as Appendix A (referred to herein as the "Agreement and Plan of Merger"). The Agreement and Plan of Merger supersedes and replaces the Amended Stock Purchase Agreement by and between the parties and dated February 5, 2009.  The merger contemplated by the Agreement and Plan of Merger and the additional documents referenced in the Agreement and Plan of Merger are referred to collectively as the "Transaction". In particular, you should carefully read the documents, including the Agreement and Plan of Merger, which is contained in this Joint Proxy Statement-Prospectus as well as (a) OmniReliant Holdings' Form 10-KSB for the year ended June 30, 2008 and the nine months ended March 31, 2009 (b) Abazias’ Form 10-KSB for the fiscal year ended December 31, 2007, Form 10-K for the year ended December 31, 2008, and Form 10-Q for the quarter ended March 31, 2009, delivered with this Joint Proxy Statement-Prospectus. In addition, we incorporate by reference important business and financial information about OmniReliant Holdings and Abazias into this Joint Proxy Statement-Prospectus, which is not included or delivered with this Joint Proxy Statement-Prospectus. You may obtain this information without charge by following the instructions in the section entitled "Information Incorporated by Reference". To obtain timely delivery of this information, you must request this information no later than five (5) business days prior to the date of the special meeting of Abazias’ shareholders.

Summary of Merger

We propose a merger of Abazias into OmniReliant Acquisition Sub, Inc., a wholly owned subsidiary of OmniReliant. The Agreement and Plan of Merger is attached as Appendix A to this document. We encourage you to read the document. It is the legal document governing the Transaction.  The detail of the Merger can be found in section entitled “The Agreement and Plan of Merger” beginning on page 99 of this Joint Proxy Statement/prospectus.

Upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger Abazias-Delaware and OmniReliant Acquisition Sub shall consummate a merger pursuant to which (i) the Abazias-Delaware shall be merged with and into OmniReliant Acquisition Sub and the separate corporate existence of Abazias-Delaware shall thereupon cease, (ii) OmniReliant Acquisition Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Nevada, and (iii) the separate corporate existence of OmniReliant Acquisition Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to below as the "Surviving Corporation."  The Merger shall have the effects set forth under the Laws of the State of Nevada.

The Merger consideration, consisting of the total purchase price payable to the shareholders of the Abazias-Delaware in connection with the acquisition by merger of Abazias-Delaware, shall be delivered and shall consist exclusively of 13,000,000 newly issued shares of Series E Preferred Stock, of OmniReliant (the "Preferred Stock").  The Preferred Stock shall be convertible into shares of common stock of OmniReliant in accordance with the terms of, and the Preferred Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Preferred Stock (the "Certificate of Designation"). An additional 1,000 shares of OmniReliant’s Series E Preferred Stock are being registered in order to account for the rounding up of fractional shares,

COMPARATIVE PER COMMON SHARE DATA

The following table sets forth the historical, pro forma and equivalent pro forma per common share data for OmniReliant Holdings and Abazias. This information should be read in conjunction with the Historical financial statements of OmniReliant Holdings and Abazias and the related footnotes, the Comparative Historical and Pro Forma Financial Information and Per Share Data, and the Unaudited Condensed Consolidated Pro Forma Financial Information which appear elsewhere in this Joint Proxy Statement-Prospectus.

	Nine Months Ended March 31, 2009	Year Ended June 30, 2008
Historical Per Common Share Amounts:

OmniReliant Holdings:
Income (loss) per common share—basic	$(0.23)	$(2.71)
Income (loss) per common share—diluted	(0.23)	(2.71)
Book value per common share (1)	(2.61)	—
Cash dividends per common share (2)	—	—

Abazias (3):
Loss per common share—basic	(0.12)	(0.23)
Loss per common share—diluted	(0.12)	(0.23)
Book value per common share (1)	(0.15)	—
Cash dividends per common share (2)	—	—

OmniReliant Holdings Pro Forma Amounts (Acquisition):

Income (loss) per common share—basic	(0.35)	(2.89)
Income (loss) per common share—diluted	(0.35)	(2.89)
Book value per common share (1 and 3)	(2.48)	—

OmniReliant Holdings Pro Forma Amounts (Combined):

Income (loss) per common share—basic	(0.04)	(0.34)
Income (loss) per common share—diluted	(0.04)	(0.34)
Book value per common share (1 and 3)	(0.18)	—

Abazias Equivalent Pro Forma Per Share Amounts (Acquisition):

Income (loss) per common share—basic (4)	(1.71)	(14.13)
Income (loss) per common share—diluted (4)	(1.71)	(14.13)
Book value per common share (1, 3 and 4)	(12.13)	—

Abazias Equivalent Pro Forma Per Share Amounts (Combined):

Income (loss) per common share—basic (4)	(0.20)	(1.66)
Income (loss) per common share—diluted (4)	(0.20)	(1.66)
Book value per common share (1, 3 and 4)	(0.86)	—

_______________________________________________________
(1)
Book value per common share is computed by dividing the common equity (total stockholders’ equity less preferred stockholders’ equity) divided by the number of common shares outstanding. Therefore, pro forma book value per share represents total stockholders’ deficit, less the Series E Preferred Stock balance of $15,841,323 (see Unaudited Condensed Consolidated Pro Forma Financial Information) divided by the number of common shares outstanding.

(2)
Neither OmniReliant nor Abazias has paid cash dividends. Further, OmniReliant intends to retain its earnings for the future operation and growth of its business and, accordingly, does not intend to pay cash dividends in the foreseeable future.

(3)
Abazias’ fiscal year end is December 31, 2008. The historical balance sheet information for Abazias utilized in developing this information has been derived from the financial statements of Abazias for March 31, 2009, included elsewhere in this Registration Statement. Abazias’ historical statement of operations information utilized in developing this information for the nine-months ended March 31, 2009 was calculated by subtracting its operating results from its statement of operations for the six-months ended June 30, 2008 (as reflected in its Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission) from its statement of operations for its year ended December 31, 2008 and then adding, thereto, its operating results for the three months ended March 31, 2009 (as reflected in Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, and included elsewhere herein). Abazias’ historical statement of operations information for the year ended June 30, 2008 utilized in developing this information was calculated by combining its historical statements of operations information for its year ended December 31, 2007 and its six-months ended June 30, 2008 and, from that amount, deducting its six-months ended June 30, 2007 (as reflected in its Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission).

(4)
The Series E Convertible Preferred Stock to be issued in connection with the Abazias purchase will be classified in stockholders’ equity. See Notes to Unaudited Condensed Consolidated Pro Forma Financial Information for our basis for this conclusion. The Series E Preferred Stock which is being given to Abazias shareholders does not participate with the Company’s common stock shareholders unless they convert their Series E Preferred Stock to Common Stock. Thus, for purposes of calculating income (loss) per equivalent common share, we have only presented diluted EPS amounts and not basic EPS amounts.

(5)
The 13,000,000 shares of Series E Preferred Stock to be issued in exchange for the Abazias common shares are initially convertible into common stock on a one-for-one basis. However, this conversion rate is subject to a one-time adjustment, on the closing date of the Abazias purchase, where the conversion price is adjusted downward on a pro rata basis for common market values below $1.20, subject to a floor of $0.50. This adjusted conversion price will be computed by dividing a market price below $1.20 on the closing date by $1.20. For example, if the market price is $1.01, the conversion price will be $0.84 and the 13,000,000 Series E Preferred Shares will be equivalent to 15,476,190 shares of our common stock. The calculation for this number of common shares is 13,000,000 divided by the result of $1.01 divided by $1.20. The exchange ratio for computation of the equivalent pro forma information in the above table is based upon the assumption that the number of Abazias shares outstanding immediately before the purchase are 3,165,522 and that the OmniReliant closing market price is $1.01, which is the assumption included in the Unaudited Condensed Consolidated Pro Forma Information included elsewhere in this Registration Statement. Under that market price scenario, the equivalent number of OmniReliant common shares relative to the Abazias shares is 15,476,190, such that the exchange ratio would be 4.89 shares of OmniReliant common stock for each share of Abazias common stock. See Comparative Historical and Pro Forma Financial Information and Per Share Data elsewhere in this Registration Statement for our calculations of the exchange ratios and equivalent pro forma per share amounts under other market price scenarios.

Questions and Answers about the Merger

The following questions and answers briefly address some commonly asked questions about the Abazias special meeting and this Joint Proxy Statement/prospectus.

	Q:	What is the proposed transaction?

A:
The proposed transaction is a merger in which Abazias would be acquired by OmniReliant through a merger of Abazias with and into OmniReliant Acquisition Sub, Inc., a wholly-owned direct subsidiary of OmniReliant, with OmniReliant Acquisition Sub, Inc. surviving the merger. We sometimes refer to OmniReliant Acquisition Sub, Inc., the entity surviving the merger, as the surviving corporation.

Abazias, OmniReliant and OmniReliant Acquisition Sub, Inc. have entered into an Agreement and Plan of Merger, dated as of April 29, 2009, which we refer to as the Agreement and Plan of Merger. A copy of the Agreement and Plan of Merger is attached as Appendix A to this Joint Proxy Statement/prospectus.

	Q:	Why am I receiving these materials?

A:
We are delivering this document to you as both a Joint Proxy Statement of Abazias and a prospectus of OmniReliant. It is a Joint Proxy Statement because it is being used by the Abazias board of directors to solicit proxies from Abazias’ stockholders in connection with the merger. This document is a prospectus being delivered to Abazias’ stockholders because OmniReliant is offering shares of its preferred stock to be issued in the merger.  The Joint Proxy Statement/prospectus contains important information about the Agreement and Plan of Merger, the merger and the special meeting, and you should read it carefully.  Stockholders of OmniReliant are not required to approve the merger, any issuance of OmniReliant preferred stock in the merger or any other matter relating to the merger, and, accordingly, OmniReliant will not hold a meeting of its stockholders in connection with the merger.

	Q:	What will Abazias’ stockholders receive in the merger?

A:
The total merger consideration is fixed at 13,000,000 shares of OmniReliant’s Series E Preferred Stock, to be distributed pro rata among the holders of Abazias’ issued and outstanding common stock upon closing of the merger, with fractional shares to be rounded up.  Each share of Series E Preferred Stock is convertible into one share of OmniReliant’s Common Stock, subject to adjustment should the trading price of OmniReliant ’ s Common Stock fall below$1.20 per share, with a floor at $0.50 per share. The adjusted conversion price will be computed by dividing a market price below $1.20 on the closing day by $1.20. For example on May 29, 2009, shares of OmniReliant’s Common Stock listed on the OTCBB closed at a price of $1.01 per share.  At that closing price the holders of Abazias’ common stock would receive 13,000,000 shares of OmniReliant Series E Preferred Stock, to be distributed pro rata, which would be convertible into 15,476,190 shares of OmniReliant’s Common Stock, at a conversion rate of $0.84 ($1.01 divided by $1.20). If shares of OmniReliant’s Common Stock had closed at $1.20 per share, the holders of Abazias’ common stock would receive 13,000,000 shares of OmniReliant’s Series E Preferred Stock, to be distributed pro rata, convertible into 13,000,000 shares of OmniReliant’s Common Stock, at a conversion rate of $1.00 ($1.20 divided by $1.20). To further illustrate, if shares of OmniReliant’s Common Stock had closed at $0.50 per share, the holders of Abazias’ common stock would receive 13,000,000 shares of OmniReliant’s Series E Preferred Stock, to be distributed pro rata, convertible into 30,952,381 shares of OmniReliant’s Common Stock, at a conversion rate of $.42 ($0.50 divided by $1.20). An additional 1,000 shares of OmniReliant’s Series E Preferred Stock are being registered in order to account for the rounding up of fractional shares A tabular example of the Series E Preferred merger consideration can be found on page 28.  Accordingly, the value of the stock consideration will fluctuate with the market price of OmniReliant common stock underlying the preferred stock.  OmniReliant will not issue fractional shares of its preferred stock.  Instead, holders of Abazias’ common stock will receive an additional OmniReliant preferred share.  See "The Agreement and Plan of Merger" beginning on page 99 of this Joint Proxy Statement/prospectus and the tabular illustration below:

Market Price	Conversion Rate	OmniReliant Series E Preferred Stock	OmniReliant Common Stock	Abazias Common Stock Outstanding at Closing	Ratio of Omni Stock received for Abazias Stock	Percentage of Omni Stock Held By Abazias’ Shareholders
$0.50	.42	13,000,000	30,952,381	3,165,522	9.79:1	20.55%
$1.01	.84	13,000,000	15,476,190	3,165,522	4.89:1	11.45%
$ 1.20	1.00	13,000,000	13,000,000	3,165,522	4.11:1	9.80%

	Q:	Why did OmniReliant’s board of directors approve the Agreement and Plan of Merger?

A:
The OmniReliant  board of directors, in reaching its decision to approve the Agreement and Plan of  Merger and the transactions contemplated by the Agreement and Plan of Merger, considered the following factors, among others:

•	The OmniReliant board of director's assessment of the complementary strengths of each of the companies and the prospects of the combined company;

•	Abazias' strategic attractiveness, including its reputation, as well as the opportunities that a strategic acquisition would present to increase market penetration; and

•
The terms and conditions of the Agreement and Plan of Merger, including the form and amount of the consideration and the representations, warranties, covenants, conditions to closing contained in that agreement.

See "OmniReliant’s Reasons for the Merger" beginning on page 68 for more information.

	Q:	Why did Abazias’ board of directors approve the Agreement and Plan of Merger?

A:
In reaching its decision to approve the Agreement and Plan of Merger, the merger and the other transactions contemplated by the Agreement and Plan of Merger and to recommend that Abazias’ stockholders vote in favor of adopting the Agreement and Plan of Merger and approving the merger reflected therein, the Abazias board of directors considered a number of potentially positive factors, including the following material factors, among others:

•
the business, competitive position, strategy and prospects of Abazias, the risk that it will not successfully implement its strategy and achieve its prospects, the competitive position of current and likely competitors in the industry in which Abazias competes, and current industry, economic, and market conditions;

	•	the value of the consideration to be received by the Abazias stockholders; and

•
the business, competitive position, strategy and prospects of OmniReliant, its success to date in integrating other acquired businesses and the perceived value of OmniReliant  and Abazias as a combined business;

The Abazias board of directors also discussed a variety of risks and other potentially negative factors resulting from the merger, including the following, among others:

•	the fact that Abazias will no longer exist as an independent public company and its stockholders will forgo any future increase in value that might result from possible growth as a standalone company;

•	the interests that certain directors and executive officers of Abazias may have with respect to the merger, in addition to their interests as stockholders generally.

For more information on the Abazias’ board of directors' considerations, see "Abazias’ Reasons for the Merger" beginning on page 67 of this Joint Proxy Statement/prospectus.

	Q:	When and where is the Abazias’ special meeting of stockholders?

A:	The special meeting will take place on August 26, 2009, at 10:00 a.m. local time, at 5214 SW 91 st Terrace Suite A, Gainesville, FL 32608.

	Q:	What vote is required to approve the merger?

A:
We cannot complete the merger unless Abazias’ stockholders vote to adopt the Agreement and Plan of Merger and thereby approve the merger.  The affirmative vote of the holders of a majority of the outstanding shares of Abazias’ common stock entitled to vote is required to adopt the Agreement and Plan of Merger.

	Q:	How does the Abazias’ board of directors recommend that I vote?

A:
The Abazias board of directors unanimously recommends that Abazias’ stockholders vote FOR the proposal to adopt the Agreement and Plan of Merger.  For a description of the reasons underlying the recommendation of the Abazias board of directors with respect to the Agreement and Plan of Merger and the merger, see “Recommendation of the Abazias Board of Directors; Abazias’ Reasons for the Merger” beginning on page 81 of this Joint Proxy Statement/prospectus.

	Q:	Are there any stockholders already committed to vote in favor of the merger proposal?

A:
Yes.  All of the directors and officers of Abazias, which collectively represent approximately 53.12% of Abazias’ outstanding shares, have agreed to vote their shares in favor of the adoption of the Agreement and Plan of Merger.  The Board of Directors is comprised of Oscar Rodriguez, the CEO of Abazias and Jesus Diaz, Abazias’ CFO.  Oscar Rodriguez and Jesus Diaz, the controlling shareholder’s of Abazias, have agreed to vote their shares, which constitute approximately 53% of the voting shares of Abazias, in favor of the adoption of the Agreement and Plan of Merger.  The Support Agreements between Abazias and Oscar Rodriguez and Jesus Diaz are attached hereto as Exhibits 10.8 and 10.9, respectively. These Support Agreements memonalize Mr. Rodriguez's and Mr. Diaz's agreement to vote their respective shares in favor of the adoption of the Agreement and Plan of Merger.

	Q:	Do I have dissenters and appraisal rights?

A:
Yes. As a holder of Abazias’ common stock, you are entitled to dissenters and appraisal rights under the Delaware General Corporation Law in connection with the merger if you meet certain conditions and follow certain required procedures.  See "Appraisal/Dissenters Rights" beginning on page 74 of this proxy statement/prospectus

Q:	Are there any risks related to the merger or any risks relating to owning OmniReliant common stock that I should consider in deciding how to vote?

A:
Yes. There are a number of risks related to the merger and the other transactions contemplated by the Agreement and Plan of Merger that are discussed in this Joint Proxy Statement/prospectus and in other documents incorporated by reference or referred to in this Joint Proxy Statement/prospectus.  Please read with particular care the detailed description of the risks described in the section of this Joint Proxy Statement/prospectus entitled "Risk Factors" beginning on page 28 and in the OmniReliant and Abazias’ SEC filings referred to in “Where You Can Find More Information” beginning on page 87.

Q:	When do the parties currently expect to complete the merger?

A:
We currently expect the transaction to close in the third quarter of 2009.  However, we cannot assure you when or if the merger will occur.  We must first obtain the necessary approval of Abazias’ stockholders and the other closing conditions under the Agreement and Plan of Merger must be satisfied or waived.  It is possible that factors outside of the parties' control could require the parties to complete the merger at a later time or not to complete it at all.

	Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this Joint Proxy Statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at the Abazias’ special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.

	Q:	How do I vote?

A:
To vote before the Abazias’ special meeting, complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.  You may also cast your vote in person at the Abazias special meeting.

	Q:	If my shares are held in "street name" by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:
Your broker, bank or other nominee does not have authority to vote on the merger transaction without specific instructions from you as to how to vote. Your broker, bank or other nominee will vote your shares held by it in "street name" with respect to the merger transaction ONLY if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides. Your broker, bank or other nominee does have authority to vote on procedural matters.. Without specific instructions from you as to how to vote, your broker, bank or other nominee may exercise its discretion as to how to vote your shares with respect to any procedural matters.

	Q:	Should I send in my Abazias stock certificates now?

A:
No. Please do not send your Abazias stock certificates with your proxy card. You will receive written instructions from the exchange agent after the merger is completed on how to exchange Abazias stock certificates for the merger consideration.

	Q:	May I change my vote after I have delivered my proxy or voting instruction card?

A:	Yes. You may change your vote at any time before your proxy is voted at the Abazias special meeting. If you are a record holder, you may do this in one of four ways:

(1) deliver a written instrument revoking the proxy to our Secretary,
(2) deliver another proxy with a later date to our Secretary, or
(3) vote in person.

Attendance at the annual meeting will not constitute a revocation of a proxy absent compliance with one of the foregoing three methods of revocation.  If your shares are held in an account at a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote, as none of the above three choices is available with respect to those shares.

	Q:	How important is my vote?

A:
Every vote is important.  If you fail to respond to the vote or fail to instruct your broker or other nominee how to vote on the merger proposal, it will have the same effect as a vote against adoption of the Agreement and Plan of Merger. If you respond with an "abstain" vote on the merger proposal, your proxy will have the same effect as a vote against adoption of the Agreement and Plan of Merger and the merger. If you respond but do not indicate how you want to vote on the merger transaction, your proxy will be counted as a vote in favor of the merger proposal.

	Q:	What are the material United States federal income tax consequences of the merger?

A:	Please refer to the section entitled “Material United States Federal Income Tax Consequences of the Merger” beginning on page 69 of this Joint Proxy Statement/prospectus.

	Q:	What happens if I sell my shares before the Abazias special meeting?

A:
The record date of the Abazias special meeting is earlier than the date of the Abazias special meeting and the date the merger, if approved, is expected to be completed. If you sell some or all of your shares of Abazias’ common stock after the record date but before the Abazias special meeting, you will retain your right to vote at the Abazias special meeting, but you will have transferred the right to receive the merger consideration. In order to receive the merger consideration, you must hold your shares until the closing of the merger.

	Q:	What happens if the merger is not consummated?

A:
If the Agreement and Plan of Merger is not adopted by Abazias stockholders or if the merger is not completed for any other reason, Abazias stockholders will not receive the merger consideration. Instead, Abazias will remain an independent public company and the Abazias’ common stock will continue to be listed on the OTCBB.

	Q:	Who should I contact if I have any questions about the proxy materials or voting power?

A:
If you have any questions about the merger or if you need assistance in submitting your proxy or voting     your shares or need additional copies of this Joint Proxy Statement/prospectus or the enclosed proxy card, you should contact Oscar Rodriguez, Chief Executive Officer of Abazias, at (352) 264-9940.

Summary Information about the Companies

OmniReliant Holdings, Inc. and OmniReliant Acquisition Sub, Inc.

OmniReliant Holdings is a Nevada corporation with principal executive offices located at 14375Myerlake Circle, Clearwater, Florida, 33760 and its telephone number is (727) 230-1031.

OmniReliant engages in the creation, design, distribution, and sale of affordable luxury products. OmniReliant plans to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels.   OmniReliant will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which OmniReliant plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials.

The Company is a development stage company with limited revenues and limited historical information upon which to base an evaluation of its performance. It is the Company’s intention to design, manufacture, and market and distribute prestige fragrances and related products. In addition, the Company has an agreement to market and distribute hair straightening irons. The Company plans to engage contract packagers and professionals in the field. In the United States, our plan is to enter into agreements to distribute our products through a targeted group of department and specialty stores, such as Macy's, Foley's, Marshall Fields, Famous Barr, Belks, Elder Beerman, Carson Pirie Scott, and Filenes. In international markets, we plan to distribute our products through established prestige distribution channels. We hope to sell products under private label that have already reached its market entry point.

As a development stage company, we may not be successful in implementing our plan to manufacture market and distribute prestige fragrances and related products. Until our products are successfully manufactured and marketed on a live shopping network or via infomercials, we will not generate significant revenues and may not be successful. If we cannot generate sufficient revenues to continue operations, we will be forced to suspend or cease operations, and may forfeit our rights under license agreements.

We do not expect to make any significant purchases of equipment nor do we expect a significant change in the number of our employees.

Our officers and directors handle our administrative duties with the help of a consultant, TotalCFO, LLC.

We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise.

Abazias, Inc., Nevada, Abazias, Inc. Delaware and Abazias.com, Inc.

Abazias is a Delaware corporation with principal executive offices located at 4214 SW 91 st Terrace, Suite A, Gainesville, Florida, 32608 and its telephone number is (352) 264-9940.

Abazias is an online retailer of high quality loose diamonds and fine jewelry settings for our diamonds. Our web site at www.abazias.com showcases over 100,000 diamonds almost all of which are independently certified and around 600 styles of fine jewelry, including rings, wedding bands, earrings, necklaces, and bracelets

Abazias, Inc. is a Nevada corporation formed in 2001 that in 2003 became a wholly-owned subsidiary of Abazias, Inc., a Delaware corporation (f/k/a Hunno Technologies, Inc.) through a share exchange agreement.

Abazias.com, Inc. is a wholly-owned subsidiary of Abazias, is a Nevada corporation formed on September 10, 2008, for the purpose of effecting the merger of Abazias into OmniReliant.

Selected Summary Historical Financial Data

OmniReliant and Abazias are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical consolidated financial statements of each of OmniReliant and Abazias and the related notes contained in the annual reports and other information that each of OmniReliant and Abazias has previously filed with the SEC and which is incorporated herein by reference. See “Where You Can Find More Information” beginning on page 87.

OmniReliant Holdings, Inc. Selected Historical Financial Data

The following table sets forth selected historical financial data of OmniReliant Holdings, Inc. for the nine-months ended March 31, 2009 and 2008, the year ended June 30, 2008, and the period from inception (August 21, 2006) to March 31, 2009, and June 30, 2008 and 2007. The selected historical financial data has been derived from our financial statements included elsewhere herein. Selected financial information should be read together with the financial statements, footnotes and management’s discussion and analysis of OmniReliant included elsewhere herein.

Selected Operating Statement Data:	Nine-Months Ended March 31,		Inception to March 31,	Year Ended June 30,	Inception (August, 21, 2006) to June 30,
	2009	2008	2009	2008	2008	2007
Revenues:
Product sales	$3,756,840	$274,519	$4,180,293	$420,813	$423,453	$—
Rental revenues	190,420	—	190,420	—	—	—
Licensing revenues	—	546,917	546,917	546,917	546,917	2,640
	3,947,260	821,436	4,917,630	967,730	970,370	2,640
Operating costs and expenses:
Cost of product sales	2,086,495	144,220	2,374,853	287,038	288,358	1,320
Other operating expenses	4,936,377	2,418,904	13,500,058	5,017,189	8,563,681	3,546,492
	7,022,872	2,563,124	15,874,911	5,304,227	8,852,039	3,547,812

Loss from operations	(3,075,612)	(1,741,688)	(10,957,281)	(4,336,497)	(7,881,669)	(3,545,172)
Other income (expense)	2,588,541	(22,007,235)	(29,097,482)	(11,067,293)	(31,686,024)	(20,618,731)
Minority Interest	81,533	—	81,533	—	—	—
Net loss	$(405,538)	$(23,748,923)	$(39,973,230)	$(15,403,790)	$(39,567,693)	$(24,163,903)

Net loss applicable to common shareholders	$(3,363,888)	$(30,148,923)	$(69,039,320)	$(38,317,062)	$(65,675,433)	$(27,358,371)
Earnings per common share:
Basic	$(0.23)	$(2.14)	$(4.89)	$(2.71)	$(4.64)	$(2.57)
Diluted	$(0.23)	$(2.14)	$(4.89)	$(2.71)	$(4.64)	$(2.57)
Weighted average shares
Basic	14,501,318	14,080,464	14,108,827	14,165,245	14,165,245	10,652,363
Diluted	14,501,318	14,080,464	14,108,827	14,165,245	14,165,245	10,652,363

Selected Balance Sheet Data:	March 31, 2009	June 30, 2008	June 30, 2007

Total assets	$16,412,731	$7,568,977	$4,706,039
Long-term obligations	$1,965,894	$—	$—
Redeemable preferred stock	$45,969,634	$35,969,634	$5,980,000
Stockholders’ equity	$(37,894,088)	$(34,872,138)	$(28,425,038)
Book value per common share	$(2.61)	$(2.41)	$(2.03)
Cash dividends per common share	$—	$—	$—

Abazias, Inc. Selected Historical Financial Data

The following table sets forth selected historical financial data of Abazias, Inc. for the three-months ended March 31, 2009 and 2008 and for the years ended December 31, 2008, 2007, 2006, 2005, and 2004. The selected historical financial data for the years ended December 31, 2008 and 2007 has been derived from Abazias’ financial statements included elsewhere herein. Selected financial data for the years ended December 31, 2006, 2005 and 2004 has been derived from Abazias’ Quarterly Report on Form 10-Q and Annual Reports on Form 10-KSB filed with the Securities and Exchange Commission. Selected financial information should be read together with the financial statements, footnotes and management’s discussion and analysis of Abazias included elsewhere herein.

Selected Operations Data:	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004

Product sales	$1,261,800	$1,792,702	$6,428,521	$7,294,858	$4,794,369	$3,057,657	$2,061,958
Costs and expenses:
Cost of product sales	1,086,436	1,551,880	5,493,036	6,437,247	4,232,107	2,679,989	1,820,985
Other costs and expenses	306,510	397,098	1,373,848	2,679,236	778,079	805,674	1,247,468
Total costs and expenses	1,392,946	1,948,978	6,866,883	9,116,483	5,010,186	3,485,663	3,068,453
Loss from operations	(131,146)	(156,276)	(438,363)	(1,821,625)	(215,817)	(428,006)	(1,006,495)
Other income (expense)	(11,205)	(1,444)	(16,572)	(5,337)	(6,195)	(6,899)	(6,045)
Net loss	$(142,351)	$(157,720)	$(454,935)	$(1,826,962)	$(222,012)	$(434,905)	$(1,012,540)

Net loss per common share:
Basic	$(0.04)	$(0.05)	$(0.14)	$(0.63)	$(0.10)	$(0.22)	$(0.55)
Diluted	$(0.04)	$(0.05)	$(0.14)	$(0.63)	$(0.10)	$(0.22)	$(0.55)
Weighted average shares outstanding	3,165,522	3,116,981	3,153,453	2,879,115	2,147,441	1,971,626	1,853,791

Selected Balance Sheet Data:	March 31,	December 31,
	2009	2008	2007	2006	2005	2004

Total assets	$567,407	$711,663	$998,997	$1,293,694	$646,413	$153,787
Stockholders’ equity (deficiency)	$(486,691)	$(334,340)	$1,700	$37,756	$239,534	$(88,411)
Book value per common share	$(0.16)	$(0.11)	$0.00	$0.02	$0.00	$(0.00)
Cash dividends per common share	$—	$—	$—	$—	$—	$—

OMNIRELIANT HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information gives pro forma effect to our planned acquisition of Abazias, Inc. (“Abazias”) and the issuance of Series E Preferred Stock and other consideration to be issued as acquisition consideration.

On July 20, 2009, we entered into a securities purchase agreement (the “Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”), a sub-trust of the Vicis Capital Series Master Trust, a unit trust organized under the laws of the Cayman Islands, whereby Vicis purchased from the Company a warrant to purchase 97,606,276 shares of the Company’s Common Stock (the “New Warrant”) for a purchase price of five million dollars ($5,000,000). The Warrant has an exercise price of $0.25 per share and is exercisable for ten years from the date of issuance. The Warrant is exercisable on a cashless basis at any time after six months from the date of issuance if there is no effective registration statement registering the resale of the shares underlying the Warrant. As further consideration for the sale of the Warrant, Vicis surrendered for cancellation all existing warrants that it currently holds that are indexed to 97,606,276 shares of common stock. These transactions are collectively referred to as the Exchange Transaction. Further, on July 31, 2009, Vicis converted 9,285,354 shares of Series C Convertible Preferred Stock, 7,000,000 shares of Series D Convertible Preferred Stock, and 10,000,000 shares of Series F Convertible Preferred Stock into 105,141,416 shares of common stock, after the reset of the conversion prices from $0.50, $0.50 and $1.20 for the Series C, D and F Preferred, respectively, to $0.25. This transaction is referred to as the Conversion Transaction. The following unaudited pro forma consolidated financial information also gives separate effect to the Exchange Transaction and the Conversion Transactions.

The unaudited pro forma consolidated financial information is for informational purposes only and is not intended to represent the consolidated results of operations or financial position that we would have reported had the Transactions been completed as of the dates presented, and should not be taken as representative of our future results of consolidated operations or financial position. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the information contained in “Use of Proceeds,” “Capitalization,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes included elsewhere in this prospectus.

OmniReliant Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Pro Forma Balance Sheet
March 31, 2009

	Historical		Acquisition		Acquisition	Exchange and		Combined
	Omni	Abazias	Adjustments		Pro Forma	Conversion		Pro Forma
			See Note 6			See Note 7
Assets
Current assets:
Cash and cash equivalents	$8,904,137	$20,199	$(417,650)	a	$8,506,686	$5,000,000	r	$13,506,686
Accounts receivable, net	238,794	184,776			423,570			423,570
Inventories	678,397	361,023			1,039,420			1,039,420
Other current assets	278,093	—			278,093			278,093
Total current assets	10,099,421	565,998	(417,650)		10,247,769	5,000,000		15,247,769

Property and equipment	2,669,499	1,409			2,670,908			2,670,908
Intangible assets	1,321,219	—	6,746,030	b	8,067,249			8,067,249
Goodwill	—	—	11,993,522	c	11,993,522			11,993,522
Investments	1,339,999	—	(595,434)	d	744,565			744,565
Other assets	982,593	—			982,592			982,593
Total assets	$16,412,731	$567,407	$17,726,468		$34,706,606	$5,000,000		$39,706,606

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expense	$347,580	$454,098	$150,000	e	$927,697			$927,691
			(23,981)	d
Notes and current maturities	32,691	600,000	(600,000)	d	32,691			32,691
Derivative liabilities	5,752,553	—			5,752,553	28,746,825	s	35,477,682
						978,304	t
Total current liabilities	6,132,824	1,054,098	(473,981)		6,712,941	29,725,129		36,438,070
	—	—
Long-term liabilities	1,965,894	—			1,965,894			1,965,894
Deferred income taxes	—	—	2,411,537	f	—			—
			(2,411,537)	f
Total liabilities	8,098,718	1,054,098	(473,981)		8,678,834	29,725,129		38,403,964

OmniReliant Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Pro Forma Balance Sheet (Continued)
March 31, 2009

	Historical		Acquisition		Acquisition	Exchange and		Combined
	Omni	Abazias	Adjustments		Pro Forma	Conversion		Pro Forma
			See Note 6			See Note 7

Minority interests	238,467	—			238,467	—		238,467
Redeemable preferred stock:
Series C Convertible Preferred Stock 10,620,000 shares authorized and outstanding (liquidation preference $10,620,000) - 9,285,354 shares of Preferred Stock converted to 37,141,416 shares of Common Stock for combined proforma - See Proforma Note 7	28,969,634	—			28,969,634	(22,632,952)	u	6,336,682
Series D Convertible Preferred Stock 7,000,000 shares authorized and outstanding (liquidation preference $7,000,000) - 7,000,000 shares of Preferred Stock converted to 28,000,000 shares of Common Stock for combined Proforma - See Proforma Note 7	7,000,000	—			7,000,000	(7,000,000)	u	—
Series F Convertible Preferred Stock 10,000,000 shares authorized and outstanding (liquidation preference $10,000,000 pro forma) - 10,000,000 shares of Preferred Stock converted to 40,000,000 shares of Common Stock for combined Proforma - See Proforma Note 7	10,000,000	—			10,000,000	(10,000,000)	u	—
	45,969,634	—			45,969,634	(39,632,952)		6,336,682

Stockholders’ deficit:
Series E Convertible Preferred Stock 13,001,000 shares authorized; none outstanding historical; 13,000,000 shares; outstanding for pro forma (no liquidation preference)	—	—	15,841,323	g	15,841,323	—		15,841,323
Common stock, 500,000,000 authorized 14,509,225 shares issued and outstanding for historical and acquisition pro forma, 119,650,641 shares issued and outstanding for combined pro forma	145	3,166	(3,166)	h	145	1,051	v	1,196
Additional paid-in capital	32,720,476	5,838,763	(3,427,226)	i	35,132,013	103,920,708	w	139,052,721
Other stockholders’ deficiency	(70,614,709)	(6,328,620)	5,789,518	j	(71,153,811)	(89,013,936)	x	(160,167,747)
Total stockholders’ deficit	(37,894,088)	(486,691)	18,200,449		(20,180,330)	14,907,823		(5,272,507)
Total liabilities, redeemable preferred stock and stockholders’ deficit	$16,412,731	$567,407	$17,726,468		$34,706,606	$5,000,000		$39,706,606

OmniReliant Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Pro Forma Statement of Operations
Nine-Months ended March 31, 2009

	Historical		Acquisition		Acquisition	Exchange and		Combined
	Omni	Abazias	Adjustments		Pro Forma	Conversion		Pro Forma
			See Note 6			See Note 7
Revenue:
Product sales	$3,756,840	$4,049,489			$7,806,329			$7,806,329
Other revenues	190,420	—			190,420			190,420
Total revenues	3,947,260	4,049,489			7,996,749			7,996,749

Costs and expenses:
Cost of product sales	2,086,495	3,440,355	$634,042	k	6,160,892			6,160,892
Other costs and expenses	4,936,377	951,954	678,938	k	6,652,019			6,652,019
			84,750	l
Total costs and expenses	7,022,872	4,392,309	1,397,730		12,812,911			12,812,911

Income (loss) from operations	(3,075,612)	(342,890)	(1,397,730)		(4,816,162)
Other income (expense)	2,588,541	(25,096)	23,982	n	2,587,427			(4,816,162)
Minority interest	81,533	—			81,533			2,587,427
Income taxes	—	—			—			81,533
Net loss	(405,538)	(367,916)	(1,373,748)		(2,147,202)			(2,147,202)
Preferred stock accretion	(2,958,350)	—			(2,958,350)			(2,958,350)
Loss applicable to common stockholders	$(3,363,888)	$(367,916)	$(1,373,748)		$(5,105,552)			$(5,105,552)

Loss per common share:
Basic	$(0.23)	$(0.12)			$(0.35)			$(0.04)
Diluted	$(0.23)	$(0.12)			$(0.35)			$(0.04)

Weighted average common shares and equivalent common shares for diluted income (loss) per common share:
Basic	14,501,318	3,165,552			14,501,318	105,141,416	y	119,642,734
Diluted	14,501,318	3,165,552			14,501,318	105,141,416	y	119,642,734

OmniReliant Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Pro Forma Statement of Operations
Year Ended June 30, 2008

	Historical		Acquisition		Acquisition	Exchange and		Combined
	Omni	Abazias	Adjustments		Pro Forma	Conversion		Pro Forma
			See Note 6			See Note 7
Revenue:
Product sales	$420,813	$7,593,323			$8,014,136			$8,014,136
Other revenues	546,917	—			546,917			546,917
Total revenues	967,730	7,593,323			8,561,053			8,561,053

Costs and expenses:
Cost of product sales	287,038	6,680,974	$845,389	o	7,813,401			7,813,401
Other costs and expenses	5,017,189	1,604,141	905,251	o	7,721,931			7,721,931
			113,000	p
			82,350	m
Total costs and expenses	5,304,227	8,285,115	1,945,990		15,535,332			15,535,332

Income (loss) from operations	(4,336,497)	(691,792)	(1,945,990)		(6,974,279)			(6,974,279)
Other income (expense)	(11,067,293)	(6,073)			(11,073,366)			(11,073,366)
Minority interest	—	—			—			—
Income taxes	—	—			—			—
Net loss	(15,403,790)	(697,865)	(1,945,990)		(18,047,645)			(18,047,645)
Preferred stock accretion	(22,913,272)	—			(22,913,272)			(22,913,272)
Loss applicable to common stockholders	$(38,317,062)	$(697,865)	$(1,945,990)		$(40,960,917)			$(40,960,917)

Income (loss) per common share:
Basic	$(2.71)	$(0.23)			$(2.89)			$(0.34)
Diluted	$(2.71)	$(0.23)			$(2.89)			$(0.34)

Weighted average common shares and equivalent common shares for diluted income (loss) per common share:
Basic	14,165,245	3,061,459			14,165,245	105,141,416	y	119,306,661
Diluted	14,165,245	3,061,459			14,165,245	105,141,416	y	119,306,661

OmniReliant Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Pro Forma Financial Information

1.	Pro forma transactions and basis of presentation:

The unaudited condensed consolidated pro forma financial information gives pro forma effect to our acquisition of Abazias, Inc. (“Abazias”) and our issuance of 13,000,000 shares of Series E Preferred Stock, par value $0.00001, therefore, as if these transactions occurred on March 31, 2009 for purposes of the Condensed Consolidated Pro Forma Balance Sheet as of March 31, 2009, and July 1, 2007 for purposes of the Condensed Consolidated Pro Forma Statement of Operations for the nine-months ended March 31, 2009 and the year ended June 30, 2008.

Abazias acquisition:

On April 29, 2009, we entered into an Agreement and Plan of Merger (the “Agreement”) with Abazias, a Delaware Corporation and Abazias.com, Inc., a Nevada corporation and wholly owned subsidiary of Abazias, to acquire all of the outstanding common stock of Abazias for 13,001,000 shares of our newly designated $0.00001 par value, $1.00 stated value, Series E Convertible Preferred Stock (the “Series E Preferred Stock”).

The Series E Preferred Stock was designated on December 3, 2008, as amended on April 29, 2009. The Series E Preferred Stock votes with the common shareholders on an if-converted basis. The Series E Preferred Stock does not provide for either a liquidation preference or a right to dividends. The Series E Preferred Stock is initially convertible into common stock on a one-for-one basis. However, this conversion rate is subject to a one-time adjustment, on the closing date of the Abazias acquisition, where the conversion price may be adjusted downward on a pro rata basis for common market values of our shares below $1.20, subject to a floor of $0.50. In addition to the conversion adjustment, the Series E Preferred Stock provides for down-round price protection in the event that we sell common shares or indexed securities below $1.20 during the two year period following issuance. In the event of a down-round financing, the conversion price may be adjusted similarly to the one-time adjustment described above. That is, on a pro rata basis for down round financings at less than $1.20. This protection also has a floor of $0.50. The Series E Preferred Stock conversion price is otherwise subject to adjustment for traditional reorganizations, such as stock splits, stock dividends and similar restructuring of equity. Finally, OmniReliant is precluded from changing the designations of the Series E Preferred Stock without the approval of at least 80% of the holders of the Series E Preferred Stock.

The Agreement also requires that we provide Abazias with inter-divisional funding of $500,000 during the six months following the closing of the merger transaction. If any requested advance is not made within a seven day period following the request by the then Abazias divisional management, we would be required to distribute additional common shares to the sellers equal to the number of common shares into which the Series E Preferred Stock would be convertible. We have previously funded Abazias $500,000 in the form of convertible promissory notes. In addition, due to the delay in closing our merger, we have agreed to fund Abazias an additional $200,000 ($100,000 as of March 31, 2009), which amount will be applied to our post-merger funding commitment. Accordingly, our current commitment under this arrangement is $300,000.

In connection with our acquisition of Abazias, we have entered into employment arrangements with its two principal officers. The arrangements provide for base annual salaries ranging from $85,000 to $100,000, discretionary bonuses, participation in existing employee benefit program, and non-competition and non-solicitation. The arrangements also provide for contingent incentive compensation that is payable in the event that we sell Abazias at certain levels. The accompanying pro forma financial statements do not include any amounts associated with this contingency, which would be recorded as compensation expense if a future sale of the Abazias entity occurs at the contractual price levels. Finally, the employment arrangements provide for the payment of signing bonuses to the Abazias officers, aggregating $417,650. The accompanying condensed consolidated pro forma statements of operations do not include any amounts associated with this non-recurring compensation expense. However, this amount is shown as a reduction of stockholders’ equity in the accompanying condensed consolidated balance sheet.

Also in connection with our acquisition of Abazias, we have assumed a consulting contract executed by Abazias that is effective on the date of our merger. The contract provides for consulting services over a term of one year at an aggregate cost of $82,350. These costs are reflected in the accompanying condensed consolidated pro forma financial statements for the year ended June 30, 2008 reflecting the one-year term of the agreement.

Historical financial information:

Our historical financial information has been derived from our historical financial statements as of and for the nine-months ended March 31, 2009 and as of and for the year ended June 30, 2008, included elsewhere in this Registration Statement.

Abazias’ fiscal year end was December 31, 2008. The historical balance sheet information for Abazias has been derived from the financial statements of Abazias for March 31, 2009, included elsewhere in this Registration Statement. Abazias’ historical statement of operations information for the nine-months ended March 31, 2009 was calculated by subtracting its operating results from its statement of operations for the six-months ended June 30, 2008 (as reflected in its Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission) from its statement of operations for its year ended December 31, 2008 and then adding, thereto, its operating results for the three months ended March 31, 2009 (as reflected in Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, and included elsewhere herein). Abazias’ historical statement of operations information for the year ended June 30, 2008 was calculated by combining its historical statements of operations information for its year ended December 31, 2007 and its six-months ended June 30, 2008 and, from that amount, deducting its six-months ended June 30, 2007 (as reflected in its Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission). The weighted average number of Abazias common shares outstanding, which is used to compute income (loss) per common share, was recomputed for these periods.

2.  Acquisition accounting:

Accounting Standard:

We will account for our acquisition of Abazias as a business acquisition (the “Acquisition Method”), applying Statements of Financial Accounting Standards No. 141, revised 2007, Business Combinations (“SFAS 141R”), which became effective for application to our business acquisitions on July 1, 2009. Under SFAS 141R, we will recognize, separately from goodwill, the identifiable tangible and intangible assets acquired and liabilities assumed at their fair values on the acquisition date. We anticipate that goodwill will arise from our acquisition of Abazias, which amount will be determined as the aggregate of the acquisition consideration transferred to the sellers, less the fair values of identifiable assets acquired and liabilities assumed. Acquisition consideration, under this standard, includes all assets and securities transferred, plus any contingent consideration, at fair value. We will further apply Statements of Financial Accounting Standards No. 142 Intangible Assets (“SFAS 142”) and Statements of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-lived Assets (“SFAS 144”) in evaluating the recoverability of the goodwill and intangible assets, respectively arising from our acquisition of Abazias.

Identification of the Acquiring Entity:

The application of the Acquisition Method requires the identification of the acquiring entity when a business combination is effected through the exchange of equity securities. In SFAS 141R, the Financial Accounting Standards Board provides that all pertinent facts should be considered in determining the acquirer, including those listed as follows:

The relative voting rights in the combined entity after the combination, along with any special voting arrangements and options, warrants, or convertible securities; all else being equal, the acquiring entity is the combining entity whose owners as a group retained or received the larger portion of the voting rights of the combined entity .

As mentioned in Note 1, the Abazias acquisition is to be effected by the issuance of 13,000,000 shares of our newly designated Series E Convertible Preferred Stock that is indexed initially to 13,000,000 shares of common stock (or a one-for-one conversion price), and is subject to a onetime adjustment on the closing date to give effect to trading market prices on a pro rata basis between $1.20 and $0.50, for all of the outstanding common stock of Abazias. On the date of the latest contract modification, our closing stock price was $1.01. Therefore, in considering the overall post-merger voting control, we prepared the following sensitivity analysis of various prices above and below the modification date price.

Closing Market Price	$0.50	$0.75	$1.01	$1.25	$1.50

Ownership table:
Common shares outstanding	14,509,225	14,509,225	14,509,225	14,509,225	14,509,225
Voting common equivalents:
Common shares into which other voting Preferred Stock converts	42,952,461	42,952,461	42,952,461	42,952,461	42,952,461
Common shares into which Series E Preferred Stock converts	30,952,381	20,634,921	15,476,190	13,000,000	13,000,000
	88,414,067	78,096,607	72,937,876	70,461,686	70,461,686
Voting rights:
OmniReliant	65%	74%	79%	82%	82%
Abazias	35%	26%	21%	18%	18%

The table illustrates that under all pricing scenarios, pre-merger OmniReliant shareholders control the post merger voting rights of the combined companies. Although the Series E Preferred conversion price is subject to adjustment on the closing date, the adjustment floor of $0.50 limits the Abazias shareholder’s voting rights to 35% based upon current share levels. We have considered the down-round, anti-dilution protections afforded the Series E Preferred shareholders; however, these rights also have an effective floor of $0.50. Therefore, issuance of the Series E Preferred at the lowest end of the range of pricing above, would effectively nullify the dilution protection because the conversion price and the anti-dilution floor would be the same $0.50 amount.

The composition of senior management of the combined entity; all else being equal, the acquiring entity is the combining entity whose senior management dominates that of the combined entity. Senior management generally consists of the board chairman, chief executive officer, chief operating officer, chief financial officer, and those division heads reporting directly to them.

The following table illustrates the combining company from whom the senior management position was obtained:

		OmniReliant	Abazias
Position:	Reports to:
Board Chairman	Board	√
Board Members	Board Chairman	√
Chief Executive Officer	Board	√
Chief Operating Officer	Board	√
Chief Financial Officer	Chief Executive Officer	√
Division President	Chief Executive Officer		√
Division Chief Financial Officer	Chief Executive Officer		√

The table illustrates the substance of the arrangement, which is that the current Abazias management will be responsible for the acquired business as a division of OmniReliant. Otherwise, OmniReliant’s current senior management retain their current positions.

The composition of the governing body of the combined entity; all else being equal, the acquiring entity is the combining entity whose owners or governing body has the ability to elect or appoint a voting majority of the governing body of the combining entity.

The merger with Abazias does not contemplate any changes in our Board of Directors and, as illustrated under the first consideration, the Abazias shareholders will not possess sufficient voting rights to affect the composition of the Board.

The terms of the exchange of equity securities; all else being equal, the acquiring entity is the combining entity that pays a premium over the market value of the equity securities of the other combining entity.

As more fully discussed in the section entitled Preliminary Acquisition Consideration, below, the estimated fair value of the Series E Preferred Stock on the modification date amounts to $15,841,323. This amount represents a $12,804,339 premium over the Abazias market value on the same date of $3,007,246, which is calculated as the number of shares outstanding times the closing market value per common share of $0.95.

While the Financial Accounting Standards Board provides for other matters to consider, our management believes that the above considerations are those salient to the overall conclusion that OmniReliant is the acquiring entity.

Preliminary Acquisition Consideration:

The consideration for our acquisition of Abazias, as provided in the Agreement, consists of (i) a fixed number of Series E Preferred Stock (the “Fixed Element”) and (ii) a contingent element consisting of common stock that we may have to issue within six months of the closing date (the “Contingent Element”). Under the terms of the Agreement, the number of shares of Series E Preferred Stock, representing the Fixed Element, is 13,000,000 shares. The number of common shares to which these Series E Preferred shares is indexed is initially 13,000,000, based on a one-for-one conversion rate, but is subject to a one-time adjustment on the closing date based upon the closing market price of our common stock. The maximum number of common shares indexed to the Series E Preferred Stock is 30,952,381 common shares (assuming a trading market price of $0.50, constituting the floor for the conversion price). The minimum number of common shares indexed to the Series E Preferred stock is 13,000,000 common shares (assuming a trading market price of $1.20 or above). The number of common shares representing the Contingent Element amounts to the number of common shares indexed to the Series E Preferred Stock, as determined on the closing date of the acquisition. That is, a maximum of 30,952,381 common shares and a minimum of 13,000,000 common shares. The Contingent Element will be distributable to the sellers if we do not make certain advances to the subsidiary, amounting to $500,000, as they are required by subsidiary management during the six month period following the closing date.

Acquisition consideration for purposes of applying the Acquisition Method to the Abazias acquisition will consist of the Fixed Element and Contingent Element at their respective fair values. For purposes of the acquisition consideration, we have estimated the fair value of the Series E Preferred Stock based upon the common-stock equivalent value as enhanced by all beneficial or preferential features and provisions. This is because the Series E Preferred Stock is a perpetual preferred instrument, with no liquidation preferences or dividend requirements. Therefore, the holders of the Series E Preferred Stock will derive their value from common stock equivalent value upon ultimate conversion. For purposes of the acquisition consideration, we have estimated the Contingent Element based upon the fair value of the contingently issuable and developed multiple, probability weighted scenarios under which the Contingent Element may become issuable in part, in full or not at all. Applying this technique, coupled with the fact that we have currently satisfied $200,000 of our total $500,000 obligation, we concluded that issuance of the Contingent Element was improbable and, therefore, deminimus for purposes of our pro forma financial information.

We are currently estimating direct acquisition related expenses of approximately $150,000. SFAS 141R requires that we expense these costs. Since these expenses are considered non-recurring in nature, they are excluded from the pro forma statement of operations information.

SFAS 141R provides that the acquisition consideration is measurable on the acquisition date, defined as the date that we obtain control of Abazias. Although the Series E Preferred Stock is not currently expected to become a publicly traded security, the common shares indexed to the Series E Preferred Stock are traded in a public market and, therefore serve as the basis upon which the fair value of the Series E Preferred Shares will be ultimately valued. Since (i) the number of shares indexed to the Series E Preferred Stock will vary based upon the ultimate transaction closing date price and (ii) consummation of the transaction is subject to shareholder approval of both combining companies, the fair value of the acquisition consideration is not measurable at this time. For purposes of the condensed consolidated pro forma information, we are using the common stock closing market price on the date of the most recent modification of the arrangement to calculate the estimated value of the acquisition consideration. That market price is $1.01. The following sensitivity analysis provides details of the Series E Preferred Stock using the pro form price and other prices, both above and below the pro forma price, for illustrative purposes:

	Market Price Scenarios

Market price scenario	$0.50	$0.75	$1.01	$1.25	$1.50
Series E Preferred shares	13,000,000	13,000,000	13,000,000	13,000,000	13,000,000
Adjusted conversion price	$0.50	$0.63	$0.84	$1.00	$1.00
Indexed common shares	30,952,381	20,634,921	15,476,190	13,000,000	13,000,000

Fair value of Series E Preferred:
Common stock equivalent	$15,476,190	$15,476,190	$15,630,952	$16,250,000	$19,500,000
Anti-dilution protection	—	91,228	210,371	299,933	299,933
Total acquisition consideration	$15,476,190	$15,567,419	$15,841,323	$16,549,933	$19,799,933

The adjusted conversion price represents the conversion price of the Series E Preferred Stock, rounded to the nearest penny, on the closing date based upon each respective market price scenario. It is calculated by dividing the market price scenario amount by $1.20 (subject to the $0.50 floor and the $1.00 cap). The indexed common shares are calculated by dividing the Series E Preferred Shares (13,000,000) by the result of dividing the adjusted conversion price by $1.20.

The fair value of the Series E Preferred Stock is derived from the common stock equivalent value, plus the incremental value associated with the down-round, anti-dilution protection.

Common stock equivalent value:  The common stock equivalent value equals the number of common shares indexed to the Series E Preferred Stock times the market value for each of the above market price scenarios.

Anti-dilution protection value: Our enterprise value consists of a common equity component and a preferred equity component. The down-round, anti-dilution protection embodied in the terms of the Series E Preferred Stock is, in effect, a put on the common shareholder’s enterprise value component. That is, in a down-round financing, the Series E Preferred shareholders would receive a lower conversion price and, therefore, more of the total enterprise value at the expense of the common shareholders who do not possess this protection.

The value of the down-round, anti-dilution protection is represented in the estimated portion of the Company’s total enterprise value that would effectively transfer from common equity to the preferred equity under hypothetical scenarios in which the protection was triggered by a down-round financing event. To value this element of the total Series E Preferred value, we used a multiple, probability-weighted decision tree technique to estimate the aggregate decrement in total enterprise value that would occur at down-round price intervals between the Series E Preferred Stock conversion ceiling of ($1.20) and floor ($0.50). These estimates were performed for each of the market price scenarios in the table above. Since we currently have other financial instruments with down-round, anti-dilution protection, we were required to compute the share of enterprise decrement assumed to transfer to the Series E Preferred shareholders under each of the hypothetical valuation scenarios. For this purpose, we computed the simple percentage of equivalent common shares indexed to the Series E Preferred Stock, divided by the total outstanding common shares, plus all common share-indexed to instruments with similar protections. Significant assumptions included in this valuation technique are (i) the number of potential decrements in enterprise value resulting from declining trading market values and price ranges associated with each, (ii) the estimated probability of future financing requirements, internal projections and market trends that may indicate the need for a down-round financing and (iii) the probability associated with a down-round financing arising within any of the decrement ranges. As with any estimate, actual results could be different.

Preliminary Acquired Assets, Liabilities and Goodwill:

The amounts and components of the preliminary accounting for our acquisition, as if the acquisition had occurred on March 31, 2009, and using the acquisition consideration determined above, is as follows:

Preliminary Acquired Assets, Liabilities and Goodwill

Current assets, including cash of $20,199	$565,998
Property and equipment	1,409
Identifiable intangible assets:
Trademarks, trade dress, and domains	3,998,936
Customer related intangibles	2,351,166
Employment contracts and related intangibles	210,928
Service and supply contracts	150,000
Software and related processes	35,000
Liabilities of Abazias assumed, at estimated fair value	(1,054,098)
Deferred income taxes arising from taxable temporary differences between tax bases and recorded bases (fair value) of assets acquired	(2,411,537)
Preliminary assets and liabilities, net	3,847,802

Preliminary acquisition consideration (see previous section)	15,841,323

Preliminary goodwill	$11,993,522

See Note 5 for information related to our accounting for the tax consequences of the acquisition of Abazias.

Abazias has outstanding stock options and outstanding warrants that are indexed to an aggregate of 51,021 shares of its common stock. We are not assuming these stock options and warrants. Abazias will cancel these securities prior to the merger. Accordingly, there is no affect for these securities in the condensed consolidated pro forma information.

3.   Accounting for Series E Preferred Stock.

The embedded conversion feature in the Series E Preferred Stock was evaluated for derivative classification under Statement of Financial Accounting Standards No. 133 Accounting for Derivative Financial Instruments and Hedging Activities (“SFAS 133”). A requisite consideration for applying SFAS 133 is making a determination regarding whether the contract is more akin to an equity instrument or more akin to a debt instrument based upon all features, terms and conditions in the contract. Applying the guidance of EITF D-109 Determining the Nature of a Host Contract Related to a Hybrid Financial Instrument Issued in the Form of a Share under FASB Statement No. 133 we concluded that Series E Preferred Stock was more akin to an equity instrument on the basis that it has no redemption requirements, no dividend requirements and no features that would indicate credit or interest risk components. As an “akin-to-equity” instrument, the embedded conversion feature is clearly and closely related to the risks of the contract and derivative classification is not require.

The Series E Preferred Stock was also evaluated for classification under Statement of Financial Accounting Standards No. 150 Accounting for Financial Instruments with Characteristics of Both Equity and Liabilities (“SFAS 150”) and EITF D-98 Classification and Measurement of Redeemable Securities (EITF D-98). Generally, these standards require financial instruments that are mandatorily redeemable, including instances where contingent redemption events may be beyond the control of management, to be classified outside of stockholders’ equity in liabilities or mezzanine, respectively. As a result of our evaluation, the Series E Preferred does not embody any terms or features that require or could contingently require redemption.

Finally, the Series E Preferred Stock was evaluated for the presence of a beneficial conversion feature under the guidance of EITFs 98-5 and 00-27 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (EITF 98-5). A beneficial conversion feature is present when the effective conversion price of the convertible instrument is lower than the fair value of the common shares to which it is indexed. As illustrated in the table entitled Market Price Scenarios, above, such will be the case in all pricing scenarios above the floor of $0.50. The following table summarizes the beneficial conversion feature for each of the pricing scenarios above:

	Market Price Scenarios

Market price scenario	$0.50	$0.75	$1.01	$1.25	$1.50
Series E Preferred shares	13,000,000	13,000,000	13,000,000	13,000,000	13,000,000
Adjusted conversion price	$0.50	$0.63	$0.84	$1.00	$1.00
Indexed common shares	30,952,381	20,634,921	15,476,190	13,000,000	13,000,000
Beneficial conversion feature (1)	$—	$2,579,365	$2,605,159	$3,250,00	$6,500,00
(1)	Truncation of decimal places results in the above beneficial conversion amounts, compared to calculations based on the prices in the table that were limited to two decimal places.

Accounting for beneficial conversion features provides for the allocation of the intrinsic value in the conversion option, as reflected in the table above, to paid-in capital. The adjusted conversion price represents the conversion price of the Series E Preferred under each of the market price scenarios on the closing date. That is, as discussed earlier, the conversion price is subject to adjustment if the trading market is lower than $1.20. This feature has a floor such that the conversion price may not be adjusted below $0.50.

For purposes of the accompanying condensed consolidated balance sheet, the $1.01 market price scenario, or $2,605,159, is reflected as a credit to paid-in capital. Any discount resulting from the accounting for a beneficial conversion option is required to be accreted from the date of issuance to the earliest conversion date which, in the case of the Series E Preferred Stock, is the issuance date. Accordingly, the accompanying condensed consolidated financial statements reflect a charge to additional paid in capital to give effect to the accretion.

4.  Intangible assets:

The following table reflects our historical intangible assets as of March 31, 2009 and the effects of our preliminary acquisition allocation:

	Life	Historical	Acquisition	Pro Forma
Patents		$1,169,412		$1,169,412
License agreement		953,502		953,502
Trademark, dress	5		$3,998,936	3,998,936
Customer related	3		2,351,166	2,351,166
Service and supply arrangements	3		150,000	150,000
Employment contracts	2		210,928	210,928
Software and processes	3		35,000	35,000
Other		79,402		79,402
		2,002,316	6,746,030	8,948,346
Accumulated amortization		(881,097)	—	(881,097)
		$1,321,219	$6,746,030	$8,067,249

Amortization expense for the nine months ended March 31, 2009	Historical	Acquisition	Pro Forma
Cost of sales	$—	$634,042	$634,042
Other costs and expenses	138,361	678,938	817,299
	$138,361	$1,312,980	$1,451,341

Amortization expense for the year ended June 30, 2008	Historical	Acquisition	Pro Forma
Cost of sales	$—	$845,389	$845,389
Other costs and expenses	623,804	905,251	1,529,055
	$623,804	$1,750,640	$2,374,444

Amortization expense associated with trademark, service and supply arrangements and software is included in cost of sales. All other amortization is included in other costs and expenses.

5.  Income tax considerations:

The acquisition of Abazias has been structured as a tax-free reorganization for federal and state (Florida) income tax purposes. As a result, the respective tax bases of assets acquired will carry over to and become the tax bases of OmniReliant. That is, there will be no step-up for federal or state income purposes. As a result, taxable temporary differences will result from the allocation, principally associated with the amounts of identifiable intangible assets, as provided in Statements of Financial Accounting Standards No. 109 Accounting for Income Taxes (“SFAS 109”), as amended by SFAS 141R. However, SFAS 109 does not provide for recognition of deferred income taxes on goodwill that arises from this transaction. In addition, OmniReliant may derive benefit in future periods for the net-operating loss carry forward of Abazias, subject to certain limitations. This adjustment gives effect to the net deferred tax credit arising from the acquisition. For purposes of calculating income taxes, we have applied statutory rates applicable to each jurisdiction in which the combined companies are taxed. Those are Federal (34.0%) and Florida (4.25%), net of the federal benefit, for a total rate of 38.25%.
The following table summarizes historical deferred income taxes as of March 31, 2009 and the adjustments that would result from the Abazias acquisition:

Deferred tax asset (liability):	Historical March 31, 2009	Pro Forma Abazias Acquisition (1)	Pro Forma Tax Adjustment (2)	Pro Forma March 31, 2009
Net operating losses	$2,470,226	$168,819	$—	$2,639,045
Intangible assets	282,718	(2,580,356)	—	(2,297,638)
Other assets	87,125	—	—	87,125
Net asset (liability)	2,840,069	(2,411,537)	—	428,532
Valuation allowance	(2,840,069)	—	2,411,537	(428,532)
Net asset (liability)	$—	$(2,411,537)	$2,411,537	$—

Accounting for the income tax consequences of our acquisition of Abazias was accomplished in two steps, as follows:

(1)
We first identified the deductible and taxable temporary differences arising from our acquisition. We have recorded the benefit of Abazias’ net operating loss carry forwards, because those amounts will be legally available to offset our future taxable income. We have recorded the taxable temporary difference arising from the recognition of intangible assets ($6,746,030 times 38.25%), because Abazias’ tax basis in these assets was zero. We are able to record deferred tax assets when it is more likely than not that we will recover the assets through future income sources. SFAS 109 provides for reversing taxable temporary differences as a source of such income and, accordingly, we have sufficient evidence to record the Abazias net operating losses.

(2)
We then evaluated the effects of the acquisition on our pre-merger valuation allowance. SFAS 109, as amended by SFAS 141R, requires that reductions in the acquiring company’s valuation allowance be excluded from the accounting for a business acquisition. Rather, such reductions are recognized as income tax benefit or are credited directly to contributed capital based upon their nature. When, as is the case of the Abazias acquisition, the tax affects arise from an increase in paid-in capital, the associated tax affects are classified in stockholders’ equity. Accordingly, our pro forma balance sheet as of March 31, 2009 reflects the pro forma tax adjustment in the table above as a component of paid-in capital.

6.  Pro forma acquisition adjustments:

The following adjustments have been reflected in the accompanying unaudited condensed consolidated pro forma financial information:

Unaudited Condensed Consolidated Pro Forma Balance Sheet at March 31, 2009
Item	Description
a.
This adjustment reflects the cash signing bonus that we will be required to pay the Division President and the Division Chief Financial Officer on the closing date. These charges are not reflected in the pro forma statements of operations due to their non-recurring nature. They are reflected only on the pro forma balance sheet as a reduction of cash and an increase in accumulated deficiency. Details are as follows:

Position:	Amount
Division President	$311,300
Division Chief Financial Officer	106,350
Total	$417,650

b.	This adjustment reflects the recognition of identifiable intangible assets. Also see Note 2.

Identifiable intangible asset:	Amount
Trademarks	$3,998,936
Customer related	2,351,166
Service and supply arrangements	150,000
Employment arrangements	210,928
Software and processes	35,000
Total	$6,746,030

c.	This adjustment reflects the recognition of goodwill arising from our acquisition of Abazias that we computed applying SFAS 141R. Also see Note 2.

d.
We advanced Abazias an aggregate amount of $600,000 under a 10% convertible note and account for these notes at their fair values, with changes reflected in other comprehensive income. Our carrying value of these notes amounted to $595,434. Abazias’ carrying value at historical cost equals the face value, or $600,000, plus $23,981 in accrued interest payable. These adjustments eliminate the intercompany balance between Abazias and OmniReliant, and the difference is reflected as an adjustment to other comprehensive income, which for pro forma reporting purposes, has been included as a component of other stockholders’ deficiency.

e.
We estimate that direct, incremental costs associated with our acquisition of Abazias will amount to approximately $150,000, which amounts will relate principally to legal and professional fees. We are reflecting these costs as a component of accrued expenses in our pro forma balance sheet. Under SFAS 141R, we will be required to expense these costs. They are excluded from our pro forma statements of operations due their non-recurring nature.

f.	The income tax consequences of our acquisition of Abazias are described in Note 5, above. The two pro forma adjustments in the table below correspond with the adjustments and notes included in Note 5.

Adjustment:	Amount
Net deferred tax liabilities associated with Abazias assets acquired	$(2,411,537)
Reduction in our tax valuation allowance arising from the acquisition	2,411,537
Total	$—

g.
This adjustment reflects (i) the recognition of the Series E Preferred Stock at its fair value (ii) recognition of a beneficial conversion feature by allocating the intrinsic value of the beneficial conversion feature to paid-in capital and (iii) accretion of the Series E Preferred Stock. See Note 3 for calculations of the beneficial conversion feature. According to EITF 00-27, any discount related to convertible instruments which do not have a stated redemption date should be amortized from the date of issuance to the earliest conversion date. The earliest conversion date for the Series E Preferred Stock is the date of issuance so the discount was fully accreted on inception. The following table reflects the details of these transactions:

Series E Preferred Stock, 13,000,000 shares designated; par value-$0.00001 per share; stated value $1.00 per share	Amount
Initial recognition at fair value	$(15,841,323)
Beneficial conversion feature (See Note 3)	2,605,159
Accretion of discount resulting from beneficial conversion feature	(2,605,159)
Total	$(15,841,323)

The change in preferred stock attributable to the accretion of discount arising from the allocation of basis to the beneficial conversion feature is not shown as an increase in loss to arrive at income (loss) applicable to common stockholders due to its non-recurring nature.

h.	This adjustment eliminates the common stock of Abazias for consolidation purposes.

i.
This adjustment (i) eliminates the paid-in capital of Abazias for consolidation purposes, (ii) records the beneficial conversion feature described in Notes 3 and 6g, (iii) records the accretion of the Series E Preferred Stock discount as described in Note 6g, and (iv) reflects the reclassification of the reduction in the acquirer’s deferred tax valuation allowance described in Note 5. The following table reflects the components:

Paid-in capital:	Amount
Elimination of Abazias paid-in capital	$(5,838,763)
Beneficial conversion feature (See Note 3 and 6g)	2,605,159
Accretion of Series E Preferred discount (See 6g)	(2,605,159)
Benefit from the reduction in acquirer’s deferred tax valuation allowance (See Note 5 and 6f)	2,411,537
Total	$(3,427,226)

j.
This adjustment (i) eliminates the accumulated deficiency of Abazias for consolidation purposes, (ii) records the charge associates with the signing bonuses that are described in Notes 1 and 6a, (iii) reflects a charge for non-recurring direct acquisition cost and (iv) reflects the net effect of elimination of the Abazias convertible note payable. It should be noted that the signing bonuses, being nonrecurring in nature are excluded from operating data. The following table reflects the components:

Accumulated deficit:	Amount
Elimination of Abazias accumulated deficit	$6,328,620
Charge for signing bonuses (See Note 3 and 6a)	(417,650)
Direct merger costs (See Note 2 and 6e)	(150,000)
Affect on other comprehensive income and accumulated deficit for the elimination of the intercompany convertible notes payable (See Note 6d)	28,548
Total	$5,789,518

Unaudited Condensed Consolidated Pro Forma Statement of Operations Nine-Months Ended March 31, 2009
Item	Description

k.	This adjustment reflects the amortization of the identifiable intangible assets acquired in the acquisition as follows:

			Amortization Expense
Asset category:	Life	Cost	Cost of Sales	Other Costs
Trademarks	5	$3,998,936		$599,840
Customer related	3	2,351,166	$587,792
Service and supply	3	150,000	37,500
Employment contracts	2	210,928		79,098
Software and processes	3	35,000	8,750
Total		$6,746,030	$634,042	$678,938

l.
We entered into employment arrangements with the current CEO (post merger Division President) and Chief Financial Officer (post merger Division Chief Financial Officer) that provide for annual compensation of $100,000 and $85,000, respectively. The employment arrangements provide for signing bonuses of $311,300 and 106,350, respectively, which amounts are excluded from the condensed consolidated pro forma financial information due to the non-recurring nature of these charges. This adjustment reflects the incremental compensation that will be paid to the Division President and the Division Chief Financial Officer above their pre-merger annual compensation of $36,000 and $36,000, respectively, as follows:

	Nine-months ended March 31, 2009
Position:	Historical Compensation	Contractual Compensation	Pro forma Adjustment
Division President	$27,000	$75,000	$48,000
Division Chief Financial Officer	27,000	63,750	36,750
Total	$54,000	$138,750	$84,750

m.
As discussed in Note 1, we have agreed to assume a consulting contract executed by Abazias that is effective on the date of our merger. The contract provides for consulting services over a term of one year following the merger date at an aggregate cost of $82,350. These costs are reflected in the accompanying condensed consolidated pro forma financial statements as a pro forma charge to other operating expenses for the year ended June 30, 2009.

n.
We have loaned Abazias an aggregate of $600,000 under a 10% convertible note payable. The balance due under this arrangement was eliminated from the condensed consolidated balance sheet, as described in Note 6d. This adjustment eliminates the interest expense that Abazias recorded on this note during the nine month period ended March 31, 2009.

Unaudited Condensed Consolidated Pro Forma Statement of Operations Year Ended June 30, 2008
Item	Description

o.	This adjustment reflects the amortization of the identifiable intangible assets acquired in the acquisition as follows:

			Amortization Expense
Asset category:	Life	Cost	Cost of Sales	Other Costs
Trademarks	5	$3,998,936		$799,787
Customer related	3	2,351,166	$783,722
Service and supply	3	150,000	50,000
Employment contracts	2	210,928		105,464
Software and processes	3	35,000	11,667
Total		$6,746,030	$845,389	$905,251

p.
We entered into employment arrangements with the current CEO (post merger Division President) and Chief Financial Officer (post merger Division Chief Financial Officer) that provide for annual compensation of $100,000 and $85,000, respectively. The employment arrangements provide for signing bonuses of $311,300 and 106,350, respectively, which amounts are excluded from the condensed consolidated pro forma financial information due to the non-recurring nature of these charges. This adjustment reflects the incremental compensation that will be paid to the Division President and the Division Chief Financial Officer above their pre-merger annual compensation of $36,000 and $36,000, respectively, as follows:

	Year ended June 30, 2008
Position:	Historical Compensation	Contractual Compensation	Pro forma Adjustment
Division President	$36,000	$100,000	$64,000
Division Chief Financial Officer	36,000	85,000	49,000
Total	$72,000	$185,000	$113,000

7.  Exchange and Conversion Transactions:

On July 20, 2009, we entered into a securities purchase agreement (the “Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”), a sub-trust of the Vicis Capital Series Master Trust, a unit trust organized under the laws of the Cayman Islands, whereby Vicis purchased from the Company a warrant to purchase 97,606,276 shares of the Company’s Common Stock (the “New Warrant”) for a purchase price of five million dollars ($5,000,000). The Warrant has an exercise price of $0.25 per share and is exercisable for ten years from the date of issuance. The Warrant is exercisable on a cashless basis at any time after six months from the date of issuance if there is no effective registration statement registering the resale of the shares underlying the Warrant. As further consideration for the sale of the Warrant, Vicis surrendered for cancellation all existing warrants that it currently holds that are indexed to 97,606,276 shares of common stock. These transactions are collectively referred to as the Exchange Transaction.

On July 31, 2009, Vicis converted 9,285,354 shares of Series C Convertible Preferred Stock, 7,000,000 shares of Series D Convertible Preferred Stock, and 10,000,000 shares of Series F Convertible Preferred Stock into 105,141,416 shares of common stock, after the reset of the conversion prices from $0.50, $0.50 and $1.20 for the Series C, D and F Preferred, respectively, to $0.25. This transaction is referred to as the Conversion Transaction.

The following table summarizes the effects on our capital structure (reflected as common and equivalent common shares) at March 31, 2009 of the Exchange and Conversion Transactions:

	Historical	Exchange	Conversion	Pro Forma

Common shares outstanding	14,509,225		105,141,416	119,650,641

Preferred Stock:
Series C Convertible Preferred	20,619,128	22,796,231	(37,141,416)	6,273,943
Series D Convertible Preferred	14,000,000	14,000,000	(28,000,000)	—
Series F Convertible Preferred	8,333,333	31,666,667	(40,000,000)	—
	42,952,461	68,462,898	(105,141,416)	6,273,943
Warrants and Stock Options:
Exchange Warrant	—	97,606,276		97,606,276
Class A Warrants	6,900,000	(6,900,000)		—
Class B-1 and B-2	1,008,000	(48,000)		960,000
Class C-1 and C-2	29,956,171	(27,224,943)		2,731,428
Class D-1	30,100,000	(30,100,000)		—
Class E	37,499,999	(33,333,333)		4,166,666
Other Warrants	1,000,000	—		1,000,000
Employee stock options	2,145,000	—		2,145,000
	108,609,170	—		108,609,170

Common and common equivalent shares	166,070,856	68,462,898	—	234,533,754

Exchange Transaction:

We have evaluated the New Warrant for classification under Statements of Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”). The Exchange Warrant provides for its redemption for cash or other assets in the event of a fundamental transaction involving either (i) a merger or consolidation, (ii) a sale of all or substantially all assets, (iii) a tender offer is completed or (iv) a reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash, or property. SFAS 150 explicitly establishes put warrants that are redeemable for cash or other assets within its scope. Accordingly, these fundamental transaction provisions result in classification of the Exchange Warrant as a liability, and at fair value, with changes in fair value charged or credited to income.

Our pro forma accounting for the Exchange Transaction gives effect to three discrete components, which are (i) the exchange of liability classified warrants, (ii) the exchange of equity classified warrants and (iii) the reset of exercise prices on non-exchanged warrants classified in liabilities.

	Equivalent Shares	Pre-Mod Fair Value	Post-Mod Fair Value	Derivative Expense	Deemed Dividend
Exchanged Warrants:
Classified as liabilities (i)	70,381,333	$4,976,144	$24,316,751	$15,735,238	$—
Classified as equity (ii)	27,224,943	3,286,926	9,406,218	—	4,724,661
	97,606,276	8,263,070	33,722,968	15,735,237	4,724,661
Other warrants classified as Liabilities (iii)	5,126,666	344,254	1,322,558	978,304	—
	102,732,942	$8,607,324	$35,045,526	$16,713,541	$4,724,661

(i)
Exchanged warrants that were classified in liabilities before the Exchange Transaction were accounted for analogously to a substantial modification of debt wherein the New Warrant is recognized at fair value and the exchanged warrants are extinguished. This context is provided in EITF 96-19 Debtor’s Accounting for Modification or Exchange of Debt Instruments and is believed to be a reasonable and practical analogy given the classification in liabilities of both the New Warrant and the exchanged warrants. Therefore, the fair value of the New Warrant ($24,316,751), less the carrying value of the exchanged warrants ($4,976,144), less allocated proceeds from the financing ($3,605,369), is accounted for as an extinguishment loss of $15,735,238. Proceeds of the Exchange Transaction of $5,000,000 were allocated to the accounting for the exchanged warrants classified in liabilities and the exchanged warrants classified in equity based upon the relative fair values on the date of the Exchange. Under this allocation methodology, $3,605,369 of the proceeds were allocated to the liability classified warrants and $1,394,631 were allocated to the equity warrants, discussed in the next paragraph.

(ii)
Exchanged warrants that were classified in equity were accounted for as modifications of equity classified financial instruments in connection with a financing transaction. That is, the modification is accounted for as the issuance of the New Warrant for the exchanged warrants and the difference is reflected as a deemed dividend to the benefit of the New Warrant holder. Therefore, the fair value of the New Warrant ($9,406,218), less the fair value of the exchanged warrant ($3,286,926), less the allocated proceeds from the financing ($1,394,631), or $4,724,661, was recognized as a deemed dividend.

(iii)
Non-exchanged, liability classified warrants indexed to 5,126,666 shares of common stock were reset to the New Warrant exercise price of $0.25 as a result of anti-dilution protection provisions embodied in those continuing warrants. As a result, on a pro forma basis, the warrant values of non-exchanged warrants would, on March 31, 2009, increase from $344,254 to $1,322,558, resulting in a charge to income of $978,304. This increase is largely attributable to the increase in intrinsic value of the non-exchanged warrants.

Our pro forma fair value amounts are based upon the Black-Scholes-Merton valuation technique used in a manner affected in our historical financial statements as of March 31, 2009. Accordingly, for pro forma purposes, the previous valuations were adjusted to give effect to the modified exercise price of $0.25 and the modified term and related volatility (associated only with the New Warrant) of ten years.

The accompanying pro forma statements of operations data excludes the effects of the (i) extinguishment loss, amounting to $15,735,237 and (ii) the derivative expense related to the repricing of non-exchanged warrants, amounting to $978,304 since these charges are non-recurring in nature. However, the accompanying pro forma balance sheet reflects these amounts as a charge to accumulated deficit .

Conversion Transaction:

As previously mentioned, the Conversion Transaction resulted in the conversion of 9,285,354 shares of Series C Convertible Preferred Stock, 7,000,000 shares of Series D Convertible Preferred Stock, and 10,000,000 shares of Series F Convertible Preferred Stock into 105,141,416 shares of common stock. Prior to the aforementioned Exchange Transaction, the conversion prices ranged from $0.50, $0.50 and $1.20 for the Series C, D and F Preferred. As a result of anti-dilution provisions embodied in the respective Certificates of Designation, the conversion prices were adjusted to $0.25.

The increase in value associated with the anti-dilution reset, amounting to $67,575,733, has been reflected in the accompanying pro forma balance sheet as a deemed dividend to the benefit of the preferred shareholders by charging accumulated deficit and crediting redeemable preferred stock. The amount of deemed dividend was calculated for pro forma purposes based upon the common stock equivalent value of each class of preferred as reflected in the following table:

Series of Preferred Stock:	Fair Value before Exchange	Fair Value after Exchange	Deemed Dividend
Series C Preferred Stock	$21,452,400	$42,904,800	$21,452,400
Series D Preferred Stock	14,140,000	28,280,000	14,140,000
Series F Preferred Stock	8,416,667	40,400,000	31,983,333
	$44,009,067	$111,584,800	$67,575,733

The amount of redeemable preferred stock converted into 105,141,416 shares of common stock amounted to $107,208,685, of which $1,051 is reflected as a credit to common stock (par value) and $107,207,634 is reflected as a credit to paid-in capital.

The following adjustments have been reflected in the accompanying unaudited condensed consolidated pro forma financial information:

Unaudited Condensed Consolidated Pro Forma Balance Sheet at March 31, 2009
Item	Description
r.
This adjustment reflects the cash received in connection with the Exchange Transaction. For accounting purposes, the cash was allocated to the exchange of liability classified warrants and equity classified warrants based upon their relative fair values as follows:

Proceeds	Amount
Liability classified warrants	$3,605,369
Equity classified warrants	1,394,631
Total	$5,000,000

s.
This adjustment reflects (i) the increase in fair value of liability classified warrants as a result of the Exchange Transaction and (ii) the reclassification of pre-modification warrants to liabilities at their fair values, as follows:

Identifiable intangible asset:	Amount
Fair value of New Warrants issued for former liability classified warrants	$24,316,751
Less: Exchanged warrants that were classified in liabilities at their fair values	(4,976,144)
Incremental fair value of New Warrant	19,340,607

Fair value of New Warrants issued for former equity Classified warrants, reclassified to liabilities	9,406,218
Total	$28,746,825

Unaudited Condensed Consolidated Pro Forma Balance Sheet at March 31, 2009
Item	Description
t.	This adjustment reflects the increase in the fair value of non-exchanged liability classified warrants as a result of the reset to $0.25, arising from the Exchange Transaction:

Non-Exchanged Warrants:	Amount
Fair value after the reset	$1,322,558
Fair value before the reset	344,254
Derivative expense	$978,304

u.
This adjustment reflects (i) the increase in the redemption value of the Series C, D and F Preferred Stock, or $67,575,733, as summarized in the above table, and (ii) the reclassification to par value and stockholders’ equity (deficit) upon conversion to common stock:

Redeemable Preferred Stock:	Amount
Increase in redemption value arising from deemed dividend	$67,575,733
Reclassification to stockholders’ equity upon conversion	(107,208,685)
Total	$(39,632,952)

v.	This adjustment represents the par value of 105,141,416 shares of commons stock issued upon conversion of the Series C, D and F Preferred Stock at our par value of $0.00001 per share.

w.
This adjustment reflects (i) the proceeds and deemed dividend arising from the exchange of previously equity classified warrants for New Warrants, (ii) the reclassification of former equity classified warrants to liabilities upon the Exchange Transaction and (iii) the paid in capital associates with the conversion of Series C, D and F Preferred Stock into common stock.

Adjustments to paid-in capital:	Amount
Proceeds allocated to former equity-classified warrants	$1,394,631
Increase in former equity-classified warrants for deemed dividend	4,724,661
Reclassification of former equity classified warrants to liabilities	(9,406,218)
(3,286,926)
Conversion of Series C, D and F Preferred Stock	107,207,634
$103,920,708

x.
This adjustment reflects (i) non-recurring charges associated with extinguishment and derivative expense arising from the Exchange Transaction, (ii) the deemed dividend arising from the exchange of previously equity classified warrants for New Warrants and (iii) the deemed dividend arising from the repricing of the Series C, D and F Preferred Stock as a result of the Exchange Transaction.

Adjustments to Other Stockholders’ Equity (Deficit):	Amount
Non-recurring charges to income:
Extinguishment of former liability classified warrants	$(15,735,238)
Derivative expense related to reset of non-exchanged warrants	(978,304)
(16,713,542)
Deemed dividends:
Exchange of previously equity classified warrants	(4,724,661)
Conversion price adjustment to Series C, D and F Preferred	(67,575,733)
$(89,013,936)

y.	These adjustments give effect to our basic and diluted earnings per share of our issuance of 105,141,416 shares of common stock upon conversion of the Series C, D and F Preferred Stock.

8.  Pro forma income (loss) per common share:

We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (“SFAS 128”) in calculating our pro forma basic and diluted loss per common share. Basic loss per common share represents our loss applicable to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method. We compute the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded.

The following table reflects the reconciliation of our historical net (income) loss and to Abazias Acquisition pro forma income (loss) of the weighted average common shares to the denominator for diluted loss per common share:

	Nine months ended March 31, 2009	Year ended June 30, 2008
Numerator (a):
Historical net income (loss)	$(405,538)	$(15,403,790)
Preferred stock accretion	(2,958,350)	(22,913,272)
Net loss of Abazias	(367,916)	(697,865)
Effects of pro forma adjustments:
Amortization of intangibles	(1,312,980)	(1,750,640)
Officers’ salaries	(84,750)	(113,000)
Consulting agreement	—	(82,350)
Reduction of interest	23,982	—
	$(5,105,552)	$(40,960,917)

	Nine months ended March 31, 2009	Year ended June 30, 2008
Denominator-Basic:
Weighted average shares	14,501,318	14,165,245

Denominator-Diluted:
Weighted average shares	14,501,318	14,165,245
Dilutive warrants and options b	—	—
Dilutive convertible securities:
Series C Preferred Stock c	—	—
Series D Preferred Stock d	—	—
Series F Preferred Stock e
Sub-total historical amount	14,501,318	14,165,245
Pro forma adjustments:
Series E Preferred Stock f	—	—
Total	14,501,318	14,165,245

Notes to table:
a-
The numerator excludes an adjustment for increases and decreases in income that are attributable to equity-indexed contracts that are recorded in liabilities (our warrants) because the affect is anti-dilutive.

b-	The denominator for the diluted calculation excludes the effects of 108,609,170 shares indexed to warrants and options since the effect would be anti-dilutive.
c-	The denominator for the diluted calculation excludes the effects of the 20,619,128 shares indexed to the Series C Preferred Stock since the effect would be anti-dilutive.
d-	The denominator for the diluted calculation excludes the effects of the 14,000,000 shares indexed to the Series D Preferred Stock since the effect would be anti-dilutive.
e-	The denominator for the diluted calculation excludes the effects of the 8,333,333 shares indexed to the Series F Preferred Stock since the effect would be anti-dilutive.

f-
The denominator for the diluted calculation excludes the effects of the 15,476,190 pro forma shares indexed to the Series E Preferred Stock since the effect would be anti-dilutive. The denominator also excludes the effects of the 8,333,333 shares indexed to the Series F Preferred Stock since the effect would be anti-dilutive.

The following table reflects the reconciliation of our historical net (income) loss and to Combined Pro Forma income (loss) of the weighted average common shares to the denominator for diluted loss per common share:

	Nine months ended March 31, 2009	Year ended June 30, 2008
Numerator (a):
Historical net income (loss)	$(405,538)	$(15,403,790)
Preferred stock accretion	(2,958,350)	(22,913,272)
Net loss of Abazias	(367,916)	(697,865)
Effects of pro forma adjustments:
Amortization of intangibles	(1,312,980)	(1,750,640)
Officers’ salaries	(84,750)	(113,000)
Consulting agreement	—	(82,350)
Reduction of interest	23,982	—
	$(5,105,552)	$(40,960,917)

	Nine months ended March 31, 2009	Year ended June 30, 2008
Denominator-Basic:
Weighted average shares-historical	14,501,318	14,165,245
Pro forma adjustment for the conversion of Series C, D and F Preferred Stock	105,141,416	105,141,416
	119,642,734	119,306,661

Denominator-Diluted:
Weighted average shares-historical	14,501,318	14,165,245
Pro forma adjustment for the conversion of Series C, D and F Preferred Stock	105,141,416	105,141,416
Dilutive warrants and options b	—	—
Dilutive convertible securities:
Series C Preferred Stock c	—	—
Sub-total historical amount	119,642,734	119,306,661
Pro forma adjustments:
Series E Preferred Stock d	—	—
Total	119,642,734	119,306,661

Notes to table:
a-
The numerator excludes an adjustment for increases and decreases in income that are attributable to equity-indexed contracts that are recorded in liabilities (our warrants) because the affect is anti-dilutive.

b-	The denominator for the diluted calculation excludes the effects of 108,609,170 shares indexed to warrants and options since the effect would be anti-dilutive.
c-	The denominator for the diluted calculation excludes the effects of the 6,273,943shares indexed to the Series C Preferred Stock since the effect would be anti-dilutive.
d-	The denominator for the diluted calculation excludes the effects of the 15,476,190 pro forma shares indexed to the Series E Preferred Stock since the effect would be anti-dilutive.

COMPARATIVE HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
AND PER SHARE DATA

The following tables set forth the historical and pro forma net income (loss), income (loss) applicable to common shareholders, income (loss) per common share and stockholders’ deficit of OmniReliant Holdings, Inc. and Abazias, Inc. The following table also sets forth the pro forma net income (loss), income (loss) applicable to common shareholders, income (loss) per common share and stockholders’ deficit giving effect to the Abazias, Inc. acquisition (the “Abazias Acquisition”) and the pro forma net income (loss), income (loss) applicable to common shareholders, income (loss) per common share and stockholders’ deficit giving effect to the Abazias Acquisition, the Exchange Transaction, dated July 20, 2009 and the Conversion Transaction, dated July 31, 2009 (the “Combined Pro Forma Information”).

Our historical financial information has been derived from our historical financial statements as of and for the nine-months ended March 31, 2009 and as of and for the year ended June 30, 2008, included elsewhere in this Registration Statement. Abazias’ fiscal year end is December 31, 2008. The historical balance sheet information for Abazias has been derived from the financial statements of Abazias for March 31, 2009, included elsewhere in this Registration Statement. Abazias’ historical statement of operations information for the nine-months ended March 31, 2009 was calculated by subtracting its operating results from its statement of operations for the six-months ended June 30, 2008 (as reflected in its Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission) from its statement of operations for its year ended December 31, 2008 and then adding, thereto, its operating results for the three months ended March 31, 2009 (as reflected in Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, and included elsewhere herein). Abazias’ historical statement of operations information for the year ended June 30, 2008 was calculated by combining its historical statements of operations information for its year ended December 31, 2007 and its six-months ended June 30, 2008 and, from that amount, deducting its six-months ended June 30, 2007 (as reflected in its Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission).

The table also sets forth the equivalent pro forma income (loss) per common share and book value per common share, which assumes the Series E Preferred Stock is converted for the maximum number of OmniReliant common shares. Equivalent pro forma per share amounts show the effect of our purchase of Abazias for the perspective of an owner of Abazias common shares. Such amounts are calculated by multiplying the pro forma income (loss) per share and pro forma book value per share of OmniReliant by the equivalent exchange ratio so that the per share amounts are equated to the respective values for one share of the Abazias.

Book value per common share in the following table represents common stockholders’ equity (deficit) divided by the number of common shares outstanding. Therefore, pro forma book value per share represents total stockholders’ deficit, less the Series E Preferred Stock balance of $15,841,323 (see Unaudited Condensed Consolidated Pro Forma Financial Information) divided by the number of common shares outstanding.

The following comparative historical and pro forma financial information and per share data should be read in conjunction with the financial statement and related footnotes, management’s discussion and analysis, selected financial data and unaudited pro forma financial information included elsewhere herein. The pro forma financial and per share information in the table does not purport to represent the income (loss) per common share or book value per share which would have occurred had OmniReliant and Abazias been combined on the dates pro forma financial information and equivalent pro forma per share data is presented.

	OmniReliant Holdings, Inc. Historical Information			Abazias, Inc. Historical Information		Pro Forma Information Abazias Acquisition
	Nine-Months Ended		Year Ended	Nine-Months Ended	Year Ended	Nine-Months Ended	Year Ended
	March 31, 2009		June 30, 2008	March 31, 2009	June 30, 2008	March 31, 2009	June 30, 2008

Net income (loss)		$(405,538)	$(15,403,790)	$(367,916)	$(697,865)	$(2,147,202)	$(18,047,645)
Income (loss) applicable to common shareholders		$(3,363,888)	$(38,317,062)	$(367,916)	$(697,865)	$(5,105,552)	$(40,960,917)
Income (loss) per common share:
Basic	$	(0.23)	$(2.71)	$(0.12)	$(0.23)	$(0.35)	$(2.89)
Diluted	$	(0.23)	$(2.71)	$(0.12)	$(0.23)	$(0.35)	$(2.89)
Income (loss) per equivalent common share:
Basic						$(1.71)	$(14.13)
Diluted						$(1.71)	$(14.13)

	Pro Forma Information Combined
	Nine-Months Ended	Year Ended
	March 31, 2009	June 30, 2008

Net income (loss)	$(2,147,202)	$(18,047,645)
Income (loss) applicable to common shareholders	$(5,105,552)	$(40,960,917)
Income (loss) per common share:
Basic	$(0.04)	$(0.34)
Diluted	$(0.04)	$(0.34)
Income (loss) per equivalent common share:
Basic	$(0.20)	$(1.66)
Diluted	$(0.20)	$(1.66)

	OmniReliant Holdings, Inc. Historical Information	Abazias, Inc. Historical Information	Pro Forma Abazias Acquisition
	March 31, 2009	March 31, 2009	March 31, 2009

Stockholders’ deficiency	$(37,894,088)	$(486,691)	$(20,180,330)
Outstanding common shares	14,509,225	3,165,522	14,509,225
Book value per common share	$(2.61)	$(0.15)	$(2.48)
Book value per equivalent common share			$(12.13)

Pro Forma Combined
March 31, 2009

Stockholders’ deficiency	$(5,272,507)
Outstanding common shares	119,650,641
Book value per common share	$(0.18)
Book value per equivalent common share	$(0.86)

___________________________________

The 13,000,000 shares of Series E Preferred Stock to be issued in exchange for the Abazias common shares are initially convertible into common stock on a one-for-one basis. However, this conversion rate is subject to a one-time adjustment, on the closing date of the Abazias purchase, where the conversion price is adjusted downward on a pro rata basis for common market values below $1.20, subject to a floor of $0.50. This adjusted conversion price will be computed by dividing a market price below $1.20 on the closing date by $1.20. For example, if the market price is $1.01, the conversion price will be $0.84 and the 13,000,000 Series E Preferred Shares will be equivalent to 15,476,190 shares of our common stock. The computation to arrive at that number of common shares is 13,000,000 divided by the result of dividing $1.01 by $1.20.

The exchange ratio for computation of the equivalent pro forma information in the above table is based upon the assumption that the number of Abazias shares outstanding immediately before the purchase are 3,165,522 and that the OmniReliant closing market price is $1.01, which is the assumption included in the Unaudited Condensed Consolidated Pro Forma Information included elsewhere in this Registration Statement. Under that market price scenario, the equivalent number of OmniReliant common shares relative to the Abazias shares is 15,476,190, such that the exchange ratio would be 4.89 shares of OmniReliant common stock for each share of Abazias common stock.

We provided five market price scenarios in the Unaudited Condensed Consolidated Pro Forma Information included elsewhere in this Registration Statement. Assuming that the number of Abazias shares remains 3,165,522 on the closing date, the four other market scenarios would result in the following number of equivalent common shares and exchange ratios:

Market Price	Equivalent OmniReliant Shares	Exchange Ratio
$0.50	30,952,381	9.78
$0.75	20,634,921	6.52
$1.25	13,000,000	4.11
$1.50	13,000,000	4.11

Under these other market scenarios, the equivalent pro forma income (loss) per equivalent common share, basic and diluted, and book value per common share would be as follows:

Market Price Scenario	Nine Months Ended March 31, 2009 Income (loss) per Equivalent Common Share		Year Ended June 30, 2008 Income (loss) per Equivalent Common Share		March 31, 2009 Book Value
	Basic	Diluted	Basic	Diluted
Abazias:
$0.50	$(3.42)	$(3.42)	$(28.26)	$(28.26)	$(24.28)
$0.75	(2.28)	(2.28)	(18.84)	(18.84)	(16.18)
$1.25	(1.44)	(1.44)	(11.87)	(11.87)	(10.20)
$1.50	(1.44)	(1.44)	(11.87)	(11.87)	(10.20)
Combined:
$0.50	$(0.39)	$(0.39)	$(3.32)	$(3.32)	$(1.73)
$0.75	(0.26)	(0.26)	(2.22)	(2.22)	(1.15)
$1.25	(0.16)	(0.16)	(1.40)	(1.40)	(0.72)
$1.50	(0.16)	(0.16)	(1.40)	(1.40)	(0.72)

The Series E Preferred Stock which is being given to Abazias shareholders does not participate with the Company’s common stock shareholders unless they convert their Series E Preferred Stock to Common Stock. For purposes of computing the loss per equivalent common share we have assumed the Series E Preferred Stock has been converted to common stock.

COMPARATIVE PER COMMON SHARE DATA

The following table sets forth the historical, pro forma and equivalent pro forma per common share data for OmniReliant Holdings and Abazias (“Acquisition”) and OmniReliant Holdings, Abazias and the Exchange and Conversion Transactions on July 20, 2009 and July 31, 2009, respectively. This information should be read in conjunction with the Historical financial statements of OmniReliant Holdings and Abazias and the related footnotes, the Comparative Historical and Pro Forma Financial Information and Per Share Data, and the Unaudited Condensed Consolidated Pro Forma Financial Information which appear elsewhere in this Joint Proxy Statement-Prospectus.

	Nine Months Ended March 31, 2009	Year Ended June 30, 2008
Historical Per Common Share Amounts:

OmniReliant Holdings:
Income (loss) per common share—basic	$(0.23)	$(2.71)
Income (loss) per common share—diluted	(0.23)	(2.71)
Book value per common share (1)	(2.61)	—
Cash dividends per common share (2)	—	—

Abazias (3):
Loss per common share—basic	(0.12)	(0.23)
Loss per common share—diluted	(0.12)	(0.23)
Book value per common share (1)	(0.15)	—
Cash dividends per common share (2)	—	—

OmniReliant Holdings Pro Forma Amounts (Acquisition):

Income (loss) per common share—basic	(0.35)	(2.89)
Income (loss) per common share—diluted	(0.35)	(2.89)
Book value per common share (1 and 3)	(2.48)	—

OmniReliant Holdings Pro Forma Amounts (Combined):

Income (loss) per common share—basic	(0.04)	(0.34)
Income (loss) per common share—diluted	(0.04)	(0.34)
Book value per common share (1 and 3)	(0.18)	—

Abazias Equivalent Pro Forma Per Share Amounts (Acquisition):

Income (loss) per common share—basic (4)	(1.71)	(14.13)
Income (loss) per common share—diluted (4)	(1.71)	(14.13)
Book value per common share (1, 3 and 4)	(12.13)	—

Abazias Equivalent Pro Forma Per Share Amounts (Combined):

Income (loss) per common share—basic (4)	(0.20)	(1.66)
Income (loss) per common share—diluted (4)	(0.20)	(1.66)
Book value per common share (1, 3 and 4)	(0.86)	—

_______________________________________________________
(1)
Book value per common share is computed by dividing the common equity (total stockholders’ equity less preferred stockholders’ equity) divided by the number of common shares outstanding. Therefore, pro forma book value per share represents total stockholders’ deficit, less the Series E Preferred Stock balance of $15,841,323 (see Unaudited Condensed Consolidated Pro Forma Financial Information) divided by the number of common shares outstanding.

(2)
Neither OmniReliant nor Abazias has paid cash dividends. Further, OmniReliant intends to retain its earnings for the future operation and growth of its business and, accordingly, does not intend to pay cash dividends in the foreseeable future.

(3)
Abazias’ fiscal year end is December 31, 2008. The historical balance sheet information for Abazias utilized in developing this information has been derived from the financial statements of Abazias for March 31, 2009, included elsewhere in this Registration Statement. Abazias’ historical statement of operations information utilized in developing this information for the nine-months ended March 31, 2009 was calculated by subtracting its operating results from its statement of operations for the six-months ended June 30, 2008 (as reflected in its Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission) from its statement of operations for its year ended December 31, 2008 and then adding, thereto, its operating results for the three months ended March 31, 2009 (as reflected in Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, and included elsewhere herein). Abazias’ historical statement of operations information for the year ended June 30, 2008 utilized in developing this information was calculated by combining its historical statements of operations information for its year ended December 31, 2007 and its six-months ended June 30, 2008 and, from that amount, deducting its six-months ended June 30, 2007 (as reflected in its Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission).

(4)
The Series E Convertible Preferred Stock to be issued in connection with the Abazias purchase will be classified in stockholders’ equity. See Notes to Unaudited Condensed Consolidated Pro Forma Financial Information for our basis for this conclusion. The Series E Preferred Stock which is being given to Abazias shareholders does not participate with the Company’s common stock shareholders unless they convert their Series E Preferred Stock to Common Stock. Thus, for purposes of calculating income (loss) per equivalent common share, we have only presented diluted EPS amounts and not basic EPS amounts.

(5)
The 13,000,000 shares of Series E Preferred Stock to be issued in exchange for the Abazias common shares are initially convertible into common stock on a one-for-one basis. However, this conversion rate is subject to a one-time adjustment, on the closing date of the Abazias purchase, where the conversion price is adjusted downward on a pro rata basis for common market values below $1.20, subject to a floor of $0.50. This adjusted conversion price will be computed by dividing a market price below $1.20 on the closing date by $1.20. For example, if the market price is $1.01, the conversion price will be $0.84 and the 13,000,000 Series E Preferred Shares will be equivalent to 15,476,190 shares of our common stock. The calculation for this number of common shares is 13,000,000 divided by the result of $1.01 divided by $1.20. The exchange ratio for computation of the equivalent pro forma information in the above table is based upon the assumption that the number of Abazias shares outstanding immediately before the purchase are 3,165,522 and that the OmniReliant closing market price is $1.01, which is the assumption included in the Unaudited Condensed Consolidated Pro Forma Information included elsewhere in this Registration Statement. Under that market price scenario, the equivalent number of OmniReliant common shares relative to the Abazias shares is 15,476,190, such that the exchange ratio would be 4.89 shares of OmniReliant common stock for each share of Abazias common stock. See Comparative Historical and Pro Forma Financial Information and Per Share Data elsewhere in this Registration Statement for our calculations of the exchange ratios and equivalent pro forma per share amounts under other market price scenarios.

RISK FACTORS

You should consider carefully the following risk factors inherent in and affecting OmniReliant Holdings' business or arising in connection with the Transaction, as well as all other information set forth in this Joint Proxy Statement-Prospectus, before casting your vote.  No prediction can be made as to the market prices of either Abazias’ common stock or OmniReliant Holdings' common stock at any time before the completion of the Transaction or as to the market price of OmniReliant Holdings' common stock after the completion of the Transaction.

Risks Factors Related to OmniReliant’s Business

We are a development state company and we have a limited operating history upon which you can base an investment decision.

We have a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

To date we have had significant operating losses and an accumulated deficit and have had limited revenues and do not expect to be profitable for at least the foreseeable future, and cannot predict when we might become profitable, if ever.

We have been operating at a loss since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss for the year ended June 30, 2008 was ($15,403,790) resulting in an accumulated deficit of ($67,173,952). We had revenue of $967,730 for the fiscal year ended June 30, 2008. Further, we may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

In their report dated October 14, 2008, KBL LLP stated that our financial statements for the fiscal year ended June 30, 2008, were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our recurring losses from operations and our net capital deficiency. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit.

Additional financing is necessary for the implementation of our growth strategy.

We may require additional debt and/or equity financing to pursue our growth strategy. Given our limited operating history and existing losses, there can be no assurance that we will be successful in obtaining additional financing. Lack of additional funding could force us to curtail substantially our growth plans or cease our operations. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand our product and service offerings, our client base and markets, or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Fluctuation in our operating results and announcements and developments concerning our business affect our stock price.

Our quarterly operating results, the number of stockholders desiring to sell their shares, changes in general economic conditions and the financial markets, the execution of new contracts and the completion of existing agreements and other developments affecting us, could cause the market price of our common stock to fluctuate substantially.

Our officers and directors are involved in other businesses which may cause them to devote less time to our business.

Our officers' and directors' involvement with other businesses may cause them to allocate their time and services between us and other entities. Consequently, they may give priority to other matters over our needs which may materially cause us to lose their services temporarily which could affect our operations and profitability.

We lack sales, marketing and distribution capabilities and depend on third parties to market our services.

We have minimal personnel dedicated solely to sales and marketing of our services and therefore we must rely primarily upon third party distributors to market and sell our services. These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our services that we require. We also rely upon third party carriers to distribute and deliver our services. As such, our deliveries are to a certain extent out of our control. If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

Our success depends, in part, on the quality and safety of our products.

Our success depends, in part, on the quality and safety of our products. If our products are found to be defective or unsafe, or if they otherwise fail to meet our customers’ standards, our relationship with our customers could suffer, our brand appeal could be diminished, and we could lose market share and/or become subject to liability claims, any of which could result in a material adverse effect on our business, results of operations and financial condition.

Our business is conducted worldwide primarily in one channel, direct selling.

We plan to market our products primarily through home shopping television channels and infomercials. If consumers change their purchasing habits, such as by reducing purchases of beauty and related products through home shopping television channels and infomercials, this could reduce our sales and have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to OmniReliant’s Current Financing Arrangement

There are a large number of shares underlying our Series C Preferred Stock and Warrants that may available for future sale and the sale of these shares may depress the market price of our common stock.

Below is a chart which illustrates all of our outstanding our Series C Preferred Stock and Warrants that may available for future sale.

Common
Equivalents
Securities:
Series C Preferred Stock	1,365,579
Warrants:
Class B-1 Warrants	480,000
Class B-2 Warrants	480,000
Class BD-12 Warrants	833,333
Class BD-13 Warrants	3,333,333
Warrant issued to consultants	1,000,000
Class C-1 Warrants	1,365,614
Class C-2 Warrants	1,365,614
Vicis Warrant	97,606,276
Employee Stock Options	2,145,000
Total common stock equivalent shares	109,974,749

The sale of shares of the Common Stock of OmniReliant that underlie our Series C Preferred Stock, if sold, could push the market price of our Common Stock downward.   If sold the value of the common stock of OmniReliant may suffer and as such so will the value of the shares that you receive in the Merger.

On July 31, 2009, Vicis Capital Master Fund converted its OmniReliant Series C, D and F Preferred Stock and is now the beneficial owner of 95.97% of OmniReliant’s issued and outstanding common stock.

Risk Relating to the Merger

Although Abazias and OmniReliant expect that the merger will result in benefits to the combined company, the combined company may not realize those benefits because of various factors.

Abazias and OmniReliant believe that the merger will result in the diversification of revenue streams and the expansion of marketing opportunities and efficiencies for the combined company. Realizing the benefits anticipated from the merger will depend, in part, on several factors, including:

•	retaining and attracting key employees;

•	successfully implementing cross-promotional and other future marketing initiatives, products and services directed at OmniReliant 's customer base; and

•	improving the overall performance of the Abazias business.

OmniReliant and Abazias have operated and, until the completion of the merger, will continue to operate independently.  It is possible that the integration process could result in the loss of key employees, as well as the disruption of each company’s ongoing business. Any or all of those occurrences could adversely affect OmniReliant’s ability to maintain relationships with customers and employees after the merger or to achieve the anticipated benefits of the merger.  Integration efforts between the two companies will also divert management attention and resources.  These integration matters could have an adverse effect on each of OmniReliant and Abazias.

  Certain directors and executive officers of Abazias have interests in the merger that may be different from, or in addition to, the interests of Abazias stockholders.

When considering the Abazias board of directors' recommendation that Abazias stockholders vote in favor of the merger proposal, Abazias stockholders should be aware that some directors and executive officers of Abazias have interests in the merger that may be different from, or in addition to, the interests of Abazias stockholders. These interests relate to employment agreements between certain executive officers of Abazias and OmniReliant which provide for, among other things, a bonus upon entrance into the employment agreement and an executive position with Abazias.com after the merger.  Abazias’ board of directors was aware of these interests and considered them in approving the merger.

Because the market price of OmniReliant common stock will fluctuate, Abazias stockholders cannot be sure of the market value of the OmniReliant common stock underlying the preferred stock that they will receive. A decline in the price of OmniReliant common stock will decrease the value of the merger consideration to be received by Abazias’ stockholders.

When Abazias and OmniReliant complete the merger, each share of Abazias’ common stock will be converted into the right to receive a pro rata share of OmniReliant preferred stock as the merger consideration. The total merger consideration is fixed at 13,000,000 shares of OmniReliant’s Series E Preferred Stock, to be distributed pro rata among the holders of Abazias’ issued and outstanding common stock upon closing of the merger, with fractional shares to be rounded up.  Each share of Series E Preferred Stock is convertible into one share of OmniReliant’s Common Stock, subject to adjustment should the trading price of the Common Stock fall below$1.20 per share, with a floor at $0.50 per share. The adjusted conversion price will be computed by dividing a market price below $1.20 on the closing day by $1.20. For example on May 29, 2009, shares of OmniReliant’s Common Stock listed on the OTCBB closed at a price of $1.01 per share.  At that closing price the holders of Abazias’ common stock would receive 13,000,000 shares of OmniReliant Series E Preferred Stock, to be distributed pro rata, which would be convertible into 15,476,190 shares of OmniReliant’s Common Stock, at a conversion rate of $0.84 ($1.01 divided by $1.20). If shares of OmniReliant’s Common Stock had closed at $1.20 per share, the holders of Abazias’ common stock would receive 13,000,000 shares of OmniReliant’s Series E Preferred Stock, to be distributed pro rata, convertible into 13,000,000 shares of OmniReliant’s Common Stock, at a conversion rate of $1.00 ($1.20 divided by $1.20). To further illustrate, if shares of OmniReliant’s Common Stock had closed at $0.50 per share, the holders of Abazias’ common stock would receive 13,000,000 shares of OmniReliant’s Series E Preferred Stock, to be distributed pro rata, convertible into 30,952,381 shares of OmniReliant’s Common Stock, at a conversion rate of $.42 ($0.50 divided by $1.20). An additional 1,000 shares of OmniReliant’s Series E Preferred Stock are being registered in order to account for the rounding up of fractional shares.  In addition, the Agreement and Plan of Merger does not provide for any price-based termination right. Accordingly, the market value of the shares of OmniReliant common stock that Abazias stockholders will be entitled to receive when the companies complete the merger will depend on the market value of shares of OmniReliant common stock at the time the companies complete the merger and could vary significantly from the market value on the date the Agreement and Plan of Merger was entered into, the date of this Joint Proxy Statement/prospectus or the date of the Abazias special meeting.  A tabular example of the Series E Preferred merger consideration can be found below.

Market Price	Conversion Rate	OmniReliant Series E Preferred Stock	OmniReliant Common Stock	Abazias Common Stock Outstanding at Closing	Ratio of Omni Stock received for Abazias Stock	Percentage of Omni Stock Held By Abazias’ Shareholders
$0.50	.42	13,000,000	30,952,381	3,165,522	9.79:1	20.55%
$1.01	.84	13,000,000	15,476,190	3,165,522	4.89:1	11.45%
$ 1.20	1.00	13,000,000	13,000,000	3,165,522	4.11:1	9.80%

The trading price of shares of OmniReliant common stock after the merger may be affected by factors different from those affecting the price of shares of Abazias’ common stock or shares of OmniReliant common stock before the merger.

When Abazias and OmniReliant complete the merger, holders of Abazias’ common stock will become holders of OmniReliant common stock. The results of operations of OmniReliant , as well as the trading price of OmniReliant  common stock, after the merger may be affected by factors different from those currently affecting OmniReliant 's or Abazias’ results of operations and the trading price of Abazias’ common stock.

Risks Relating to OmniReliant’s Common Stock

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of the Broker-Dealers to sell our securities and the ability of stockholder to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. The Merger will cause additional work in preparing our Section 13 reports and will make it more difficult to timely file all of our required filings, making it more difficult to stay current.  While we expect to stay current, if we were to fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

  Our Directors and executive officers beneficially own approximately 57% of our common stock; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; stockholders may be unable to exercise control.

As of June 30, 2008, our executive officers, directors and affiliated persons beneficially owned approximately 57% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the stockholders for vote.

As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.  After the Merger and the issuance of the 13,000,000 shares of Preferred Stock, our directors and officer will still own 57% of our common stock, but will be diluted, if and when , the preferred stock is converted.

OmniReliant is a penny stock issuer and as such we are subject to “penny stock” rules and you may have difficulty in selling our common stock.

Because our stock price is less than $5.00 per share, our stock  is subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

•	According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to OmniReliant.

Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Failure to achieve and maintain and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We may be required in the future to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Joint Proxy Statement/prospectus and the other documents incorporated by reference into this Joint Proxy Statement/prospectus contain "forward-looking statements", based on current expectations, estimates and projections about OmniReliant’s and Abazias’ operations, industry, financial condition, performance and results of operations. Statements containing words such as "guidance," "may," "believe," "anticipate," "expect," "intend," "plan," "project," "projections," "business outlook," and "estimate" or similar expressions constitute forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Joint Proxy Statement/prospectus and those incorporated by reference into this Joint Proxy Statement/prospectus.  As a penny stock issuer OmniReliant and Abazias are not eligible to rely on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Joint Proxy Statement/prospectus or, in the case of documents incorporated by reference, as of the date of those documents. Neither OmniReliant  nor Abazias undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Joint Proxy Statement/prospectus or to reflect the occurrence of unanticipated events, except as required by law.

All subsequent written or oral forward-looking statements concerning the merger or other matters addressed in this Joint Proxy Statement/prospectus and attributable to OmniReliant and/or Abazias or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section of this Joint Proxy Statement/prospectus.

Information about the Companies

OmniReliant Holdings, Inc. and OmniReliant Acquisition Sub, Inc.

Business of the Company

OmniReliant Holdings, Inc. f/k/a Willowtree Advisor, Inc. (the “Company”) engages in the creation, design, distribution, and sale of affordable luxury products. The Company plans to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels.  The Company will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which the Company plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials.

On November 22, 2006, the Company f/k/a Willowtree Advisor, Inc. entered into a Securities Purchase Agreement (the “Common Stock Purchase Agreement”) with OmniReliant Corporation and Cynthia Allison, pursuant to which OmniReliant Corporation purchased 5,000,000 shares of the Company’s common stock from Ms. Allison. Also on November 22, 2006, the Company entered into an exchange agreement (the “Exchange Agreement”) pursuant to which the Company acquired one hundred percent (100%) of the equity of OmniReliant Corporation from, the stockholders of OmniReliant Corporation. Contemporaneously, the Company entered into a securities purchase agreement with an accredited investor for the sale of convertible preferred stock and warrants for an aggregate purchase price of $3,000,000 (the “Preferred Stock Purchase Agreement”).

The aforementioned transactions resulted in a change in control of the Company. As a result of the Exchange Agreement, (i) OmniReliant Corporation became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of OmniReliant Corporation as its sole business. As a result of the foregoing transactions, Willowtree changed its name to OmniReliant Holdings, Inc.

Overview of Business

OmniReliant engages in the creation, design, distribution, and sale of affordable luxury products. OmniReliant plans to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels.   OmniReliant will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which OmniReliant plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials.

Industry Overview

The global market for anti-aging beauty care products is estimated to be worth approximately $50 billion dollars in 2006 and is expected to hit $56 billion in 2007, according to the www.CosmeticsDesign-Europe.com website.

Beauty care products are sold through direct response marketing such as infomercials, as well as on established home shopping television channels such as the Home Shopping Network (HSN) and QVC. Over the last several years, the trend for direct response marketing of beauty-related products has been to use celebrity spokespersons. Successfully launched brands include “Bare Essentials”, Victoria Principal’s “Principal Secrets Anti-Aging System”, and Susan Lucci’s “Youthful Essence.”

Products

The Kathy Hilton line of products is expected to include the following items:

Skincare
Perfumes
Spa wellness
Cosmetics
Fragrances and related products
Scented candles

The retail prices for the Kathy Hilton line of products are expected to range from $15.00 to $295.00.

OmniReliant’s first product, the “Kathy Hilton Personal Beauty Spa Collection” is expected to be used as a lead-in item to a planned product line of essential skin care items.   The Kathy Hilton  Personal Beauty Spa Collection is a  collection of  innovative spa treatments for the skin featuring  an exclusive HOT-COLD TCT (Thermal Cosmetic Treatment)(R) formula developed by  the Transvital private beauty laboratories.  This HOT-COLD SPA (R) formula is designed to self-heat and self-cool rapidly before use.

OmniReliant has obtained from Guaber S.P.A., the parent company of Transvital, the exclusive right to market and distribute the HOT-COLD SPA (R) formula, under its own brand name. The exclusive rights are limited to the United States and Canada. OmniReliant has also obtained a non-exclusive right to market and distribute the Kathy Hilton Personal Beauty Spa Collection in other countries.

The Company is working on securing the rights to purchase additional Guaber/Transvital skincare and beauty products that will be branded under the Kathy Hilton name and sold throughout the world. These products are intended to be high-end products with only the best ingredients and proven results.

It is the Company’s intention to design, manufacture, market and distribute prestige fragrances and related products. The Company plans to engage contract packagers and professionals in the field. In the United States, our plan is to enter into agreements to distribute our products through a targeted group of department and specialty stores, such as Macy's, Foley's, Marshall Fields, Famous Barr, Belks, Elder Beerman, Carson Pirie Scott, and Filenes. In international markets, we plan to distribute our products through established prestige distribution channels.

Salicylic Acid Product

On June 18, 2007, we entered into an Agreement for Acquisition of a Patent Application with Product & Technology Partners LLC (“Seller”). Pursuant to the Agreement, the Company acquired from Seller the rights to a patent-pending self-warming topical pharmaceutical product capable of delivering salicylic acid in a foam suitable for consumer use (the “Product”). In consideration for the Product, the Company agreed to pay Seller in the following manner:

a)
Upon execution of the Agreement, the Company paid Seller (i) an aggregate of Twenty Five Thousand dollars ($25,000) and (ii) issued to the Seller Two Hundred Thousand (200,000) shares of the Company’s common stock.

b)	Following the completion of due diligence, on January 22, 2008, the Company paid to Seller Twenty Five Thousand dollars ($25,000).

c)
The Company shall also pay Seller installment payments of up to a maximum of Four Hundred Thousand Dollars ($400,000), payable over a period of 4 years beginning six months from the date of the Agreement. If no revenues are generated from the sale of the Product, no installment payments shall be due hereunder.  As of April 21, 2009, no revenues had been generated and as such  no payments have come due under this subsection (c) ..

Marketing and Distribution

OmniReliant plans to initially distribute its product lines via direct response television programming.

On October 13, 2006, OmniReliant entered into a license agreement with KRH Licensing Company LLC ( “ KRH”) (the “ KRH Agreement”), which is the owner of the Kathy Hilton Class III Cosmetics Trademark License (the “Kathy Hilton Trademark”). Pursuant to the License Agreement, OmniReliant obtained the exclusive right to use the Kathy Hilton Trademark and to sell products bearing the Kathy Hilton Trademark. In addition, OmniReliant obtained the personal services of Ms. Hilton in connection with the promotion and sale of products bearing the Kathy Hilton Trademark. OmniReliant paid royalty payments of $170,000 to KRH Licensing Company on July 8, 2008 and $170,000.00 to KRH Licensing Company on January 12, 2009. Pursuant to the KRH Agreement, as amended, OmniReliant is required to pay minimum royalty payments to KRH of $400,000 per year and the sales royalty on each annual period’s net sales on sales made in all venues other than infomercials are 10% payable on a quarterly basis. During the term of License Agreement, Kathy Hilton’s availability during each year involves a maximum of eight appearances of three days each, exclusive of travel, for television or shopping appearances; two appearances of one day each for other personal appearances, for a total of thirty (30) days. The KRH Agreement, as amended, will terminate on June 30, 2012, with OmniReliant having the option to renew for an additional five year term and may be terminated by KRH upon the occurrence of an event of Default (as defined in the KRH Agreement).  Copies of the license agreement with KRH with amendments is attached as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 to this Registration Statement.

On October 19, 2007, our wholly-owned subsidiary OmniReliant Corp. (“ORC”) entered into and closed a share exchange agreement with ResponzeTV (the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, ResponzeTV acquired all of the issued and outstanding shares of capital stock of KHL Holdings, Inc., a newly formed Florida corporation and wholly-owned subsidiary of ORC (“KHL”), in exchange for 9,500,000 ordinary shares of stock of ResponzeTV. On October 12, 2007, ORC entered into an exclusive sublicense agreement with KHL, pursuant to which ORC granted KHL the exclusive right and license to our rights to use the Kathy Hilton Trademark and to sell products bearing the Kathy Hilton Trademark exclusive of fragrance. The initial term of this sublicense agreement shall terminate on June 30, 2012. ORC shall have the option to renew this Agreement for an additional five year period.

OmniReliant has also entered into a consulting agreement with Harrington Business Development LLC (“HBD”) pursuant to which HBD will oversee marketing of   OmniReliant’s brands, including visual and audio productions. The principals of HBD, Kevin and Tim Harrington, are veterans of the infomercial industry and have previously launched successful products via infomercials. Pursuant to the consulting agreement with HBD, OmniReliant will pay HBD a fee of $15,000 per month for a term of six (6) months beginning on October 1, 2006. On April 1, 2007, the Company verbally agreed to extend the consulting agreement for a term of three (3) months.  The consulting agreement between OmniReliant and HBD has since expired.

The Kathy Hilton Personal Beauty Spa Collection and Cosmetics are sold on live shopping networks. Kathy Hilton has agreed to personally appear in most of the live shopping network programming and all of the infomercial programming. In addition, Kathy Hilton has agreed to personally promote the brand by making personal appearances in various talk shows and industry related events.

The media exposure and subsequent branding which is expected to result from the planned marketing of OmniReliant’s products on live shopping networks and infomercials is expected to generate opportunities for retail distribution as well. OmniReliant plans to seek distribution arrangements with large retailers in the U.S. and abroad.

OmniReliant also expects that its products will be sold through web sites operated by the live shopping networks which agree to carry our products. In addition, OmniReliant plans to establish a proprietary website to sell its products at www.omnireliant.com. The information contained on OmniReliant's website is not a part of this Report, nor is it incorporated by reference into this Report.

OmniReliant will not directly manufacture any product, nor take large positions in inventory. Margins will vary depending on sales venue. Net profit margins for products sold on live shopping networks are estimated to be approximately 25%, while net profit margins for products sold in infomercials are estimated to be approximately 10%. In both cases, the margins are expected to increase as sales volume increases.

Competition

Other companies have had success selling beauty care products via direct response marketing as well as through established home shopping television channels.

Competition in the retailing industry is intense and may be expected to intensify. There are other, larger and well-established retailers with whom OmniReliant must compete. OmniReliant competes directly with several companies which generate sales from infomercials. OmniReliant also competes with a large number of consumer product companies and retailers which have substantially greater financial, marketing and other resources than OmniReliant, some of which have recently commenced, or indicated their intent to conduct, direct response marketing. OmniReliant also competes with companies that make imitations of OmniReliant's products at substantially lower prices. Products similar to OmniReliant's products may be sold in department stores, pharmacies, general merchandise stores and through magazines, newspapers, direct mail advertising and catalogs. It is management's opinion that all of its major competitors are better and longer established, better financed and with enhanced borrowing credit based on historical operations, and enjoy substantially higher revenues than OmniReliant does currently. As a new entrant into this marketing industry, OmniReliant relies on the skill, experience and innovative discernment of management in the hope that superior judgment will provide its only competitive advantage. OmniReliant's major competitors include Thane International, Inc.; Fitness Quest, Inc.; Telebrands Advertising Corporation; Tristar; Idea Village; Media Enterprises, Inc. and Guthy-Renker Corp. Other competitors in the direct response market include Avon Products, Inc. (NYSE: AVP), Nu Skin (NYSE: NUS), BeautiControl, Inc., Parlux, Bare Essentials, and Mary Kay Cosmetics.

Investment in ResponseTV

On October 19, 2007, we entered into a subscription agreement with ResponzeTV PLC (“ResponzeTV”) (the “Subscription Agreement”) pursuant to which we purchased 8,500,000 ordinary shares of ResponzeTV and received warrants to purchase 17,000,000 ordinary shares of ResponzeTV for an aggregate purchase price of US$5,100,000. The warrants are to be issued in the following manner: (i) a warrant to purchase 8,500,000 common shares with an exercise price of £37p, (ii) a warrant to purchase 4,250,000 common shares with an exercise price of £50p and (iii) 4,250,000 common shares with an exercise price of £100p. Each warrant shall have a term of five years from the date of issuance. Kevin Harrington and Tim Harrington, who are directors of the Company, are officers and directors of ResponzeTV.

It was concluded that it is unlikely that the Company would be in a position to repay the loan, and accordingly, a loan loss reserve in the amount of 2M plus accrued interest was created as of June 30, 2008. Refer to Note 11 for further details.

Vicis Capital Master Fund Convertible Stock Purchase

On April 30, 2008, OmniReliant Holdings, Inc. entered into securities purchase agreement with Vicis Capital Master Fund pursuant to which Vicis purchased 7,000,000 shares of our series D convertible preferred stock, respectively for an aggregate purchase price of $7,000,000. The Series D Preferred Stock has a conversion price of $0.50 and is convertible into an aggregate amount of 14,000,000 shares of common stock. The Series D Preferred stock does not pay annual dividends but each holder of Series D Preferred Stock shall have the right to such number of votes equal to the number of shares of common stock that the Series D Preferred Stock shall be converted into, subject to the beneficial ownership limitation described below.

In connection with the Agreement, Vicis received a series D warrant to purchase 28,000,000 shares of common stock of the Company. The Series D Warrants is exercisable for a period of seven years from the date of issuance at an initial exercise price of $0.75. Vicis may exercise the Series D Warrants on a cashless basis if the shares of common stock underlying the Series D Warrants are not then registered pursuant to an effective registration statement. In the event Vicis exercises the Series D Warrants on a cashless basis, then we will not receive any proceeds.

Responze TV Loan Agreement

On May 7, 2008, OmniReliant Holdings, Inc. entered into loan agreement with ResponzeTV, PLC, a corporation incorporated under the laws of England and Wales pursuant to which the Company purchased a 10% Promissory Note from RETV for an aggregate purchase price of $2,000,000. The Note bears interest at 10% per annum and matured on June 21, 2008, forty-five days from the date of issuance and was extended until December 31, 2008.  The Note is currently in default and OmniReliant has filed suit in Supreme Court State of New York, County of New York, on March 2, 2009.   On or about April 27, 2009, Defendants filed a motion to dismiss the case.  The motion is returnable on August 21, 2009.  The case is currently pending.

Government Regulation

Various aspects of the Company's business are subject to regulation and ongoing review by a variety of federal, state, and local agencies, including the Federal Trade Commission, the United States Post Office, the Consumer Product Safety Commission, the Federal Communications Commission, Food and Drug Administration, various States' Attorneys General and other state and local consumer protection and health agencies. The statutes, rules and regulations applicable to the Company's operations, and to various products marketed by it, are numerous, complex and subject to change.

The Company will collect and remit sales tax in the states in which it has a physical presence. The Company is prepared to collect sales taxes for other states, if laws are passed requiring such collection. The Company does not believe that a change in the tax laws requiring the collecting of sales tax will have a material adverse effect on the Company's financial condition or results of operations.

Employees

As of August 14, 2009, we have 9 employee, who works full-time. We consider our relations with our employees to be good.

Description of Property

OmniReliant’s principal offices are located at 14375 Myerlake Circle, Clearwater, FL 33760 and are provided at no cost to the Company by one of our officers. It is anticipated that the Company will lease office space in the near future however no current lease has been negotiated.

Legal Proceedings

We are not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business.

Market for Common Equity and Related Stockholder Matters

Shares of the Company’s common stock are quoted on the Over the Counter Bulletin Board ("OTCBB") under the symbol ORHI. Our shares were listed for trading in July 2006. The following table sets forth, since July, 2006, the range of high and low intraday closing bid information per share of our common stock as quoted on the Over the Counter Bulletin Board.

Quarter Ended	High ($)	Low ($)
March 31, 2009	1.01	0.35
December 31, 2008	1.18	0.60
September 30,2008	1.60	1.01
June 30, 2008	3.05	1.50
March 31, 2008	3.95	2.00
December 31, 2007	4.75	2.20
September 30, 2007	3.40	2.10
June 30, 2007	3.60	2.50
March 31, 2007	3.875	2.50
December 31, 2006	3.00	0.10
September 30, 2006	0.10	0.10

Holders:

As of January 30, 2009, we had approximately 19 record holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Register and Transfer Company.

Dividend Policy

The Company has not paid or declared any dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future.

The series A preferred stock pays an annual dividend of 10% which is payable quarterly, at the option of OmniReliant, either in cash or in shares of registered common stock at a 10% discount to the Company’s stock price. On October 18, 2007, we exchanged all of the outstanding shares of series A preferred stock outstanding for 3,285,354 shares of series C preferred stock.

The series B preferred stock pays an annual dividend of 10% which is payable quarterly, at the option of OmniReliant, either in cash or in shares of registered common stock at a 10% discount to the Company’s stock price. On October 18, 2007, we exchanged all of the outstanding shares of series B preferred stock outstanding for 624,210 shares of series C preferred stock.

The series C & D preferred stock does not pay an annual dividend.

Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which our securities may be issued as of June 30, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plan not approved by security holders	-0-	-0-	-0-

Management’s Discussion and Analysis of Financial Condition and Results of Operations
Overview

The following discussion and analysis is intended to help the reader understand the results of operations, financial condition, and cash flows of OmniReliant Holdings, Inc. MD&A is provided as a supplement to, and should be read in conjunction with, our consolidated financial statements and the accompanying notes to the financial statements ("Notes").

Reverse Acquisition – OmniReliant Corporation was incorporated on August 21, 2006 under the laws of the State of Florida. On November 22, 2006, Willowtree Advisor, Inc., an entity which was incorporated on June 16, 2004 under the laws of the State of Nevada, entered into an exchange agreement with the stockholders of OmniReliant Corporation (the “Exchange Transaction”). As a result of the Exchange Transaction, OmniReliant Corporation became a wholly-owned subsidiary of Willowtree Advisor, Inc. and succeeded to the business of OmniReliant Corporation as its sole business. The Exchange Transaction is deemed to be a reverse acquisition for accounting purposes. As a result, in accordance with the Accounting and Financial Reporting Interpretations and Guidance provided by the staff of the U.S. Securities and Exchange Commission, Willowtree Advisor, Inc. (the legal acquirer) is considered the accounting acquiree and OmniReliant Corporation (the legal acquiree) is considered the accounting acquirer. The discussions below, and the consolidated financial statements attached hereto, will in substance be those of OmniReliant Corporation, with the assets and liabilities, and revenues and expenses, of Willowtree Advisor, Inc. being included effective from the date of consummation of the Exchange Transaction.

Plan of Operation – Development Stage Company – The Company is a development stage company with limited revenues and limited historical information upon which to base an evaluation of its performance.

The Company engages in the creation, design, distribution, and sale of affordable luxury products. The Company plans to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels. The Company will first focus on bringing the Kathy Hilton fragrance product line to market, after which OmniReliant plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials. We have entered into a license agreement with KRH Licensing Company, LLC, an affiliate of Rick and Kathy Hilton.

It is the Company’s intention to design, manufacture, market and distribute prestige fragrances and related products. In addition, the Company has an agreement to market and distribute hair straightening irons. The Company plans to engage contract packagers and professionals in the field. In the United States, our plan is to enter into agreements to distribute our products through a targeted group of department and specialty stores, such as Macy's, Foley's, Marshall Fields, Famous Barr, Belks, Elder Beerman, Carson Pirie Scott, and Filenes. In international markets, we plan to distribute our products through established prestige distribution channels. We hope to sell products under private label that have already reached its market entry point.

As a development stage company, we may not be successful in implementing our plan to manufacture, market and distribute prestige fragrances and related products. Until our products are successfully manufactured and marketed on a live shopping network or via infomercials, we will not generate significant revenues and may not be successful. If we cannot generate sufficient revenues to continue operations, we will be forced to suspend or cease operations, and may forfeit our rights under license agreements.

We do not expect to make any significant purchases of equipment nor do we expect a significant change in the number of our employees.

Our officers and directors will handle our administrative duties with the help of a consultant, TotalCFO, LLC.

We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise.

Discussion and Analysis of Results of Operations, Liquidity and Financial Condition

The following discussion of the financial condition and results of operations should be read in conjunction with the consolidated financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Fiscal years ended June 30, 2008 and June 30, 2007

Net Revenues  – We had revenues for   the years ended June 30, 2008 and 2007 of $967,730 and $2,640, respectively. These levels of revenues reflect our current status as a development stage enterprise. However, we have certain valuable revenue producing assets, such as our license agreement, for which our management is actively developing sales channels and other uses. If we are unable to implement our plan to manufacture, market and distribute, or license, our products and rights, our revenues will not significantly increase during the upcoming fiscal year.

Cost of Sale – Cost of goods sold for the years ended June 30, 2008 and 2007 amounted to $287,038 and $1,320, respectively. If, as described under revenues, we are successful in implementing our plan to increase manufacturing and distribution of our products, our cost of goods sold will significantly increase during the upcoming fiscal year. If we are unable to implement our plan to manufacture, market and distribute, or license, our products and rights, our revenues will not significantly increase during the upcoming fiscal year.

Professional and Consulting  – Our professional and consulting expenses amounted to $540,779 and $2,824,082 for the years ended June 30, 2008 and June 30, 2007, respectively. This caption includes share-based payments in the form of warrants to a public relations firm that had a fair value, using the Black-Scholes-Merton technique, of $2,490,151 for the period August 21, 2006 (inception) to June 30, 2007. The remainder represents our payments to outside financial and other consultants and payments for legal services. We expect to continue to compensate consultants to perform accounting, reporting and back office services until we establish those operations internally. We do not currently expect to incur further expenses for public relations at the current period levels for the foreseeable future.

Amortization – Amortization expense related to our intangible assets amounted to $681,616 and $411,965 for the years ended June 30, 2008 and June 30, 2007, respectively. We amortize our intangible assets using the straight-line method over periods of future benefit. We also consider our intangible assets for impairment when circumstances, if any, arise that indicates that we may not recover these assets through future revenue streams. During the period from August 21, 2006 (inception) through June 30, 2007, and through the date of this report, we concluded that our intangible assets were recoverable and that our estimated useful lives continued to be appropriate. However, given the developmental nature of our operations, we will continue to evaluate these assets as of each future reporting period. Our operations will continued to reflect amortization of these intangible assets over the remaining estimated useful lives.

Salaries and Wages – Salaries and wages paid to our two employees amounted to $1,211,569, including approximately $1,057,000 in employee stock and option compensation and $154,894 for the years ended June 30, 2008 and June 30, 2007, respectively. We may incur additional salaries and wages in future periods as we build our internal resources. In these circumstances, we would expect our consulting expenses, as discussed above, to decrease. In addition, we intend to use share-based payments to compensate employees in the future. We are required to recognize share-based payments, when and if they are made, at their fair values on the grant date over the vesting period of the related awards.

General and Administrative – Our general and administrative expenses   amounted to $2,583,225 and $155,551 for the years ended June 30, 2008 and June 30, 2007, respectively. Of the 2008 general and administrative expenses, $2,051,714 is related to the write-off of the ResponzeTV note receivable. We may incur higher levels of general and administrative expenses when our operations become established and increase.

Derivative Fair Value Adjustments  – Our derivative fair value adjustments   amounted to ($21,694,426) and ($20,156,269) for the years ended June 30, 2008 and June 30, 2007, respectively. Derivative financial instruments, as defined in Financial Accounting Standard No. 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets. We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as redeemable preferred stock arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by Statement 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

Because we are required to carry our derivative financial instruments at fair value, our income will continue to reflect the volatility in the value of these financial instruments until they are settled or, if ever, modified to achieve equity classification. Further, changes in fair value are largely predicated in the changes in the assumptions underlying the valuation techniques and changes in our trading market prices (as to share-indexed derivatives), such as the warrants.

We note that all share-indexed financial instruments previously and subsequently issued will require derivative liability classification, unless otherwise exempted under Statement 133.

Finance Costs – Finance costs, which represent amortization of asset-classified finance costs arising from our Preferred Stock and Warrant financing transactions   amounted to $190,730 and $229,519 for the years ended June 30, 2008 and June 30, 2007, respectively. We will continue to amortize deferred financing costs over the terms of the liability classified financial instruments.

Registration Payments – Registration payments represent the liquidated damages that arose when we failed to achieve the requirements of our registration rights agreement underlying the Series A Preferred Stock and Warrant Financing Arrangement.   Registration payments amount to $309,137 and $232,943 for years ended June 30, 2008 and June 30, 2007, respectively, and may continue to accrue and increase if we are not able to satisfy our requirements under the registration rights agreements.

Net Loss – Our net loss amounted to ($15,403,790) and for the year ended June 30, 2008 and gives effect to the components of our operational income and costs and expenses and our other income and expense categories as discussed above. Our net loss amounted to ($39,567,693) for the period from August 21, 2006 (inception) to June 30, 2008 and gives effect to the components of our operational income and costs and expenses and our other income and expense categories as discussed above.

Loss Applicable to Common Shareholders – Loss applicable to common stockholders represents our net loss as adjusted for cumulative dividends and accretions of discounts on our Preferred Stock. Our loss applicable to common shareholders and our loss per common share (basic and diluted) amounted to ($38,317,062) and ($2.71), respectively, for the year ended June 30, 2008. Our loss applicable to common shareholders and our loss per common share (basic and diluted) amounted to ($27,358,371) and ($2.57), respectively, for the period August 21, 2006 (inception) through June 30, 2007.

Three months ended March 31, 2009 compared to three months ended March 31, 2008:

Revenues – We derive revenues from the sale and licensing of products in our Retail Products and Licensing business. Commencing in the current year, we purchased certain real estate in Pinellas County, Florida and leased a substantial portion of this building to third-party tenants. We are accounting for each of these businesses as identifiable segments.

•
Product sales: Our product sales increased $2,500,736 to $2,585,582 for the three months ended March 31, 2009 compared to $84,846 for the three months ended March 31, 2008. This increase reflects our maturation in identifying new retail products to sell through our distribution networks.

•
Licensing revenue: Licensing revenue was derived from sub-licensing our rights to certain licensed products. We discontinued recording licensing revenue when the licensee began experiencing significant financial difficulties and the collection of our licensing revenue could not be assured beyond a reasonable doubt.

•
Rental revenue: Our rental of commercial real estate commenced during the current fiscal year. Accordingly, we reported no similar balances in prior periods. We anticipate rental revenues to be higher in future periods that will reflect rentals for the entire period and as we increase the percentage of our building that is available to be rented.

Cost of product sales – Our cost of product sales increased $1,439,435 to $1,473,776 for the three months ended March 31, 2009 compared to $34,341 for the three months ended March 31, 2008. This increase reflects our increasing retail product sales. Our margin during the current period amounted to 43% compared to 60% in the prior period. Margins on retail products are largely dependent upon the types and demands for retail products. Accordingly, our ongoing margins will likely be volatile until we establish the types of products that will serve as our long-term base of offerings.

Other operating expenses – Other operating expenses consists of advertising expense, general and administrative expenses, depreciation and amortization, and expenses of our real estate operations:

•
Advertising expense: We began incurring substantial advertising expense during the current fiscal year as we launch infomercials related to our retail products business. We generally expense advertising when it is incurred in accordance with Statement of Position 93-7 Accounting for Advertising . Commencing in the current fiscal year the Company began engaging for the production of infomercials related to its Retail Products Business, which is expected to be an increasing activity and cost. The Company’s accounting policy provides that the costs of infomercials are deferred in prepaid assets until the first airing, at which time the cost is expenses. During the three and nine months ended March 31, 2009, the Company expensed $1,206,190 and $2,385,194 of costs related to infomercials, which amount is included in other costs and expenses in our condensed consolidated statements of operations. As of March 31, 2009, prepaid advertising expense was zero.

•
General and administrative: These costs and expenses include compensation, professional fees, occupancy costs and general office expenses. Our general and administrative costs increased $346,383 to $540,551 for the three months ended March 31, 2009 compared to $194,168 for the three months ended March 31, 2008. The principal reason for this increase relates to our recognition of $334,339 in non-cash share-based compensation payment expense during the 2009 period and none in the 2008 period.

•
Depreciation and amortization: Our amortization of intangible assets and depreciation of property and equipment amounted to $142,960 and $38,873, respectively for the three months ended March 31, 2009. Our amortization of intangible assets amounted to $66,689 during the three months ended March 31, 2008. The decrease in the amortization is due to the full amortization of certain intangible assets during the prior and current periods. The addition of depreciation expense relates to our recently acquired real estate, along with improvements and fixtures. Our depreciation expense will continue and increase in the near term as our operations reflect the depreciation for the full periods reported.

•
Real estate operations: Our real estate operation expenses include property taxes, utilities, repairs and maintenance and insurance costs. These items amounted to $86,747 for the three months ended March 31, 2009; none in the prior year because we did not run this operation during that period. We expect our real estate related costs to increase in the near term to give effect to its operation during full fiscal periods.

Other income (expense) – Other income and expense include fair value adjustments related to our derivative financial instruments, interest expense and income, extinguishments and impairments.

•
Derivative income (expense): The following table reflects comparative information related to our derivative income (expense). Derivative income (expense) results from certain financial instruments (including embedded derivative financial instruments) that are required to be measured at fair value. The changes in the fair value of these derivatives are significantly influenced by changes in our trading stock price and changes in interest rates in the public markets. Further, certain elements of the fair value techniques require us to make estimates about the outcome of certain events, such as defaults.

	Three months ended March 31,
Financing and Financial Instrument	2009	2008
Series A Preferred Financing—Investor warrants	$(438,016)	$10,330,200
Series B Preferred Financing—Investor warrants	(74,305)	1,655,328
Series C Preferred Financing—Put derivative	8,167	10,496
Series D Preferred Financing—Investor warrants	(1,604,159)	—
Series D Preferred Financing—Put derivative	8,907	—
Series F Preferred Financing— Investor warrants	27,760	—
Derivative income (expense)	$(2,071,646)	$11,996,024

•
Interest expense: Interest expense includes amortization of deferred finance costs and interest on our new mortgage loan. Interest expense increased $53,126 to $55,280 during the three months ended March 31, 2009 compared to $2,154 for the three months ended March 31, 2008. The increase in interest expense relates to interest on the mortgage loan. We anticipate that our interest expense will increase in future periods as our operations reflect mortgage interest for the full periods presented.

Minority interest – Minority interests arises from the consolidation of or 60% owned subsidiary OmniCom Studios LLC. This company constitutes our real estate business and was capitalized by cash by us and other unrelated investors. Minority interest arises from recognition of the minority shareholders proportionate share of OmniComm’s losses.

Net income (loss) – We have reported a net loss of ($3,353,114) during the three months ended March 31, 2009 compared to a net income of $11,802,971 during the three months ended March 31, 2008. Our loss from operations amounted to ($1,254,540) and ($17,533) for the three months ended March 31, 2009 and 2008, respectively. Our net income (loss) has been largely influenced by our other income (expense), which as discussed above, gives effect to fair value adjustments and the effects of financing transactions necessary to support our capital requirements.

Income (loss) applicable to common stockholders – Income (loss) applicable to common stockholders represents our net income (loss) as adjusted for cumulative dividends and accretions on our Series F Preferred Stock, if any. These amounts are necessary to compute income (loss) per common share.

Nine months ended March 31, 2009 compared to nine months ended March 31, 2008:

Revenues – We derive revenues from the sale and licensing of products in our Retail Products and Licensing business. Commencing in the current year, we purchased certain real estate in Pinellas County, Florida and leased a substantial portion of this building to third-party tenants. We are accounting for each of these businesses as identifiable segments.

•
Product sales: Our product sales increased $3,482,321 to $3,756,840 for the nine months ended March 31, 2009 compared to $274,519 for the nine months ended March 31, 2008. This increase reflects our maturation in identifying new retail products to sell through our distribution networks.

•
Licensing revenue: Licensing revenue was derived from sub-licensing our rights to certain licensed products. We discontinued recording licensing revenue when the licensee began experiencing significant financial difficulties and the collection of our licensing revenue could not be assured beyond a reasonable doubt.

•
Rental revenue: Our rental of commercial real estate commenced during the current fiscal year. Accordingly, we reported no similar balances in prior periods. We anticipate rental revenues to be higher in future periods that will reflect rentals for the entire period and as we increase the percentage of our building that is available to be rented.

Cost of product sales – Our cost of product sales increased $1,942,275 to $2,086,495 for the nine months ended March 31, 2009 compared to $144,220 for the nine months ended March 31, 2008. This increase reflects our increasing retail product sales. Our margin during the current period amounted to 44% compared to 43% in the prior period. Margins on retail products are largely dependent upon the types and demands for retail products. Accordingly, our ongoing margins will likely be volatile until we establish the types of products that will serve as our long-term base of offerings.

Other operating expenses – Other operating expenses consists of advertising expense, general and administrative expenses, depreciation and amortization, and expenses of our real estate operations:

•
Advertising expense: We began incurring substantial advertising expense during the current fiscal year as we launch infomercials related to our retail products business. We generally expense advertising when it is incurred in accordance with Statement of Position 93-7 Accounting for Advertising . Commencing in the current fiscal year the Company began engaging for the production of infomercials related to its Retail Products Business, which is expected to be an increasing activity and cost. The Company’s accounting policy provides that the costs of infomercials are deferred in prepaid assets until the first airing, at which time the cost is expenses. During the three and nine months ended March 31, 2009, the Company expensed $1,206,190 and $2,385,194 of costs related to infomercials, which amount is included in other costs and expenses in our condensed consolidated statements of operations. As of March 31, 2009, prepaid advertising expense was zero.

•
General and administrative: These costs and expenses include compensation, professional fees, occupancy costs and general office expenses. Our general and administrative costs increased $1,017,939 to $1,450,995 for the nine months ended March 31, 2009 compared to $433,056 for the nine months ended March 31, 2008.

•
Depreciation and amortization: Our amortization of intangible assets and depreciation of property and equipment amounted to $300,534 and $142,402, respectively for the nine months ended March 31, 2009. Our amortization of intangible assets amounted to $470,445 during the nine months ended March 31, 2008. The decrease in the amortization is due to the full amortization of certain intangible assets during the prior and current periods. The addition of depreciation expense relates to our recently acquired real estate, along with improvements and fixtures. Our depreciation expense will continue and increase in the near term as our operations reflect the depreciation for the full periods reported.

•
Real estate operations: Our real estate operation expenses include property taxes, utilities, repairs and maintenance and insurance costs. These items amounted to $260,631 for the nine months ended March 31, 2009; none in the prior year because we did not run this operation during that period. We expect our real estate related costs to increase in the near term to give effect to its operation during full fiscal periods.

Other income (expense) – Other income and expense include fair value adjustments related to our derivative financial instruments, interest expense and income, extinguishments and impairments.

•
Derivative income (expense): The following table reflects comparative information related to our derivative income (expense). Derivative income (expense) results from certain financial instruments (including embedded derivative financial instruments) that are required to be measured at fair value. The changes in the fair value of these derivatives are significantly influenced by changes in our trading stock price and changes in interest rates in the public markets. Further, certain elements of the fair value techniques require us to make estimates about the outcome of certain events, such as defaults.

	Nine months ended March 31,
Financing and Financial Instrument	2009	2008
Series A Preferred Financing—Warrants	$338,400	$6,123,459
Series B Preferred Financing— Warrants	(45,120)	(486,932)
Series C Preferred Financing—Put derivative	544,301	(388,129)
Series D Preferred Financing—Warrants	1,067,500	—
Series D Preferred Financing—Put derivative	771,051	—
Series F Preferred Financing—Warrants	27,759
Derivative income (expense)	$2,703,891	$5,248,398

•
Interest expense: Interest expense includes amortization of deferred finance costs and interest on our new mortgage loan. Interest expense increased $28,349 to $180,918 during the nine months ended March 31, 2009 compared to $152,569 for the nine months ended March 31, 2008. The decrease in interest expense generally relates to the lower amortization of deferred loan costs, but reflects an increase due to interest on our new mortgage loan. We anticipate that our interest expense will increase in future periods as our operations reflect mortgage interest for the full periods presented.

•
Other expenses: Other expenses in 2008 include the expense related to the extinguishment of certain issued of our preferred stock ($26,247,007) and registration payments made to investors. Our capital structure is complex and we have entered into transactions that have significant effects on our financial statements. See our footnotes to the financials included elsewhere herein for more information. While we currently do not anticipate the need for these types of transactions in future periods, there can be no assurance that financing and other transactions that we enter into would not have the same effects on our income.

Minority interest – Minority interests arises from the consolidation of or 60% owned subsidiary OmniCom Studios LLC. This company constitutes our real estate business and was capitalized by cash by us and other unrelated investors. Minority interest arises from recognition of the minority shareholders proportionate share of OmniComm’s losses.

Net income (loss) – We have reported net loss of ($405,538) during the nine months ended March 31, 2009 compared to a loss of ($23,748,923) during the nine months ended March 31, 2008. Our loss from operations amounted to ($3,075,612) and ($1,741,688) for the nine months ended March 31, 2009 and 2008, respectively. Our net income (loss) has been largely influenced by our other income (expense), which as discussed above, gives effect to fair value adjustments and the effects of financing transactions necessary to support our capital requirements.
Income (loss) applicable to common stockholders – Income (loss) applicable to common stockholders represents our net income (loss) as adjusted for cumulative dividends and accretions on our Series F Preferred Stock, if any. These amounts are necessary to compute income (loss) per common share.

Liquidity and Capital Resources

We are in our development stages and have reported recurring losses while devoting substantially all of its efforts to raising capital, identifying and pursuing businesses opportunities and developing our retail products and distribution networks. During our development period, we have used cash of $2,723,676 and $857,477 during the nine months ended March 31, 2009 and 2008, respectively, and $4,533,306 since our inception. These conditions raise substantial doubt about our ability to continue as a going concern for a reasonable period. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates continuing operations, realization of assets and liquidation of liabilities in the ordinary course of business. Our ability to continue as a going concern is dependent upon its ability to raise sufficient capital to implement a successful business plan and to generate profits sufficient to become financially viable. To the extent that it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We also may seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.

There can be no assurance that future financings will be available to us on acceptable terms. If financing is not available to us on acceptable terms, we may be unable to continue our operations.

Cash and cash equivalents amounted to $8,904,137 as of March 31, 2009 compared to $4,435,814 at June 30, 2008. We have working capital of $3,966,597 as of March 31, 2009 while we reported a working capital deficiency of $1,685,811 at June 30, 2008. Our working capital fluctuates significantly due to reflecting certain financial instruments at fair value. Our improved working capital gives effect to reductions in the fair value of these financial instruments by $608,547 from June 30, 2008 to March 31, 2009. Future changes in the fair value of these financial instruments could increase or decrease our working capital based upon changes in the assumptions underlying our fair value calculations.

Cash Flow from Operating Activities – We used cash of ($2,723,676) and ($857,477) in our operating activities during the nine months ended March 31, 2009 and 2008, respectively.

We recorded net income (loss) of ($405,538) and ($23,748,923) during the nine months ended March 31, 2009 and 2008, respectively that was offset by non-cash charges (credits) of ($1,829,949) and $23,284,366, respectively. Non-cash charges and (credits) include changes in the fair value of derivative financial instruments and other activity associated with our financial instruments, amounting to ($2,703,891) and ($5,248,398) during the nine-months ended March 31, 2009 and 2008, respectively. Non-cash charges also included share-based payment of $344,339 and $1,134,705; amortization and depreciation of $442,936 and $470,445; and amortization of finance costs of $168,200 and $121,050 during the nine months ended March 31, 2009 and 2008, respectively. Our depreciation will increase in future periods reflecting higher average balances of property and equipment. During the nine months ended March 31, 2008, we recorded a loss on the exchange of our preferred stock that amounted to $26,247,007, which charges are not currently expected to reoccur. Our net operating assets increased by $837,189 during the nine months ended March 31, 2009, compared to an increase of $392,920 in the prior year, reflecting the ramping up of our retail product operations.

Cash Flow from Investing Activities – We used cash of ($3,931,845) and ($5,331,811) in our investing activities during the nine months ended March 31, 2009 and 2008, respectively.

We purchased property and equipment amounting to $2,811,901 during the nine months ended March 31 2009. This property is used in our real estate business. We also invested $1,139,944 and $300,000 in investments and licenses during the nine months ended March 31, 2009. During the prior year, we made investment of $200,000. Finally, our cash flow from investing activities reflects the cash infusion of the minority shareholders of OmniComm Studios, LLC, which is our real estate holding company.

Cash Flow from Financing Activities – We generated $11,123,844 and $5,814,078 in cash from our financing activities during the nine months period ended March 31, 2009 and 2008.

Cash was received during the nine months ended March 31, 2009 from proceeds on the sale of our preferred stock totaling $9,136,994 and a mortgage loan totaling $1,994,694. The mortgage proceeds were used to fund the purchase of the property and equipment of OmniComm Studios LLC. In the prior year, we received net proceeds from the sale of preferred stock amounting to $5,814,078.

We have no commitments for the purchase of property and equipment. We have entered into the Valcom Investment and Abazias Purchase Transactions subsequent to March 31, 2009. These transactions are more fully discussed below:

Abazias Purchase Transaction:

On December 3, 2008, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Abazias, Inc. (“Abazias”), a Delaware corporation and Abazias.com, Inc., (“Abazias”), a Nevada corporation and wholly owned subsidiary of Abazias, pursuant to which the Company has agreed to purchase substantially all of the assets of Abazias Sub for an aggregate purchase price of: (i) a loan in the amount of Five Hundred Thousand Dollars ($500,000) (the “Loan”) and; (ii) the issuance of up to thirteen million (13,000,000) shares of the Company’s Series E Preferred Stock (the “Preferred Stock”) to the Shareholders of Abazias, subject to adjustment. Under the Purchase Agreement, upon closing of the transaction the Company shall issue the Preferred Stock to the shareholders of Abazias, Inc. in exchange for all of the issued and outstanding shares of capital stock of Abazias. The Loan, in the form of a Note, was made on August 12, 2008 (see Investments). The Note bears interest at 10% per annum and matures on December 31, 2009 (the “Maturity Date”). The full principal amount of the Note, along with any interest accrued thereon, is due upon a default under the terms of the Note.

Upon the Closing of this transaction, Abazias, will become a wholly owned subsidiary of the Company. Commensurate with the entering into of the Agreement, Abazias Sub has entered into Employment Agreements with Oscar Rodriguez and Jesus Diaz, with Mr. Rodriguez serving as Chief Executive Officer and President of Abazias Sub and Mr. Diaz serving as Vice President, Chief Financial Officer and Chief Operating Officer of Abazias Sub. The Employment Agreements shall become effective upon the closing of the transaction.

OmniReliant and Abazias determined that for federal income tax purposes, as well as to segregate the assets and liabilities of Abazias into a separate entity, the transaction as it had been constituted needed to be revised and that instead of purchasing substantially all of the assets of Abazias.com, Inc. for the 13,000,000 shares of the Preferred Stock, to be distributed to the shareholders of Abazias, which would have resulted in a taxable transaction for shareholders of Abazias, the Boards of Directors of Abazias and OmniReliant resolved that OmniReliant would acquire Abazias Inc., a Delaware corporation (Abazias-Delaware), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of the Abazias-Delaware, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias Nevada, for the Series E Preferred Stock, thus allowing the transaction to qualify as a tax free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

In order to further clarify the Amended Stock Purchase Agreement, on April 29, 2009, OmniReliant and Abazias entered into an Agreement and Plan of Merger which superseded and replaced the Amended  Stock Purchase Agreement and further clarified  that Abazias, Inc. shall merge into OmniReliant Acquisition Sub, a wholly owned subsidiary of OmniReliant.  Many of the essential terms remained from the Amended Securities Purchase Agreement, however, all parties involved felt that a more streamlined Agreement and Plan of Merger would be more appropriate.

Subsequent to entering into the Agreement and Plan of Merger, OmniReliant and Abazias decided that in order to segregate the assets and liabilities of Abazias into a separate entity, for federal income tax reasons, as well as both Companies belief that the financial condition of Abazias combined with the expertise and assets of Omni is consistent with OmniReliant’s expansion and overall business strategy and that the acquisition will expand OmniReliant’s ability to finance its operations and further its growth, the transaction as it had been constituted needed to be further  revised and that instead of purchasing substantially all of the assets of Abazias.com, Inc. com for the 13,000,000 shares of the Preferred Stock, to be distributed to the shareholders of Abazias, which would have resulted in a taxable transaction for shareholders of Abazias, the Boards of Directors of Abazias and OmniReliant resolved that OmniReliant would acquire Abazias Inc., a Delaware corporation (Abazias-Delaware), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of the Abazias-Delaware, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias Nevada, for the Series E Preferred Stock, thus allowing the transaction to qualify as a tax free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

In order to further clarify the above intentions of OmniReliant and Abazias, the parties decided to enter into Agreement and Plan of Merger which superseded and replaced the Amended Stock Purchase Agreement and further clarified  that Abazias, Inc. shall merge into OmniReliant Acquisition Sub, a wholly owned subsidiary of OmniReliant.  Many of the essential terms remained from the Amended Securities Purchase Agreement, however, all parties involved felt that a more streamlined Agreement and Plan of Merger would be more appropriate.

Upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger Abazias-Delaware and OmniReliant Acquisition Sub shall consummate a merger pursuant to which (i) the Abazias-Delaware shall be merged with and into OmniReliant Acquisition Sub and the separate corporate existence of Abazias-Delaware shall thereupon cease, (ii) OmniReliant Acquisition Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Nevada, and (iii) the separate corporate existence of OmniReliant Acquisition Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to below as the "Surviving Corporation."  The Merger shall have the effects set forth under the Laws of the State of Nevada.

The Certificate of Incorporation of OmniReliant Acquisition Sub, as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation.

The Bylaws of OmniReliant Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

Subject to the provisions of the Agreement and Plan of Merger, the parties shall (i) file the appropriate Certificate of Merger in such form as is required by and executed in accordance with the relevant provisions of the Nevada Revised Statutes (“NRS”) and the Delaware General Corporation Law (“DGCL”) and (ii) make all other filings or recordings required under the NRS and DGCL.  The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Nevada and Delaware, or at such subsequent date or time as the Company and OmniReliant Acquisition Sub agree and specify in the Certificate of Merger (such time hereinafter referred to as the " Effective Time ").

The directors of the Abazias-Delaware immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Abazias-Delaware immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. If at any time after the Effective Time the Surviving Corporation shall determine, in its reasonable discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Abazias-Delaware or OmniReliant Acquisition Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.”

As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Abazias-Delaware (“Abazias-Delaware Common Stock”), or of OmniReliant Acquisition Sub”

(a)         Each outstanding share of OmniReliant Acquisition Sub common stock shall remain outstanding and shall constitute the only issued and outstanding shares of common stock of the Surviving Corporation.

(b)         All shares of Abazias-Delaware Common Stock (the “Abazias-Delaware Shares”) that are owned by the Abazias-Delaware as treasury stock shall be cancelled and retired, and no consideration shall be delivered in exchange therefor.

(c)         Each outstanding Abazias-Delaware Share, other than those set forth in the Agreement and Plan of Merger shall be converted into the right to receive, and shall be exchangeable for the merger consideration (the “Merger Consideration”).   At the Effective Time, all Abazias-Delaware Shares converted into the right to receive the Merger Consideration pursuant to the Agreement and Plan of Merger and shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (or, in the case of uncertificated Abazias-Delaware Shares, evidence of such Abazias-Delaware Shares in book-entry form) which immediately prior to the Effective Time represented any such Abazias-Delaware Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.  Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the shares of outstanding Abazias-Delaware Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, then the Merger Consideration shall be appropriately adjusted to reflect such action.

The Merger consideration, consisting of the total purchase price payable to the shareholders of the Abazias-Delaware in connection with the acquisition by merger of Abazias-Delaware, shall be delivered and shall consist exclusively of 13,000,000 newly issued shares of Series E Preferred Stock, of OmniReliant (the "Preferred Stock").  The Preferred Stock shall be convertible into shares of common stock of OmniReliant in accordance with the terms of, and the Preferred Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Preferred Stock (the "Certificate Of Designation"). An additional 1,000 shares of OmniReliant’s Series E Preferred Stock are being registered in order to account for the rounding up of fractional shares,

During the six months after the closing of the transaction, OmniReliant will provide additional non-debt funding to Abazias.com of Five Hundred Thousand Dollars ($500,000.00) to be used by the Abazias.com for general working capital or such other purposes in furtherance of the business of Abazias.com.  This money will be advanced in amounts and at times during this six month period at the request of the officers of the Abazias.com as determined in their sole and absolute discretion.  If any requested advance is not made by the end of a seven (7) day period, OmniReliant shall distribute 13,000,000, or such greater number of shares if more than 13,000,000 shares of Preferred Stock are issued as consideration at closing, to the extent that the shares of Preferred Stock are convertible into more than 13,000,000 shares of common stock pursuant to the adjustment provisions of the Certificate of Designations, to the same shareholders of Abazias.com  in the same amounts as the shares of Preferred Stock distributed to such Abazias shareholders at Closing. The holders of a majority of such shares shall be entitled to make one demand to the Purchaser to register such shares on a registration statement. Omni has satisfied the requirement of additional funding and will not be required to issue additional shares of Omni’s common stock to Abazias’ Shareholders under this provision.

Completion of the Transaction is subject to certain conditions described in the Agreement and Plan of Merger, including but not limited to (a) approval by the shareholders of Abazias of the merger (b) registration under the Securities Act of 1933, as amended, of OmniReliant Holdings' shares to be issued to Abazias and subsequently distributed to the shareholders of Abazias upon closing of the transaction.

The Company and Abazias jointly prepared and the Company filed with the Securities and Exchange Commission a Form S-4 on February 11, 2009 and an amendment to the S-4 was filed  jointly prepared as well and filed by the Company on May 7, 2009.

The Company anticipates accounting for the purchase of Abazias as a purchase business combination, applying Statements of Financial Accounting Standards No. 141 Business Combinations (“SFAS 141”). In the unlikely event that the purchase occurs on or after July 1, 2009, we will be required to apply Statements of Financial Accounting Standards No. 141(R) Business Combinations (“SFAS 141(R)”), which would result in substantial differences from SFAS 141. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, the effective date for our application of SFAS 141(R) will be commencing with our fiscal year beginning July 1, 2009. Early adoption of SFAS 141(R) is prohibited by the standard. The Company’s application of SFAS 141 will provide for the allocation of the total estimated purchase price to the tangible and intangible assets of Abazias acquired at their respective fair values. The excess of the estimated purchase price over the tangible and intangible assets will be reflected in our post-acquisition financial statements as goodwill.

Segment Reporting:

Our business segments consist of (i) Retail Products and Licensing and (ii) Real Estate. Our real estate business commenced during the current fiscal year upon the purchase of an office building in Pinellas County, Florida. Our chief decision making officer considers income (loss) from operations as the basis to measure segment profitability. The following table summarizes important financial information about our business segments as of March 31, 2009 and for the three and nine months ended March 31, 2009:

	Retail Products and Licensing	Real Estate	Consolidated

	Three Months Ended March 31, 2009

Revenues from external customers	$2,585,582	$58,314	$2,643,896
Depreciation expense	4,157	34,716	38,873
Income (loss) from operations	(1,202,121)	(52,419)	(1,254,540)
Capital expenditures	6,714	—	6,714

	Nine Months Ended March 31, 2009

Revenue from external customers	$3,756,840	$190,420	$3,947,260
Depreciation expense	7,405	134,997	142,402
Income (loss) from operations	(2,870,890)	(204,722)	(3,075,612)
Capital expenditures	87,310	2,724,591	2,811,901

March 31, 2009

Total assets	$13,789,460	$2,623,271	$16,412,731

During the three and nine months ended March 31, 2009, the Real Estate operation received $21,377 $57,005, respectively, in rental revenue from the Retail Products and Licensing business, which amount is eliminated in the table above.

Changes in and Disagreements with Accountants

On December 15, 2006, the Registrant notified Williams & Webster, P.S. ("Williams & Webster") that it was dismissing Williams & Webster as its certifying accountant, effective immediately. The decision to dismiss the accountants was recommended and approved by the Registrant's Board of Directors.

During the two fiscal years ended June 30, 2006 and 2005, and any subsequent period through December 15, 2006, (i) there were no disagreements between Registrant and Williams & Webster on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Williams & Webster would have caused Williams & Webster to make reference to the matter in its reports on Registrant's financial statements, and (ii) except for Williams & Webster’s report on Registrant's financial statements for the years ended June 30, 2006 and 2005 which included an explanatory paragraph wherein they expressed substantial doubt about Registrant's ability to continue as a going concern, Williams & Webster's reports on Registrant's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended June 30, 2006 and 2005 and through December 15, 2006, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

On December 15, 2006, Registrant engaged the firm of Wheeler, Herman, Hopkins & Lagor, P.A., now known as Herman, Lagor, Hopkins & Meeks, P.A., to serve as its independent registered public accountants for the fiscal year ending June 30, 2007.

During the two fiscal years ended June 30, 2006 and 2005, and through December 15, 2006, the Company has not consulted with Herman, Lagor, Hopkins & Meeks, P.A. regarding either:

1. The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrants' financial statements, and neither a written report was provided to Herman, Lagor, Hopkins & Meeks, P.A. nor oral advice was provided that Herman, Lagor, Hopkins & Meeks, P.A. concluded was an important factor considered by Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv) of Regulation S-B.

On December 15, 2006, the Company provided Williams & Webster with a copy of the disclosures and has requested that Williams & Webster furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Such letter is filed herewith as Exhibit 16.1 and incorporated herein by reference.

On July 20, 2007, Herman, Lagor, Hopkins & Meeks, P.A. (“HLHM”) resigned as the independent auditors of OmniReliant Holdings, Inc. (the "Company") and its subsidiaries.

Since HLHM did not issue a report on the Company's financial statements for the fiscal years ended June 30, 2006 and 2005 or for any other relevant period, no report of HLHM on the financial statements of the Company for either of the past two years contained an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

From the date of HLHM’s engagement, December 15, 2006 through the date of their resignation, July 20, 2007: (i) there have been no disagreements with HLHM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HLHM, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (ii) HLHM did not advise the Company of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company provided to HLHM the disclosure contained in this Form 8-K and requested HLHM to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A letter from HLHM is attached as Exhibit 16.2 and incorporated herein by reference.

On July 20, 2007, the Board of Directors approved the Company's engagement of KBL, LLP ("KBL") as independent auditors for the Company and its subsidiary. The Company engaged KBL on July 20, 2007.

Neither the Company nor anyone on its behalf consulted KBL regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-B (there being none).

Abazias, Inc., Nevada, Abazias, Inc. Delaware and Abazias.com, Inc.

Business of the Company

Abazias is a Delaware corporation with principal executive offices located at 4214 SW 91 st Terrace, Suite A, Gainesville, Florida, 32608 and its telephone number is (352) 264-9940.

We are an online retailer of high quality loose diamonds and fine jewelry settings for our diamonds. Our web site at www.abazias.com showcases over 100,000 diamonds, most of which are independently certified; and more than 100 styles of fine jewelry, including rings, wedding bands, earrings, necklaces, and bracelets.

We have developed an efficient online cost structure and a unique supply solution that eliminates traditional layers of diamond wholesalers and brokers, which allow us to purchase most of our product offerings at lower prices by avoiding mark-ups imposed by those intermediaries. Our supply solution enables us to purchase only those diamonds that our customers have ordered. As a result, we are able to minimize the costs associated with carrying diamond inventory and limit our risk of potential mark-downs.

The significant costs of diamonds and fine jewelry lead consumers to require substantial information and trusted guidance throughout their purchasing process. Our web site and extensively trained customer service representatives improve the traditional purchasing experience by providing education and detailed product information that enable our customers to objectively compare diamonds and fine jewelry products and make informed decisions. Our web site features interactive search functionality that allows our customers to quickly find the products that meet their exact needs from our broad selection of diamonds and fine jewelry.

Because our business model involves the resale of diamonds and fine jewelry we currently do not take physical position of our diamonds.  Our business model is significantly reliant upon maintaining the relationships with several wholesalers including but not limited to the extension of credit based on our past history with these wholesalers. In the event such credit is reduced, our distribution channels would be reduced or cut off, This would significantly curtail our ability to function in our current format.

We currently deal on a regular basis with between 20 to 30 diamond and fine jewelry dealers who grant us credit. This credit varies between each dealer, from $0 to $200,000. In addition, there are currently in the area of three to five dealers which extend no credit at all. With these dealers it is required that we either provide an independent form of credit or wire transfer before we are able to procure any inventory. However, our current business model requires payments from customers in advance. In the event that a customer decides to return an item, he is responsible for shipping and insuring it back to us. Once we receive the item and verify its condition we refund the customer by the same method he used to make payment. We then ship the item back to the dealer, in most cases we will require no refund since we usually have the item extended to us on credit. If we have already made payment, the dealer will usually refund us by bank wire transfer. Abazias extends a 10 ten day unconditional return policy to all its customers. We also offer on 80% value lifetime trade up policy on all diamond purchases.

As an online retailer, we do not incur most of the costs associated with operating brick and mortar retail stores. We have also created efficiencies in our supply chain through our supplier relationships, which eliminate multiple intermediaries from the traditional supply chain, including many jewelry manufacturers and several layers of diamond and jewelry wholesalers. This allows us to purchase diamonds at lower prices by eliminating the mark-ups typically imposed by these intermediaries. Our business model also avoids much of the cost associated with carrying diamond inventory and minimizes the risk of potential inventory mark-downs. Unlike most other diamond retailers, we do not hold the diamonds we offer for sale in inventory until we receive customer orders. With limited exceptions, most of the diamonds we display are owned by our suppliers. Upon receipt of a customer order for a specific diamond, we purchase that diamond from our supplier, who generally ships it on our behalf in one business day.

We believe this model provides value to our customers, including the following:

•
Detailed Information. We provide convenient access to extensive and consistent product information through our web site. We use this information to educate our customers on the general characteristics of diamonds and fine jewelry and the specific attributes of the items they are viewing

•
Broad Selection. We offer our customers more than 100,000 high quality diamonds, the majority of which are independently certified by independent gemological laboratories such as GIA (Gemological Institute of America). These diamonds can be set in many styles including but not limited to rings, earrings, and pendants. In addition, we offer a limited selection of fine jewelry. Our interactive search functionality allows our customers to efficiently sort through this broad selection.

•	Ability to Customize. Our customers can customize their diamond jewelry purchases by selecting individual diamonds to be set in their choice of ring, earring or pendant settings.

•
Lower Pricing. We are able to offer our customers significantly lower prices than traditional jewelry retailers primarily by eliminating any inventory and associated maintenance costs. Because of our relationship within the diamond supply chain we have established an efficient price structure which has created incentives for our suppliers to provide us with advantageous pricing.

•
Knowledgeable Customer Support. Our extensively trained customer service staff is available to provide assistance to our customers throughout the purchase process, creating a customer experience that instills trust and helps customers make informed purchasing decisions. Unlike many traditional retailers, we currently do not compensate our staff on a commission-based system.

•
Life time trade-up policy. We have a lifetime trade up policy which provides a guaranteed trade up of 80% of the price of the original diamond purchase. This provides our customers with the ability and incentive to become and remain our customers for many years to come. This affords our customers an option that many of our competitors will not extend to them.

•
Free Shipping and 10-day Return Guarantee. We provide free shipping on many of our products. Substantially all diamond engagement rings are delivered by priority overnight delivery. Orders for in-stock, non-customized jewelry that are placed by 3:00 p.m. Eastern time are generally shipped the same day. Deliveries of customized diamond jewelry products typically take no more than 2 weeks. For most items, we offer our customers an unconditional 10-day return policy.

Merchandising

Our merchandise consists of high quality diamonds and fine jewelry, with a particular focus on engagement diamonds and settings. Our online business model, combined with the strength of our supplier relationships, enables us to pursue a dynamic merchandising strategy. Our diamond supplier relationships allow us to display suppliers’ diamond inventories on our web site for purchase without holding the diamonds in our inventory until the products are ordered by customers. Our agreements with suppliers in some cases provide for certain diamonds to be offered online to consumers only through our web site.

Diamonds represent the most significant component of our product offerings. While we currently offer over 70,000, most of which are independently certified diamonds, we limit our diamond offerings to those possessing characteristics associated with high quality merchandise. Accordingly, we offer diamonds with the following characteristics:

•	Shape. Round, princess, emerald, oval, heart, pear, radiant, asscher and marquise.

•
Cut.  Ranging from “Ideal” for diamond cuts that fall within strict mathematical proportions to “Fair” for diamond cuts that maximize the weight of the original stone at the expense of optimal light reflection.

•	Color Grades. Ranging from “D” for no detectable color tone to “J” for nearly undetectable traces of color to the untrained eye.

•	Clarity. Ranging from “FL” for flawless clarity to “I1” for some visible inclusions or flaws.

•	Carat Weight. Generally ranging from approximately 0.25 to 10 carats.

Customers may purchase customized diamond jewelry by selecting a diamond and then choosing from a variety of ring, earring and pendant settings that are designed to match the shape of each individual diamond. The customized product is then assembled and delivered to the customer, typically within four business days.

We offer a broad range of fine jewelry products to complement our selection of high quality customized diamond jewelry. Our selection includes diamond, platinum, and gold jewelry. Our fine jewelry assortment includes rings, wedding bands, earrings, necklaces, pendants, and bracelets. We focus on selected classic and contemporary designs, which we believe maximizes our customer base. We currently have relationships with approximately five fine jewelry suppliers from which we source our jewelry.

Marketing

Our primary target market is 25 to 45 year-old men and women, who represent the largest segment of our customer base. We believe these consumers generally seek high quality diamonds and fine jewelry from a trusted source in a non-intimidating environment, where information, guidance, reputation, convenience and value are important characteristics.

Our marketing and advertising efforts include online and offline initiatives which primarily consist of the following:

•
Portal and Targeted Web Site Advertising. A primary vehicle for our online advertising is the placement of banner advertisements and optimized search results on web sites with high traffic volumes. We currently maintain advertising relationships with AOL, Google, MSN, Overture and Yahoo. In addition, we advertise on sites that appeal to our target customer base and networks that distribute our banner advertisements to multiple web sites.

•
Direct Marketing. We utilize an electronic direct marketing program to encourage repeat purchases and customer retention, generate referral business and provide access to increasing numbers of prospective customers. Once a customer has completed a purchase, we focus on establishing a continuing relationship with that customer in order to encourage repeat purchases. To acquire new customers, we leverage our relationships with existing customers by encouraging them to refer friends and family to our.

Customer Service and Support

A key element of our sales strategy is our ability to provide a high level of customer service and support. We augment our online information resources with knowledgeable, highly trained support staff to give customers confidence in their purchases. Our commitment to customers is reflected in both the high service levels provided by our extensively trained customer service associates, as well as in our guarantees and policies.

Our top priority is to provide, on a timely basis, the personalized customer service that fine jewelry customers require. Our customer service staff answers approximately 85% of all calls to our call center within 10 seconds during normal business hours. They are available to provide assistance via e-mail and telephone five days a week, from 10:00 a.m. to 6 p.m. Eastern time. Although this schedule accommodates almost all of our call volume, we monitor after-hours calls to determine if service hours need to be extended. Our customer service associates are trained to provide guidance on all steps in the process of buying diamonds and fine jewelry, including, among other things, the process for selecting an appropriate item, the purchase of that item, financing and payment alternatives and shipping services.

We prominently display all of our guarantees and policies on our web site to create an environment that is intended to instill confidence in our products. These include policies relating to privacy, security, product availability, pricing, shipping, refunds, exchanges and special orders.

Fulfillment Operations

Our order fulfillment operations strategy is designed to enhance value for our customers by fulfilling orders quickly, securely and accurately. Our fulfillment center has restricted access and security controls and has been designed for the prompt receipt, storage and shipment of our products.

When an order for a customized diamond jewelry setting is received, the third-party supplier who holds the diamond in inventory generally ships it to us within one business day. Upon receipt, the merchandise is sent to assembly for setting and sizing, which is performed by our independent jewelers with whom we maintain ongoing relationships.

Prompt and secure delivery of our products is a high priority, and we ship nearly all diamond and fine jewelry products via nationally recognized carriers. Loose diamonds may be shipped by us or directly by our suppliers to our customers. All shipments of products are fully insured by a third party in case of loss or theft. Customer orders are typically delivered within one to six business days, depending on product availability, price point, shipping method and whether the orders require customization.

For most of our products, we offer an unconditional 10-day return policy, under which customers desiring to return a product receive return authorization by calling our customer service center. Returned products are treated as merchandise receipts and are subject to the same inventory accountability and security steps described above.

Technology and Systems

We have implemented our inventory, merchandising, order processing and fulfillment, customer interaction and financial reporting systems using a combination of proprietary and licensed technologies. We focus our internal development efforts on creating and enhancing the features and functionality of our web site and order processing and fulfillment systems to deliver a high quality customer experience.

Our web site, and in particular our interactive search, are based on internally developed proprietary technology. Our interactive search functionality allows customers to choose a diamond based on price and characteristics such as shape, cut, color, clarity, and carat size. Our web site uses secure encryption technology to send and receive financial information to prevent unauthorized parties from intercepting such information.

We have internally developed critical software systems, including our call center systems and vendor extranet. The inventory management systems that we have developed on our vendor extranet include regularly scheduled data communications between us and our key diamond suppliers. These communications enable us to accurately track individual diamonds located at our suppliers for efficient delivery.

We license third-party information technology systems for our financial reporting, inventory, order fulfillment and merchandising. We use redundant Internet carriers to minimize downtime. Our systems are monitored continuously using third-party software and an on-call team is staffed to respond to any emergencies in the technology infrastructure.

Seasonality

Our business has been highly seasonal, reflecting the retail industry’s general pattern of peak sales in late November and December during the holiday shopping season. The fourth quarter of 2007 accounted for approximately 45% our net sales.   In anticipation of increased sales activity during the fourth quarter, we incur additional expenses, including customer support and jewelry assembly costs. In addition, we make merchandising and inventory decisions for the holiday season well in advance. We also have experienced relatively higher net sales in February and May relating to Valentine’s Day and Mother’s Day. Due to the seasonality of our sales, our quarterly results will fluctuate, perhaps significantly.

Competition

The diamond and fine jewelry retail market is intensely competitive and highly fragmented. Our primary competition comes from online and offline retailers that offer products within the higher value segment of the jewelry market. In the future, we may also compete with other retailers that move into the higher value jewelry segment. Current or potential competitors include the following:

•	independent jewelry stores;

•	retail jewelry store chains;

•	other online retailers that sell jewelry;

•	department stores, chain stores and mass retailers;

•	online auction sites;

•	catalog and television shopping retailers; and

•	discount superstores and wholesale clubs.

In addition to these competitors, we may face competition from suppliers of our products that decide to sell directly to our customers, either through physical retail outlets or through an online store.

We believe that the principal competitive factors in our market are product selection and quality, price, customer service and support, brand recognition, reputation, reliability and trust, web site features and functionality, convenience and delivery performance. We believe that we compete favorably in the market for diamonds and fine jewelry by offering detailed product information, broad product selection, the ability to customize jewelry, lower pricing and knowledgeable customer support to our customers.

Intellectual Property

We rely on technologies that we license from third parties. These licenses may not continue to be available to us on commercially reasonable terms in the future. As a result, we may be required to obtain substitute technologies of lower quality or at greater cost, which could materially adversely affect our business, results of operations and financial condition.

Third parties may assert that our business or the technologies we use infringe upon their rights. We cannot predict whether any such assertions or any claims based on such assertions will harm our business or results of operations. We expect that participants in our market will be increasingly subject to infringement claims as the number of competitors in our industry grows. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into burdensome royalty or licensing agreements.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to retailing or online commerce. However, as the Internet becomes increasingly popular, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Further, the growth of online commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online companies to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online company regarding the manner in which personal information is collected from users and provided to third parties. We do not currently provide individual personal information regarding our users to third parties. However, the adoption of additional privacy or consumer protection laws could create uncertainty in Internet usage and reduce the demand for our products and services.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity, qualification to do business and export or import matters. The vast majority of these laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty for those conducting online commerce. This uncertainty could reduce demand for our products and services or increase the cost of doing business as a result of litigation costs or increased fulfillment costs.

In addition, because our products and services are available over the Internet in multiple states, certain states may claim that we are required to qualify to do business in such state. Currently, we are qualified to do business only in the States of Nevada and Florida. Our failure to qualify to do business in a jurisdiction where we are required to do so could subject us to taxes and penalties. It could also hamper our ability to enforce contracts in these jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could harm our business and results of operations.

Abazias, Inc. is a Nevada corporation formed in 2001 that in 2003 became a wholly-owned subsidiary of Abazias, Inc., a Delaware corporation (f/k/a Hunno Technologies, Inc.) through a share exchange agreement.

Abazias.com, Inc. is a wholly-owned subsidiary of Abazias, is a Nevada corporation formed on February 5 , 2009.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

W e are an online retailer of high quality loose diamonds and fine jewelry settings for our diamonds. Our web site at www.abazias.com showcases over 60,000 diamonds almost all of which are independently certified and around 100 styles of fine jewelry, including rings, wedding bands, earrings, necklaces, and bracelets.

STATEMENTS OF OPERATIONS
For The Years ended December 31, 2008 and 2007

	2008	2007
Sales	$6,428,521	$7,294,858
Cost of sales	5,493,036	6,437,247
Gross profit	935,485	857,611

General and administrative expenses	1,373,848	2,679,236
Net operating loss	(438,363)	(1,821,625)

Interest expense	(16,572)	(5,337)
Net loss	$(454,935)	$(1,826,962)

Basic and diluted net loss per share	$(0.14)	$(0.63)

Weighted average shares outstanding	3,153,453	2,879,115

Year ended December 31, 2008 vs. Year ended December 31, 2007.

Our sales for the year ended December 31, 2007 vs. year ended December 31, 2008 decreased 11.88% from $7,294,858 to $6,428,521 primarily due to general economic conditions which have deteriorated significantly as compared to the previous year. There has been a decrease in lower performing paid search advertising which may have contributed to some decrease in total sales.

Our cost of sales for the year ended December 31, 2007 vs. year ended December 31, 2008 decreased 14.67% from $6,437,247 to $5,493,036 due the corresponding decrease in the amount of diamonds and jewelry sold for the period. This decrease in costs is consistent with the proportional decrease in sales for the period.

Our general and administrative expenses for the year ended December 31, 2007 vs. year ended December 31, 2008 decreased 48.72% from $2,679,236 to $1,373,848 mainly due to a lack of stock based compensation issued to key management and consultants in lieu of salary which was made in the previous year.

Our interest expense for the year ended December 31, 2007 vs. year ended December 31, 2008 increased 210.51% from $5,337 to $16,572 due to the loan from Omni Reliant.

Accordingly, our net loss for the year ended December 31, 2007 vs. year ended December 31, 2008 decreased 75.01% from $1,826,962 to $454,935 mainly due to a lack of stock based compensation issued to key management and consultants in lieu of salary which was made in the previous year as well as a significant decrease in sub-performing paid search advertising.

Three months ended March 31, 2009 vs. three months ended March 31, 2008

	Three Months
	2009	2008

Sales	$1,261,800	$1,792,702
Cost of sales	1,086,436	1,551,880
Gross profit	175,364	240,822

General and administrative	306,510	397,098
Net operating loss	(131,146)	(156,276)

Interest expense	(11,205)	(1,444)
Net Loss	$(142,351)	$(157,720)

Basic and diluted loss per share	$(0.04)	$(0.05)

Weighted average shares outstanding	3,165,522	3,116,981

Three Months Ended March 31, 2009 and 2008

Our sales for the three months ended March 31, 2009 vs. three months ended March 31, 2008 decreased 30% to $1,261,800 from $1,792,702 primarily due to the general market condition.
Our cost of sales for the three months ended March 31, 2009 vs. three months ended March 31, 2009 decreased 30% to $1,086,436 from $1,551,880.

Our general and administrative expenses for the three months March 31, 2009 vs. three months ended March 31, 2008 decreased 23% to $306,510 from $397,098 primarily due to a significant reduction in underperforming paid advertising spend.

Our interest expense for the three months ended March 31, 2009 vs. three months ended March 31, 2008 increased 676% to $11,205 from $1,444. This was a result of a long term loan payable due to OmniReliant.

Our net loss for the three months ended March 31, 2009 vs. three months ended March 31, 2008 had a decreased 10% to $142,351 from $157,720 due to decreased spending on internet related advertising including: search engine optimization, pay per click advertising, and portal advertising related cost and Yahoo.

Liquidity and Capital Resources

At March 31, 2009 we had current assets of:

Cash	$20,199
Accounts receivable	184,776
Inventory	361,023
Total current assets	565,998

At March 31, 2009 we had current liabilities of:

Accounts payable and accrued expenses	$454,098
Total Current Liabilities	454,098

Our revenues may continue to be adversely impacted by the current economic downturn.  However, . a decrease in advertising spending and other expenses may compensate for the current negative cash flow position, although because a significant portion of our expenses are fixed, this may not occur.

Abazias, Inc. (Abazias-Delaware”) has entered into an Agreement and Plan of Merger with OmniReliant Acquisition Sub, Inc., a wholly owned subsidiary of OmniReliant, Inc.

Upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger Abazias-Delaware and OmniReliant Acquisition Sub shall consummate a merger pursuant to which (i) the Abazias-Delaware shall be merged with and into OmniReliant Acquisition Sub and the separate corporate existence of Abazias-Delaware shall thereupon cease, (ii) OmniReliant Acquisition Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Nevada, and (iii) the separate corporate existence of OmniReliant Acquisition Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to below as the "Surviving Corporation."  The Merger shall have the effects set forth under the Laws of the State of Nevada.

The Merger consideration, consisting of the total purchase price payable to the shareholders of the Abazias-Delaware in connection with the acquisition by merger of Abazias-Delaware, shall be delivered and shall consist exclusively of 13,000,000 newly issued shares of Series E Preferred Stock, of OmniReliant (the "Preferred Stock").  The Preferred Stock shall be convertible into shares of common stock of OmniReliant in accordance with the terms of, and the Preferred Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Preferred Stock (the "Certificate of Designation"). An additional 1,000 shares of OmniReliant’s Series E Preferred Stock are being registered in order to account for the rounding up of fractional shares,

Under the terms of the Agreement, during the six months after the Closing Date, Omni will provide additional non-debt funding to Abazias of Five Hundred Thousand Dollars ($500,000.00) to be used by Abazias for general working capital or such other purposes in furtherance of the business of Abazias as Company and Omni shall mutually agree.  This money will be advanced in amounts and at times during this six month period at the request of the officers of Abazias as determined in their sole and absolute discretion.  If any requested advance is not made by the end of a seven (7) day period, Omni shall distribute 13,000,000, or such greater number of shares if more than 13,000,000 shares of Preferred Stock are issued as consideration at closing, to the same shareholders of Abazias in the same amounts as the shares of Preferred Stock distributed to such Company shareholders at Closing. Omni has satisfied the requirement of additional funding and will not be required to issue additional shares of Omni’s common stock to Abazias’ Shareholders under this provision.

On July 30, 2008, Abazias entered into a letter of intent with Omni Reliant Holdings, Inc. (“Omni”)  to purchase approximately 100% of the outstanding common stock of a newly formed subsidiary of Abazias.  As part of the letter of intent, the two parties entered into a convertible note payable.  Omni would advance Abazias up to $500,000.  As of December 31, 2008, Omni advanced Abazias $500,000.  The convertible note  bears interest at 10% per annum with interest  to be paid quarterly, and the principal and all unpaid interest will be due on or before December 31, 2009.  The note is convertible into common stock of Abazias at the closing bid price at the time of conversion with at floor of $.50 per share or convertible into 25% of Abazias’ shares outstanding at the close of the purchase transaction.  If the purchase agreement is not executed the note payable will due on demand.  Subsequent to the end of the quarter Omni advanced Abazias the remaining $250,000.

On February 18, 2009, Abazias executed a 10% Secured Convertible Note Due February 17, 2010 (the “Note”), promising to pay to the order of Omnireliant Holdings, Inc., or its registered assigns or successors-in-interest ( “Holder” ) the principal sum of up One Hundred Thousand Dollars (U.S. $100,000.00), together with all accrued but unpaid interest thereon, no later than February 17, 2010 ( the “ Maturity Date ”) to the extent such principal amount and interest has not been repaid or converted into the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock” ), in accordance with the terms of the Note.

Interest on the unpaid and unconverted principal balance of the Note shall accrue at the rate of 10% per annum from the date of original issuance hereof (the “Issuance Date” ) until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion, redemption or repayment in accordance with the terms of the Note or of the other Agreements.

Subject to the terms of the Note and restrictions and limitations contained in the Note, the Holder shall have the right, at such Holder’s option, at any time and from time to time, to convert the outstanding Principal Amount under the Note in whole or in part at the “Conversion Price,” which shall equal the greater of (i) $0.50 or (ii) the closing bid price of the Corporation’s shares of Common Stock on the date of the Conversion.

Our financial condition could inhibit our ability to achieve our business plan, because we are currently operating at a loss on a non cash flow basis, and an investor cannot determine if or when we will ever become profitable.

Certain Accounting Policies

Revenue recognition

a) Return Policy- For most of our products, we offer an unconditional 10-day return policy, under which customers desiring to return a product receive a return authorization by calling our customer service center. We have, based on historical return figures, been able to determine that returns have never had any material impact on our financial statements, and historically been less then than 5% of  total sales, based on analyzing historical return rates. We therefore expect no more than 5% of sales to be returned which can only occur within 10 days after the sale is made. Returned products are treated as merchandise credits and are subject to the same inventory accountability. Revenue is recognized when the diamonds are shipped, and returns immediately debited against current sales upon any return.

b) Since our inventory is purchased at the time of sale,, we have reviewed EITF 99-19, to clarify if we might be deemed a diamond agent and have to report sales on a net basis.  We clearly do not fit under the appropriate definition as an agent for several reasons. We purchase all of our diamonds under our credit facilities with our various wholesalers. This varies between many dealers and in some cases, requires us to wire funds before a diamond is shipped, to many dealers offering us credit terms of net 30 for payment. The customer that purchase a diamond or other product, does so with us solely, and is never even aware of our wholesaler relationships and could not purchase from them. Consequently, regardless of whether we are paid or not for the diamond or other products we sell, we are obligated to pay our wholesaler for said product once shipped. We have purchased the diamond or product, and the responsibility of said product solely rests with us, including accepting a return from a customer, even when we in turn might not be able to return the same diamond to our wholesaler. Regardless of whether or not the company is deemed an agent, which we clearly are not, we would still fulfill all the indicators under EITF 99-19 for gross revenue reporting. We are the primary obligator in the arrangement, we maintain inventory risk in the event the product is returned, price establishment rests solely with us, we can and do modify the product frequently by mounting diamonds, as well as finishing them and other products, we can and do choose among many suppliers, all products sold are determined by us, we have physical loss risk, and additionally shoulder credit risk. Based on these reasons, we clearly are not an agent, and should report revenues on a gross basis.

Trade up policy

We have a lifetime trade up policy which provides a guaranteed trade up of 80% of the price of the original diamond purchase. This provides our customers with the ability and incentive to become and remain our customers for many years to come. This affords our customers an option that many of our competitors will not extend to them. If the buyer exercised his/her trade-in right (functionally an option written by us), we would exchange a new diamond in for the original. Under normal circumstances, any trade up policy exercised would be even more profitable than a sale not including an exercised policy. This is because, on average we would make our normal markup, in addition to getting a discount that is greater than our cost on the diamond traded. It is conceivably possible, in a catastrophic event to the diamond markets which caused the value of diamonds to drop, customers would want to take advantage of this policy. Our policy is limited to the value of the diamond traded in, being close to the value when purchased. As such, we are protected from the functional price guarantee as mentioned in EITF 00-24 and FIN 45. Specifically our policy is only valid when, the diamond is at least 80% of the wholesale per carat price at time of purchase, based on published wholesale prices in the Rappaport industry publication, which is the de-facto standard for diamond pricing. To date, no customers have exercised this policy with us. After reviewing EITF 00-24 and FIN 45, we would not have any potential financial exposure to account for as a result of this policy, since our trade in value requirements based on current market conditions at the time of trade in, require the diamond to be worth 80% of the wholesale carat price, and if it does not, no trade up policy is valid.

Legal Proceedings

None.

Changes in and Disagreements with Accountants

None.

THE ABAZIAS SPECIAL MEETING

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by the Abazias board of directors of proxies to be voted at the Abazias special meeting, which is to be held, on August 26, 2009 at 10:00 a.m., local time. On or about August 14, 2009, Abazias commenced mailing this Joint Proxy Statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the meeting.

Purposes of the Abazias Special Meeting

The purposes of the special meeting are to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of April 29, 2009 , among Abazias, OmniReliant  and OmniReliant Acquisition Sub, Inc., a wholly-owned subsidiary of OmniReliant , and the approval of the merger reflected therein, and to consider and vote upon any procedural matters incident to the conduct of the special meeting.

Abazias Record Date; Abazias’ common Stock Entitled to Vote

The close of business on August 10, 2009, which we refer to as the record date, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Abazias special meeting.  As of the record date there were 3,178,057 shares of Abazias’ common stock outstanding and entitled to vote. Each share of Abazias’ common stock entitles its record holder to one vote on all matters properly coming before the Abazias special meeting.

A complete list of Abazias stockholders entitled to vote at the Abazias special meeting will be available for examination by any Abazias stockholder at Abazias’ principal executive office, 5214 SW 91 st Terrace, Suite A, Gainesville, FL 32608, for purposes pertaining to the Abazias special meeting, during normal business hours for a period of ten days before the Abazias special meeting, and at the time and place of the Abazias special meeting.

Quorum and Votes Required

In order to carry on the business of the Abazias special meeting, Abazias must have a quorum. Abazias stockholders who hold a majority of the Abazias’ common stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Abazias special meeting.

The affirmative vote of a majority of the outstanding shares of Abazias’ common stock entitled to vote is required to adopt the Agreement and Plan of Merger.  Acting upon any procedural matters incident to the conduct of the special meeting will require the affirmative vote of a majority of the shares of Abazias’ common stock present or represented by proxy at the special meeting and entitled to vote on such matter.

Effects of Abstentions and Broker Non-Votes

Absent specific instructions from the beneficial owner of shares, brokers may not vote shares of Abazias’ common stock with respect to the adoption of the Agreement and Plan of Merger, any other matters that may properly come before the special meeting. For purposes of determining whether stockholders have approved the adoption of the Agreement and Plan of Merger, abstentions and broker non-votes will have the same effect as a vote against the Agreement and Plan of Merger. For purposes of acting upon any procedural matters incident to the conduct of the meeting, abstentions and broker non-votes will have no effect on the outcome of the action.

Voting by Abazias Directors and Executive Officers

At the close of business on the record date, directors and executive officers of Abazias were entitled to vote 1,655,000 shares of Abazias’ common stock, collectively representing approximately 53.12 % of the outstanding shares of Abazias’ common stock on that date.  Oscar Rodriguez and Jesus Diaz, the controlling shareholder’s of Abazias, have agreed to vote their shares, which constitute approximately 53% of the voting shares of Abazias, in favor of the adoption of the Agreement and Plan of Merger.  The Support Agreements between Abazias and Oscar Rodriguez and Jesus Diaz are attached hereto as Exhibits 10.8 and 10.9, respectively. These Support Agreements memonalize Mr. Rodriguez's and Mr. Diaz's agreement to vote their respective shares in favor of the adoption of the Agreement and Plan of Merger.

Voting of Proxies

Giving a proxy means that you authorize the persons named in the enclosed proxy card to vote your shares at the Abazias special meeting in the manner you direct.  If you are a record holder, you may vote by proxy or in person at the meeting. To vote by proxy, you must complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.  You may also submit a proxy by telephone or through the Internet by following the instructions included with the proxy card.

The shares of Abazias’ common stock represented by your proxy will be voted at the Abazias special meeting in accordance with the instructions contained on the proxy card. If any proxy is returned without indication as to how to vote, the Abazias’ common stock represented by the proxy will be considered a vote in favor of all matters for consideration at the Abazias special meeting.

If your shares are held in "street name," through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. "Street name" stockholders who wish to vote at the meeting in person will need to obtain a proxy form from the institution that holds their shares.

Every Abazias stockholder's vote is important. Accordingly, you should sign, date and return the enclosed proxy card or voting preference card, if your shares are held in "street name," whether or not you plan to attend the Abazias special meeting in person.

Revocability of Proxies and Changes to Abazias Stockholder's Vote

You have the power to change your vote at any time before your shares are voted at the Abazias special meeting.  If you are a record holder, you may do this in one of three ways:

•	deliver a written instrument revoking the proxy to our Secretary,

•	deliver another proxy with a later date to our Secretary,

•	submit a new proxy by telephone or through the Internet at a later time, but not later than 11:59 p.m. (Eastern Time) on August 24, 2009; or

•	vote in person.

Attendance at the annual meeting will not constitute a revocation of a proxy absent compliance with one of the foregoing three methods of revocation.   If you choose either of the first two methods, you must take the described action no later than the beginning of the Abazias special meeting.   If your shares are held in an account at a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote, as none of the above three choices is available with respect to those shares.

Solicitation of Proxies

The solicitation of proxies from Abazias stockholders is made on behalf of the Abazias board of directors. OmniReliant will pay the costs and expenses of filing this Joint Proxy Statement/prospectus and Abazias will pay the costs and expenses of printing and mailing this Joint Proxy Statement/prospectus.  Each party will be responsible for payment of its attorneys', accountants', financial advisors' and consultants' fees and expenses.  Abazias will pay the costs of soliciting and obtaining these proxies, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by Abazias' officers and employees by mail, telephone, fax,  or personal interviews.

Only record holders (registered stockholders who hold stock in their name) or beneficial owners (stockholders who hold stock through a bank, broker or other nominee) of Abazias’ common stock or their proxies may attend the Abazias special meeting in person. Registration and seating will begin at 9:00 a.m., local time.

Board Recommendation

As discussed elsewhere in this Joint Proxy Statement/prospectus, Abazias is asking its stockholders to adopt the Agreement and Plan of Merger. Holders of Abazias’ common stock should read carefully this Joint Proxy Statement/prospectus in its entirety, including the annexes, for more detailed information concerning the Agreement and Plan of Merger and the merger. In particular, holders of Abazias’ common stock are directed to the Agreement and Plan of Merger. A copy of the Agreement and Plan of Merger is attached as Appendix A to this Joint Proxy Statement/prospectus.   The Abazias board of directors unanimously recommends that Abazias stockholders vote FOR the proposal to adopt the Agreement and Plan of Merger.

Other Matters to Come Before the Abazias Special Meeting

No other matters are intended to be brought before the Abazias special meeting by Abazias, and Abazias does not know of any matters to be brought before the Abazias special meeting by others. If, however, any other matters properly come before the Abazias special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment on any such matter.

The Merger

The following is a description of the material aspects of the merger, including the Agreement and Plan of Merger. While OmniReliant and Abazias believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. OmniReliant and Abazias encourage you to read carefully this entire Joint Proxy Statement/prospectus, including the Agreement and Plan of Merger, for a more complete understanding of the merger. The Stock Purchase Agreement, Amended Stock Purchase Agreement and Agreement and Plan of Merger are incorporated by reference herein and a copy of the Agreement and Plan of Merger is attached as Appendix A to this Joint Proxy Statement/prospectus.

Background of the Merger

In June 2008 Paul Morrison, President and CEO of OmniReliant Holdings, Inc. (“Omni”) had a meeting with Chris Phillips and Richard Diamond both directors of Omni to discuss possibilities for strategic opportunities.  During the meeting, Mr. Diamond mentioned a company named Abazias, Inc. (“Abazias”). Mr. Diamond met Oscar Rodriguez, President and Chief Executive Officer of Abazias, Inc. at a charity function at the Tourneau Time Machine in New York.

In July 2008 Mr. Morrison had a telephone conversation with Mr. Rodriguez, to explore strategic opportunities for Omni. In anticipation of a business review of Abazias, Omni and Abazias entered verbally into an agreement of confidentiality for the purpose of permitting Omni to review certain non-public information relating to a possible transaction with Abazias.

On July 14, 2008, Mr. Morrison instructed his SEC Counsel, Darrin Ocasio to prepare a draft of a letter of intent relating to the possible acquisition of Abazias by Omni.

On July 15, 2008, Omni provided Abazias with its initial draft Letter of Intent indicating its interest in buying 100% of the common stock of a subsidiary of Abazias for shares of Omni’s stock, subject to satisfying completion of a due diligence review of Omni and Abazias and negotiation of definitive documentation.

On July 17, 2008, Mr. Rodriguez and Jesus Diaz, the chief financial officer for Abazias traveled from Gainesville to Clearwater Florida to visit the corporate offices of Omni and meet with Mr. Morrison, Chris Phillips, and Richard Diamond, who along with Mr. Morrison make up the board of directors of Omni.

The discussion included the following:

In General: Abazias is an on line retailer focused on sales of jewelry and diamonds.  Abazias has significant experience in search engine optimization and e-commerce.  Omni is focused on distribution of its products via direct response and infomercials.

Strategy:  Omni desires to expand its on line holdings.  Also, Omni wants to capitalize on search engine optimization which Abazias has significant experience.  Abazias desires to capitalize on the additional channels of distribution that Omni has in the areas of direct response, infomercials and video integration into websites.

Competitive Landscape:  Omni discussed that the on line landscape for jewelry and diamond sale looked promising as noted by the success of Abazias competitors including Blue Nile and ICE to name a few. Individual consumers are relying more on online services like those contained in the Abazias website.

Market Trends:  Abazias fells that given the current economic environment a lot of brick and mortar retailers are moving towards on line sales like those offered by Abazias.  Both Abazias and Omni feel that the combined companies provided synergistic leverage to take advantage of this trend.

Sales and Marketing:  Abazias brings experience in e-commerce and search engine optimization which can be leveraged across all of Omni’s current and future holdings.  Omni brings experience in selling products via direct response and infomercials.

Product Development:  We discussed that the addition of video to the Abazias website should enhance sales for Abazias. This is an expertise of Omni.

Management and Organization:  Omni is currently focused on M&A which will be instrumental to fill any needs Abazias faces now and in the future.  The management of Abazias can help with marketing of other e-commerce business that Omni owns.

Historical and Projected Financial Results:  Discussions including a review of the historical financials of both Omni and Abazias.  This financial information is available via EDGAR.  While the discussion included an oral analysis of projected financial results, but no paperwork or hard projections were exchanged. The oral analysis of projected financial results focused on Abazias’ potential generated sales for the period of July 1, 2008 to June 30, 2009, which was OmniReliant’s upcoming fiscal year. The oral analysis utilized historical sales revenue generated, current economic conditions as well as an overall review of Abazias’ historical financial statements in order to generate an estimated projection of Abazias’ future sales. Abazias’ projected sales revenue was estimated at between $8,000,000 and $10,000,000 and Abazias’ projected EBITA was estimated at $1,000,000.

From time to time thereafter, representatives of Omni requested and received certain additional information from Abazias. Additionally, from time to time thereafter, representatives of Abazias requested and received certain additional information from Omni. Discussions also included that Abazias needed additional funding that Omni could potentially provide. Abazias provided OmniReliant with information regarding details about its inventory type and content, vendors and insurance policies. OmniReliant provided Abazias with information regarding its business plan, including its marketing resources.

On July 18, 2008,Mr. Rodriguez and Mr. Diaz of Abazias and Mr. Morrison, Mr. Phillips and Mr. Diamond of Omni discussed the terms of the Letter of Intent. These representatives of Omni and Abazias commenced negotiations with respect to the Letter of Intent.

On July 30, 2008, Omni presented a final draft of the letter of intent to Abazias for execution.  The letter was counter signed on August 4, 2008.

In August 6, 2008 both Abazias and Omni issued a press release announcing that the letter of intent had been signed.

On August 7, 2008, Mr. Morrison instructed his SEC counsel, Darrin Ocasio to prepare a draft of a promissory note in the amount of $500,000 as well as preparing the related note purchase agreement and security agreement for Omni to lend Abazias $500,000.

On August 8, 2008, Mr. Rodriguez and Mr. Diaz of Abazias and Mr. Morrison, Mr. Phillips and Mr. Diamond of Omni commenced negotiations with respect to the Agreement of Sale.

On August 8, 2008, Mr. Morrison of Omni met with Mr. Rodriguez and Mr. Diaz of Abazias in Gainesville, Florida at the corporate offices of Abazias to conduct a high level business review of Abazias.

On August 13, 2008, Mr. Rodriguez and Mr. Diaz had a telephone conference with Mr. Phillips and Mr. Morrison.  Mr. Diaz provided a detailed review of Abazias that included a review of the technology behind the website of Abazias in preparation for a visit to Omni by Abazias.

On August 14, 2008, Mr. Rodriguez and Mr. Diaz traveled from Gainesville to Clearwater to meet for the purpose of conducting a high-level business review of Omni. During such meeting, Mr. Morrison of Omni provided to Abazias certain information regarding Omni. During Mr. Rodriguez’ and Mr. Diaz’ trip, Mr. Morrison provided them with information regarding OmniReliant’s marketing capabilities as well as information regarding the use of web videos and infomercials in Abazias’ business plan.

On August 18, 2008, Abazias executed the note for $500,000 and the related note purchase agreement and security agreement.

During the month of September 2008 Omni’s SEC Counsel, Darrin Ocasio worked on drafts of the transaction documents.

On September 12, 2008, Abazias was served with a lawsuit related to patent infringement on the Abazias website.

On October 2, 2008, Abazias engaged a special 1P counsel, Mr. Peter Berger of Levisohn Berger, PA.

On September 19, 2008, Omni’s SEC counsel, Darrin Ocasio distributed to Abazias certain transaction documents for the Abazias transaction.

During the month of October 2008 Omni’s SEC Counsel, Darrin Ocasio worked on drafts of the transaction documents.

On October 22, 2008, Mr. Ocasio distributed to Abazias certain transaction documents for the Abazias transaction.

On October 22, 2008, Omni received comments on the transaction documents from Abazias  .

On October 23, 2008, Mr. Ocasio distributed to Abazias certain transaction documents for the Abazias transaction.

During the month of November 2008 Mr. Ocasio worked on drafts of the transaction documents.

On November 5, 2008 ancillary documents to the transaction documents were circulated.

On December 1, 2008, Omni’s SEC counsel, Mr. Darrin Ocasio and Mr. Matt Kamen distributed the closing documents for the transaction with Abazias.

On December 3, 2008, Abazias and Omni entered in the Securities Purchase Agreement.

On December 9, 2008 both Abazias and Omni issued a press release announcing that the Securities Purchase Agreement and related documentation had been signed.

On December 11, 2008, Abazias settled the IP lawsuit. Abazias agreed to pay the patent holder $20,000 and the patent holder agreed to grant Abazias a license to use its patents.

On January 8, 2009, Mr. Morrison met with Mr. Rodriguez and Mr. Diaz of Abazias in Gainesville.

On January 27, 2009, Omni requested an amendment to the Securities Purchase Agreement (the “Amendment”).  It was determined that the original structure of the transaction would not constitute a “tax free” exchange for the shareholders of Abazias.  The transaction was restructured to allow for the exchange of the common shares of Abazias for the preferred shares of Omni.

On February 5, 2009 Omni’s Board of Directors approved the Amendment.

On February 5, 2009, Abazias and Omni entered into the Amendment.

On April 29, 2009 Omni’s Board of Directors approved the Agreement and Plan of Merger to supersede and replace Amended Securities Purchase Agreement, which more accurately reflected the nature of the transaction and to clarify the parties’ intent with respect to certain tax issues. The Parties arrived at the amount of consideration to be paid to Abazias shareholders through third party negotiations.

On April 29, 2009, Abazias and Omni entered into the Agreement and Plan of  Merger.

Recommendation of the Abazias Board of Directors

By unanimous vote, the Abazias board of directors, at a meeting held on April 29, 2009, determined that the Agreement and Plan of Merger and the transactions contemplated by the Agreement and Plan of Merger were advisable for, fair to and in the best interests of Abazias and its stockholders, and approved the Agreement and Plan of Merger, the merger and the other transactions contemplated by the Agreement and Plan of Merger. The Abazias board of directors unanimously recommends that Abazias stockholders vote FOR the proposal to adopt the Agreement and Plan of Merger.

Abazias’ Reasons for the Merger

In considering the recommendation of Abazias’ board of directors with respect to the merger agreement, you should be aware that some of Abazias’ directors and executive officers who participated in meetings of the board of directors have interests in the merger that are different from, or in addition to, the interests of Abazias’ stockholders generally. See “The Merger — Interests of Abazias’ Directors and Executive Officers in the Merger” beginning on page 89.

In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and to recommend adoption of the merger agreement to Abazias stockholders, Abazias’ board of directors consulted with the company’s senior management team, as well as the company’s outside legal and financial advisors, and considered, among other things, the process it had overseen to investigate potential business combination transactions and other strategic and financial alternatives and ultimately to negotiate the merger agreement with OmniReliant, including:

-the business, competitive position, strategy and prospects of Abazias, the risk that it will not successfully implement its strategy and achieve its prospects, the competitive position of current and likely competitors in the industry in which Abazias competes, and current industry, economic, and market conditions.  The Board believed this supported its decision because the business in which Abazias operates, on-line retail diamonds, is intensely competitive and the current economic downturn has impacted its business as on-line diamond retailer.  Without the possibility of greater access to capital and the ability to utilize marketing tools OmniReliant provides, the Board felt that Abazias might have to cease operations cause investors to lose their entire investment in the company;

-the value of the consideration to be received by the Abazias stockholders. The Board believed this supported its decision because the merger agreement has a floor price of $.50 per OmniReliant shares to be received, which was greater than the current trading price of Abazias at the time, which was $0.30 at December 3, 2008 and

-the business, competitive position, strategy and prospects of OmniReliant, its success to date in integrating other acquired businesses and the perceived value of OmniReliant  and Abazias as a combined business. The Board believed this supported its decision because Abazias will gain greater access to capital and enhanced marketing tools as a combined rather than a stand-alone business and Abazias’ knowledge and experience in the on-line retail business can benefit potential business growth of OmniReliant;

-its review of Abazias’ business, operations and financial condition. The Board believed this supported its decision because Abazias’ financial position as a stand alone business is currently precarious and without the possibility of greater access to capital and the ability to utilize marketing tools OmniReliant provides, the Board felt that Abazias might have to cease operations cause investors to lose their entire investment in the company;

-its familiarity with trends in the on-line diamond retail business, particularly for smaller, companies with limited operating capital. The Board believed this supported its decision because Abazias’ knowledge and experience in the on-line retail business can benefit potential business growth of OmniReliant; and

-its review of other financial and strategic alternatives available to Abazias, including continuing to seek to operate the company on a stand-alone basis, the feasibility of raising additional financing in the current macroeconomic environment, liquidating the company, and the benefits and risks associated with such alternatives compared to the proposed merger. The Board believed this supported its decision because Abazias’ financial position as a stand alone business is currently precarious and without the possibility of greater access to capital and the ability to utilize marketing tools OmniReliant provides, the Board felt that Abazias might have to cease operations cause investors to lose their entire investment in the company.

In addition to reviewing and considering the factors described above, Abazias’ board of directors considered a number of additional factors, including, among other things, the following factors which Abazias’ board of directors viewed as supporting its decision:

-Abazias stockholders will have the opportunity to participate in the potential growth of OmniReliant after the merger;

-the market potential for Abazias’ products using the combined company’s resources;

-OmniReliant’s greater access to capital;

-Abazias’ limited prospects to continue as an independent company;

-the historic, current and prospective financial condition, results of operations and cash flows of Abazias, particularly the fact that due to capital limitations, Abazias has limited potential to expand its business;

-based on Abazias’ efforts for the past several years to attract capital and to pursue alternative transactions, the low probability that any alternative transaction would be available to Abazias that would provide the -same or greater value to Abazias stockholders within a reasonable time frame;

The Board believed these factors supported its decision because Abazias’ financial position as a stand alone business is currently precarious and without the possibility of greater access to capital and the ability to utilize marketing tools OmniReliant provides, the Board felt that Abazias might have to cease operations cause investors to lose their entire investment in the company.

-the shares of OmniReliant common stock issued to Abazias stockholders as merger consideration will be registered with the SEC and will be freely tradable for Abazias stockholders who are not affiliates of OmniReliant.  The Board believed these factors supported its decision because Abazias’ shareholders with free trading stock would continue to own free trading stock after the merger;

-the terms and conditions of the merger agreement, including the merger consideration. The Board believed this supported its decision because the merger agreement has a floor price of $.50 per OmniReliant shares to be received, which was greater than the current trading price of Abazias at the time, which was $0.30 at December 8, 2008

-the belief that the terms of the merger agreement, including the parties’ representations, warranties and covenants and the conditions to the parties’ respective obligations, are reasonable.  The Board believed this supported its decision because the merger agreement contains these matters concerning OmniReliant which provide additional legal protections for Abazias and its shareholders.

-the terms of the transaction, including the merger consideration, as compared to the terms that might be achieved with other similar transactions with other potential merger partners.  The Board believed this supported its decision because given Abazias’ current financial situation, it believed no other potential merger partner would offer better terms.

-dissenters’ rights would be available to Abazias stockholders under applicable state law. The Board believed this supported its decision because the state law provides legal protections for shareholders who do not believe they are receiving fair value consideration;

-Abazias’ board of directors also considered the following potentially negative factors in reaching its decision to approve and authorize the merger agreement, the merger and the other transactions contemplated under the merger agreement:

-OmniReliant may not be able to access capital following the closing of the merger The Board believed this detracted from its decision because a principal reason for the merger, greater access to capital, might not be achieved;

the loss of management independence, even though mitigated by terms in the employment agreements The Board believed this detracted from its decision because a loss of independence of management could impede Abazias ability to implement its business plan;

-the perceived synergistic advantages of combining the two companies may not materialize.  The Board believed this detracted from its decision because the perceived the ability to utilize marketing tools OmniReliant provides may not materalize;

-the risk that, while the merger is expected to be completed, there is no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied and, as a result, it is possible that the merger may not be completed even if approved by our stockholders;

-if the merger is not completed for whatever reason, Abazias will have incurred substantial expenses, and will have to repay OmniReliant for amounts borrowed under the Note which Abazias may not be able to pay, in which event OmniReliant would be entitled to pursue its remedies under the Notes.

The Board believed these factors  detracted from its decision because a failure to consummate the merger might leave Abazias in an even more precarious financial position;

-the interests of Abazias’ directors and officers may be different in certain respects from the interests of Abazias stockholders, generally, as described under “The Merger — Interests of Abazias’ Directors and Executive Officers in the Merger” beginning on page 89 of this proxy statement/prospectus. The Board believed this detracted from its decision because Abazias’ shareholders could perceive conflicts of interest affecting the Board’s decision;

-the restrictions on the conduct of our business prior to the consummation of the merger, which, subject to specific limitations, may delay or prevent us from taking certain actions during the time that the merger agreement remains in effect.  The Board believed this detracted from its decision because Abazias’ might not be able to take certain actions which management believed could further the company’s business during this interim period; ; and

-other risk factors described under the section entitled “Risk Factors” beginning on page 43 of this proxy statement/prospectus.  The Board believed this detracted from its decision because the decision to move forward with the merger is not without risk to Abazias shareholders.

Abazias’ board of directors considered all of these factors as a whole and considered the factors in their totality to favor and support the decision to approve and authorize the merger agreement, the merger, and the other transactions contemplated under the merger agreement and to recommend that Abazias’ stockholders adopt the merger agreement.

In view of the variety of factors considered in connection with its evaluation of the merger, Abazias’ board of directors did not find it practicable to, and therefore did not, quantify, rank, or otherwise assign relative or specific weight or values to any of these factors. In addition, each individual director may have given different weights to different factors.  However, most significant among all of these factors was the believe that without this merger, Abazias might have to cease operations cause investors to lose their entire investment in the company.

OmniReliant’s Reasons for the Merger

Omni entered into the merger agreement with Abazias because, among other things, Omni believes that the financial condition of Abazias combined with the expertise and assets of Omni is consistent with its expansion and overall business strategy. The acquisition will expand Omni’s ability to finance its operations and further its growth, thereby providing Omni the opportunity to increase its overall revenue.

In reaching its decision, Omni’s board of directors, in consultation with Omni’s management and its outside legal advisors, considered a variety of other material factors, including:

- the potential of the combined company to enhance stockholder value through operating efficiencies.

- a larger combined customer base and complementary distribution channels will provide leverage for expanded sales and marketing opportunities for Omni.

- the potential for Omni to provide a broader range of products, product features and solutions as a result of the Transaction, thereby enhancing Omni’s competitive strength and increasing its ability to satisfy the requirements of existing and new customers.

Omni’s board of directors also considered the following potentially negative factors in reaching its decision to approve and authorize the merger agreement, the merger and the other transactions contemplated under the merger agreement:

-the perceived synergistic advantages of combining the two companies may not materialize;

-if the merger is not completed for whatever reason, Abazias will have incurred substantial expenses, and will have to repay OmniReliant for amounts borrowed under the Note which Abazias may not be able to pay, in which event OmniReliant would be entitled to pursue its remedies under the Notes;

-the risk that, while the merger is expected to be completed, there is no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied and, as a result, it is possible that the merger may not be completed even if approved by Abazias stockholders; and

-other risk factors described under the section entitled “Risk Factors” beginning on page 43 of this proxy statement/prospectus.

Omni’s board of directors considered all of these factors as a whole and considered the factors in their totality to favor and support the decision to approve and authorize the merger agreement, the merger, and the other transactions contemplated under the merger agreement.

In view of the variety of factors considered in connection with its evaluation of the merger, Omni’s board of directors did not find it practicable to, and therefore did not, quantify, rank, or otherwise assign relative or specific weight or values to any of these factors. In addition, each individual director may have given different weights to different factors.

Interests of Executive Officers and Directors in the Merger

Commensurate with the entering into of the Agreement and Plan of Merger, Abazias.com has entered into Employment Agreements with Oscar Rodriguez and Jesus Diaz, with Mr. Rodriguez serving as Chief Executive Officer and President of Abazias.com and Mr. Diaz serving as Vice President, Chief Financial Officer and Chief Operating Officer of Abazias.com. The Employment Agreements shall become effective upon the closing of the transaction. The Employment Agreements are for a term of twenty-four (24) months and shall be automatically renewed for successive one (1) year periods, subject to the provisions of the Employment Agreements. The employment Agreement also provide for annual compensation of One Hundred Thousand Dollars ($100,000) per year for Mr. Rodriguez and for Eighty Five Thousand Dollars ($85,000) for Mr. Diaz. Upon the entering into of these Employment Agreements, Oscar Rodriguez received a signing bonus of Three Hundred and Eleven Thousand Three Hundred Dollars ($311,300.00) and Jesus Diaz received a signing bonus of One Hundred and Six Thousand Three Hundred and Fifty Dollars ($106,350.00).   The employment agreements also provide for annual bonuses and incentive compensation.  The bonuses will be determined by the board of directors who will use its discretion to determine the bonus amounts based on sales, gross margin, EBITDA, and operating profits amongst other non-financial compensation.  The incentive compensation is as follows: In the event the Company sells for in excess of Fifteen Million Dollars ($15,000,000) in cash within two (2) years of the Closing Date, as that term is defined in the Securities Purchase Agreement by and between the OmniReliant, Abazias, Inc. and Abazias.com, Inc., the Executive shall receive additional compensation. The additional compensation will be fifty percent (50%) of every dollar over Fifteen Million dollars ($15,000,000) in cash and up to Seventeen Million dollars ($17,000,000) and Seven and One half percent (7.5%) of the cash in excess of $17,000,000 (the “Incentive Compensation”).   In addition, Mr. Rodriguez is the beneficial owner of 1,125,000 shares of Abazias common stock and Mr. Diaz is the beneficial owner of 375,000 shares of Abazias common stock.  Mr. Rodriguez and Mr. Diaz will each receive shares of OmniReliant Series E Preferred Stock, on a pro rata basis, based on their respective beneficial ownership.

Chris Phillips, a director of OmniReliant, own or controls 99,239 shares of Abazias, Inc. As a condition of Mr. Phillips' current employment with Vicis Capital Master Fund, on or before the closing of this transaction, Mr. Phillips will be transferring/selling ownership and/or control of these shares at a purchase price which has yet to be determined.  The current value of these shares is $74,429.25, which is calculated based on the most recent closing price of Abazias’ Common Stock of $0.75 on June 17, 2009.   To date, Mr. Phillips currently has no agreement or understanding to transfer such shares.

Material United States Federal Income Tax Consequences

Generally

The following discussion summarizes the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Abazias common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, administrative pronouncements and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect.  Any such change could affect the accuracy of this discussion.

This discussion assumes you hold your shares of Abazias common stock as capital assets within the meaning of Section 1221 of the Code.  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to U.S. holders of Abazias common stock subject to special treatment under the federal income tax laws such as:

☐	insurance companies;

☐	investment companies;

☐	tax-exempt organizations;

☐	financial institutions;

☐	dealers in securities or foreign currency;

☐	banks or trusts;

☐	persons that hold Abazias common stock as part of a straddle, hedge, constructive sale, conversion or other integrated security transaction;

☐	persons that have a functional currency other than the U.S. dollar;

☐	investors in pass-through entities; or

☐	persons who acquired their Abazias common stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan.

This discussion does not address the tax consequences to holders of Abazias common stock who exercise appraisal and/or dissenter’s rights.  Further, this discussion does not consider the potential effects of any state, local or foreign tax laws or U.S. federal tax laws other than federal income tax laws.

This discussion is not intended to be tax advice to any particular holder of Abazias common stock.  Tax matters regarding the Merger are complicated, and the tax consequences of the Merger to you will depend on your particular situation.  You should consult your own tax advisor regarding the specific tax consequences to you of the Merger, including the applicability and effect of federal, state, local and foreign income and other tax laws.

For purposes of this discussion, you are a “U.S. holder” if you beneficially own Abazias common stock and you are:

☐	a citizen or resident of the United States for federal income tax purposes;

☐	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

☐
a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

☐	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If an entity classified as a partnership for U.S. federal income tax purposes holds Abazias common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.   Partners of partnerships holding Abazias common stock are urged to consult their own tax advisors.

Neither OmniReliant nor Abazias have requested a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences of the Merger and, as a result, there can be no assurance that the IRS will not disagree with any of the conclusions described below.  In the opinion of OmniReliant’s counsel, Bush Ross, P.A., the Merger will, under current law, constitute a tax-free reorganization under Section 368(a) of the Code, and OmniReliant and Abazias will each be a party to the reorganization within the meaning of Section 368(b) of the Code.  In rendering such opinion, counsel has relied upon written representations and covenants of OmniReliant and Abazias.  The opinion of OmniReliant’s counsel is not binding on the IRS or any court.

The discussion below summarizes the material U.S. federal income tax consequences to a U.S. holder of Abazias common stock resulting from the qualification of the Merger as reorganization within the meaning of Section 368(a) of the Code.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

As a tax-free reorganization, the Merger will have the following federal income tax consequences for U.S. holders of Abazias common stock:

1.           No gain or loss will be recognized by U.S. holders of Abazias common stock as a result of the exchange of such shares for shares of OmniReliant Series Preferred Stock pursuant to the Merger.

2.           The tax basis of the shares of OmniReliant Series E Preferred Stock received by each U.S. holder of Abazias will equal the tax basis of such U.S. holder’s shares of Abazias common stock exchanged in the Merger.

3.           The holding period for the shares of OmniReliant Series E Preferred Stock received by each U.S. holder of Abazias will include the holding period for the shares of Abazias common stock of such U.S. holder exchanged in the Merger.

Reporting and Retention Requirements

If you receive OmniReliant Series E Preferred Stock as a result of the Merger, you are required to retain certain records pertaining to the Merger pursuant to the Treasury Regulations under the Code.  If you are a “significant holder” (as defined in the Treasury Regulations under the Code) of Abazias securities, you must file with your U.S. federal income tax return for the year in which the Merger takes place a statement setting forth certain facts relating to the Merger.   You are urged to consult your tax advisors concerning potential reporting requirements.

No Regulatory Approval Required for Transaction

The consummation of the Transaction is not contingent upon or subject to the approval of any regulatory agency or authority.

Dissenter’s/Appraisal Rights

Holders of shares of Abazias common stock who do not vote in favor of the merger proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the Delaware General Corporation Law, which we refer to as Section 262.

The following discussion includes the material provisions of the law pertaining to appraisal rights under the Delaware General Corporation Law but is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law and is qualified in its entirety by the full text of Section 262 which is attached as  Appendix B  to this proxy statement/prospectus. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Under Section 262, holders of shares of Abazias common stock who do not vote in favor of the merger proposal and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery, which we refer to as the Court, and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Court, together with interest, if any, to be paid upon the amount determined to be the fair value.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available for any and all shares and include in the notice a copy of Section 262. This proxy statement/prospectus shall constitute the notice, and the full text of Section 262 is attached as Annex D to this proxy statement/prospectus. Any holder of Abazias common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Abazias believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Filing Written Demand. Any holder of Abazias common stock wishing to exercise appraisal rights must deliver to Abazias, before the vote on the merger proposal at the Abazias special meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the merger proposal. A holder of shares of Abazias common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the closing date of the merger, since appraisal rights will be lost if the shares are transferred prior to the effective date of the merger. The holder must not vote in favor of the merger proposal. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. Neither voting against the merger proposal, nor abstaining from voting or failing to vote on the merger proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. The demand must reasonably inform Abazias of the identity of the stockholder as well as the intention of the stockholder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the merger proposal at the Abazias special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of Abazias common stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal in respect of shares of Abazias common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, should specify the holder’s name and mailing address and the number of shares registered in the holder’s name and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. Abazias stockholders whose shares of Abazias common stock are held in a stock brokerage account or by a bank or other nominee and who wish to exercise appraisal rights are urged to consult with their broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to Abazias at 5214 SW 91 st Terrace Suite A, Gainesville, FL 32608Attn: Chief Executive Officer.

At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the terms offered pursuant to the merger agreement by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Court will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the closing date of the merger. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Court does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.

Notice by the Surviving Corporation. Within ten days after the effective date of the merger, the surviving corporation must notify each holder of Abazias common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the merger proposal, that the merger has become effective.

Filing a Petition for Appraisal. Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any holder of Abazias common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition with the Court demanding a determination of the fair value of the shares held by all dissenting holders. The surviving corporation is under no obligation to, and has no present intention to, file a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of Abazias common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Abazias common stock within the time prescribed in Section 262. Within 120 days after the effective date of the merger, any holder of Abazias common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of Abazias common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from Abazias the statement described in this paragraph.

If a petition for an appraisal is timely filed by a holder of shares of Abazias common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares of Abazias common stock have not been reached. After notice to the Abazias stockholders as required by the Court, the Court is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court may require the stockholders who demanded an appraisal for their shares and who hold shares of Abazias common stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court may dismiss the proceedings as to the stockholder.

Determination of Fair Value. After the Court determines the holders of Abazias common stock entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court will take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although Abazias believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither OmniReliant nor Abazias anticipate offering more than the applicable merger consideration to any stockholder exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Abazias common stock is less than the applicable merger consideration.

If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of shares of Abazias common stock under Section 262 fails to perfect, successfully withdraws or loses such holder’s right to appraisal, such stockholder’s shares of Abazias common stock will be deemed to have been converted at the effective date of the merger into the right to receive the merger consideration pursuant to the merger agreement. A stockholder will fail to perfect, or effectively lose, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the merger consideration offered pursuant to the merger agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

Listing of OmniReliant Holdings Common Stock

OmniReliant Holdings' current trading symbol "ORHI" and it is traded on the Over the Counter Bulletin Board.

Delisting and Deregistration of Abazias’ common Stock

If the merger is completed, Abazias’ common stock will be delisted from the OTCBB and deregistered under the Exchange Act, and Abazias will no longer file periodic reports with the SEC.

INFORMATION REGARDING THE DIRECTORS AND EXECUTIVE OFFICERS OF OMNIRELIANT

The following table sets forth certain information with respect to our directors and executive officers.

Below are the names and certain information regarding the Company's executive officers, directors and director nominees. Officers are elected annually by the Board of Directors.  These same Board Members will remain post-Merger.

Name	Age	Position
Christopher D. Phillips	37	Secretary, Treasurer, Director
Paul Morrison	42	Chief Executive Officer, Chief Financial Officer, Director
Richard Diamond	46	Director

Background of Executive Officers and Directors

Paul Morrison . On January 24, 2008, Mr. Morrison was appointed Chief Executive Officer and Chief Financial Officer of the Company On November 22, 2006 Mr. Morrison was elected Chief Operating Officer, President and Assistant Secretary of the Company. Mr. Morrison has served as the President, Chief Operating Officer and Assistant Secretary of OmniReliant Corporation since October 31, 2006. From October 2005 until October 2006, Mr. Morrison was the COO of WG Products, a cosmetic company, where he directed all facets of operations including production, customer service, planning, scheduling, maintenance, warehousing, distribution, purchasing, sales, and strategic initiatives. From 2001 through 2005 he managed various operations at Wyeth Pharmaceuticals. Mr. Morrison started his career working for Calvin Klein Cosmetics, and has accumulated sixteen years of experience serving in cosmetic and pharmaceutical operations management roles for Fortune 100 companies. He received a Bachelor’s of Science degree in Business Management from the Rutgers University and an Honorable discharge from the United States Air Force.

Christopher D. Phillips. Mr. Phillips has been a managing director for Vicis Capital, LLC since February 2008.  From 2004 through January 2008, Mr. Phillips served as President and CEO of Apogee Financial Investments, Inc., a merchant bank that owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer. From 2000 through January 2008, he also served as managing member of TotalCFO, LLC, which provides consulting and CFO services to a number of public and private companies and high net worth individuals.  From November 2007 through January 2008 Mr. Phillips served as the CEO and Chief Accounting Officer of OmniReliant Holdings, Inc. (OTCBB: ORHI).

Presently, he is a member of the Board of Directors OmniReliant Holdings, Inc., Precision Aerospace Components, Inc. (OTCBB: PAOS),  Amacore Group, Inc. (OTCBB: ACGI), Brookside Technology Holdings Corp. (OTCBB: BKSD), MDwerks, Inc. (OTCBB: MDWK) and a few private companies. Mr. Phillips received a B.S. in Accounting and Finance and a Masters of Accountancy, with a concentration in Tax, both from the University of Florida. Mr. Phillips is a Florida CPA.

Richard Diamond . On November 30, 2006 Mr. Diamond was named as a Director of the Company. Mr. Diamond has served as a Director of OmniReliant Corporation since its inception in August 2006. Since January 2008, Mr. Diamond has served as President and CEO of Apogee Financial Investments, Inc. (“Apogee”) a private merchant bank incorporated in Florida. From October 2004 to January 2008, Mr. Diamond served as Senior Vice President of Apogee. His areas of responsibility include administration, due diligence, document preparation and review, and assisting clients with corporate filings and compliance. Apogee owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer. From April 2000 until December 2005, Mr. Diamond served as Managing Member and Vice President of Apogee Business Consultants, LLC, a Nevada limited liability corporation specializing in reverse mergers and acquisitions. From October 2001 until December 2005, Mr. Diamond served as founder, President and sole director of RJ Diamond Consulting, Inc., a privately owned Florida corporation specializing in financial and public company consulting. From July 2003 until December 2003, Mr. Diamond served as a Director of Sabre Marketing, Inc. a private Florida corporation. From August 2001 until August 2002, Mr. Diamond served as the sole officer and director of Conus Holdings, Inc., a publicly reporting Nevada shell corporation.

Legal Proceedings

No officer, director, promoter or significant employee has been involved in the last five years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoying, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

●
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Employment Agreements

On October 31, 2006 the Company entered into an employment agreement with Paul Morrison to act as its Chief Operating Officer and President. Under the terms of the agreement Mr. Morrison's contract will be for a term of two (2) years with automatic successive two (2) year term renewals subject to a notice of non-renewal. In consideration for the services he is to receive a base salary of $120,000 per year with annual pay increases of ten percent (10%); incentive bonus of one and half percent (1.5%) of pretax profits on the sales of certain products payable the day after the Company's 10-KSB annual report is filed with the SEC; the issuance of 300,000 shares the Company's restricted common stock payable as follows: 150,000 shares upon execution of the agreement and 150,000 shares on the first anniversary of employment with the Company. On October 31, 2006, prior to the recapitalization, OmniReliant Corporation issued Mr. Morrison 150,000 shares and recorded $15,000 of stock compensation expense related to this agreement

Executive Compensation for Officers of OmniReliant

The following table sets forth information concerning the annual and long-term compensation earned by or paid to our Chief Executive Officer and to other persons who served as executive officers as at and/or during the fiscal year ended June 30, 2008 who earned compensation exceeding $100,000 during 2007 (the “named executive officers”), for services as executive officers for the last two fiscal years.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christopher Phillips, CEO (1)	2008	0	0	0		0	0	0	0	0
	2007	0	0	0		0	0	0	0	0
Paul Morrison, President	2008	120,000	0	0		0	0	0	0	0
	2007	90,000	0	$15,000	(2)	0	0	0	0	$105,000
Cynthia Allison, Former CEO	2006	0	0	0		0	0	0	0	0

(1)	Chris Phillips was named to the Board and elected CEO, CFO, Secretary and Treasurer on November 22, 2006. Mr. Phillips resigned as CEO, CFO, Secretary and Treasurer on January 23, 2008.
(2)
Represents the market value of 150,000 shares of common stock granted to Mr. Morrison granted on October 19, 2006 (based on a $.10 per share, the closing price of the Company’s common stock on the Over-the-Counter Bulletin Board on the day of grant).

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chris Phillips, CEO	0	0	0	0	0	0	0		0	0
Paul Morrison, President (1)	0	0	0	0	0	150,000	$225,000	(2)	0	0

(1) Pursuant to the terms of his employment agreement, Mr. Morrison is to receive 300,000 shares of common stock, of which 50% was granted immediately and the remaining 50% is to be given to Mr. Morrison on the one year anniversary of his employment with the Company. The market value of the 150,000 shares of common stock granted to Mr. Morrison is based on $.10 per share, the closing price of the Company’s common stock on the Over-the-Counter Bulletin Board on the day of grant.
(2) Represents the market value of 150,000 shares of common stock (based on $1.50 per share, the closing price of the Company's common stock on the Over-the-Counter Bulletin Board on October 14, 2008)

Directors’ Compensation

For the fiscal year ended June 30, 2008, directors did not receive any remuneration in their capacity as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS OF OMNIRELIANT CORPORATION

The following table sets forth certain information, as of August 14, 2009 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (2)
Paul Morrison (3)	2,100,000	1.73%

Vicis Capital, LLC (5)(6)	208,502,441	95.97%

Chris Phillips	0	*

Richard Diamond (4)	5,366,666	4.33%

All officers and directors as a group (3 persons)	7,466,666	17.9%

* Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o OmniReliant Corporation 14375 Myerlake Circle, Clearwater, FL 33760.

(2) Applicable percentage ownership of common stock is based on 119,650,641 shares of common stock outstanding as of August 14, 2009, together with securities exercisable or convertible into shares of common stock within 60 days of August 14, 2009 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock underlying convertible securities that are currently exercisable or exercisable within 60 days of August 14, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Represents (i) 300,000 shares of common stock, (ii) an option to purchase 300,000 shares of common stock at a conversion price of $1.00, and (iii) an option to purchase 1,500,000 shares of common stock at a conversion price of $0.50.

(4) Represents 1,200,000 shares of the Registrant’s common stock owned by Deecembra Diamond,, (ii) 4,166,666 common stock purchase warrants owned by Midtown Partners & Co., LLC. Mr. Diamond’s spouse, Deecembra Diamond, owns 36% of Apogee Financial Investments, Inc., which owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer. Mr. Diamond specifically disclaims beneficial ownership of these shares except to the extent of his pecuniary interests therein.

(5) The address for Vicis Capital LLC is 445 Park Avenue, 16 th Floor, New York, NY 10022.

(6) Includes (i) 110,896,165 shares of Omni’s common stock and (ii) a warrant to purchases 97,606,276 shares of Omni’s common stock with an exercise price of $0.25 per share.

Transactions with Related Persons, Promoters and Certain Control Persons.

Except as set forth below, there were no transactions during the last two fiscal years, and there are no proposed transactions, to which the Company was or is to become a party in which any director, executive officer, director nominee, beneficial owner of more than five percent (5%) of any class of our stock, or members of their immediate families had, or is to have, a direct or indirect material interest:

Christopher Phillips, OmniReliant’s director, secretary and treasurer, is the managing member of Vicis Capital, LLC, the investment advisor to Vicis Capital Master Fund (“Vicis”).  Richard Diamond’s spouse, Deecembra Diamond, owns 36% of Apogee Financial Investments, Inc., which owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer. On December 19, 2008, Vicis entered into a securities purchase agreement with Midtown Partners & Co, LLC, whereby Vicis purchased from Midtown a common stock purchase warrant to purchase 1,400,000 shares of OmniReliant’s common stock with an exercise price of $0.75 and a common stock purchase warrant to purchase 700,000 shares of OmniReliant’s common stock with an exercise price of $0.50, for an aggregate purchase price of $600,000.

On February 12, 2009, OmniReliant entered into securities purchase agreement with Vicis, pursuant to which, Vicis purchased 10,000,000 shares of OmniReliant’s series F convertible preferred stock (“Series F Preferred Stock”), or an aggregate purchase price of $10,000,000.  The Series F Preferred Stock has a conversion price of $1.20 and is convertible into an aggregate amount of 8,333,333 shares of common stock.  In addition, Vicis received Series E Warrants to purchase 33,333,333 shares of OmniReliant’s common stock. Midtown Partners & Co., LLC, in consideration for its services as placement agent, received a warrant to purchase 3,333,333 shares of OmniReliant’s common stock.

On July 20, 2009, OmniReliant entered into a securities purchase agreement with Vicis pursuant to which Vicis purchased a Warrant to purchase 95,506,276 shares of OmniReliant’s common stock for a purchase price of $5,000,000.  As further consideration for the purchase of the Warrant, Vicis returned to OmniReliant for cancellation all unexercised warrants held in Vicis’ name.  Midtown Partners & Co., LLC, in consideration for its services as placement agent, received a warrant to purchase 1,000,000 shares of OmniReliant’s common stock.

INFORMATION REGARDING THE DIRECTORS AND EXECUTIVE OFFICERS OF ABAZIAS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Post Merger none of these persons will serve as Board members of OmniReliant.  Our directors, executive officers and key employees are as follows:

Name	Age	Position
Oscar Rodriguez	42	CEO and Director
Jesus Diaz	40	CFO and Director
Aaron Taravella	31	CIO and Director

Oscar Rodriguez - From September 2001 to the present, Mr. Rodriguez has been president of Abazias Inc. Since November 1997, Mr. Rodriguez was the owner and president of OR Jewelry Inc., currently doing business as Oscars’ Jewelry. In December 1990, Mr. Rodriguez received his Diamonds and Diamond grading certification from The Gemological Institute of America (GIA). In May 1987, Mr. Rodriguez received his associates degree from Santa Fe community college.

Jesus Diaz - From June 2002 to the present, Mr. Diaz was operations manager at Abazias. From June 2002 to the present, Mr. Diaz has also been the manager of National WLD Techmark Inc. From May 1999 to June 2002 Mr. Diaz was the manager of University Cash Inc. From July 1998 to May 1999, Mr. Diaz was a manager with Speedy Cash. In May 1998, Mr. Diaz received his degree in History from the University of Florida. Mr. Diaz will spend approximately 85% of his time on our business.

Aaron Taravella - From August 2001 to the present Mr. Taravella was Programmer/Website designer for Abazias. Prior to 1998, Mr. Taravella was the principal of Aggressive Software, a software development firm.

Legal Proceedings

No officer, director, promoter or significant employee has been involved in the last five years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoying, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

●
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Executive Compensation of Abazias Directors and Officers

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our CEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us or our subsidiary for the latest fiscal year ended December 31, 2008.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non Equity Incentive plan compensation	Non qualified deferred compensation	All other Compensation	Total
Oscar Rodriguez	CEO	2008	36,000	0	0	0	0	0	0	36,000
		2007	36,000	0	0	0	0	0	0	36,000
Jesus Diaz	CFO	2008	0	0	0	0	0	0	0
		2007	0	0	0	0	0	0	0
Aaron Taravella	CIO	2008	0	0	0	0	0	0	0
		2007	0	0	0	0	0	0	0

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END December 31, 2008

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Oscar Rodriguez	0	0	0	0	0	0	0	0	0
Jesus Diaz	0	0	0	0	0	0	0	0	0
Aaron Taravella	0	0	0	0	0	0	0	0	0

Narrative disclosure to summary compensation and option tables

We have no currently effective employment arrangements or similar arrangements with our officers.  However, commensurate with the entering into of the Amended Stock Purchase Agreement, Abazias.com has entered into Employment Agreements with Oscar Rodriguez and Jesus Diaz, with Mr. Rodriguez serving as Chief Executive Officer and President of Abazias.com and Mr. Diaz serving as Vice President, Chief Financial Officer and Chief Operating Officer of Abazias.com. The Employment Agreements shall become effective upon the closing of the transaction. The Employment Agreements are for a term of twenty-four (24) months and shall be automatically renewed for successive one (1) year periods, subject to the provisions of the Employment Agreements. The employment Agreement also provide for annual compensation of One Hundred Thousand Dollars ($100,000) per year for Mr. Rodriguez and for Eighty Five Thousand Dollars ($85,000) for Mr. Diaz. Upon the entering into of these Employment Agreements, Oscar Rodriguez received a signing bonus of Three Hundred and Eleven Thousand Three Hundred Dollars ($311,300.00) and Jesus Diaz received a signing bonus of One Hundred and Six Thousand Three Hundred and Fifty Dollars ($106,350.00)

General

At no time during the last fiscal year with respect to any person listed in the table above was there:

•
any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;

•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

•	any option or equity grant;

•	any non-equity incentive plan award made to a named executive officer;

•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Board of Directors

Director Compensation

For the fiscal year ended December 31, 2008, directors did not receive any renumeration in their capacity as a director.

Narrative to Director Compensation Table

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters of Abazias.

The following tables set forth the ownership, as of the date of this registration statement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of my knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control of our company. All business addresses are 5214 SW 91 st  Terrace, Gainesville, FL 32608.

Name	Number of Shares	Percentage of Shares Issued
Oscar Rodriguez	1,125,000	35.4%
Jesus Diaz	375,000	11.8%
Aaron Taravella	125,000	4.0%
Rob Rill	165,000	5.2%
Strategic Capital Advisors, Inc. *	142,500	4.5%

All officers and directors as a group [3 persons]	1,932,500	60.8%

* Mr. Rill is the principal of Strategic Capital Advisors, Inc.

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 3,178,057 shares of common stock outstanding as of August 14, 2009.

The holders of the majority of the voting power of all Abazias’ shares entitled to vote must approve the merger pursuant to the Merger Agreement

Transactions with Related Persons, Promoters and Certain Control Persons.

All of our facilities are currently located in Gainesville, Florida. Our corporate headquarters consists of approximately 1,200 square feet which we rent on a month to month basis. Our Landlord is Oscar Rodriquez our CEO and our monthly rent is approximately $2,200.00. Abazias does not believe that the terms of the lease with Mr. Rodriguez are less favorable than any lease that could have been obtained from an unaffiliated third party.

Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons.  We are not a subsidiary of any company .

Director Independence

Our board of directors has determined that we do not have a board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

The Agreement and Plan of Merger, Amended Stock Purchase Agreement and Stock Purchase Agreement

Agreement  and Plan of Merger

Subsequent to entering into the Agreement and Plan of Merger, discussed below,  OmniReliant and Abazias decided that in order to segregate the assets and liabilities of Abazias into a separate entity, for federal income tax reasons, as well as both Companies belief that the financial condition of Abazias combined with the expertise and assets of Omni is consistent with OmniReliant’s expansion and overall business strategy and that the acquisition will expand OmniReliant’s ability to finance its operations and further its growth, the transaction as it had been constituted needed to be further  revised and that instead of purchasing substantially all of the assets of Abazias.com, Inc. com for the 13,000,000 shares of the Preferred Stock, to be distributed to the shareholders of Abazias, which would have resulted in a taxable transaction for shareholders of Abazias, the Boards of Directors of Abazias and OmniReliant resolved that OmniReliant would acquire Abazias Inc., a Delaware corporation (Abazias-Delaware), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of the Abazias-Delaware, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias Nevada, for the Series E Preferred Stock, thus allowing the transaction to qualify as a tax free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

In order to further clarify the above intentions of OmniReliant and Abazias, the parties decided to enter into Agreement and Plan of Merger which superseded and replaced the Amended  Stock Purchase Agreement and further clarified  that Abazias, Inc. shall merge into OmniReliant Acquisition Sub, a wholly owned subsidiary of OmniReliant.  Many of the essential terms remained from the Amended Securities Purchase Agreement,  however, all parties involved felt that a more streamlined Agreement and Plan of Merger would be more appropriate.

Upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger Abazias-Delaware and OmniReliant Acquisition Sub shall consummate a merger pursuant to which (i) the Abazias-Delaware shall be merged with and into OmniReliant Acquisition Sub and the separate corporate existence of Abazias-Delaware shall thereupon cease, (ii) OmniReliant Acquisition Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Nevada, and (iii) the separate corporate existence of OmniReliant Acquisition Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to below as the "Surviving Corporation."  The Merger shall have the effects set forth under the Laws of the State of Nevada.

The Certificate of Incorporation of OmniReliant Acquisition Sub, as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation.

The Bylaws of OmniReliant Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

Subject to the provisions of the Agreement and Plan of Merger, the parties shall (i) file the appropriate Certificate of Merger in such form as is required by and executed in accordance with the relevant provisions of the Nevada Revised Statutes (“NRS”) and the Delaware General Corporation Law (“DGCL”) and (ii) make all other filings or recordings required under the NRS and DGCL.  The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Nevada and Delaware, or at such subsequent date or time as the Company and OmniReliant Acquisition Sub agree and specify in the Certificate of Merger (such time hereinafter referred to as the "Effective Time").

 The directors of the Abazias-Delaware immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Abazias-Delaware immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. If at any time after the Effective Time the Surviving Corporation shall determine, in its reasonable discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Abazias-Delaware or OmniReliant Acquisition Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.”

As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Abazias-Delaware (“Abazias-Delaware Common Stock”), or of OmniReliant Acquisition Sub”

(a)         Each outstanding share of OmniReliant Acquisition Sub common stock shall remain outstanding and shall constitute the only issued and outstanding shares of common stock of the Surviving Corporation.

(b)         All shares of Abazias-Delaware Common Stock (the “Abazias-Delaware Shares”) that are owned by the Abazias-Delaware as treasury stock shall be cancelled and retired, and no consideration shall be delivered in exchange therefor.

(c)         Each outstanding Abazias-Delaware Share, other than those set forth in the Agreement and Plan of Merger shall be converted into the right to receive, and shall be exchangeable for the merger consideration (the “Merger Consideration”).   At the Effective Time, all Abazias-Delaware Shares converted into the right to receive the Merger Consideration pursuant to the Agreement and Plan of Merger and shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (or, in the case of uncertificated Abazias-Delaware Shares, evidence of such Abazias-Delaware Shares in book-entry form) which immediately prior to the Effective Time represented any such Abazias-Delaware Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.  Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the shares of outstanding Abazias-Delaware Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, then the Merger Consideration shall be appropriately adjusted to reflect such action.

The Merger consideration, consisting of the total purchase price payable to the shareholders of the Abazias-Delaware in connection with the acquisition by merger of Abazias-Delaware, shall be delivered and shall consist exclusively of 13,000,000 newly issued shares of Series E Preferred Stock, of OmniReliant (the "Preferred Stock").  The Preferred Stock shall be convertible into shares of common stock of OmniReliant in accordance with the terms of, and the Preferred Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Preferred Stock (the "Certificate Of Designation"). The total merger consideration is fixed at 13,000,000 shares of OmniReliant’s Series E Preferred Stock, to be distributed pro rata among the holders of Abazias’ issued and outstanding common stock upon closing of the merger, with fractional shares to be rounded up.  Each share of Series E Preferred Stock is convertible into one share of OmniReliant’s Common Stock, subject to adjustment should the trading price of OmniReliant ’ s Common Stock fall below$1.20 per share, with a floor at $0.50 per share. The adjusted conversion price will be computed by dividing a market price below $1.20 on the closing day by $1.20. For example on May 29, 2009, shares of OmniReliant’s Common Stock listed on the OTCBB closed at a price of $1.01 per share.  At that closing price the holders of Abazias’ common stock would receive 13,000,000 shares of OmniReliant Series E Preferred Stock, to be distributed pro rata, which would be convertible into 15,476,190 shares of OmniReliant’s Common Stock, at a conversion rate of $0.84 ($1.01 divided by $1.20), If shares of OmniReliant’s Common Stock had closed at $1.20 per share, the holders of Abazias’ common stock would receive 13,000,000 shares of OmniReliant’s Series E Preferred Stock, to be distributed pro rata, convertible into 13,000,000 shares of OmniReliant’s Common Stock, at a conversion rate of $1.00 ($1.20 divided by $1.20). To further illustrate, if shares of OmniReliant’s Common Stock had closed at $0.50 per share, the holders of Abazias’ common stock would receive 13,000,000 shares of OmniReliant’s Series E Preferred Stock, to be distributed pro rata, convertible into 30,952,381 shares of OmniReliant’s Common Stock, at a conversion rate of $.42 ($0.50 divided by $1.20). An additional 1,000 shares of OmniReliant’s Series E Preferred Stock are being registered in order to account for the rounding up of fractional shares

During the six months after the closing of the transaction, OmniReliant will provide additional non-debt funding to Abazias.com of Five Hundred Thousand Dollars ($500,000.00) to be used by the Abazias.com for general working capital or such other purposes in furtherance of the business of Abazias.com.  This money will be advanced in amounts and at times during this six month period at the request of the officers of the Abazias.com as determined in their sole and absolute discretion.  If any requested advance is not made by the end of a seven (7) day period, OmniReliant shall distribute 13,000,000, or such greater number of shares if more than 13,000,000 shares of Preferred Stock are issued as consideration at closing, to the extent that the shares of Preferred Stock are convertible into more than 13,000,000 shares of common stock pursuant to the adjustment provisions of the Certificate of Designations, to the same shareholders of Abazias.com  in the same amounts as the shares of Preferred Stock distributed to such Abazias shareholders at Closing. The holders of a majority of such shares shall be entitled to make one demand to the Purchaser to register such shares on a registration statement. Omni has satisfied the requirement of additional funding and will not be required to issue additional shares of Omni’s common stock to Abazias’ Shareholders under this provision.

Completion of the Transaction is subject to certain conditions described in the Agreement and Plan of Merger, including but not limited to (a) approval by the shareholders of Abazias of the merger (b) registration under the Securities Act of 1933, as amended, of OmniReliant Holdings' shares to be issued to Abazias and subsequently distributed to the shareholders of Abazias upon closing of the transaction.

There are numerous other provisions in the Agreement and Plan of Merger which are important in order to derive the full understanding of the merger with OmniReliant Holdings. There can be no assurance that the merger will close or, if closed, that it will occur under the terms and conditions described in the Agreement and Plan of Merger. The above summary is qualified in its entirety by reference to the text and terms and conditions of the Agreement and Plan of Merger. (See Agreement and Plan of  Merger-Appendix A)

3,165,522  shares of Abazias’ common stock outstanding will be converted  into shares of OmniReliant’s Preferred  Stock on a pro  rata basis.

Series E Preferred Stock

Each holder of the Series E Preferred Stock shall be entitled to vote on all matters submitted to shareholders of OmniReliant and shall be entitled to one (1) vote for each share of Series E Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  Except as otherwise required by law, the holders of shares of Series E Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

The holders of Series E Preferred Stock shall not be entitled to receive any preference upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series E Preferred Stock shall share ratably with the holders of the common stock of the Corporation.

The holders of the Series E Preferred Stock may, at such Holder's option, at any time after issuance, elect to convert or any portion of the shares of Series E Preferred Stock held by such person into one (1) share of fully paid and non-assessable shares of Common Stock for each share of Series E Preferred Stock.

To convert Series E Preferred Stock into full shares of Common Stock on any date, the Holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion to the OmniReliant (the “Conversion Notice).   Upon receipt by the OmniReliant of the Conversion Notice, the OmniReliant or its designated transfer agent, as applicable, shall, within three (3) business days following the date of receipt by the OmniReliant, issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series E Preferred Stock being converted, then the OmniReliant shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the OmniReliant's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series E Preferred Stock not converted.

The conversion rate will be adjusted on a pro-rata basis on the conversion date if the price per share of the common stock of OmniReliant is trading below One Dollar and Twenty Cents ($1.20) based upon the VWAP at the close of the market.    For example, assuming 13,000,000 shares of Series E Preferred Stock, if the Common  Stock is trading at $1.15, then the shares of Common Stock issued shall equal Thirteen Million Five Hundred Forty One Thousand Six Hundred an Sixty Seven  (13,541,667) instead of Thirteen Mi1lion (13,000,000).  Notwithstanding the above, Such Conversion Rate shall  have a floor of Fifty Cents ($.50).  VWAP shall mean the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time). The total merger consideration is fixed at 13,000,000 shares of OmniReliant’s Series E Preferred Stock, to be distributed pro rata among the holders of Abazias’ issued and outstanding common stock upon closing of the merger, with fractional shares to be rounded up.  An additional 1,000 shares of OmniReliant’s Series E Preferred Stock are being registered in order to account for the rounding up of fractional shares.  Each share of Series E Preferred Stock is convertible into one share of OmniReliant’s Common Stock, subject to adjustment should the trading price of OmniReliant’s Common Stock fall below $1.20 per share, with a floor at $0.50 per share. The adjusted conversion price will be computed by dividing a market price below $1.20 on the closing day by $1.20.  For example, if the trading price of Omni’s common stock is $0.50, the conversion rate would be $0 .42, calculated by dividing $0.50 by $1.20. Below is a tabular illustration of the number of shares of OmniReliant Common Stock the Series E Preferred Stock would be convertible into based on different market values of OmniReliant’s Common Stock:

Market Price	Conversion Rate	OmniReliant Series E Preferred Stock	OmniReliant Common Stock	Abazias Common Stock Outstanding at Closing	Ratio of Omni Stock received for Abazias Stock	Percentage of Omni Stock Held By Abazias’ Shareholders
$0.50	.42	13,000,000	30,952,381	3,165,522	9.79:1	20.55%
$1.01	.84	13,000,000	15,476,190	3,165,522	4.89:1	11.45%
$ 1.20	1.00	13,000,000	13,000,000	3,165,522	4.11:1	9.80%

Until December 2, 2010, the Series E Preferred Stock shall have price protection in the event the OmniReliant raises money below One Dollar and Twenty Cents ($1.20) per share of Common Stock (the “Price Protection). If the OmniReliant shall raise money at a value of less than $1.20 per share of Common Stock the conversion rate shall be adjusted in accordance with above.  Such Price Protection shall have a floor of Fifty Cents ($.50) and shall have carve outs for certain exempt issuances (the “Exempt Issuances”), which shall not trigger the Price Protection.  Exempt Issuances means the issuance of (a) shares of Common Stock or options to employees, officers, directors, advisors or consultants of the OmniReliant pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose; (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof; (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the OmniReliant, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating OmniReliant in a business synergistic with the business of the OmniReliant and in which the OmniReliant receives benefits in addition to the investment of funds, but shall not include a transaction in which the OmniReliant is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) securities issuable in accordance with existing obligations of the OmniReliant to OmniReliant employees, officers, directors, consultants or agents; (f) securities issuable to any employees or former agents of the OmniReliant in satisfaction of or in settlement of any disputes or controversies concerning the terms of such person’s employment or separation from the OmniReliant and (g) shares of Common Stock issuable in lieu of payments of interest or dividends.

Amended Stock Purchase Agreement

OmniReliant and Abazias determined that for federal income tax purposes, as well as to segregate the assets and liabilities of Abazias into a separate entity, the transaction as it had been constituted needed to be revised and that instead of purchasing substantially all of the assets of Abazias.com, Inc. for the 13,000,000 shares of the Preferred Stock, to be distributed to the shareholders of Abazias, which would have resulted in a taxable transaction for shareholders of Abazias, the Boards of Directors of Abazias and OmniReliant resolved that OmniReliant would acquire Abazias Inc., a Delaware corporation (Abazias-Delaware), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of the Abazias-Delaware, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias Nevada, for the Series E Preferred Stock, thus allowing the transaction to qualify as a tax free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

In order to further clarify the Amended Stock Purchase Agreement,  OmniReliant and Abazias decided to enter into the above discussed Agreement and Plan of Merger which superseded and replaced the Amended  Stock Purchase Agreement and further clarified  that Abazias, Inc. shall merge into OmniReliant Acquisition Sub, a wholly owned subsidiary of OmniReliant.  Many of the essential terms remained from the Amended Securities Purchase Agreement, however, all parties involved felt that a more streamlined Agreement and Plan of Merger would be more appropriate.

Stock Purchase Agreement

Under the Stock Purchase Agreement, OmniReliant was to purchase substantially all of the assets of Abazias for an aggregate purchase price of: (i) a loan in the amount of Five Hundred Thousand Dollars ($500,000) and; (ii) the issuance of up to thirteen million one thousand (13,000,000) shares of OmniReliant’s Series E Preferred Stock (the “Preferred Stock”) to the Shareholders of Abazias.  However, as discussed above the Stock Purchase Agreement has been amended and the Amended Stock Purchase Agreement has altered the transaction form a stock purchase to a merger.

Assumed Liabilities.

None.

Representations and Warranties

Each of OmniReliant Holdings and Abazias has made a number of representations and warranties in the Agreement and Plan of Merger regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the purchase and sale of Abazias’ assets to OmniReliant Holdings.

 The representations and warranties given by Abazias cover the following topics, among others, as they relate to Abazias:

-	corporate organization and good standing;

-	the authorization, execution, delivery performance and enforceability of the Agreement and Plan of Merger and related matters;

-	the capital stock of Abazias;

-	the accuracy of Abazias’ basic corporate records, including Abazias’ Articles of Incorporation and Bylaws;

-	the accuracy of Abazias’ minute books;

-	the receipt of required governmental or other consents or approvals, if any;;

-	filings and reports with the SEC and Abazias’ financial statements;

-	the accuracy of the information contained in the Registration Statement and Joint Proxy Statement/Prospectus ;

liabilities

-	accounts receivable;

-	inventory;

-	the condition of Abazias’ machinery and equipment;

-	the completeness and condition of Abazias’ assets;

-	patents, trademarks, copyrights and licenses;

-	agreements and contracts to which Abazias is a party;

-	insurance;

-	banking and personnel lists;

-	compliance with the law;

-	litigation;

-	The absence of certain changes or events since December 31, 2007;

-	the accuracy of documents delivered by Abazias to OmniReliant Holdings;

-	assets;

-	accounts receivable;

-	product warranties;

-	broker's or finder's fee in regard to Abazias’ sale of assets to OmniReliant Holdings;

-	related party transactions;

-	environmental matters;

The representations and warranties given by OmniReliant Holdings cover the following topics, among others, as they relate to OmniReliant Holdings and its subsidiaries:

-	corporate organization and good standing;

-	the authorization, execution, delivery, performance and enforceability of the Agreement and Plan of Merger and related matters;

-	the absence of conflicts with OmniReliant Holdings certificate of incorporation, bylaws or any agreements to which OmniReliant Holdings is a party;

-	the receipt of required consents or approvals, if any;

-	title to the shares of OmniReliant Holdings' Preferred Stock to be issued pursuant to the Agreement and Plan of Merger;

-	filings and reports with the SEC and financial statements;

-	the absence of certain changes in OmniReliant Holdings' business;

-	tax returns and payments;

-	litigation involving OmniReliant Holdings and compliance with laws;

-	brokers' or finder's fee in regard to OmniReliant Holdings' purchase of Abazias’ assets;

-	the Registration Statement and Joint Proxy Statement-Prospectus;

-	investment intent.

The representations and warranties in the Agreement and Plan of Merger are complicated and not easily summarized. You are urged to carefully read the sections of the Agreement and Plan of Merger entitled "Representations and Warranties of Seller" and "Representations and Warranties of Buyer" located at Appendix A.

Covenants and Agreements

The Agreement and Plan of Merger includes certain covenants and agreements of OmniReliant Holdings and Abazias in connection with the merger.

Abazias agreed that, from the date of the Agreement and Plan of Merger through the closing date of the purchase and sale of Abazias’ assets unless OmniReliant Holdings consents in writing or as otherwise expressly contemplated by the Agreement and Plan of Merger, Abazias would not, among other things:

-	declare, set aside, make or pay any dividend or other distribution;

-
transfer, issue, sell or dispose of any shares of capital stock or other securities or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities

-	effect any recapitalization, reclassification, stock split or like change in the capitalization

-	amend the Articles of Incorporation or Bylaws

-	increase employee compensation;

-	change the character of its business;

-	enter into any other transaction not in the ordinary course of business;

-	enter into any contract to merge or consolidate with any other corporation;

-	sell, transfer, or otherwise dispose of or encumber all or any part of the assets to be purchased by OmniReliant Holdings, other than in the ordinary course of business;

-	borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability;

-	subject to any lien the properties or assets of Abazias;

-	cancel or compromise any debt or claim or waive or release any material right of the Company except in the ordinary course of business consistent with past practice;

-	enter into any commitment for capital expenditures out of the ordinary course;

enter into or agree to enter into any merger or consolidation with any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to or otherwise acquire the securities of any other party.

Abazias also agreed that, prior to the closing date of the purchase and sale of Abazias’ assets; it would, among other things:

-	use commercially reasonable efforts to preserve its business organization intact;

-	maintain its books, accounts and records in the usual manner consistent with prior years;

-
maintain in good repair, working order and condition, reasonable wear and tear accepted, all items of tools, furniture, machinery, vehicles, equipment and all other items of tangible, personal property in the assets purchased under the Agreement and Plan of Merger.

Abazias further agreed to:

-	permit OmniReliant Holdings to have reasonable access to Abazias’ properties and records;

-	keep certain information confidential;

-	cooperate in the preparation and filing the registration statement and Joint Proxy Statement-Prospectus;

-	cause the holding of the special meeting of Abazias’ shareholders to take place;

-	take such action as may be necessary under the federal securities laws to file all documents necessary to complete the sale of assets under the Agreement and Plan of Merger;

-	advise and cooperate with OmniReliant Holdings before issuing any public announcements;

OmniReliant Holdings agreed to, among other things:

-	keep certain information confidential;

-	prepare and file the Registration Statement and Joint Proxy Statement-Prospectus;

-	take such action as may be necessary under the federal securities laws to file all documents necessary to complete OmniReliant Holdings' purchase of assets in the Agreement and Plan of Merger;

-	advise and cooperate with Abazias before issuing any public announcements;

The covenants and agreements contained in the Agreement and Plan of Merger are complicated and not easily summarized. You are urged to carefully read the sections of the Agreement and Plan of Merger entitled "Covenants" located at Appendix A.

Conditions to Completion

The Agreement and Plan of Merger provides that Abazias’ obligations to complete the sale of assets under the Agreement and Plan of Merger are subject to the satisfaction or waiver of each of the following additional conditions:

-	OmniReliant Holdings must perform in all material respects its obligations and covenants under the Agreement and Plan of Merger;

-
OmniReliant Holdings' representations and warranties contained in the Agreement and Plan of Merger must be true and correct in all material respects as of the closing date of the purchase and sale of the assets under the Agreement and Plan of Merger;

-	Abazias must receive a written opinion of OmniReliant Holdings' counsel covering certain issues specified in the Agreement and Plan of Merger;

-	no litigation shall be commenced or pending against OmniReliant Holdings seeking to restrain, prevent or change the transactions contemplated by the Agreement and Plan of Merger;

-
the Registration Statement and Joint Proxy Statement-Prospectus shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement or the Joint Proxy Statement-Prospectus shall have been issued;

-	OmniReliant Holdings shall have furnished Abazias with duly authorized shareholder and Board of Director resolutions;

-	OmniReliant Holdings shall have furnished the certificates specified in the Agreement and Plan of Merger ;

-	certificates representing 100% of the Preferred Stock shall have been, or shall at the closing be, validly delivered and transferred from OmniReliant Holdings, Inc. to Abazias.

The Agreement and Plan of Merger provides that OmniReliant Holdings' obligations to complete the purchase of Abazias’ assets are subject to the satisfaction or waiver of each of the following additional conditions:

-	Abazias must perform in all material respects its obligations and covenants under the Agreement and Plan of Merger;

-
Abazias’ representations and warranties contained in the Agreement and Plan of Merger must be true and correct in all material respects as of the closing date of the purchase and sale of assets under the Agreement and Plan of Merger;

-	no litigation shall be commenced or pending against Abazias seeking to restrain, prevent or change the transactions contemplated by the Agreement and Plan of Merger;

-
all matters and proceedings in connection with the purchase and sale of assets under the Agreement and Plan of Merger shall be reasonably satisfactory to OmniReliant Holdings and OmniReliant Holdings' counsel;

-
this Registration Statement and Joint Proxy Statement-Prospectus shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement or the Joint Proxy Statement-Prospectus shall have been issued;

-	Abazias’ shareholders shall have approved the merger;

-	Fully executed resignations of the Directors of Abazias shall have been received by OmniReliant Holdings, Inc.

-	the Employment Agreements shall have been executed by Purchaser, Oscar Rodriguez and Jesus Diaz and Consulting Agreement executed by Strategic Capital Advisors

Indemnification

The Agreement and Plan of Merger provides that Abazias indemnify OmniReliant Holdings (including its current and future affiliates and any of their successors) from any losses incurred in connection with:

-	any breach of any covenant, obligation, representation or warranty of Abazias contained in the Agreement and Plan of Merger;

-	any liability of Abazias or its officers other than the liabilities assumed by OmniReliant Holdings pursuant to the Agreement and Plan of Merger;

-
except with respect to the Assumed Liabilities assumed by OmniReliant Holdings under the Agreement and Plan of Merger, the operation of Abazias’ business or the use of the assets purchased from Abazias prior to the date of closing of the merger of Abazias’ assets under the Agreement and Plan of Merger;

-
any actions, claims, suits, or proceedings asserted by third parties alleging personal injury or property damage due to, arising out of, or by reason of the design, manufacture or use of any products of Abazias’ business manufactured on or prior to the closing date of the merger of Abazias’ assets under the Agreement and Plan of Merger;

-	any worker's compensation claims of any employee or former employee of Abazias relating to events occurring on or prior to the merger of Abazias’ assets under the Agreement and Plan of Merger;

-
any and all claims for compensation and other employee benefits (including, but not limited to, severance pay, outplacement benefits, disability benefits, health, retiree medical, worker's compensation, tuition assistance, death benefits, and pension and profit sharing plans and claims relating to employment or termination of employment) accruing on or prior to the closing date of the merger of Abazias’ assets under the Agreement and Plan of Merger, or on or after the closing date of the merger under the Agreement and Plan of Merger with respect to the payment of severance benefits and other welfare benefit payments, if any, regardless of whether such claims and related costs and liabilities are made or incurred before, on or after the closing date;

-	any liabilities, obligations or expenses of Abazias not included in the Assumed Liabilities assumed by OmniReliant Holdings pursuant to the provisions of the Agreement and Plan of Merger;

-
all claims, investigations, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys fees and expenses, incident to the foregoing (other than Assumed Liabilities).

The Agreement and Plan of Merger provides that OmniReliant Holdings will indemnify Abazias (including its current and future affiliates and any of their successors) from any losses incurred in connection with:

-
any misrepresentation in or breach of the representations and warranties of OmniReliant Holdings or the failure of OmniReliant Holdings to perform any of its covenants or obligations contained in the Agreement and Plan of Merger, or in any exhibit, schedule, certificate or other instrument or document furnished or to be furnished by OmniReliant Holdings pursuant to the Agreement and Plan of Merger or in connection with the transactions contemplated by the Agreement and Plan of Merger;

-	the use by OmniReliant Holdings of the Purchased Assets after OmniReliant Holdings has received good and valid title to the Purchased Assets;

-	the Assumed Liabilities;

-	all claims, investigations, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees and expenses, incident to the foregoing;

-
any actions, investigations, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees and expenses (incurred thereon at trial and upon appeal), incident to the foregoing.

The Agreement and Plan of Merger further provides that: (a) neither OmniReliant Holdings nor Abazias will assert a claim for indemnification unless indemnified losses exceed $50,000; and (b) the total liability of OmniReliant Holdings and Abazias indemnified losses will not exceed the value of ten percent of the Shares to be transferred to Abazias. Ten percent of OmniReliant Holdings' shares issued under the Agreement and Plan of Merger will be placed in escrow for a period of 90 days at the closing of the purchase and sale of Abazias’ assets under the Agreement and Plan of Merger.

Amendment; Waiver

The Agreement and Plan of Merger may only be amended by a written instrument signed on behalf of OmniReliant Holdings and Abazias.

At any time prior to the closing date of the purchase and sale of Abazias’ assets under the Agreement and Plan of Merger, OmniReliant Holdings and Abazias, by action of their respective Boards of Directors, may, in a written instrument, waive compliance with any obligation of the other party, or with any conditions to its own obligations, under the Agreement and Plan of Merger.

DESCRIPTION OF OMNIRELIANT'S CAPITAL STOCK

This section describes the material terms of OmniReliant’s capital stock, its restated certificate of incorporation and its second amended and restated bylaws. This section also summarizes relevant provisions of the Delaware General Corporation Law. We urge you to carefully read OmniReliant’s restated certificate of incorporation and second amended and restated bylaws which are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find Additional Information" beginning on page 89 of this proxy statement/prospectus.

Authorized Capital Stock

OmniReliant has authority to issue a total of 500,000,000 shares of capital stock consisting of:

●	400,000,000 shares of common stock, par value $0.00001 per share; and

●	100,000,000 shares of preferred stock, par value $0.00001 per share.

As of January 30, 2009, 14,509,225 shares of OmniReliant  common stock were issued and outstanding, and 24,309,564 shares of OmniReliant  preferred stock were issued and outstanding.

OmniReliant’s Common Stock

Holders of OmniReliant common stock are entitled to one vote for each share held on all matters submitted to a vote of OmniReliant stockholders. Holders of OmniReliant common stock are entitled to receive dividends, ratably, if any, as may be declared by the OmniReliant board of directors out of legally available funds, subject to the preferential dividend rights of any outstanding preferred stock. In the event of OmniReliant’s liquidation, dissolution or winding up, the holders of OmniReliant’s common stock are entitled to share ratably in all assets remaining after satisfaction of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of OmniReliant common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to OmniReliant common stock. The rights, preferences and privileges of holders of OmniReliant  common stock are subject to, and could be adversely affected by, the rights of holders of shares of any series of preferred stock which OmniReliant  may designate and issue in the future without further stockholder approval.  Holders of OmniReliant’s common stock do not have cumulative voting rights.

OmniReliant’s Preferred Stock

The OmniReliant  board of directors is expressly authorized to provide for the issuance from time to time, without further stockholder approval, up to an aggregate of 100,000,000 shares of preferred stock in one or more classes or series, and to fix each such class or series such voting powers, fully or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions of the shares of each class or series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. OmniReliant may issue preferred stock in ways which may delay, defer or prevent a change of control of OmniReliant without further action by OmniReliant stockholders and may adversely affect the voting and other rights of the holders of OmniReliant common stock. The issuance of preferred stock with voting and conversion rights could adversely affect the voting power of the holders of OmniReliant common stock, including any voting control.

On November 22, 2006, OmniReliant designated 3,000 shares of our preferred stock as Series A 10% Convertible Preferred Stock (“Series A Preferred”). On May 25, 2007, OmniReliant designated 1,000 shares of our preferred stock as Series B 10% Convertible Preferred Stock (“Series B Preferred”). On October 18, 2007, OmniReliant designated 10,620,000 shares of our preferred stock as Series C Convertible Preferred Stock (“Series C Preferred”). On April 30, 2008, OmniReliant designated 7,000,000 shares of our preferred stock as Series D Convertible Preferred Stock (“Series D Preferred”).The Series A has a par value of $0.0001, a stated value of $1,000 and a liquidation preference of $1,000, plus accrued dividends, if any. The Series B has a par value of $0.0001, a stated value of $1,000 and a liquidation preference of $1,000.  The Series C has a par value of $0.0001, a stated value of $1.00 and a liquidation preference of $1.00. The Series D has a par value of $0.0001, a stated value of $1.00 and a liquidation preference of $1,000. The Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred were convertible into our common stock at stated conversion prices of $1.00, $1.25, $0.75, and $0.50 respectively, based upon the stated value. The conversion prices are subject to anti-dilution protection for (i) traditional capital restructurings, such as splits, stock dividends and reorganizations and (ii) sales or issuances of common shares or contracts to which common shares are indexed at less than the stated conversion prices.

The Series A Preferred pays an annual dividend of 10% which is payable quarterly, at the option of OmniReliant, either in cash or in shares of registered common stock at a 10% discount to the Company’s stock price. On October 18, 2007, OmniReliant exchanged all of the outstanding shares of Series A Preferred outstanding for 3,285,354 shares of Series C Preferred stock.

The Series B preferred stock pays an annual dividend of 10% which is payable quarterly, at the option of OmniReliant, either in cash or in shares of registered common stock at a 10% discount to OmniReliant’s stock price. On October 18, 2007, OmniReliant exchanged all of the outstanding shares of Series B Preferred outstanding for 624,210 shares of Series C Preferred.

The Series C & D F Preferred does not pay an annual dividend.

OmniReliant Holdings has designated 13,000,000 shares of the preferred stock as Series E Preferred Stock (the "Series E Preferred Stock"), which are to be issued as the compensation under the Agreement and Plan of Merger, none of which were outstanding at April 30, 2009.  Each share of Series E Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such share of Series E Preferred Stock is convertible and does not receive any dividend preference. The shares of Series E Preferred Stock are convertible at the option of the holder at an adjustable conversion rate and will be adjusted on a pro-rata basis if the price per share of the common stock of the OmniReliant is trading below One Dollar and Twenty Cents ($1.20) based upon the VWAP at the close of the market on the conversion date (the “Conversion Adjustment”).   Additionally, until December 3, 2010, the Series E Preferred Stock shall have price protection in the event OmniReliant raises money below One Dollar and Twenty Cents ($1.20) per share of Common Stock (the “Price Protection). If OmniReliant shall raise money at a value of less than $1.20 per share of Common Stock the conversion rate shall be adjusted in accordance with the Conversion Adjustment.  Such Price Protection shall have a floor of Fifty Cents ($.50) and shall have carve outs for certain exempt issuances which shall not trigger the Price Protection set forth in the Certificate of Designations.

Transfer Agent and Registrar

The transfer agent and registrar for OmniReliant common stock is Register and Transfer Company.

Comparison of Rights of Holders of Abazias Stock and Holders of OmniReliant Stock

Abazias’ Articles of Incorporation, as amended ("Abazias’ Articles"), Abazias’ bylaws, as amended ("Abazias’ Bylaws"), and the Delaware General Corporation Law ("DGCL") currently govern the rights of Abazias’ stockholders. OmniReliant Holdings' Certificate of Incorporation ("OmniReliant Holdings' Certificate"), OmniReliant Holdings' bylaws ("OmniReliant Holdings' Bylaws") and the Nevada Revised Statutes (“NRS”) govern the rights of OmniReliant Holdings' stockholders.  In some respects, the rights of holders of Abazias’ common stock are similar to the rights of holders of OmniReliant Holdings' common stock and in other respects the rights differ. The following is a summary comparison of the rights of holders of common stock of Abazias and OmniReliant Holdings.

While we believe the following summary covers the differences between the rights of holders of OmniReliant Holdings' and Abazias’ capital stock, but it may not contain all of the information that is important to you. However, there are no material differnmeces between the rights that we feel will materially effect your rights as a shareholder.  You should carefully read this Joint Proxy Statement-Prospectus and the other documents we refer to in this summary for a more complete understanding of these rights.

Common Stock of OmniReliant and Abazias

OmniReliant’s Articles authorize only one class of common stock. All shares of Abazias’ common stock entitle each holder to identical rights and privileges.

Abazias’ Articles authorize only one class of common stock. All shares of Abazias’ common stock entitle each holder to identical rights and privileges.

Number of Directors

OmniReliant Holdings' Board currently consists of three directors. The number of seats on OmniReliant Holdings’ Board can be fixed from time to time by resolution of the shareholders subject to increase by resolution of the Board of Directors of OmniReliant Holdings or solely by a resolution of the Board of OmniReliant Holdings, Inc.

Abazias’ Board currently consists of two directors. The number of seats on Abazias’ Board can be fixed from time to time by resolution of the shareholders subject to increase by resolution of Abazias’ Board.

Removal of Directors

OmniReliant Holdings' directors or OmniReliant Holdings' entire active Board may be removed, with or without cause, by the holder of securities of OmniReliant Holdings possessing a majority of the voting power of all OmniReliant Holdings' securities.

Abazias’ directors, or Abazias’ entire Board, may be removed, with or without cause, by the holder of securities of OmniReliant Holdings possessing a majority of the voting power of all OmniReliant Holdings' securities.

Vacancies and Newly Created Directorships

Newly created directorships and vacancies in OmniReliant Holdings' Board, including vacancies resulting from the resignation of directors effective immediately or at a future date or from removal of directors, with or without cause, may be filled by vote of OmniReliant Holdings stockholders, by vote of majority of OmniReliant Holdings directors then in office (including directors whose resignations are effective at a future date), although less than a quorum, or by the sole remaining directors.

Any vacancy occurring in Abazias’ Board may be filled by vote of Abazias’ stockholders, by vote of majority of OmniReliant Holdings directors then in office (including directors whose resignations are effective at a future date), although less than a quorum, or by the sole remaining directors.

Ability to Call Special Meetings

Special meetings of OmniReliant Holdings' stockholders may be called by OmniReliant Holdings' Board, the President, or the Chief Executive Officer, or by OmniReliant Holdings at the request in writing of a majority of members of OmniReliant Holdings' Board or at the request in writing of the holder(s) of a majority of the outstanding votes then entitled to be voted at a meeting of OmniReliant Holdings' stockholders.

Special meetings of Abazias’ stockholders may be called by Abazias’ Board or by Abazias at the request in writing of a majority of members of Abazias’ Board or at the request in writing of the holder(s) of a majority of the outstanding votes then entitled to be voted at a meeting of Abazias’ stockholders.

OmniReliant Preferred Stock and Abazias Preferred Stock

OmniReliant Holdings' Certificate and Abazias’ Articles provide that their respective Boards of Directors are authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

Amendment of OmniReliant Holdings and Abazias Articles

OmniReliant Holdings may amend OmniReliant Holdings' Certificate by the affirmative vote of the holders of record of a majority of the outstanding votes then entitled to be cast on the proposed amendment.

Abazias may amend Abazias’ Articles in accordance with vote of the holders of record of a majority of the outstanding votes then entitled to be cast on the proposed amendment.

Amendment of Bylaws

Under the NRS, shareholders of OmniReliant are entitled to vote have the power to amend OmniReliant’s Bylaws at any time. In addition, OmniReliant’s Board of Directors has the power to amend certain sections of OmniReliant’s Bylaws pertaining to directors. OmniReliant’s Bylaws vest the power to amend its Bylaws in the Board of Directors, subject to the power of the shareholders to alter or repeal OmniReliant’s Bylaws

Under the DGCL, stockholders of Abazias entitled to vote have the power to adopt, amend or repeal Abazias’ Bylaws. In addition, a Delaware corporation may confer such power upon its board of directors. A Delaware corporation's stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power. Abazias’ Board is expressly authorized to adopt, amend and repeal Abazias’ Bylaws by an affirmative vote of a majority of the total number of directors at that time, regardless of any vacancies. Abazias’ Bylaws may also be adopted, amended and repealed by the affirmative vote of the holders of a majority of the aggregate voting power of Abazias’ outstanding securities entitled to vote.

Limitation of Liability and Indemnification of Directors and Officers

An officer or director of OmniReliant Holdings, Inc. shall have no personal liability to OmniReliant Holdings or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

Legal Matters

Sichenzia Ross Friedman Ference, LLP, 61 Broadway, 32 nd Floor, New York, New York, 10010 will pass upon the validity of the shares of OmniReliant common stock being registered under this joint proxy statement/prospectus.

EXPERTS

The audited financial statements of  OmniReliant Holdings, Inc. for the years ended June 30, 2008 and 2007 have been audited by KBL, LLP, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding OmniReliant Holdings, Inc.’s ability to continue as a going concern, as discussed in Note 1 to the consolidated financial statements.

The financial statements of Abazias, Inc. for the year ended December 31, 2007 included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by Malone & Bailey, PC an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

OmniReliant (Comm. File Number 000-51599) and Abazias (Comm.  File Number 000-27565)  file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by either OmniReliant or Abazias the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC filings of OmniReliant and Abazias are also available to the public at the Website maintained by the SEC at www.sec.gov . Except for documents that are expressly incorporated herein by reference, the information contained on the SEC's Website is not incorporated by reference into this proxy statement/prospectus.

OmniReliant has filed a Registration Statement on Form S-4 to register with the SEC the OmniReliant common stock underlying the preferred stock to be issued to Abazias stockholders in the merger. This proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of OmniReliant, in addition to being a proxy statement of Abazias for its special meeting. The Registration Statement, including the attached annexes, contains additional relevant information about OmniReliant, OmniReliant common stock and Abazias. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

Information on OmniReliant’s Website

Information on any OmniReliant website is not part of this joint proxy statement/prospectus and you should not rely on that information in deciding whether to approve any of the proposals described in this joint proxy statement/prospectus, unless that information is also in this joint proxy statement/prospectus.

Information on Abazias’ Website

Information on any Abazias  website is not part of this joint proxy statement/prospectus and you should not rely on that information in deciding whether to approve any of the proposals described in this joint proxy statement/prospectus, unless that information is also in this joint proxy statement/prospectus.

OmniReliant Holdings, Inc.
Condensed Consolidated Financial Statements
for the Three and Nine Months Ended March 31, 2009 (Unaudited)
and
Consolidated Financial Statements
for the Year Ended June 30, 2008

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2009	June 30, 2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,904,137	$4,435,814
Accounts receivable, net of $60,165 in allowances	238,794	48,231
Inventories	678,397	232,425
Investments	170,587	—
Prepaid expenses and other current assets	107,506	69,200
Total current assets	10,099,421	4,785,670

Property and equipment, net	2,669,499	—
Investments	1,339,999	426,558
Intangible assets, net	1,321,219	1,278,512
Other assets	982,593	1,078,237
Total assets	$16,412,731	$7,568,977

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Accounts payable	$347,580	$110,381
Current maturities of long-term debt	32,691	—
Derivative liabilities	5,752,553	6,361,100
Total current liabilities	6,132,824	6,471,481

Long-term debt	1,954,160	—
Security deposits on leases	11,734	—
Total liabilities	8,098,718	6,471,481

Minority interest	238,467	—
Redeemable preferred stock	45,969,634	35,969,634
Commitments and contingencies (Note 8)	—	—
Stockholders' (deficit):
Series E convertible preferred stock, $0.00001 par value; $1.00 stated value; 13,001,000 shares authorized; none issued (Note 4)	—	—
Common stock, $0.00001 par value 500,000,000 shares authorized, 14,509,225 shares issued and outstanding	145	145
Paid-in capital	29,762,126	32,332,804
Other stockholders’ deficiency	(67,656,359)	(67,205,087)
Total stockholders' (deficit)	(37,894,088)	(34,872,138)
Total liabilities and stockholders' (deficit)	$16,412,731	$7,568,977

See accompanying notes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2009 AND 2008

	Three Months Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Revenues:
Product sales	$2,585,582	$84,846
Rental revenue	58,314	—
Licensing revenues	—	328,150
	2,643,896	412,996
Operating costs and expenses:
Cost of product sales	1,473,776	34,341
Other operating expenses	2,424,660	396,188
	3,898,436	430,529

Loss from operations	(1,254,540)	(17,533)

Other income (expense):
Derivative income (expense)	(2,071,646)	11,996,024
Interest expense	(55,280)	(2,154)
Interest income	26,751	7,858
Other income (expense), net	(19,022)	(181,224)

Income (loss) before minority interests	(3,373,737)	11,802,971
Minority interest in loss of subsidiary	20,623	—

Net income (loss)	$(3,353,114)	$11,802,971

Reconciliation of net income (loss) to income (loss) applicable to common stockholders
Net income (loss)	$(3,353,114)	$11,802,971
Preferred stock dividends and accretion	(2,958,350)	—
Income (loss) applicable to common stockholders	$(6,311,464)	$11,802,971

Income (loss) per common share:
Basic	$(0.43)	$0.83
Diluted	$(0.43)	$0.27
Weighted average common shares—basic	14,509,225	14,232,908
Weighted average common shares—diluted	14,509,225	44,030,174

See accompanying notes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED MARCH 31, 2009 AND 2008 AND
THE PERIOD FROM INCEPTION (AUGUST 21, 2006) TO MARCH 31, 2009

	Nine Months Ended March 31,		Inception to March 31,
	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product sales	$3,756,840	$274,519	$4,180,293
Rental revenues	190,420	—	190,420
Licensing revenues	—	546,917	546,917
	3,947,260	821,436	4,917,630
Operating costs and expenses:
Cost of product sales	2,086,495	144,220	2,374,853
Other operating expenses	4,936,377	2,418,904	13,500,058
	7,022,872	2,563,124	15,874,911

Loss from operations	(3,075,612)	(1,741,688)	(10,957,281)

Other income (expense):
Derivative income (expense)	2,703,891	5,248,398	4,242,045
Interest expense	(180,918)	(152,569)	(601,167)
Interest income	84,590	12,637	117,771
Other income (expense), net	(19,022)	—	(832,207)
Loss on exchange of redeemable preferred	—	(26,247,007)	(26,247,007)
Impairment of investments	—	—	(5,776,917)
Registration payments	—	(309,137)	—
Equity in losses of ResponzeTV	—	(288,448)	—
Extinguishment of other liabilities	—	(271,109)	—

Income (loss) before minority interests	(487,071)	(23,748,923)	(40,054,763)
Minority interest in loss of subsidiary	81,533	—	81,533

Net income (loss)	$(405,538)	$(23,748,923)	$(39,973,230)

Reconciliation of net income (loss) to (loss) applicable to common shareholders:
Net income (loss)	$(405,538)	$(23,748,923)	$(39,973,230)
Preferred stock dividends and accretion	(2,958,350)	(6,400,000)	(29,066,090)
Income (loss) applicable to common shareholders	$(3,363,888)	$(30,148,923)	$(69,039,320)

Income (loss) per common share:
Basic	$(0.23)	$(2.14)	$(4.89)
Diluted	$(0.23)	$(2.14)	$(4.89)
Weighted average common shares—basic	14,501,318	14,080,464	14,108,827
Weighted average common shares—diluted	14,501,318	14,080,464	14,108,827

See accompanying notes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED MARCH 31, 2009 AND 2008 AND
THE PERIOD FROM INCEPTION (AUGUST 21, 2006) TO MARCH 31, 2009

	Nine Months Ended March 31,		Inception to March 31,
	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(405,538)	$(23,748,923)	$(39,973,231)
Adjustments to reconcile net loss to net cash used in operating activities:
Derivative (income) expense	(2,703,891)	(5,248,398)	(4,242,048)
Share-based payment	344,339	1,134,705	3,994,945
Amortization of intangible assets	300,534	470,445	1,612,870
Amortization of deferred finance costs	168,200	121,050	588,449
Depreciation expense	142,402	—	142,402
Minority interest in loss of subsidiary	(81,533)	—	(81,533)
Loss on exchange of preferred stock	—	26,247,007	26,247,007
Equity in losses of ResponzeTV	—	288,448	—
Extinguishment of liabilities	—	271,109	271,109
Impairments related to ResponzeTV	—	—	7,828,633
Changes in operating assets and liabilities:
Accounts receivable	(190,563)	(94,820)	(238,794)
Inventories	(445,972)	(302,032)	(808,397)
Prepaid expenses	(38,305)	192,444	(107,505)
Other assets	(11,500)	—	(11,500)
Accounts payable and accrued expenses	186,417	49,268	237,390
Accrued registration payments	—	309,137	542,080
Deferred revenue	—	(546,917)	(546,917)
Other liabilities	11,734	—	11,734
Net cash used for operating activities	(2,723,676)	(857,477)	(4,533,306)

Cash flows from investing activities:
Purchases of property and equipment	(2,811,901)	—	(2,811,901)
Purchases of investments	(1,139,944)	(200,000)	(8,746,755)
Minority shareholders investment in subsidiary	320,000	—	320,000
Payments for licenses	(300,000)	—	(1,306,010)
Investment in ResponzeTV	—	(5,100,000)	—
Payment for patents	—	(31,811)	—
Net cash flow from investing activities	(3,931,845)	(5,331,811)	(12,544,666)

Continued on the next page.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED MARCH 31, 2009 AND 2008 AND
THE PERIOD FROM INCEPTION (AUGUST 21, 2006) TO MARCH 31, 2009
(CONTINUED)

	Nine Months Ended March 31,		Inception to March 31,
	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)
Cash flows from financing activities:
Proceeds from sale of preferred stock	9,136,994	5,814,078	24,471,072
Proceeds from long-term debt, net of $60,964 of direct loan costs	1,994,694	—	1,994,694
Payments on long-term debt	(7,844)	—	(7,844)
Purchase and retirement of common stock	—	—	(475,813)
Net cash flow from financing activities	11,123,844	5,814,078	25,982,109

Net change in cash and cash equivalents	4,468,323	(375,210)	8,904,137
Cash and cash equivalents at beginning of period	4,435,814	711,484	—
Cash and cash equivalents at end of period	$8,904,137	$336,274	$8,904,137

SUPPLEMENTAL CASH FLOW INFORMATION

	Nine Months Ended March 31,		Inception to March 31,
	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)
Cash paid for interest	$54,387	$—	$54,387
Cash paid for income taxes	—	—	—
Non-cash investing and financing activities:
Common stock issued for loan costs	43,333	—	43,333
Fair value adjustments for investments	45,733	—	45,734
Series C and Series D preferred stock issued in exchange transactions	—	(31,349,989)	47,452,123
Non-cash investment in ResponzeTV	—	(6,538,240)	6,538,240
Common stock issued for license arrangements	—	—	352,500
Common stock issued for a patent	—	420,000	1,140,000
Dividends paid with Series C preferred stock	—	—	309,564
Non-monetary exchange of assets for investment	—	—	328,914

See accompanying notes

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)
PERIODS FROM INCEPTION (AUGUST 21, 2006) TO MARCH 31, 2009

	Common Stock		Paid-in	Other comprehensive	Accumulated
	Shares	Amount	capital	income	deficit	Total
Balances at November 22, 2006	6,485,000	$65	$254,264	$—	$(254,329)	$—
Recapitalization	7,300,000	73	(400,215)	—	254,329	(145,813)
Beneficial conversion on Series A Preferred offering	—	—	1,173,510	—	—	1,173,510
Allocation of deferred finance costs	—	—	(911,135)	—	(157,303)	(1,068,438)
Placement agent warrants	—	—	2,492,312	—	—	2,492,312
Accretion to redemption value	—	—	—	—	(3,000,000)	(3,000,000)
Accrual of dividends on Series A Preferred	—	—	—	—	(34,167)	(34,167)
Net loss for the three months ended December 31, 2006	—	—	—	—	(17,857,636)	(17,857,636)
Balances at December 31, 2006	13,785,000	$138	$2,608,736	$—	$(21,049,106)	$(18,440,232)
Issuance related to license agreement	15,000	-	52,500	—	—	52,500
Accrual of Series A Preferred dividends	—	-	—	—	(41,687)	(41,687)
Net income for the three months ended March 31, 2007	—	-	—	—	1,884,327	1,884,327
Balances at March 31, 2007	13,800,000	$138	$2,661,236	$—	$(19,206,466)	$(16,545,092)
Reclassification of amount out additional paid in capital	—	—	(49,999)	—	—	(49,999)
Reclassification of Series A to a liability	—	—	(1,600,270)	—	—	(1,600,270)
Reclassification of warrants to liability	—	—	(4,202,366)	—	(909,504)	(5,111,870)
Accrual of Series A Preferred dividends	—	—	—	—	(112,781)	(112,781)
Accrual of Series B Preferred dividends	—	—	—	—	(5,833)	(5,833)
Issuance of 1,000,000 warrants to consultant	—	—	2,471,401	—	—	2,471,401
Issuance related to patent agreement	200,000	2	719,998	—	—	720,000
Net loss for the three months ended June 30, 2007	—	—	—	—	(8,190,594)	(8,190,594)
Balances at June 30, 2007	14,000,000	$140	$—	$—	$(28,425,178)	$(28,425,038)

See accompanying notes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)
PERIODS FROM INCEPTION (AUGUST 21, 2006) TO MARCH 31, 2009
(CONTINUED)

	Common Stock		Paid-in	Other comprehensive	Accumulated
	Shares	Amount	capital	income	deficit	Total
Balances at July 1, 2007	14,000,000	$140	$—	$—	$(28,425,178)		$(28,425,038)
Net income for the three months ended September 30, 2007	—	—	—	—	2,725,814		2,725,814
Balances at September 30, 2007	14,000,000	$140	$—	$—	$(25,699,364)		$(25,699,224)
Beneficial conversion on Series C Preferred-Stock Financing (5)	—	—	2,766,833	—	—		2,766,833
Allocation of deferred finance costs associated with Series C Preferred-Stock Financing (6), (5)	—	—	(5,231,442)	—	—		(5,231,442)
Placement agent warrants on Series C Preferred-Stock Financing (5)	—	—	5,198,797	—	—		5,198,797
Investor warrants on Series C Preferred-Stock Financing (5)	—	—	3,633,167	—	—		3,633,167
Accretion to redemption value on Series C Preferred-Stock Exchange	—	—	—	—	(6,400,000)		(6,400,000)
Investor warrants-Stock Exchange	—	—	17,796,834	—	—		17,796,834
Registration payments net of dividends rolled into financing	—	—	—	—	—		—
Reclassification of warrants to equity (7)	—	—	4,008,912	—	—		4,008,912
Employee stock compensation	—	—	450,000	—	—		450,000
Employee stock option compensation	—	—	607,705	—	—		607,705
Employee exercise of stock options	27,778	—	—	—	—		—
Stock issued for legal work associated with Preferred C and SB2	35,334	—	77,000	—	—		77,000
Net loss for the three month period ended December 31, 2007	—	—	—	—	(38,392,805)		(38,392,805)
Balances at December 31, 2007	14,063,112	$140	$29,307,806	$—	$(70,492,169)		$(41,184,223)
Cashless exercise of warrants	38,400	—	—	—	—		—
Stock issued for patent	200,000	2	419,998	—	—		420,000
Net loss for the three month period ended March 31, 2008	—	—	—	—	11,802,971		11,802,971
Balances at March 31, 2008	14,301,512	$142	$29,727,804	$—	$(58,689,198)		$(28,961,252)
Preferred Series D issuance	—	—	2,553,378	—	(316,615)		2,236,763
Accretion of Series C Preferred	—	—	—	—	(9,513,273)		(9,513,273)
Accretion of Series D Preferred	—	—	—	—	(7,000,000)		(7,000,000)
Cashless exercise of warrants	131,880	2	(2)	—	—		—
Stock issued as compensation for services	42,500	1	51,624	—	—		51,625
Fair value adjustment on available for sale securities	—	—	—	$(31,135)	—		(31,135)
Net income for the three month period ended June 30, 2008	—	—	—	—	8,345,134		8,345,134
Balances at June 30, 2008	14,475,892	$145	$32,332,804	$(31,135)	$(67,173,952)	$	(34,872,138)

See accompanying notes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)
PERIODS FROM INCEPTION (AUGUST 21, 2006) TO MARCH 31, 2009
(CONTINUED)

	Common Stock		Paid-in	Other comprehensive	Accumulated
	Shares	Amount	capital	income	deficit	Total
Balances at July 1, 2008	14,475,892	$145	$32,332,804	$(31,135)	$(67,173,952)	$(34,872,138)
Stock issued as compensation for services	33,333	—	43,333	—	—	43,333
Fair value adjustment on available for sale securities	—	—	—	(31,450)	—	(31,450)
Net income for the three months ended September 30, 2008	—	—	—	—	1,895,405	1,895,405
Balances at September 30, 2008	14,509,225	$145	$32,376,137	$(62,586)	$(65,278,547)	$(32,964,850)
Fair value adjustments on available for sale securities	—	—	—	574	—	574
Net income for the three months ended December 31, 2008	—	—	—	—	1,052,171	1,052,171
Balances at December 31, 2008	14,509,225	$145	$32,376,137	$(62,012)	$(64,226,376)	$(31,912,106)
Fair value adjustments on available for sale securities	—	—	—	(14,857)	—	(14,857)
Share-based payments (employees)	—	—	283,683	—	—	283,683
Share-based payments (others)	—	—	60,656	—	—	60,656
Accretion of Series F Preferred Stock	—	—	(2,958,350)	—	—	(2,958,350)
Net loss for the three months ended March 31, 2009	—	—	—	—	(3,353,114)	(3,353,114)
Balances at March 31, 2009	14,509,225	$145	$29,762,126	$(76,869)	$(67,579,490)	$(37,894,088)

See accompanying notes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS:

Organization

Willowtree Advisor, Inc. ("the Company" or “OmniReliant Holdings, Inc”) was incorporated on June 16, 2004 under the laws of the State of Nevada to offer landscape advisory services. On November 22, 2006, Willowtree Advisor, Inc. entered into a Securities Purchase Agreement with OmniReliant Corporation (“OmniReliant”) and Cynthia Allison, pursuant to which OmniReliant purchased 5,000,000 shares of the Company's common stock from Ms. Allison for $475,813. Pursuant to the Common Stock Purchase Agreement, OmniReliant transferred the 5,000,000 shares to the Company for cancellation. The transaction with Ms. Allison was accounted for as a reduction of additional paid in capital.

Also on November 22, 2006, Willowtree entered into an exchange agreement pursuant to which the Company acquired one hundred percent (100%) of the equity of OmniReliant from, the stockholders of OmniReliant. Contemporaneously, the Company entered into to a securities purchase agreement with an accredited investor for the sale of convertible preferred stock and warrants for an aggregate purchase price of $3,000,000. As a result of the Exchange Agreement, OmniReliant became a wholly-owned subsidiary of the Company and the Company succeeded to the business of OmniReliant as its sole business.

The Exchange Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance provided by the staff of the U.S. Securities and Exchange Commission, WillowTree (the legal acquirer) is considered the accounting acquiree and OmniReliant (the legal acquiree) is considered the accounting acquirer. A reverse merger is accounted for as the issuance of shares of the accounting acquirer for the net-monetary assets or liabilities of the accounting acquiree, accompanied by a recapitalization of stockholders’ equity. The consolidated financial statements of the combined entity will, in substance, be those of the accounting acquiree, OmniReliant, which, as discussed below, was organized on August 21, 2006.

Effective December 29, 2006, the Registrant’s name changed from Willowtree Advisor, Inc. to OmniReliant Holdings, Inc. ("the Company").

Nature of Business

OmniReliant Corporation was incorporated on August 21, 2006 under the laws of the State of Florida. The Company is in the development stage and has realized only minor revenues from its planned operations. OmniReliant Corporation (“OmniReliant”) engages in the creation, design, distribution, and sale of affordable luxury products. OmniReliant makes these products available to both domestic and international consumers through infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels. OmniReliant will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which OmniReliant plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials.

Until the Company’s products are successfully marketed on a live shopping network or via infomercials, we will not generate significant revenues and may not be successful. If we cannot generate sufficient revenues to continue operations, we will be forced to suspend or cease operations.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS (CONTINUED):

During the current fiscal year, the Company purchased an office building in Pinellas County, Florida, which is largely being leased to unrelated tenants. While real estate operations is not the Company’s principal business, the Company accounts for this new business as an identifiable business segment. See Note 14.

Going Concern

The Company is in its development stage and has incurred losses and has used cash in its operating activities while devoting substantially all of its efforts to raising capital and identifying and pursuing businesses opportunities. The Company's liquidity is substantially dependent on raising capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates continuing operations, realization of assets and liquidation of liabilities in the ordinary course of business. The Company's ability to continue as a going concern is dependent upon its ability to raise sufficient capital to implement a successful business plan and to generate profits sufficient to become financially viable. The consolidated financial statements do not include adjustments relating to the recoverability of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements as of March 31, 2009 and for the three and nine months ended March 31, 2009 and 2008, and the period from August 21, 2006 (inception) to March 31, 2009 are unaudited, but have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-Q. Accordingly, they do not include all the information and footnotes required for complete financial statements. However, the unaudited condensed consolidated financial information included in this report includes all adjustments which are, in the opinion of management, necessary to fairly present the consolidated financial position and the consolidated results of operations for the interim periods presented. The operations for the three and nine months ended March 31, 2009 are not necessarily indicative of the results for the year ending June 30, 2009.

The condensed consolidated financial statements included in this report should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s June 30, 2008 Annual Report on Form 10-KSB and subsequent filings on Form 8-K.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts in our consolidated financial statements. Significant estimates embodied in the Company’s financial statements include (i) developing fair value measurements to record financial instruments, including investments (ii) developing cash flow projections for purposes of evaluating the recoverability of long-lived assets. Actual results could differ from those estimates.

Principles of consolidation – The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, OmniReliant Corporation and OmniResponse Corporation, and its 60.0% owned subsidiary OmniComm Studios LLC. All significant intercompany accounts, profits and transactions have been eliminated in consolidation. Entities where the Company does not have voting control but has significant influence over its operations are accounted for under the equity method.

Business Segments — We apply the management approach to the identification of our reportable operating segments as provided in accordance with Statements on Financial Accounting Standards (“SFAS”) No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS No. 131”). This approach requires us to report our segment information based on how our chief decision making officer internally evaluates our operating performance. Our business segments consist of (i) Retail Products and Licensing and (ii) Commercial Real Estate Services. See Note 14.

Revenue recognition – Revenue is recognized when evidence of the arrangement exists, the product is shipped to a customer, or in the limited circumstances, at destination, and when terms provide that title passes at destination. Estimated amounts for sales returns and allowances are recorded at the time of sale. License revenue is recorded over the term of the license arrangement, as it is earned.

Shipping costs  – Shipping costs billed to customers are included as a component of product sales. The associated cost of shipping is included as a component of cost of product sales.

Inventories –  Inventories consist of merchandise that is in its finished form and ready for sale to end-user customers. Inventories are recorded at the lower of average cost or market. In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories. Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred and included in cost of goods sold.

Property and equipment –  Property and equipment   are recorded at our cost. The Company depreciates these assets using the straight-line method over lives that we believe the assets will have utility. Our expenditures for additions, improvements and renewals are capitalized, while normal expenditures for maintenance and repairs are charged to expense.

Intangible assets   - Trademarks and licenses are recorded at cost and those with finite lives are amortized over the estimated periods of benefit.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Impairments – The Company’s management evaluates its tangible and definite-lived intangible assets for impairment under Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144) annually at the beginning of our fourth fiscal quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. Our evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets.

Investments – Our investments consist principally of notes receivable. Investments in these debt securities are carried as available-for-sale securities under Statement’s on Financial Accounting Standards No. 115 Accounting for Investments . Debt securities classified as available-for-sale securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity. Fair value is based upon the present value of the forward cash-flows, discounted at a credit-risk adjusted rate for similar instruments. The conversion option is considered a fair-value enhancement when such amount is readily convertible into cash, which, as a private, closely held company, it is not currently. Changes in the fair value of available-for-sale debt securities arise from changes in market interest rates for similar instruments and the period remaining to maturity.

Deferred finance costs – Direct, incremental finance costs related to debt instruments and other financial instruments that are recorded in liabilities are included in other assets and amortized over the term of the respective instrument through charges to interest expense using the effective method or the straight-line method, when the difference would not be material. Total deferred financing cost included in other assets amount to $971,093 and $1,138,290, as of March 31, 2009 and June 30, 2008, respectively. These amounts are net of accumulated amortization of $253,550 and $49,500 as of March 31, 2009 and June 30, 2008, respectively.

Share-based payment – We apply the grant-date fair value method to our share-based payment arrangements with employees under the rules provided in Statement of Financial Accounting Standards No. 123R Accounting for Share-Based Payment (SFAS 123R). For share-based payment transactions with parties other than employees we apply EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services . Under SFAS 123R, share-based compensation cost to employees is measured at the grant date fair value based on the value of the award and is recognized over the service period, which is usually the vesting period for employees. Share-based payments to non-employees are recorded at fair value on the measurement date and reflected in expense over the service period.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

The Company uses the Black-Scholes option valuation model to determine the grant-date fair value of stock options and employee stock purchase plan shares. The determination of the fair value of share-based payment awards on the date of grant using an option-valuation model is affected by the Company’s stock price as well as assumptions regarding a number of complex variables. These variables include the Company’s expected stock price volatility over the term of the awards, projected employee stock option exercise behavior, expected risk-free interest rate and expected dividends. The Company estimates the expected term and volatility of options granted based on values derived from its industry peer group. Our decision to use these measures of expected term and volatility was based upon the lack of availability of actively traded options in the Company’s own common stock and the Company’s assessment that the peer group measure of volatility is more representative of future stock price trends than the Company’s historical volatility. The Company bases the risk-free interest rate for option valuation on Constant Maturity Rates provided by the U.S. Treasury with remaining terms similar to the expected term of the options. The Company does not anticipate paying any cash dividends in the foreseeable future and therefore uses an expected dividend yield of zero in the option valuation model. In addition, SFAS No. 123(R) requires forfeitures of share-based awards to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. As this is the Company’s initial issuance and no historical data exists to estimate pre-vesting option forfeitures the Company has recorded stock-based compensation expense for the all the awards vested. The Company uses the straight-line attribution as its expensing method of the value of share-based compensation for options and awards.

Advertising – The Company generally expenses advertising when it is incurred in accordance with Statement of Position 93-7 Accounting for Advertising . Commencing in the current fiscal year the Company began engaging for the production of infomercials related to its Retail Products Business, which is expected to be an increasing activity and cost. The Company’s accounting policy provides that the costs of infomercials are deferred in prepaid assets until the first airing, at which time the cost is expensed. During the three and nine months ended March 31, 2009, the Company expensed $1,206,190 and $2,385,194 of costs related to infomercials, which amount is included in other costs and expenses in our condensed consolidated statements of operations. As of March 31, 2009, prepaid advertising expense was zero.

Financial instruments – Financial instruments, as defined in Financial Accounting Standard No. 107 Disclosures about Fair Value of Financial Instruments (Statement 107), consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, derivative financial instruments, long-term debt, and redeemable preferred stock.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

We carry cash and cash equivalents, accounts payable and accrued liabilities and long-term debt at historical costs; their respective estimated fair values approximate carrying values due. We carry derivative financial instruments at fair value in accordance with Financial Accounting Standard No. 133 Accounting for Derivative Financial Instruments and Hedging Activities (Statement 133). We carry redeemable preferred stock at either its basis derived from the cash received or fair value depending upon the classification afforded the preferred stock, or embedded components thereof, in accordance with Statement 133 and Financial Accounting Standard No. 150 Financial Instruments with Characteristics of both Equity and Liabilities (Statement 150).

Derivative financial instruments – Derivative financial instruments, as defined in Statement 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets. See Note 11 for additional information.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as redeemable preferred stock arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by Statement 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

Redeemable preferred stock – Redeemable preferred stock (and, if ever, any other redeemable financial instrument we may enter into) is initially evaluated for possible classification as liabilities under Statements of Financial Accounting Standards No. 150 Financial Instruments with Characteristics of Both Liabilities and Equity . Redeemable preferred stock classified as liabilities is recorded and carried at fair value. Redeemable preferred stock that does not, in its entirety, require liability classification is evaluated for embedded features that may require bifurcation and separate classification as derivative liabilities under Statement 133. In all instances, the classification of the redeemable preferred stock host contract that does not require liability classification is evaluated for equity classification or mezzanine classification based upon the nature of the redemption features. Generally, any feature that could require cash redemption for matters not within our control, irrespective of probability of the event occurring, requires classification outside of stockholders’ equity. See Note 10 for further disclosures about our redeemable preferred stock.

Fair value measurements - Fair value measurement requirements are embodied in certain accounting standards applied in the preparation of our financial statements. Significant fair value measurements resulted from the application of SFAS 133 to our preferred stock and warrant financing arrangements and SFAS 123R to our share-based payment arrangements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Financial Accounting Standard No. 157 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It is effective for our fiscal year beginning October 1, 2008. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this new standard did not require any new fair value measurements. We do not believe that adoption of this standard resulted in a material financial affect.

Financial Accounting Standard No. 159 The Fair Value Option for Financial Assets and Financial Liabilities permits entities to choose to measure many financial instruments and certain other items at fair value. It is effective for our fiscal year beginning October 1, 2008. At this time, we do not intend to reflect any of our current financial instruments at fair value (expect that we are required to carry our derivative financial instruments at fair value). However, we will consider the appropriateness of recognizing financial instruments at fair value on a case by case basis as they arise in future periods.

Registration payment arrangements  – Certain financial instruments, including convertible preferred stock and the related freestanding warrants issued in connection with those convertible instruments, are subject to registration rights agreements, which may impose penalties for our failure to register the underlying common stock by a defined date. These potential cash penalties, which are referred to as registration payment arrangements, are recorded when payments are both probable and reasonably estimable, in accordance with FAS No. 5, Accounting for Contingencies . These liquidated damages were included in the liabilities that were exchanged for the Series C Preferred Stock. Accordingly, we no longer have an obligation to pay registration payments.

Loss per common share - We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128) in calculating our basic and diluted loss per common share. Basic loss per common share represents our loss applicable to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method or, in the case of liability classified warrants, the reverse treasury stock method. We compute the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded. The following table illustrates the reconciliation of the weighted average common shares to the denominator for diluted loss per common share:

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

	Three Months Ended March 31,		Nine Months Ended March 31,		Inception to March 31,
	2009	2008	2009	2008	2009
Weighted average shares	14,509,225	14,232,908	14,501,318	14,080,464	14,108,827
Dilutive instruments:
Warrants and stock options	*	16,051,181	*	*	*
Convertible securities:
Series C Preferred Stock	*	13,746,085	*	*	*
Series D Preferred Stock	*	—	*	*	*
Denominator for dilutive shares	14,509,225	44,030,174	14,501,318	14,080,464	14,108,827
 * These instruments were excluded during the respective periods because the effect was anti-dilutive.

Reclassifications – Certain reclassifications have been made to the prior period financial statements for them to conform to the condensed classifications in the current period.

Recent accounting pronouncements - We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. Also see Fair Value Measurements, above. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations ("SFAS 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination.  SFAS 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. The effective date therefore is July 1, 2009. Earlier adoption is prohibited. As more fully discussed in the Subsequent Events footnote, the Company is currently seeking to complete purchase business combinations. If these acquisitions are completed before July 1, 2009, we will be required to apply SFAS 141. However, if these transactions are completed on or after July 1, 2009, we will be required to apply SFAS 141(R).

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and132(R) (“SFAS 158”).  SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.  The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The adoption of SFAS 158 did not have a material impact on our financial position, results of operations or cash flows because we do not have a defined benefit plan for our employees.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51 .. This statement amends ARB No. 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 will change the classification and reporting for minority interest and non-controlling interests of variable interest entities.  Following the effectiveness of SFAS 160, the minority interest and non-controlling interest of variable interest entities will be carried as a component of stockholders’ equity. Accordingly, upon the effectiveness of this statement, we will begin to reflect non-controlling interest in our consolidated variable interest entities as a component of stockholders’ equity. This statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited. Since we do not currently have Variable Interest Entities consolidated in our financial statements, adoption of this standard is not expected to have a material effect.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133  (“SFAS 161”).  SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. We are currently evaluating the impact of SFAS 161, if any, will have on our financial position, results of operations or cash flows. This standard will affect the disclosures in our financial statements to provide the required information.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." The Company does not expect the adoption of SFAS 162 will have a material effect on its financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48, Accounting for uncertainty in Income Taxes (“FIN 48”). FIN No. 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, Accounting for Contingencies . FIN 48 was effective for fiscal years beginning after December 15, 2006. Accordingly, we have implemented FIN 48 by summarizing and evaluating all potential uncertain tax positions. As a result of our implementation, FIN No. 48 did not have a material impact on our financial position, results of operations or cash flows, although, as discussed in our income tax disclosures, certain positions are present that require our periodic review in maintaining compliance with this standard.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (FSP 00-19-2) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies .  FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.  For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of EITF 00-19-02 did not have a material impact on our financial position, results of operations or cash flows, because we have no current transactions that embody Registration Payment Arrangements, as defined in the standard.

In April 2008, the FASB issued FSP No. FAS 142-3  Determination of the Useful Life of Intangible Assets . This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142,  Goodwill and Other Intangible Assets . The Company is required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company is currently evaluating the impact of FSP 142-3 on its financial position, results of operations or cash flows, and believes that the established lives will continue to be appropriate under the FSP.

In May 2008, the FASB issued FSP Accounting Principles Board 14-1 Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) ("FSP APB 14-1"). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company is currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on its financial position, results of operations or cash flows.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 07-05 Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock , which supersedes the definition in EITF 06-01 for periods beginning after December 15, 2008 (our fiscal year ending June 30, 2010). The objective of this Issue is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity's own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative in of Statement 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in paragraph 11(a) of Statement 133 (the “Paragraph 11(a) Exemption). This Issue also applies to any freestanding financial instrument that is potentially settled in an entity's own stock, regardless of whether the instrument has all the characteristics of a derivative in Statement 133, for purposes of determining whether the instrument is within the scope of Issue 00-19. We currently have warrants that embody terms and conditions that require the reset of their strike prices upon our sale of shares or equity-indexed financial instruments and amounts less than the conversion prices. These features will no longer be treated as “equity” under the EITF once it becomes effective. Rather, such instruments will require classification as liabilities and measurement at fair value. Early adoption is precluded. Accordingly, this standard will be adopted in our quarterly period ended September 30, 2009.

In June 2008, the Emerging Issues Task Force issue EITF Consensus No. 08-04 Transition Guidance for Conforming Changes to Issue 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios , which is effective for years ending after December 15, 2008 (our fiscal year ending June 30, 2009). Early adoption is not permitted. The overall objective of the Issue is to conform the requirements of EITF 00-27 and Financial Accounting Standard No. 150 with EITF 98-5 to provide for consistency in application of the standard. We computed and recorded a beneficial conversion feature in connection with certain of our prior financing arrangements and do not believe that this standard has any material effect on that accounting.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on our present or future financial statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENTS:

Investments consisted of the following on March 31, 2009 and June 30, 2008:

	March 31, 2009	June 30, 2008
Current Investments:
Available-for-sale investments:
Valcom, face value $100,000, 10.0% convertible note receivable, due January 2010 (Cost basis $100,000)	$97,118	$—
Wine Harvest, face value $73,000, 10% convertible note Receivable, due March 2009 (Cost basis $73,000)	73,469	—
Total current investments	$170,587	$—

Non-Current Investments
Available-for-sale investments:
Abazias, Inc., face value $600,000, 10.0% convertible note receivable, due December 31, 2009 (Cost basis: $600,000)	$595,434	$—
Carolyn & Company, face value $450,000, 6.0% convertible note receivable, due February 2010 (Cost basis: $450,000)	438,587	426,558
Total available-for-sale type investments	1,034,021	426,558
Other investments, at cost	305,978	—
Total non-current investments	$1,339,999	$426,558

Valcom, Inc.:

On January 6, 2009, we entered into a note purchase agreement with Valcom, Inc. (“Valcom”), a Delaware corporation, whereby we purchased a 10% secured convertible promissory note in the principal amount of $100,000 with a conversion price of $0.10 per share, which is secured pursuant to a security agreement (the “Security Agreement”) and a warrant to purchase 1,000,000 shares of Valcom’s Common Stock at an exercise price of $0.20. Pursuant to the Transaction Documents, Valcom promises to pay to the Company $100,000 in cash on January 6, 2010. The Note bears interest at the rate of 10% per annum until the maturity date.

Wineharvest, Inc.:

On March 12, 2009, we entered into a stock purchase agreement with Wineharvest, Inc. (“Wineharvest”), a Florida Corporation, that provides for our purchase of 3,000,000 shares of Wineharvest common stock, representing a 30% interest, for $300,000. As of the filing date of this report, we have not closed on this purchase transaction. However, we also loaned Wineharvest $73,000 under a 12% convertible note, due in May and June of 2009.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENTS (CONTINUED):

Abazias, Inc:

On December 3, 2008, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Abazias, Inc. (“Abazias”), a Delaware corporation and Abazias.com, Inc., (“Abazias”), a Nevada corporation and wholly owned subsidiary of Abazias, pursuant to which the Company has agreed to purchase substantially all of the assets of Abazias Sub for an aggregate purchase price of: (i) a loan in the amount of Five Hundred Thousand Dollars ($500,000) (the “Loan”) and; (ii) the issuance of up to thirteen million (13,000,000) shares of the Company’s convertible preferred stock (the “Preferred Stock”) to the Shareholders of Abazias, subject to adjustment. Under the Purchase Agreement, upon closing of the transaction the Company shall issue the Preferred Stock to the shareholders of Abazias, Inc. in exchange for all of the issued and outstanding shares of capital stock of Abazias. The Loan, in the form of a Note, was made on August 12, 2008 (see Investments). The Note bears interest at 10% per annum and matures on December 31, 2009 (the “Maturity Date”). The full principal amount of the Note, along with any interest accrued thereon, is due upon a default under the terms of the Note.

Upon the Closing of this transaction, Abazias, will become a wholly owned subsidiary of the Company. Commensurate with the entering into of the Agreement, Abazias Sub has entered into Employment Agreements with Oscar Rodriguez and Jesus Diaz, with Mr. Rodriguez serving as Chief Executive Officer and President of Abazias Sub and Mr. Diaz serving as Vice President, Chief Financial Officer and Chief Operating Officer of Abazias Sub. The Employment Agreements shall become effective upon the closing of the transaction.

OmniReliant and Abazias determined that for federal income tax purposes, as well as to segregate the assets and liabilities of Abazias into a separate entity, the transaction as it had been constituted needed to be revised and that instead of purchasing substantially all of the assets of Abazias.com, Inc. for the 13,000,000 shares of the Preferred Stock, to be distributed to the shareholders of Abazias, which would have resulted in a taxable transaction for shareholders of Abazias, the Boards of Directors of Abazias and OmniReliant resolved that OmniReliant would acquire Abazias Inc., a Delaware corporation (Abazias-Delaware), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of the Abazias-Delaware, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias Nevada, for the Series E Preferred Stock, thus allowing the transaction to qualify as a tax free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.
In order to further clarify the Amended Stock Purchase Agreement, on April 29, 2009, OmniReliant and Abazias decided to enter into an Agreement and Plan of Merger which superseded and replaced the Amended  Stock Purchase Agreement and further clarified  that Abazias, Inc. shall merge into OmniReliant Acquisition Sub, a wholly owned subsidiary of OmniReliant.  Many of the essential terms remained from the Amended Securities Purchase Agreement, however, all parties involved felt that a more streamlined Agreement and Plan of Merger would be more appropriate.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENTS (CONTINUED):

Subsequent to entering into the Agreement and Plan of Merger, OmniReliant and Abazias decided that in order to segregate the assets and liabilities of Abazias into a separate entity, for federal income tax reasons, as well as both Companies belief that the financial condition of Abazias combined with the expertise and assets of Omni is consistent with OmniReliant’s expansion and overall business strategy and that the acquisition will expand OmniReliant’s ability to finance its operations and further its growth, the transaction as it had been constituted needed to be further  revised and that instead of purchasing substantially all of the assets of Abazias.com, Inc. com for the 13,000,000 shares of the Preferred Stock, to be distributed to the shareholders of Abazias, which would have resulted in a taxable transaction for shareholders of Abazias, the Boards of Directors of Abazias and OmniReliant resolved that OmniReliant would acquire Abazias Inc., a Delaware corporation (Abazias-Delaware), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of the Abazias-Delaware, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias Nevada, for the Series E Preferred Stock, thus allowing the transaction to qualify as a tax free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

In order to further clarify the above intentions of OmniReliant and Abazias, the parties decided to enter into Agreement and Plan of Merger which superseded and replaced the Amended Stock Purchase Agreement and further clarified  that Abazias, Inc. shall merge into OmniReliant Acquisition Sub, a wholly owned subsidiary of OmniReliant.  Many of the essential terms remained from the Amended Securities Purchase Agreement, however, all parties involved felt that a more streamlined Agreement and Plan of Merger would be more appropriate.

Upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger Abazias-Delaware and OmniReliant Acquisition Sub shall consummate a merger pursuant to which (i) the Abazias-Delaware shall be merged with and into OmniReliant Acquisition Sub and the separate corporate existence of Abazias-Delaware shall thereupon cease, (ii) OmniReliant Acquisition Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Nevada, and (iii) the separate corporate existence of OmniReliant Acquisition Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to below as the "Surviving Corporation."  The Merger shall have the effects set forth under the Laws of the State of Nevada.

The Certificate of Incorporation of OmniReliant Acquisition Sub, as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation.

The Bylaws of OmniReliant Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

Subject to the provisions of the Agreement and Plan of Merger, the parties shall (i) file the appropriate Certificate of Merger in such form as is required by and executed in accordance with the relevant provisions of the Nevada Revised Statutes (“NRS”) and the Delaware General Corporation Law (“DGCL”) and (ii) make all other filings or recordings required under the NRS and DGCL.  The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Nevada and Delaware, or at such subsequent date or time as the Company and OmniReliant Acquisition Sub agree and specify in the Certificate of Merger (such time hereinafter referred to as the " Effective Time ").

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENTS (CONTINUED):

The directors of the Abazias-Delaware immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Abazias-Delaware immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. If at any time after the Effective Time the Surviving Corporation shall determine, in its reasonable discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Abazias-Delaware or OmniReliant Acquisition Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.”

As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Abazias-Delaware (“Abazias-Delaware Common Stock”), or of OmniReliant Acquisition Sub”

(a)         Each outstanding share of OmniReliant Acquisition Sub common stock shall remain outstanding and shall constitute the only issued and outstanding shares of common stock of the Surviving Corporation.

(b)         All shares of Abazias-Delaware Common Stock (the “Abazias-Delaware Shares”) that are owned by the Abazias-Delaware as treasury stock shall be cancelled and retired, and no consideration shall be delivered in exchange therefore.

(c)         Each outstanding Abazias-Delaware Share, other than those set forth in the Agreement and Plan of Merger shall be converted into the right to receive, and shall be exchangeable for the merger consideration (the “Merger Consideration”).   At the Effective Time, all Abazias-Delaware Shares converted into the right to receive the Merger Consideration pursuant to the Agreement and Plan of Merger and shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (or, in the case of uncertificated Abazias-Delaware Shares, evidence of such Abazias-Delaware Shares in book-entry form) which immediately prior to the Effective Time represented any such Abazias-Delaware Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.  Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the shares of outstanding Abazias-Delaware Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, then the Merger Consideration shall be appropriately adjusted to reflect such action.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENTS (CONTINUED):

The Merger consideration, consisting of the total purchase price payable to the shareholders of the Abazias-Delaware in connection with the acquisition by merger of Abazias-Delaware, shall be delivered and shall consist exclusively of 13,000,000 newly issued shares of Series E Preferred Stock, of OmniReliant (the "Preferred Stock").  The Preferred Stock shall be convertible into shares of common stock of OmniReliant in accordance with the terms of, and the Preferred Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Preferred Stock (the "Certificate Of Designation").

During the six months after the closing of the transaction, OmniReliant will provide additional non-debt funding to Abazias.com of Five Hundred Thousand Dollars ($500,000.00) to be used by the Abazias.com for general working capital or such other purposes in furtherance of the business of Abazias.com.  This money will be advanced in amounts and at times during this six month period at the request of the officers of the Abazias.com as determined in their sole and absolute discretion.  If any requested advance is not made by the end of a seven (7) day period, OmniReliant shall distribute 13,000,000, or such greater number of shares if more than 13,000,000 shares of Preferred Stock are issued as consideration at closing, to the extent that the shares of Preferred Stock are convertible into more than 13,000,000 shares of common stock pursuant to the adjustment provisions of the Certificate of Designations, to the same shareholders of Abazias.com  in the same amounts as the shares of Preferred Stock distributed to such Abazias shareholders at Closing. The holders of a majority of such shares shall be entitled to make one demand to the Purchaser to register such shares on a registration statement.

Completion of the Transaction is subject to certain conditions described in the Agreement and Plan of Merger, including but not limited to (a) approval by the shareholders of Abazias of the merger (b) registration under the Securities Act of 1933, as amended, of OmniReliant Holdings' shares to be issued to Abazias and subsequently distributed to the shareholders of Abazias upon closing of the transaction.

The Company and Abazias jointly prepared and the Company filed with the Securities and Exchange Commission a Form S-4 on February 11, 2009 and an amendment to the S-4 was filed  jointly prepared as well and filed by the Company on May 7, 2009.

The Company anticipates accounting for the purchase of Abazias as a purchase business combination, applying Statements of Financial Accounting Standards No. 141(R) Business Combinations (“SFAS 141(R)”), SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, the effective date for our application of SFAS 141(R) will be commencing with our fiscal year beginning July 1, 2009. The Company’s application of SFAS 141(R) will provide for the allocation of the total estimated purchase price to the tangible and intangible assets of Abazias acquired at their respective fair values. The excess of the estimated purchase price over the tangible and intangible assets will be reflected in our post-acquisition financial statements as goodwill.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENTS (CONTINUED):

Carolyn & Company:

On February 12, 2008, we obtained a Convertible Promissory Note for $150,000 which accrues interest at 6% per On February 12, 2008, we purchased a face-value $150,000, 6.0% per annum, Convertible Promissory Note from an early-stage, Member-Managed Limited Liability Company in the Media Sector. Principal and interest are payable on February 12, 2010. The Convertible Promissory Note is convertible at our option into Member Units representing an aggregate of 2.0% of the investee’s aggregate member units. On April 3, 2008, we amended the Convertible Promissory Note to add full-ratchet anti-dilution protection and a “Most Favored Nation” provision which would allow us to exchange the promissory note for any securities issued by the Investee in a subsequent financing on a dollar by dollar basis. On April 4, 2008, we invested an additional $300,000 and received a Convertible Promissory Note which accrues interest at 6% per year and is due and payable on February 12, 2010. We have the option to convert the note any time prior to maturity and we would receive Membership Interests equal to the principle balance on the note divided by $10,000,000. This note contains full ratchet anti-dilution protection and a “Most Favored Nation” provision.

NOTE 5 – PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following on March 31, 2009 and June 30, 2008:

	March 31, 2009	June 30, 2008
Land	$500,000	$—
Buildings and building improvements	1,529,755	—
Furnishings and office equipment	782,146	—
	2,811,901	—
Less accumulated depreciation	(142,402)	—
	$2,669,499	$—

The Company depreciates buildings and improvements and furnishings and office equipment over estimated useful lives of 15 and 5 years, respectively.

Depreciation expense amounted to $38,873 and $142,402 during the three and nine months ended March 31, 2009, respectively.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – INTANGIBLE ASSETS:

The Company’s intangible assets consisted of the following on March 31, 2009 and June 30, 2008:

	March 31, 2009	June 30, 2008
Patent costs	$1,169,412	$1,169,412
License agreement	953,502	653,005
Other fully-amortized intangibles	79,402	79,402
	2,202,316	1,901,819
Less accumulated amortization	(881,097)	(623,307)
	$1,321,219	$1,278,512

Aggregate Amortization Expense:
Three months ended March 31, 2009	$118,932
Nine months ended March 31, 2009	$257,293
Inception (August 21, 2006) to March 31, 2009	$881,097

Estimated Amortization Expense:
Period from April 1, 2009 to June 30, 2009:	$118,932
Year ending June 30:
2010	75,729
2011	95,021
2012	114,396
2013	88,078
2014	88,078
Thereafter	740,984
$1,321,219

Patent costs— On June 18, 2007, the Company entered into an Agreement for Acquisition of a Patent Application with Product & Technology Partners LLC. Pursuant to the Agreement, the Company acquired from Seller the rights to a patent-pending self-warming topical pharmaceutical product capable of delivering salicylic acid foam suitable for consumer use. In consideration for the rights to the product, the Company agreed to pay Seller in the following manner:

a)
Upon execution of the Agreement, the Company paid Seller (i) an aggregate of Twenty Five Thousand dollars ($25,000) and (ii) issued to the Seller Two Hundred Thousand (200,000) shares of the Company’s common stock.

b)
Following the completion of due diligence (which shall be six months from the date of the Agreement), if the Company is satisfied with the Product and intends to offer Product for sale, the Company shall pay to Seller Twenty Five Thousand dollars ($25,000), paid January 22, 2008.

c)
The Company shall also pay Seller installment payments of up to a maximum of Four Hundred Thousand Dollars ($400,000), payable over a period of 4 years beginning six months from the date of the Agreement. If no revenues are generated from the sale of the Product, no installment payments shall be due.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – INTANGIBLE ASSETS (CONTINUED):

The Company has received a written opinion issued by the USPTO as International Search Authority and a response was filed as entering Chapter ii of the PCT designating the USPTO as International Examining Authority. The Company has consulted with the scientist regarding the application and we believe the technology has many future uses.  Once approved, the Company plans to market and sell products using the technology acquired.

The Company estimates the patent pending application will take up to 3 years to go through the approval process. At such time the Company will begin amortizing the cost over 20 years, the useful life of the asset. In the event additional assistance is required with the patent pending application or development of a product the members of Product & Technology Partners, LLC have agreed to work with the Company on a consulting basis.

Licensing Agreement – On October 13, 2006, the Company entered into an agreement with a related party. This agreement was subsequently amended on November 20, 2006. Under the terms of the Licensing Agreement the Company has obtained the exclusive right and license to certain licensed products through December 31, 2011 with an option to renew for an additional five year period provided all the minimum royalty payments have been paid during the initial term. In consideration of the license granted and the services to be performed, the Company will compensate the other party an annual guaranteed minimum (payable semi-annually) royalty as follows:

Annual		Minimum
Period	Dates	Royalty

1	Effective Date to 12/31/07	$1,000,000
2	1/1/08 to 12/31/08	$400,000
3	1/1/09 to 12/31/09	$400,000
4	1/1/10 to 12/31/10	$400,000
5	1/1/11 to 12/31/11	$400,000
6	1/1/12 to 12/31/15	$400,000

In addition to the minimum royalty payment the Company will also compensate the other party a sales royalty of eight percent (8%) on each annual period's net sales made in all venues other than infomercials; a minimum of three percent (3%) on each annual period's net sales made through infomercials and four percent (4%) should the revenues exceed media expenditures by a three to one media ratio. The sales royalty is payable on a quarterly basis within forty-five (45) days after the close of the prior quarter's sales. The payment of sales royalties are credited against the guaranteed minimum royalty payment for any annual period.

In addition to the sales royalties and guaranteed minimum royalties being paid the Company also delivered three million (3,000,000) shares of the Company's common stock, which represented 25% of the issued and outstanding common stock on that date.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – INTANGIBLE ASSETS (CONTINUED):

On November 20, 2006 the Licensing Agreement was amended to change the date of the first annual Guaranteed Minimum Royalty payment from thirty (30) days following the effective date to January 3, 2007. In addition, the amendment revised subsequent payments to occur on January 1 st and July 1 st of each annual period. On November 22, 2006 the Company made a payment of $850,000 pursuant to this agreement. On January 10, 2007 the Company made a payment of $150,000 pursuant to the licensing agreement. The payment was the final payment of the $1,000,000 initial installment due under the agreement.

For purposes of the agreement, Adjusted Gross Collected Revenues (“AGCR”) means ORH’s Gross Revenue from sales of the Products, less all of the following:

•	Shipping and Handling, credit card fees, refunds, credits or other allowances on business, as actually incurred and as reserved for (“Returns”); not

•	Sales, excise, use, value added or any like taxes;

•	Cost of goods for purposes of liquidation or closeout (“Liquidation Sales”). Licensor shall have the first right of refusal to purchase the liquidation inventory at a penny above ORH’s best offer.

The reserve for Returns and un-collectibles shall initially be ten percent (10%) of Adjusted Gross Revenues, and shall be adjusted periodically based upon actual experience.

The Company has the right to sell and distribute the Products at such prices and on such terms and conditions (including shipping and handling charges) as ORH may establish. In the event that ORH fails, during the one-year period commencing upon Rollout and continuing thereafter, to generate $2,000,000 in Product sales per year (“Minimum Quantities”), Licensor may provide 30 days prior written notice to ORH and make ORH’s rights hereunder non-exclusive. For the life of the Product, ORH or a designated third party, such as the manufacturer, on behalf of ORH will maintain and keep in force product liability insurance with an insurer approved by Licensor in the amounts not less than $2,000,000 per occurrence and $5,000,000 in the aggregate covering all Products licensed by ORH from Licensor. ORH, Licensor and, upon ORH’s request, any of ORH’s subsidiaries, affiliates or sub-licensees who are involved with the marketing and distribution of the Products shall be named as additional insured on all such insurance policies, each of which shall be endorsed so as to provide at least 30 days notice to ORH of its cancellation, termination or non-renewal.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – LONG-TERM DEBT:

The Company’s long-term debt consisted of the following at March 31, 2009:

Amount
Initial $2,000,000 six-year, variable rate mortgage note, with interest at the Wall Street Prime Rate, plus 1.5%, with a floor of 6.5% and a cap 7.75% during the first three years and a floor of 6.75% and a cap of 8.75% during the second three years; principal and interest payments of $13,507 are payable over the six year term based upon a twenty-five year amortization schedule, with $1,766,016 payable at maturity; secured by real estate; guaranteed by related parties.	$1,986,851

Less current maturities	(32,691)
Long-term debt	$1,954,160

Maturities of long-term debt are as follows:
Three months ending June 30, 2009	$7,973
Year ending June 30:
2010	33,230
2011	35,477
2012	37,876
2013	40,437
2014	43,172
Thereafter	1,788,686
$1,986,851

The Company has concluded that the interest rate collar is clearly and closely related to the host debt instrument and, accordingly, it does not require bifurcation and recognition at fair value. The interest rate in effect during the current quarterly period was at the 6.5% floor. Interest paid in cash during the quarterly period amounted to $54,387.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - COMMITMENTS & CONTINGENCIES:

Consulting Agreement - On October 1, 2006 the Company entered into a six month consulting agreement with Harrington Business Development, LLC (“HBD”) to provide services related to the creation, production, and editing of infomercials and also to consult the Company on marketing and distribution of its products. In consideration for the services performed the Company will compensate HBD $15,000 per month. On April 1, 2007 the Company verbally extended the term of the Harrington Business Development, LLC consulting agreement for an additional three months. The agreement was not renewed subsequent to June 30, 2007. The shareholders of HBD are also shareholders of the Company.  Further, on July 14, 2008 the Company entered into a one year consulting agreement with HBD to provide services related to, but not be limited to, the media production related to The Franklin Mint, Inc., media purchase and management, supervision of editing and dubbing of productions, shipping of tapes or DVDs to television or radio networks and stations, assistance in website development, assistance in establishing call centers and scripting for inbound calls, tracking of media results, and any other assistance that is needed from the Company. In consideration for the services performed the Company will compensate HBD $50,000 per month net of $5,000 for office rent. The Company has right to extend the term of the Harrington Business Development, LLC consulting agreement for an additional year.

Employment Agreement - On October 31, 2006 the Company entered into an employment agreement with Paul Morrison to act as its Chief Operating Officer and President. Under the terms of the agreement Mr. Morrison's contract will be for a term of two (2) years with automatic successive two (2) year term renewals subject to a notice of non-renewal. In consideration for the services he is to receive a base salary of $120,000 per year with annual pay increases of ten percent (10%); incentive bonus of one and half percent (1.5%) of pretax profits on the sales of certain products payable the day after the Company's Form 10-K annual report is filed with the SEC; the issuance of 300,000 shares the Company's restricted common stock payable as follows: 150,000 shares upon execution of the agreement and 150,000 shares on the first anniversary of employment with the Company. On October 31, 2006, prior to the recapitalization, OmniReliant Corporation issued Mr. Morrison 150,000 shares and recorded $15,000 of stock compensation expense related to this agreement.

Assignment of Contract - On November 10, 2006 the Company entered into an agreement with Reliant International Media, LLC (“RIM”) to assume a marketing and distribution agreement RIM had with a third party manufacturer of spa related products. The original agreement was entered into on September 25, 2006 for a term of twelve (12) months. The agreement gives the Company exclusive rights to market and distribute the product in the United States and Canada. The Company also received the non-exclusive right to all other countries. The shareholders of RIM are also shareholders of the Company.

International Distribution Agreement - On March 19, 2007, the Company entered into an International Distribution Agreement with Reliant International Media LLC. Pursuant to the Agreement, the Company has granted Reliant the exclusive right to represent the Company with respect to sales of certain products through retail distribution channels in the United Kingdom, Japan and Korea. The products covered by the agreement include any and all products marketed by the Company under the Kathy Hilton name, likeness or brand, excluding all perfume and perfume related products. In consideration for Reliant’s marketing services, the Company has agreed to pay to Reliant a royalty equal to ten percent of the Company’s gross revenues. The shareholders of Reliant International Media are also shareholders of the Company.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - COMMITMENTS & CONTINGENCIES (CONTINUED):

Public Relations Agreement - On April 27, 2007 the Company entered into a three year consulting agreement with a public relations firm. Pursuant to the terms of the agreement the Company will pay the following as compensation for services: $7,500 payable each month; 1,000,000 warrants with a term of 3 years, issued at the onset, entitling the holder to purchase shares of the Company’s common stock at an exercise price of $1.00 per share; exclusive rights to all future public relation contracts awarded to the Company for Kathy Hilton licenses; and compensation at the rate of 3% of projected gross wholesale sales per year on all future Kathy Hilton licenses awarded to the Company. For the year ended June 30, 2007 the Company recognized $2,490,151 of expense related to this agreement, of which $2,471,401 was associated with the 1,000,000 warrants which were issued. The value of the warrants was determined by using the Black-Scholes option pricing model. The Company used a volatility percentage of 23.6%, a risk free interest rate of 5.00%, and an expected life of 1 ½ years in calculating the fair value. In January 2008, the Company notified the public relations firm of their desire to terminate their agreement early. The Company believes it has no further obligation pursuant to this agreement.

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT):

Change in Authorized Shares:

Effective August 25, 2008, the Company amended its articles of incorporation to increase the number of authorized shares from 100,000,000 to 500,000,000, including 100,000,000 authorized shares of preferred stock.

Common Stock Purchase Agreement :

On November 22, 2006 the Company and OmniReliant entered into a securities purchase agreement with the Company's then principal stockholder, Cynthia Allison, pursuant to which OmniReliant purchased 5,000,000 shares of the Company's common stock from Ms. Allison for a purchase price of $475,813. Pursuant to the Common Stock Purchase Agreement, OmniReliant transferred the 5,000,000 shares to the Company for cancellation. The transaction with Ms. Allison was accounted for as a reduction of additional paid in capital.

Exchange Agreement :

Pursuant to the Exchange Agreement, dated November 22, 2006, the Company issued 12,300,000 shares of common stock to the OmniReliant stockholders. The common stock was issued to the following stockholders pursuant to the Exchange Agreement:

Number of
Name	Shares

Apogee Financial Investments, Inc.	3,000,000
ZTZ Trust Inc.	3,000,000
Kevin Harrington	1,500,000
Tim Harrington	1,500,000
KRH Licensing Company, LLC	3,000,000
Paul Morrison	300,000
Total	12,300,000

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED):

Stock Options and Warrants:

The following table summarizes the activity related to all Company stock options and warrants for the period from August 21, 2006 (inception) through March 31, 2009:

					Weighted Average
			Exercise Price		Exercise Price
		Stock	Per Share		Per Share
	Warrants	Options	Warrants	Options	Warrants	Options
Outstanding at August 21, 2006	—	—	$—	$—	$—	$—
Outstanding at June 30, 2006	—	—	—	—	—	—
Granted	9,004,000	—	1.00-3.75	—	2.13	—
Exercised	—	—	—	—	—	—
Cancelled or Expired	—	—	—	—	—	—
Outstanding at June 30, 2007	9,004,000	—	1.00-3.75	—	2.13	—
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Cancelled or Expired	—	—	—	—	—	—
Outstanding at September 30, 2007	9,004,000	—	1.00-3.75	—	2.13	—
Granted	29,956,171	350,000	0.75-2.00	1.00	1.72	1.00
Exercised	—	(50,000)	—	(1.00)	—	(1.00)
Outstanding at December 31, 2007	38,960,171	300,000	0.75-3.75	1.00	1.70	1.00
Granted	—	—	—	—	—	—
Exercised	(96,000)	—	(1.25-3.75)	—	(2.29)	—
Outstanding at March 31, 2008	38,864,171	300,000	0.75-3.75	1.00	1.46	1.00
Granted	30,100,000	—	0.50-0.75	—	0.74	—
Exercised	—	—	—	—	—	—
Cancelled or expired	—	—		—	—	—
Outstanding at June 30, 2008	68,964,171	300,000	0.75-3.75	1.00	0.63	1.00
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Cancelled or expired	—	—	—	—	—	—
Outstanding at September 30, 2008	68,964,171	300,000	0.75-3.75	1.00	0.63	1.00
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Cancelled or expired	—	—	—	—	—	—
Outstanding at December 31, 2008	68,964,171	300,000	0.75-3.75	1.00	0.63	1.00
Granted	37,499,999	1,845,000	0.50-1.50	0.50	1.49	0.50
Exercised	—	—	—	—	—	—
Cancelled or expired	—	—	—	—	—	—
Outstanding at March 31, 2009	106,464,170	2,145,000	0.50-3.75	0.50-1.00	0.95	0.57
Exercisable at March 31, 2009	106,464,170	2,145,000	0.50-3.75	0.50-1.00	0.95	0.57

The warrants expire at various dates ranging from April 2010 through October 2017.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED):

On January 15, 2009, the Company issued 1,845,000 stock options to employees and related parties (1,520,000 to employees and 325,000 to affiliates classified as non-employees). The options have strike prices of $0.50 and expire in five years; the grant date fair market value per common share was $1.00. The awards vest to the benefit of each recipient upon grant. Total grant date fair value of these options amounted to $344,339, using the Black-Scholes-Merton valuation technique, and was recorded as compensation in the period of grant. This amount is included in other operating expenses in the accompanying statements of operations. We used the remaining contractual term for the expected term, volatility ranging from 45.73% to 49.17% and risk-free rates ranging from 0.73% to 1.36%.

2007 Long Term Incentive Plan:

On November 21, 2007 the Company established a Long Term Incentive Plan (the “2007 Incentive Plan”) for the purposes of advancing the interests of the Company and our shareholders by providing incentives to certain of our employees and other key individuals who perform services for us, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The 2007 Incentive Plan is administered by a committee (the “Committee”) appointed by the Board of Directors. Currently, the Committee is comprised of all members of the Board of Directors acting as a group. The Committee has the power to interpret the 2007 Incentive Plan and to prescribe rules, regulations and procedures in connection with the operations of the 2007 Incentive Plan. The Committee may delegate administrative responsibilities under the 2007 Incentive Plan to any one or more of its members or other persons, except as may otherwise be required under applicable law or listing standards for an exchange on which the Company’s common stock may be listed. The 2007 Incentive Plan provides for the granting of several types of awards, including stock options, performance grants and other awards deemed by the Committee to be consistent with the purposes of the 2007 Incentive Plan. Awards may be granted alone, or in conjunction with one or more other awards, as determined by the Committee.

The 2007 Incentive Plan was effective as of November 21, 2007, and was approved by the Company’s board of directors. The Company’s shareholders have not voted on approval of the 2007 Incentive Plan. A maximum of two million shares (2,000,000) of common stock has been authorized to be issued under the 2007 Incentive Plan in connection with the grant of awards, subject to adjustment for corporate transactions, including, without limitation, any stock dividend, forward stock split, reverse stock split, merger or recapitalization. Of this amount, no more than two million (2,000,000) shares of common stock may be issued as incentive stock options. Common stock issued under the 2007 Incentive Plan may be either newly issued shares, treasury shares, reacquired shares or any combination thereof. If common stock issued as restricted stock, restricted stock units or otherwise subject to repurchase or forfeiture rights is reacquired by us pursuant to such rights, or if any award is cancelled, terminates, or expires unexercised, the common stock which would otherwise have been issuable pursuant to such awards will be available for issuance under new awards. All awards under the 2007 Incentive Plan shall be granted within 10 years of the date the plan was adopted.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED):

The Committee has exclusive discretion to select to whom awards will be granted; to determine the type, size, terms and conditions of each award; to modify or waive, within certain limits, the terms and conditions of any award; to determine the time when awards will be granted; to establish performance objectives; to prescribe the form of documents representing awards under the 2007 Incentive Plan; and to make all other determinations which it deems necessary, advisable or desirable in the interpretation and administration of the 2007 Incentive Plan. At the discretion of the Committee, awards may be made under the 2007 Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company, any predecessor or a company acquired by the Company or with which it combines. The Committee has the authority to administer and interpret the 2007 Incentive Plan, and its decisions are final, conclusive and binding. We anticipate that all of our employees and directors will be eligible to participate in the 2007 Incentive Plan.

Common Stock Equivalents:

Below is a detailed list of the Company’s common stock equivalents:

Common
Equivalents
Securities:
Series C Preferred Stock	20,619,128
Series D Preferred Stock	14,000,000
Series F Preferred Stock	8,333,333
Warrants:
Class A-1 Warrants	3,000,000
Class A-2 Warrants	3,000,000
Class B-1 Warrants	480,000
Class B-2 Warrants	480,000
Class BD-1 Warrants	300,000
Class BD-2 Warrants	300,000
Class BD-3 Warrants	300,000
Class BD-4 Warrants	48,000
Class BD-7 Warrants	821,333
Class BD-8 Warrants	821,333
Class BD-9 Warrants	821,333
Class BD-10 Warrants	700,000
Class BD-11 Warrants	1,400,000
Class BD-12 Warrants	833,333
Class BD-13 Warrants	3,333,333
Warrant issued to consultants	1,000,000
Class C-1 Warrants	13,746,086
Class C-2 Warrants	13,746,086
Class D-1 Warrants	28,000,000
Class E Warrants (issued with Series F Preferred)	33,333,333
Employee Stock Options	2,145,000
Total common stock equivalent shares	151,561,631

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED):

Series E Convertible Preferred Stock:

On December 3, 2008, we designated 13,001,000 shares of our newly designated $0.00001 par value, $1.00 stated value, Series E Convertible Preferred Stock (the “Series E Preferred Stock”) which we currently plan to use in connection with our impending acquisition of Abazias (see Note 4). The Series E Preferred Stock will vote with the common shareholders on an if-converted basis. The Series E Preferred Stock does not provide for either a liquidation preference or a dividend right. The Series E Preferred Stock is initially convertible into common stock on a one-for-one basis. However, this conversion rate is subject to a one-time adjustment, on the closing date of the Abazias purchase, where the conversion price is adjusted downward on a pro rata basis for common market values below $1.20, subject to a floor of $0.50. In addition to the conversion adjustment, the Series E Preferred Stock provides for down-round price protection in the event that we sell shares or indexed securities below $1.20 during the two year period following issuance. In the event of a down-round financing, the conversion price is adjusted similarly to the one-time adjustment described above. That is, on a pro rata basis for down round financings at less than $1.20. This protection has a floor of $0.50. The Series E Preferred Stock conversion price is otherwise subject to adjustment for traditional reorganizations, such as stock splits, stock dividends and similar restructuring of equity. Finally, OmniReliant is precluded from changing the designations of the Series E Preferred Stock without the approval of at least 80% of the holders.

The embedded conversion feature in the Series E Preferred Stock has been evaluated for derivative classification under Statement of Financial Accounting Standards No. 133 Accounting for Derivative Financial Instruments and Hedging Activities (“SFAS 133”). A requisite consideration for applying SFAS 133 is making a determination regarding whether the contract is more akin to an equity instrument or more akin to a debt instrument based upon all features, terms and conditions in the contract. Applying the guidance of EITF D-109 Determining the Nature of a Host Contract Related to a Hybrid Financial Instrument Issued in the Form of a Share under FASB Statement No. 133 we concluded that Series E Preferred Stock was more akin to an equity instrument on the basis that it has no redemption requirements, no dividend requirements and no features that would indicate credit or interest risk components. As an “akin-to-equity” instrument, the embedded conversion feature is clearly and closely related to the risks of the contract and derivative classification is not required.

The Series E Preferred Stock was also evaluated for classification under Statement of Financial Accounting Standards No. 150 Accounting for Financial Instruments with Characteristics of Both Equity and Liabilities (“SFAS 150”) and EITF D-98 Classification and Measurement of Redeemable Securities (EITF D-98). Generally, these standards require financial instruments that are mandatorily redeemable, including instances where contingent redemption events may be beyond the control of management, to be classified outside of stockholders’ equity in liabilities or mezzanine, respectively. As a result of our evaluation, the Series E Preferred does not embody any terms or features that require or could contingently require redemption.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED):

Series E Convertible Preferred Stock:

Finally, the Series E Preferred Stock will be evaluated for the presence of a beneficial conversion feature under the guidance of EITFs 98-5 and 00-27 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (EITF 98-5) on the closing date of the Abazias purchase. A beneficial conversion feature is present when the effective conversion price of the convertible instrument is lower than the fair value of the common shares to which it is indexed.

Our purchase of Abazias has not yet occurred as of the filing of this quarterly report and is contingent upon the approval of both shareholder groups.

NOTE 10 – REDEEMABLE PREFERRED STOCK:

Redeemable preferred stock consists of the following as of March 31, 2009 and June 30, 2008:

	March 31, 2009	June 30, 2008
Series A 10% Convertible Preferred Stock, 3,000 shares issued, none outstanding	$—	$—
Series B 10% Convertible Preferred Stock, 1,000 shares issued, none outstanding	—	—
Series C Convertible Preferred Stock, 10,620,000 shares issued and outstanding (liquidation value $10,620,000)	28,969,634	28,969,634
Series D Convertible Preferred Stock, 7,000,000 shares issued and outstanding (liquidation value $7,000,000)	7,000,000	7,000,000
Series F Convertible Preferred Stock, 10,000,000 shares issued and outstanding (liquidation value $10,000,000)	10,000,000	—
	$45,969,634	$35,969,634

See Note 9 for information on our Series E Convertible Preferred Stock.

Terms, Features and Conditions of our Redeemable Preferred Stock:

Series	Date of Designation	Number of Shares	Par Value	Stated Value	Liquidation Value	Dividend Rate	Initial Conversion	Current Conversion
A	11/22/2006	3,000	$0.00001	$1,000	$1,000	10%	$1.00	—
B	5/25/2007	1,000	$0.00001	$1,000	$1,000	10%	$1.25	—
C	10/18/2007	10,620,000	$0.00001	$1.00	$1.00	—	$0.75	$0.50
D	4/30/2008	7,000,000	$0.00001	$1.00	$1.00	—	$0.50	$0.50
F	2/12/2009	10,000,000	$0.00001	$1.00	$1.00	—	$1.20	$1.20

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

Conversion price adjustments :  The conversion prices of our outstanding convertible preferred stock are subject to adjustment for anti-dilution protection for (i) traditional capital restructurings, such as splits, stock dividends and reorganizations (traditional restructuring events), and (ii) sales or issuances of common shares or contracts to which common shares are indexed at less than the stated conversion prices (down-round protections). As it relates to adjustments to conversion prices arising from down-round financing triggering events, we account for the incremental value to convertible preferred stock classified as liabilities by charging earnings. For convertible preferred stock classified in stockholders’ equity or redeemable preferred stock (mezzanine classification) we charge the incremental value to accumulated deficit as a deemed dividend.

Commencing July 1, 2009, the first day of our fiscal year ending June 30, 2010, we will be required to reevaluate the classification of the embedded conversion options in our outstanding convertible preferred stock under EITF 07-05 Determining Whether and Instrument (or an Embedded Feature) is Indexed to an Entity’s Own Stock (EITF 07-05). EITF 07-5 addresses the determination of whether an equity-linked financial instrument (or embedded feature, such as is the case with our convertible preferred stock) is indexed to our common stock, and is an important consideration in determining the instrument's ongoing accounting classification. The guidance will require us to apply a two-step approach, separately evaluating each preferred instrument's contingent exercise provisions and then the preferred instrument's settlement provisions. Certain common price protection provisions, such as the down-round anti-dilution protection may cause some instruments (or embedded features) to be reclassified to liabilities (or bifurcated, as provided in SFAS 133) and, thereafter, marked-to-market through earnings. Our preliminary, based upon the current terms and conditions of our convertible preferred stock, is that bifurcation will not be required. Generally, we believe that the hierarchy in the application of the fragmented standards surrounding accounting for financial instruments continues to require the evaluation of whether preferred instruments are more akin to debt or equity for purposes of establishing the embedded conversion feature as akin-to-debt or akin-to-equity. As discussed further in this section, our outstanding convertible preferred instruments, in their hybrid form, are currently considered akin-to-equity contracts. Accordingly, the embedded conversion features in these contracts, in the absence of changes or amendments, will continue to be considered clearly and closely related for purposes of exempting the conversion option for further consideration under existing standards for bifurcation (that is, SFAS 133).

Dividend features :  As discussed in more detail in this footnote, the Series A and B Preferred Stock were exchanged for Series C Preferred Stock and Warrants. Holders of the Company’s Series A Preferred and the Series B Preferred (collectively the “Series A and B Preferred”) were entitled to cumulative dividends at the rate per share of 10% per annum, payable quarterly on January 1, April 1, July 1 and October 1. Dividends were payable in cash or common stock, as follows: (a) if funds were legally available and certain equity conditions, described below, have not been met during the preceding five consecutive trading days payment must be in cash; (b) if funds were available and the equity conditions have been met during the five preceding trading days the payment may be made, at the sole election of the Company, in either cash or common shares (at a 10% discount to the trading market price, as defined in the Certificate of Designation). The Certificate of Designation provided that dividends were cumulative and unconditionally payable, even in the absence of a Board declaration. Accordingly, while these instruments were outstanding we accrued dividends as they were earned.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

As of October 18, 2007, (the date the Series A and B Preferred were exchanged for Series C Preferred), we had paid $194,468 in dividends related to the Series A and B Preferred shares. Preferred stock dividends are recorded as a reduction of stockholders’ equity. However, we also reflected preferred stock dividends as a reduction of our net loss for purposes of calculating income (loss) applicable to common stockholders and our net loss per common share.

Redemption features: The Series C, Series D and Series F Preferred are redeemable for cash in an amount representing the stated value. The following events give rise to a redemption triggering event:

•	The Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

•
Unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in the Certificate of Designation, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been cured within 20 calendar days after the date on which written notice of such failure or breach shall have been delivered;

•	The Corporation shall be party to a Change of Control Transaction;

•	There shall have occurred a Bankruptcy Event or Material Monetary Judgment;

If the Company fails to pay the Triggering Redemption amount on the date it is due, interest will accrue at a rate equal to the lesser of 18% per year, or the maximum rate permitted by applicable law, accruing daily from the date of the Triggering event until the amount is paid in full.

Events that may result in the redemption for cash of preferred stock, and that are not within a company’s control, are required to be classified outside of stockholders’ equity (in the mezzanine section), as required in EITF D-98 Classification and Measurement of Redeemable Securities (EITF D-98). The specific triggering event presumed not to be within our control is the change of control redemption event. Accordingly, these instruments are recorded in our balance sheet in the caption Redeemable Preferred Stock, which is outside of stockholders’ equity.

Sales of Series A and Series B Preferred Stock and Warrants:

On November 22, 2006 and May 25, 2007, we sold 3,000 Series A Preferred shares and 600 Series B Preferred shares, respectively, plus two tranches of warrants with each financing. We also issued warrants to placement agents. The following table illustrates details of the sales of these financial instruments:

	Series A	Series B	Total
Gross proceeds	$3,000,000	$600,000	$3,600,000
Financing costs paid in cash	(475,000)	(95,000)	(570,000)
Net proceeds	$2,525,000	$505,000	$3,030,000

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

	Series A	Series B	Total
Common shares indexed to financial instruments (upon inception):
Series A and B Preferred	3,000,000	480,000	3,480,000
Investor warrants:
Tranche A/B-1	3,000,000	480,000	3,480,000
Tranche A/B-2	3,000,000	480,000	3,480,000
Placement agent warrants	900,000	144,000	1,044,000
	9,900,000	1,584,000	11,484,000
Reduction in indexed shares resulting From the exchange of Series A and B Preferred Stock for Series C Preferred	(3,000,000)	(480,000)	(3,480,000)
	6,900,000	1,104,000	8,004,000

The following table illustrates the terms of the warrants:

Warrant terms:	Strike Price Original/Reset	Term
Tranche A-1	$1.50/—	5 years
Tranche A-2	$1.00/—	10 years
Tranche B-1	$1.87/—	3 years
Tranche B-2	$3.75/—	5 years
Placement agents:
Series A Financing	$1.00-$3.00/$0.50	10 years
Series B Financing	$1.25-$3.75/$0.50	10 years

The following tables illustrate (i) how the net proceeds arising from each of the Series A Preferred and Series B Preferred financing was allocated on the financing inception dates and (ii) how the aggregate financing costs (both cash and warrant consideration) were allocated on the inception dates :

Classification	Series A	Series B	Total
Redeemable preferred stock (mezzanine)	$—	$—	$—
Redeemable preferred stock (liability)	—	(780,000)	(780,000)
Derivative warrants (investor warrants)	(16,342,550)	(1,655,567)	(17,998,117)
Beneficial conversion feature	(1,173,510)	—	(1,173,510)
Derivative put liability	(834,826)	—	(834,826)
Day-one derivative loss	15,350,886	1,835,567	17,186,453
Gross proceeds	$(3,000,000)	$(600,000)	$(3,600,000)

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

The accounting and reporting for complex financing transactions that embody multiple financial instruments, some of which are features embedded within financial instruments, can best be described as a step-by-step process where the terms and features of the financial instruments are compared to multiple standards in a hierarchy of decision making. The following summarizes this process and conclusions during the process.

As an initial consideration, we are required to consider whether the Series A and B Preferred Stock are, by their terms, financial instruments that require liability classification under Statements on Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of both Equity and Liability (SFAS 150). SFAS 150 generally provides that financial instruments that are issued in the form of shares that are mandatorily redeemable on a fixed or determinable date or upon an event certain to occur be classified as liabilities. Neither the Series A Preferred nor the Series B Preferred provide for their redemption on fixed or determinable date. In addition, events that could give rise to cash redemption are conditional and not certain to occur.

•
Series A Preferred—November 22, 2006—The Series A Preferred did not require liability classification on the inception date because the contract did not provide for a fixed or determinable redemption (an unconditional payment requirement) and events that could give rise to cash redemption were conditional and not certain to occur on the inception date. However, other standards exist that provide for classification of redeemable securities outside of stockholders’ equity when, irrespective of probability, contingent redemption events are outside of the issuer’s control. As a result, the Series A Preferred required classification outside of stockholders’ equity on the inception date.

•
Series B Preferred—May 25, 2007—The Series B Preferred has terms and features consistent with those embodied in the Series A Preferred. However, as more fully discussed below, on the issuance date the Company’s ability to share settle any of its share-indexed financial instruments was not within its control, due to the triggering of the variable-share-indexed conversion feature in the Series A Preferred. Because share settlement was not within the Company’s control, net cash settlement was assumed and the Series B Preferred was initially classified in liabilities, at fair value.

The terms and conditions of the Series A Preferred were also subject to evaluation under SFAS 133. Derivative financial instruments, as defined in SFAS 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

In considering the application of SFAS 133, we identified those specific terms and features embedded in the contracts that possess the characteristics of derivative financial instruments. Those features included the conversion option, redemption features and other equity-indexed terms and conditions. In evaluating the respective classification of these embedded derivatives, we are required to determine whether the host contract (the Series A and B Preferred) is more akin to a debt or equity instrument in regards to the risks. This determination is subjective. However, in complying with the guidance provided in EITF D-109 Determining the Nature of a Host Contract Related to a Hybrid Financial Instrument Issued in the Form of a Share under SFAS 133 we concluded, based upon the preponderance and weight of all terms, conditions and features of the host contracts, that the Series A Preferred was more akin to an equity instrument for purposes of considering the clear and close relation of the embedded feature to the host contract. Based upon this conclusion, we further concluded that (i) the equity indexed and settled embedded features did require derivative liability classification and (ii) certain redemption features (that is, features that afford the investor the right to put the instruments for cash) required bifurcation and classification as compound embedded derivative liabilities, at fair value on the inception date. These amounts are reflected in the table above as derivative put liabilities and are valued using multiple, probability-weighted cash flow outcomes and market discount rates that are commensurate with our estimated credit risk.

Although, as described above, the embedded conversion feature did not require liability classification under SFAS 133, we were required to consider if the hybrid preferred contracts embodied beneficial conversion features (“BCF”). A BCF is present when the “effective” conversion price ascribed to the conversion feature has intrinsic value. Further, a BCF is accounted for as a component of paid-in capital on the inception date. As reflected in the tables above, the Series A Preferred was found to have a BCF. The aggregate BCF at its intrinsic value amounted to $9,326,490. This amount gives effect to the (i) the trading market price on the contract dates and (ii) the effective conversion price of each preferred issuance after allocation of proceeds to all financial instruments sold based upon their relative fair values. Notwithstanding, BCF was limited to the value ascribed to the remaining hybrid contract (using the relative fair value approach). Accordingly, the BCF allocated to paid-in capital amounted to $1,173,510.

In determining how the basis of the hybrid instruments would be allocated to the host contracts, detachable warrants, and the embedded conversion features, we utilized the guidance of Statement 133 Implementation Issue No. B-6 (“DIG Issue B6”) provided by the Derivatives Implementation Group. DIG Issue B6 provides that the initial carrying values of the host contract component and the embedded derivative components of a hybrid instrument should be determined by recording the embedded derivative at fair value and determining the initial carrying value assigned to the host contract as the difference between the basis of the hybrid instrument and the fair value of the embedded derivatives (a “with and without” method based on the fair value of the embedded derivative). Since there were warrants issued concurrently with the host instrument and a BCF calculated upon inception, these components also needed to be considered when calculating the value to be assigned to the host instrument.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

When we evaluated the warrants, we concluded that equity classification was not appropriate for the investor warrants under EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (EITF 00-19). Accordingly the proceeds from the issuance of the debt and the detachable warrants was first allocated to the debt and the warrants based on their relative fair values as described in APB 14.  The embedded derivatives in the debt instrument that required bifurcation (put liability) were then bifurcated at their fair values from the proceeds allocated to the debt under APB 14 and then the BCF was calculated.  After the allocation process, any residual proceeds would be allocated to the debt host, however, the aggregate fair values of the warrants, put and BCF exceeded the gross proceeds so we recognized a day-one derivative loss as indicated.

As discussed above, the initial allocation of the basis in the Series A Preferred Financing transaction resulted in no basis ascribed to the redeemable preferred stock. According to EITF D-98 Classification and Measurement of Redeemable Securities , if the security is not currently redeemable and it is not probable that the security will be become redeemable, accretion to face value is not necessary.  The Series A Preferred is convertible upon inception and there was no persuasive evidence that the Preferred Stock would not be redeemed.  Based on this information, redemption could not be considered “not probable” of occurring and accretion was necessary. Redeemable preferred stock is required to be accreted to its redemption values through periodic charges to retained earnings or, if no term of redemption is embodied in the contract, as is the case of the Series A Preferred, on the date of issuance. As a result, a day-one deemed dividend of $3,000,000 was recorded to accrete the Series A Preferred to its redemption value.

The allocation of the basis of the Series A and Series B Financing transactions required the allocation to certain financial instruments at their respective fair values, and these fair values in each instance exceeded the cash proceeds obtained from the transactions. As a result, we were required to record day-one derivative losses in connection with these transactions because fair value was the required standard.

Subsequent and Ongoing Classification Considerations:   The evaluation of the classification of the Series A and B Preferred was required at each reporting date. SFAS 150 requires reclassification of financial instruments otherwise classified in stockholders’ equity or redeemable preferred stock to liabilities when the conditional redemption becomes certain of occurrence. On May 21, 2007 and thereafter we were in default under the terms and conditions of the Series A Preferred due to non-registration of the underlying common shares (also see registration rights, below). On that date, the Series A Preferred Stock became redeemable for cash at 130% of the stated value, or $3,900,000, or, at the holder’s option, in the number of common shares equal to the cash redemption price divided by the 75% of the trading market price. The operation of the feature related to the holder’s rights to redeem in common shares has rendered the number of shares necessary to share-settle the contract (and our other share-indexed financial instruments) indeterminate. Therefore, share settlement of the Series A Preferred, and all other of our share-indexed financial instruments was presumed to no longer to be within our control. The triggering of the redemption and the share-settlement feature of the Series A Preferred had the following financial effects:

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

•
The Series A Preferred required reclassification from its mezzanine classification to liabilities, at fair value, because the redemption is no longer conditional. This reclassification was accomplished by transferring the fair value from the mezzanine classification and joining the put derivative (that was fair valued on the date of the redemption triggering event with a charge to income).

•
The Series B Preferred Stock, although possessing terms and conditions similar to those of the Series A Preferred was not afforded equity classification because share-settlement is presumed not to be within the Company’s control. In addition, investor and placement agent warrants issued with the Series B Preferred did not achieve equity classification for this same reason.

•
Other share-indexed financial instruments, such as warrants, required reclassification to liabilities because our ability to share-settle those instruments was no longer within our control. This reclassification was accomplished by transferring the fair value of these instruments from stockholders’ equity to liabilities at their fair values. They require ongoing fair value measurement. See “Warrant Considerations,” below.

The following table illustrates the activity with respect to each of the Series A and Series B Preferred from their respective inception dates to October 18, 2007 (date of exchange):

	Series A	Series B	Total
Mezzanine
Initial allocation of Series A Preferred in the mezzanine	$—	$—	$—
Accretion to redemption value	3,000,000	—	3,000,000
Reclassification to liabilities	(3,000,000)	—	(3,000,000)
Redeemable preferred stock	$—	$—	$—
Liabilities
Reclassification from mezzanine	$3,000,000	$—	$3,000,000
Reclassification from paid-in capital	1,600,270	—	1,600,270
Reclassification from derivative	599,730	—	599,730
Initial allocation of Series B Preferred in liabilities	—	780,000	780,000
Redeemable preferred stock (liabilities)	5,200,000	780,000	5,980,000
Exchanged for Series C Preferred	(5,200,000)	(780,000)	(5,980,000)
	$—	$—	$—

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

When the Series A and Series B redeemable preferred stock was reflected in liabilities, the value was based upon the redemption values calculated as follows:

•
Series A—This amount represented the common stock equivalent value associated with the holders’ redemption alternative to require the Company to settle the debt in common stock, in the number of shares equal to the cash redemption amount (130% of the stated value) divided by 75.0% of the trading market value.

•
Series B—This amount represented only the cash redemption value because, unlike the Series A Preferred holders, the Series B Preferred holders did not have the right to require redemption in common stock.

•
The shares underlying the investor warrants were subject to firm registration rights. That is, we were required to deliver registered shares, and the Registration Rights Agreement did not specify how the warrant contract would be settled in the event that we are unable to deliver registered shares. As a result, net-cash settlement was assumed under the standard. That ultimate assumption required us to classify the warrants as derivative liabilities at their fair values and account for the warrants at fair value with changes recognized in income.

•
The shares underlying the placement agent warrants are not subject to the registration rights. Accordingly, the placement agent warrants issued with the Series A Preferred Financing were afforded equity classification. On May 21, 2007, however, our ability to share-settle our share-indexed financial instruments was placed out of our control because the number of shares necessary to share-settle the Series A Preferred became indeterminate and we potentially could have insufficient authorized shares to settle all of our share-indexed financial instruments. On that date, the warrants issued with the Series A Preferred required reclassification to liabilities. Subsequently, on May 25, 2007, the placement agent warrants issued with the Series B Preferred Financing did not achieve equity classification for this reason. The Series A and Series B Preferred Stock were exchanged for Series C Preferred Stock and warrants on October 18, 2007, as discussed in the following section. Upon the exchange of the Series A and B Preferred Stock for Series C Preferred Stock, there was no longer a variable conversion rate associated with the Preferred Stock Financings. Accordingly, share settlement was again determined to be within the Company’s control and the placement agent warrants from the Series A and B Financings were reclassed to equity.

Note: In accordance with SFAS 150, the carrying amount of the Series A and B Preferred Stock were measured at fair value when the instruments were classified as liabilities.  Certain provisions in the Preferred Stock were considered when determining the fair value of the instrument. There was no right to participate in earnings, the liquidation preference of the Preferred Stock was the same as the stated rate, there were no voting rights and the Preferred Stock was not redeemable by the Company, so no value was ascribed to these provisions. There was also no value ascribed to the cumulative dividend feature since the Company was unable to pay its dividend from earnings. Accordingly, the fair value approximated the redemption value of the Preferred Stock which is calculated as a common stock equivalent value based upon observable market prices.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

Registration Rights Agreement :  In connection with the Series A and B Preferred financings, the Company and the Investors entered into a registration rights agreement pursuant to which the Company agreed to file, within 90 days after the closing (the Filing Date), a registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. If (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 10 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its “Effectiveness Date” (the 150th calendar day following the date the  agreement was entered into or the 180th calendar day in the event of a “full review” of the initial Registration Statement by the Commission), or (v) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities, for which it is required to be effective, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period (which need not be consecutive calendar days) then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash or shares of Common Stock, or combination thereof, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder (calculated as if all convertible securities had been fully converted.)

The parties agree that (1) the Company will not be liable for liquidated damages under this Agreement with respect to any Warrants or Warrant Shares, (2) in no event will the Company be liable for liquidated damages under this Agreement in excess of 1.5% of the aggregate Subscription Amount of the Holders in any 30-day period and (3) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 9% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. The price at which shares of Common Stock issuable in lieu of cash hereunder shall be equal to the lesser of (x) [90% of the average of the 5 consecutive VWAPs immediately prior to the applicable Event Date, (y) [90% of the average of the 5 consecutive VWAPs immediately prior to the date such damages are due or (z) the then applicable Conversion Price. Notwithstanding anything herein to the contrary, payment in shares of Common Stock may only occur if during the period from the applicable Event Date until such issuance is made in full all of the Equity Conditions (as defined above-“Convertible Preferred Stock Rights and Preferences”) have been met and the Company shall have given the Holder written irrevocable notice within 2 Trading Days of the Event Date. Subject to the terms and conditions described above, the decision whether to pay partial liquidated damages in shares of Common Stock or cash shall be at the discretion of the Company. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the partial liquidated damages on such Event Date in cash. Except as otherwise provided, if at any time the Company pays partial liquidated damages partially in cash and partially in shares of Common Stock, then such payment shall be distributed ratably among the Holders based upon the subscription amount paid by each Holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

On October 18, 2007, when the Series A and B Preferred were exchanged for the Series C Preferred, the Registration Rights Agreement was amended. The Amended Registration Rights Agreement calls for piggy-back registration rights only and the Company’s best efforts at obtaining and maintaining effectiveness.  There are no stipulations or damages if the registration does not occur.
Sale and Exchange of Series C Preferred Stock:

On October 18, 2007, we sold 6,400,000 Series C Preferred shares plus two tranches of warrants. We also issued warrants to placement agents. On October 18, 2007, we also exchanged all outstanding Series A Preferred, and Series B Preferred, for 3,909,564 shares of Series C Preferred and two tranches of warrants. The following table illustrates details of the sales of these financial instruments:

	Series C Financing	Series C Exchange	Total
Gross proceeds	$6,400,000	$—	$6,400,000
Financing costs paid in cash	(340,000)	—	(340,000)
Net proceeds	$6,060,000	$—	$6,060,000

Common shares indexed to financial instruments:
Series C Preferred	8,533,333	5,212,752	13,746,085
Investor warrants:
Tranche C-1	8,533,334	5,212,752	13,746,086
Tranche C-2	8,533,334	5,212,752	13,746,086
Placement agent warrants	2,559,999	—	2,559,999
	28,160,000	15,638,256	43,798,256

Apogee Financial Investments, Inc., a company owned by certain of our stockholders, and Midtown Partners & Company LLC, a related company, received cash fees of $340,000 for consulting and due diligence services rendered in connection with the transactions, which amount is included in the financing costs paid in cash in the table above.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

The following table illustrates the terms of the warrants issued in connection with the Series C Preferred Financing:

Warrant terms:	Strike Price Original/Reset	Term
Tranche C-1	$1.50/$0.50	5 years
Tranche C-2	$2.00/$0.50	10 years
Placement agents	$0.75-$2.00/$0.50	10 years

The following tables illustrate how the net proceeds arising from each of the Series C Preferred Financing and Exchange was allocated on the inception dates:

	Series C Financing	Series C Exchange	Total
Redeemable preferred stock (mezzanine)	$—	$(13,553,155)	$(13,553,155)
Beneficial conversion feature (paid-in capital)	(2,766,833)	—	(2,766,833)
Derivative put liability	(399,150)	—	(399,150)
Sub-total redeemable preferred	(3,165,983)	(13,553,155)	(16,719,138)
Paid-in capital (investor warrants)	(3,633,167)	(17,796,834)	(21,430,001)
Loss on extinguishment of redeemable preferred stock	—	26,247,006	26,247,006
Day-one derivative loss	399,150	—	399,150
Loss on extinguishment of other liabilities	—	271,109	271,109
Gross proceeds (financing) basis (exchange)	$(6,400,000)	$(4,831,874)	$(11,231,874)

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

The Exchange of Series A and B Preferred for Series C Preferred and related warrants, was accounted for as the settlement of the former financial instruments resulting in (i) an extinguishment loss, to the extent that the fair value of the Series C Preferred and related warrants exceeded the carrying values of the Series A and B Preferred (included in liabilities). The following table illustrates the calculations related to the Exchange.

Fair value of Series C Preferred	$13,553,155
Fair value of Series C investor warrants	17,796,834
31,349,989
Carrying values of financial instruments exchanged:
Series A Preferred	(5,200,000)
Series B Preferred	(780,000)
Accrued dividends	(309,564)
Accrued damages	(542,080)
Unamortized finance costs	1,999,771
Total carrying values	(4,831,873)
Excess of fair values over carrying values	$26,518,116

Allocation of excess:

Extinguishment of redeemable preferred	$26,247,007
Extinguishment of other liabilities	271,109
Excess of fair values over carrying values	$26,518,116

The investor warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows:

Financing Inception Dates:	A-1	A-2	B-1	B-2
Trading market price	$3.50	$3.50	$3.50	$3.50
Strike or exercise price	$1.50	$1.00	$1.87	$3.75
Expected term in years	5yrs	10yrs	3yrs	5yrs
Volatility	43.91%	51.15%	39.86%	42.19%
Risk-free rate	4.57%	4.57%	4.81%	4.80%

October 18, 2007:	A-1	A-2	B-1	B-2
Trading market price	$2.60	$2.60	$2.60	$2.60
Strike or exercise price:
Contract price	$1.50	$1.00	$1.87	$3.75
Repriced	$0.75	$0.75	$0.75	$0.75
Expected term in years	4.10yrs	9.10yrs	2.60yrs	4.60yrs
Volatility	39.73%	50.03%	34.98%	40.08%
Risk-free rate	4.17%	4.52%	3.98%	4.17%

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

On October 18, 2007, certain warrants were repriced from their original exercise price to $0.75 in connection with the Series C Preferred financing.  On April 30, 2008 certain warrants were repriced to $0.50 in connection with the Series D Preferred Financing. We recorded an expense of approximately $3.2 million resulting from repricing of warrants.

The fair value of the warrants issued to placement agents in connection with the Series A Preferred and Series B Preferred financing transactions amounted to $2,492,312 and $384,034, respectively; $2,876,346 in the aggregate. The fair values were calculated using the Black-Scholes-Merton (“BSM”) valuation technique.

Notes to BSM: We did not have a historical trading history sufficient to develop an internal volatility rate for use in BSM. As a result, we have used a peer approach wherein the historical trading volatilities of certain companies with similar characteristics as ours and who had a sufficient trading history were used as an estimate of our volatility. In developing this model, no one company was weighted more heavily. We do not have a history to develop the expected term for our warrants. Accordingly, we have used the contractual remaining term in our calculations. Finally, for purposes of our risk-free rate, we have used the publicly-available yields on zero-coupon Treasury securities with remaining terms to maturity consistent with the remaining contractual term of the warrants. These assumptions are estimates of future trends. Actual results during the periods that the warrants are outstanding will most likely be different.

Sales of Series D Preferred Stock and Warrants:

On April 30, 2008, we entered into securities purchase agreement (the “Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”) pursuant to which Vicis purchased 7,000,000 shares of our Series D Convertible Preferred Stock (“Series D Preferred Stock”), respectively for an aggregate purchase price of $7,000,000. The Series D Preferred Stock has a conversion price of $0.50 and is convertible into an aggregate amount of 14,000,000 shares of common stock. The Series D Preferred Stock does not pay annual dividends but each holder of Series D Preferred Stock has the right to such number of votes equal to the number of shares of common stock that the Series D Preferred Stock may be converted into, subject to the beneficial ownership limitation described below.

In connection with the Agreement, Vicis received a Series D warrant to purchase 28,000,000 shares of common stock of the Company (“Series D Warrants”). The Series D Warrants are exercisable for a period of seven years from the date of issuance at an initial exercise price of $0.75. Vicis may exercise the Series D Warrants on a cashless basis if the shares of common stock underlying the Series D Warrants are not then registered pursuant to an effective registration statement. In the event Vicis exercises the Series D Warrants on a cashless basis, then we will not receive any proceeds.

The conversion price of the Series D Preferred Stock and the exercise price of the Series D Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustment provisions for stock splits, stock dividends, and recapitalizations.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

In addition, the Company, Vicis and Dynamic Decisions Strategic Opportunities (“Dynamic Decisions”) have entered into Amendment No. 1 to its amended and restated registration rights agreement (“Amended Registration Rights Agreement”) pursuant to which if at any time after the date of the Amended Registration Rights Agreement we shall decide to prepare and file with the Commission a registration statement relating to an offering for our own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then we will send to each holder a written notice of such determination and, if within fifteen days after the date of such notice, any such holder shall so request in writing, we will include in the registration statement, all or any part of such Registrable Securities (as defined in Amended Registration Rights Agreement) such holders request to be registered.

Vicis has contractually agreed to restrict their ability to convert the Series D Preferred Stock and exercise the Series D Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our issued and outstanding shares of common stock.

At any time before the one year anniversary of the date we initially issued the shares of Series D Preferred Stock, we may, upon written notice, redeem the outstanding shares of Series D Preferred Stock in cash at a price equal to 110% of Stated Value (as such term is defined in the Certificate of Designations).

The following table illustrates (i) how the net proceeds arising from the Series D Preferred financing were allocated on the financing inception date and (ii) how the aggregate financing costs (both cash and warrant consideration) were allocated on the inception date :

Classification	Series D
Redeemable Preferred Stock (Mezzanine)	$—

Derivative warrants (investor warrants)	(18,174,800)
Derivative warrants (agent warrants)	(1,131,620)
Beneficial conversion feature	(2,839,864)
Derivative put liability	(1,024,605)
Deferred financing costs	1,077,268
Retained earnings (financing fees)	316,615
Paid in capital (financing fees)	286,487
Day-one derivative loss	14,965,519
Net proceeds	$6,525,000

The accounting and reporting for complex financing transactions that embody multiple financial instruments, some of which are features embedded within financial instruments, can best be described as a step-by-step process where the terms and features of the financial instruments are compared to multiple standards in a hierarchy of decision making. The following summarizes this process and conclusions during the process.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

As an initial consideration, we are required to consider whether the Series D Preferred Stock are, by its terms, financial instruments that require liability classification under Statements on Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of both Equity and Liability . Statement 150 generally provides that financial instruments that are issued in the form of shares that are mandatorily redeemable on a fixed or determinable date or upon an event certain to occur be classified as liabilities.

•
The Series D Preferred did not require liability classification on the inception date because the contract did not provide for a fixed or determinable redemption (an unconditional payment requirement) and events that could give rise to cash redemption were conditional and not certain to occur on the inception date. However, other standards exist that provide for classification of redeemable securities outside of stockholders’ equity when, irrespective of probability, contingent redemption events are outside of the issuer’s control. As a result, the Series D Preferred required classification outside of stockholders’ equity on the inception date.

The terms and conditions of the Series D Preferred were also subject to evaluation under SFAS 133. Derivative financial instruments, as defined in SFAS 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

In considering the application of SFAS 133, we identified those specific terms and features embedded in the contracts that possess the characteristics of derivative financial instruments. Those features included the conversion option, redemption features and other equity-indexed terms and conditions. In evaluating the respective classification of these embedded derivatives, we are required to determine whether the host contract (the Series D Preferred) is more akin to a debt or equity instrument in regards to the risks. This determination is subjective. However, in complying with the guidance provided in EITF D-109 Determining the Nature of a Host Contract Related to a Hybrid Financial Instrument Issued in the Form of a Share under Statement No. 133 we concluded, based upon the preponderance and weight of all terms, conditions and features of the host contracts, that the Series D Preferred was more akin to an equity instrument for purposes of considering the clear and close relation of the embedded feature to the host contract. Based upon this conclusion, we further concluded that (i) the equity indexed and settled embedded features did not require derivative liability classification and (ii) certain redemption features (that is, features that afford the investor the right to put the instruments for cash) required bifurcation and classification as compound embedded derivative liabilities, at fair value on the inception date. These amounts are reflected in the table above as derivative put liabilities and are valued using multiple, probability-weighted cash flow outcomes and market discount rates that are commensurate with our estimated credit risk.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

Although, as described above, the embedded conversion feature did not require liability classification under Statement 133, we were required to consider if the hybrid preferred contracts embodied beneficial conversion features (“BCF”). A BCF is present when the “effective” conversion price ascribed to the conversion feature has intrinsic value. Further, a BCF is accounted for as a component of paid-in capital on the inception date. As reflected in the tables above, the Series D Preferred was found to have a BCF. The aggregate BCF at its intrinsic value amounted to $38,460,136. This amount gives effect to the (i) the trading market price on the contract dates and (ii) the effective conversion price of each preferred issuance after allocation of proceeds to all financial instruments sold based upon their relative fair values. Notwithstanding, BCF was limited to the value ascribed to the remaining hybrid contract (using the relative fair value approach). Accordingly, the BCF allocated to paid-in capital amounted to $2,839,864.

As discussed above, the initial allocation of the basis in the Series D Preferred Financing transaction resulted in no basis ascribed to the redeemable preferred stock. According to EITF D-98 Classification and Measurement of Redeemable Securities , if the security is not currently redeemable and it is not probable that the security will be become redeemable, accretion to face value is not necessary.  The Series D Preferred is convertible upon inception and there was no persuasive evidence that the Preferred Stock would not be redeemed.  Based on this information, redemption could not be considered “not probable” of occurring and accretion was necessary. Redeemable preferred stock is required to be accreted to its redemption values through periodic charges to retained earnings or, if no term of redemption is embodied in the contract, as is the case of the Series D Preferred, on the date of issuance. As a result, a day-one deemed dividend of $7,000,000 was recorded to accrete the Series D Preferred to its redemption value.

The allocation of the basis of the Series D Financing transaction required the allocation to certain financial instruments at their respective fair values, and these fair values in each instance exceeded the cash proceeds obtained from the transactions. As a result, we were required to record a day-one derivative loss in connection with this transaction because fair value was the required standard.

Subsequent and Ongoing Classification Considerations:   The evaluation of the classification of the Series D Preferred is required at each reporting date. SFAS 150 requires reclassification of financial instruments otherwise classified in stockholders’ equity or redeemable preferred stock to liabilities when the conditional redemption becomes certain of occurrence. As of March 31, 2009, the conditional redemption was not considered certain to occur and the Series D Preferred continued to be recorded in the mezzanine section.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

Midtown Partners & Co., LLC, (“Midtown”), which served as the Company’s placement agent in connection with the Purchase Agreement, received aggregate placement agent fees of approximately $350,000, as well as the following common stock purchase warrants: (a) a Series BD-10 warrant entitling Midtown to purchase 700,000 shares of the Company's common stock at an exercise price of fifty cents ($0.50) per share, and (b) a Series BD-11 warrant entitling Midtown to purchase 1,400,000 shares of our common stock at an exercise price of seventy-five cents ($0.75) per share. The Series BD-10 and BD-11 warrants have a term of five years from the date of issuance. Midtown is a FINRA registered broker-dealer. Pursuant to the terms of the Registration Rights Agreement by and between the Company and Midtown, if at any time after the date of the Registration Rights Agreement the Company decides to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each holder a written notice of such determination and, if within fifteen days after the date of notice, the holder requests in writing, the Company will include in such registration statement, all or any part of such Registrable Securities (as defined in Registration Rights Agreement) the holders request to be registered.

The Series D Preferred Stock is convertible into shares of common stock at a conversion price of $0.50. Any previously issued and outstanding financial instruments afforded full ratchet protection with a conversion price greater than $0.50 automatically had their conversion price ratcheted down to the lower conversion price. These financial instruments included the Series C Preferred Financing and the investor and placement agent warrants related to the Series A, Series B, and Series C Financings.

The investor warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows:

April 30, 2008 (inception):	Series D
Trading market price	$2.95
Strike or exercise price:	$0.75
Expected term in years	7yrs
Volatility	43.82%
Risk-free rate	3.34%
Expected dividend rate	$0.00

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

Series F Preferred Stock and Warrant Financing Arrangement:

On February 12, 2009, we entered into a securities purchase agreement with Vicis Capital Master Fund (“Vicis”) pursuant to which Vicis purchased 10,000,000 shares of our newly designated Series F Convertible Preferred Stock (“Series F Preferred Stock”), par value $0.00001, stated value $1.00, respectively for an aggregate purchase price of $10,000,000 ($9,166,994 net of direct expenses). The Series F Preferred Stock has a conversion price of $1.20 and is convertible into an aggregate amount of 8,333,333 shares of common stock. The Series F Preferred stock does not provide for annual dividends but each holder of Series F Preferred Stock has the right to such number of votes equal to the number of shares of common stock that the Series F Preferred Stock shall be converted into, subject to the beneficial ownership limitation described below. Vicis also received a warrant to purchase 33,333,333 shares of our common stock. The warrant is exercisable for a period of ten years from the date of issuance at an initial exercise price of $1.50. The warrant provides its redemption for cash or other assets in the event of a fundamental transaction involving either (i) a merger or consolidation, (ii) a sale of all or substantially all assets, (iii) a tender offer is completed or (iv) a reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash, or property.

The conversion price of the Series F Preferred Stock and the exercise price of the Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

Midtown Partners & Co., LLC, which served as our placement agent in connection with the Securities Purchase Agreement (“Midtown”), received aggregate placement agent fees of $700,000.00, as well as the following common stock purchase warrants: (a) a warrant entitling Midtown to purchase 833,333 shares of our common stock at an exercise price of $1.20 per share, and (b) a warrant entitling Midtown to purchase 3,333,333 shares of our common stock at an exercise price of $1.50 per share. The warrants have a term of five years from the date of issuance and embody the same fundamental transaction provision as the warrant issued to Vicis. Other direct, incremental finance costs amounted to $133,006.

We have evaluated the Series F Convertible Preferred Stock, the investor warrants and the placement agent warrants for classification under SFAS 150. The Series F Convertible Preferred Stock is conditionally redeemable under certain circumstances, including (i) a change in control, (ii) insufficient authorized shares to settle the conversion option, (iii) bankruptcy and (iv) significant monetary judgments against the Company. These terms and features do not rise to the level of “unconditionally” redeemable under SFAS 150. Accordingly, the Series F Convertible Preferred Stock was found not to be within the scope of SFAS 150. The investor and placement agent warrant provide for their redemption for cash or other assets in the event of a fundamental transaction involving either (i) a merger or consolidation, (ii) a sale of all or substantially all assets, (iii) a tender offer is completed or (iv) a reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash, or property. SFAS 150 explicitly establishes put warrants that are redeemable for cash or other assets within its scope. Accordingly, these fundamental transaction provisions result in classification of the warrants as liabilities, and at fair value, with changes in fair value charged or credited to income.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

We then evaluated the conversion feature embedded in the Series F Convertible Preferred Stock, and certain other features (i.e. the contingent redemption elements) for classification and measurement under SFAS 133. Generally, embedded terms and features that both (i) meet the definition of derivatives and (ii) are clearly and closely related to the host contract in terms of risks, do not require bifurcation and separate measurement. In order to develop these conclusions, we first evaluated the hybrid contract under EITF D-109 to determine if the hybrid contract, with all features included, was more akin to an equity instrument or a debt instrument. Significant indicators of equity were the non-existence of a fixed and determinable redemption provision, the non-existence of any dividend feature and the existence of voting rights based upon the if-converted number of common shares. Significant indicators of debt were the Company’s ability to redeem the preferred stock at a 10% premium and redemption features that require redemption of the preferred stock for events that embody credit risk (i.e. bankruptcy event and monetary judgments). The weight of these indicators led us to the conclusion that the hybrid contract was more akin to an equity instrument. Accordingly, the conversion option does not require bifurcation because its risks and the risks of the hybrid are clearly and closely related. The contingent redemption features, conversely, do require bifurcation because their risks and the risks of the host are not clearly and closely related.

Further consideration of the classification of the Series F Convertible Preferred Stock was required under EITF D-98. Generally, EITF D-98 provides that redeemable instruments, where redemption is either stated or outside the control of management, require classification outside of stockholders’ equity. Because the definition of redeemable is much broader under EITF D-98 than SFAS 150, events such as redemption in the event of a change in control require the Series F Convertible Preferred Stock to be classified outside of stockholders’ equity. This classification is often referred to as the mezzanine.

For purposes of our accounting, we were required to develop estimates of fair value of each component of the transaction, including the Series F Convertible Preferred Stock, the investor warrants and the broker warrants. The fair values of the Series F Convertible Preferred Stock and investor warrants are necessary to develop the relative fair values for purposes of (i) identifying the presence of a beneficial conversion feature and (ii) make certain allocations, such as financing costs among the components. In addition, the warrants require fair value measurement on the inception date and thereafter.

The following table reflects the components of fair value and related allocations:

	Fair Value	Allocated Value	Allocation of Cash Costs		Allocation of Warrant Costs
Gross consideration		$10,000,000
Cash financing costs			$	(863,006)
Warrant financing costs (fair value)					$	(253,750)

Financial instruments sold:

Series F Convertible Preferred	$10,002,594	$7,970,000	$	(717,410)	$	(210,940)

Investor warrants	2,030,000	2,030,000		(145,596)		(42,810)

	$12,032,594	$10,000,000	$	(833,006)	$	(253,750)

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

The gross proceeds were allocated to the Series F Convertible Preferred and Investor Warrants, first to the fair value of the Investor warrants, because they required liability classification on the inception date, and the residual to the Series F Convertible Preferred. Cash and warrant financing costs were allocated to the Series F Convertible Preferred and the Investor Warrants based upon their relative fair values. We evaluate all terms and features in estimating the fair value of our hybrid contracts, such as the Series F Preferred Stock. The fair value of the Series F Preferred Stock is derived from a combination of the common stock equivalent value plus the value of the liquidation preference. On a combined basis, these features are enhanced by the incremental values associated the down-round, anti-dilution protection and the significant voting influence that the investor has in the Series F Preferred Stock and all other voting investments that the investor has in our company. The fair value of the investor and broker warrants was based upon the Black-Scholes-Merton option valuation technique.

Components of the fair value of the Series F Preferred Stock are as follows:

Series F Preferred Stock:	Amount
Common stock equivalent value (8,333,333 indexed shares at $0.60)	$5,000,000
Liquidation preference	3,003,174
Voting features	1,528,802
Down-round, anti-dilution protection	470,618
$10,002,594

Details of the fair value of the investor and broker warrants are as follows:

Warrants:	Investor	Broker	Broker
Indexed common shares	33,333,333	3,333,333	833,333
Strike	$1.20	$1.50	$1.20
Term (contractual in years)	10	10	10
Volatility	48.60%	48.60%	48.60%
Risk free rate	2.75%	2.75%	2.75%
Fair value	$2,030,000	$203,000	$50,750

EITF 98-5, as amended by EITF 00-27, provides that the effective conversion price necessary to establish the presence of a beneficial conversion feature is the relative fair value of the convertible instrument ($8,312,916) divided by the number of common shares indexed to the convertible instrument (8,333,333). As a result, the conversion price is $1.20, but the effective conversion price is $0.99. In light of the fact that the trading market price of our common stock on the transaction date was $0.60, there is no beneficial conversion feature present.

The above allocation resulted in the Series F Convertible Preferred to be initially recognized at a discount to its redemption value of $10,000,000. As a result, we recognized a deemed dividend by charging accumulated deficit for the discount since the security does not have a stated maturity or redemption date and it is convertible at any time after the issuance date. The following table show the details of the allocation and the dividend:

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK (CONTINUED):

Amount
Allocation of gross proceeds	$7,970,000
Allocation of cash finance costs	(717,410)
Allocation of warrant finance costs	(210,940)
7,041,440
Deemed dividend	2,958,560
$10,000,000

Direct Financing Costs:

Aggregate financing costs arising from the Series A, Series B, Series C, Series D and Series F Preferred financings amounted to $2,967,313, $479,034, $5,538,797, $1,680,370 and $1,116,756 respectively. As noted in the tables below, these financing costs were allocated among deferred financing costs, redeemable preferred stock, paid-in capital and retained earnings based upon the relative fair values of the components of the financing. That is, liability classified financial instruments (i.e. derivatives), mezzanine financial instruments and equity classified financial instruments (i.e. BCF). Since, as previously discussed, no basis was ascribed to the redeemable preferred stock, the amount of financing costs allocated to this category were reflected as a charge to retained earnings.

The following table illustrates the allocation of financing costs associated with the Series A, Series B, Series C, Series D and Series F Financing Transactions:

Classification	Series A	Series B	Series C	Series D	Series F
Deferred financing costs	$1,898,875	$479,034	$43,079	$1,077,268	$—
Paid-in capital	911,135	—	4,998,925	286,487	—
Redeemable preferred	—	—	496,793	—	928,350
Accumulated deficit	157,303	—	—	316,615	—
Day-one derivative loss	—	—		—	188,406
Aggregate finance costs	$2,967,313	$479,034	$5,538,797	$1,680,370	$1,116,756

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – DERIVATIVE FINANCIAL INSTRUMENTS:

The following table summarizes the components of derivative liabilities as of March 31, 2009 and June 30, 2008:

Financing—Financial Instrument	March 31, 2009	June 30, 2008
Series A Preferred Financing—Investor warrants	$755,100	$1,093,500
Series B Preferred Financing—Investor warrants	87,504	42,384
Series C Preferred Financing—Put derivative	188,843	733,144
Series D Preferred Financing—Investor warrants	2,237,200	3,329,200
Series D Preferred Financing—Placement agent warrants	173,010	148,509
Series D Preferred Financing—Put derivative	243,312	1,014,363
Series F Preferred Financing—Investor warrants	1,806,667	—
Series F Preferred Financing—Placement agent warrants	260,917	—
Derivative liabilities	$5,752,553	$6,361,100

The following table summarizes the number of common shares index to derivative financial instruments as of March 31, 2009 and June 30, 2008:

Financing—Financial Instrument	March 31, 2009	June 30, 2008
Series A Preferred Financing—Investor warrants	6,000,000	6,000,000
Series B Preferred Financing—Investor warrants	960,000	960,000
Series D Preferred Financing—Investor warrants	28,000,000	28,000,000
Series D Preferred Financing—Placement agent warrants	2,100,000	2,100,000
Series F Preferred Financing—Investor warrants	33,333,333	—
Series F Preferred Financing—Placement agent warrants	4,166,666	—
	74,559,999	37,060,000

The following table summarizes the components of derivative income (expense) arising from fair value adjustments during the three and nine months ended March 31, 2009 and 2008:

	Three months ended March 31,		Nine months ended March 31,
Financing—Financial Instrument	2009	2008	2009	2008
Series A Preferred Financing—Warrants	$(438,016)	$10,330,200	$338,400	$6,123,459
Series B Preferred Financing—Warrants	(74,305)	1,655,328	(45,120)	(486,932)
Series C Preferred Financing—Put	8,167	10,496	544,301	(388,129)
Series D Preferred Financing—Warrants	(1,604,159)	—	1,067,500	—
Series D Preferred Financing—Put	8,907	—	771,051	—
Series F Preferred Financing—Day-one loss	(188,406)	—	(188,406)	—
Series F Preferred Financing—Warrants	216,166	—	216,166	—
Derivative income (expense)	$(2,071,646)	$11,996,024	$2,703,891	$5,248,398

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – DERIVATIVE FINANCIAL INSTRUMENTS:

The overall accounting for the Preferred Financings described in Note 10 required consideration regarding the classification of the investor and placement agent warrants. Warrants are derivative financial instruments that are indexed to the Company’s own stock and, accordingly, equity classification of the warrants is dependent upon (i) meeting the exemption to liability classification in SFAS 150 and (ii) meeting eight specific conditions for equity classification provided in EITF 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock . In evaluating the warrants under SFAS 150 and EITF 00-19, we noted that there were no explicit conditions that required net cash settlement. However, with the exception of the warrants issued with the Series C Preferred Financing Arrangement, each of our warrants embodies a fundamental transaction provision wherein a change in control or similar transaction could require settlement of the warrant for cash and/or assets. In FSP FAS150-1, the Financial Accounting Standards Board clarified its view related to the classification of freestanding contracts that are composed of more than one option (e.g. a puttable warrant). The FSP provides that if a freestanding instrument is composed of a written call option and a written put option, the existence of the written call option does not affect the classification. As a result, a puttable warrant is a liability under SFAS 150, because it embodies an obligation indexed to an obligation to repurchase the issuer's shares and may require a transfer of assets. The warrants issued in the subject financing transactions are call options that include a written put. Such put is embodied as a “fundamental transaction provision” described above. That is, in a transaction involving the consolidation or merger of the Company, the holder may put the warrants to the Company for assets similar to those that the common holders in such transaction would receive. Since the warrant embodies both a call and a put, in accordance with FSP FAS150-1, the call in not considered in classifying the instrument. Under SFAS 150, written put options do not constitute equity and are required to be recorded in liabilities. Accordingly, the warrants require liability classification.

Derivative financial instruments are recorded initially and on an ongoing basis at fair value with changes in fair value reflected in earnings.

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weightage to multiple possible outcomes.

Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high estimated historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – DERIVATIVE FINANCIAL INSTRUMENTS:

The warrants were valued using BSM. Our trading market price on March 31, 2009 was $1.01. Significant assumptions underlying the BSM calculations are as follows as of March 31, 2009:

	Indexed Shares	Exercise Price	Remaining Term	Expected Volatility	Risk-Free Rate
Series A Preferred Financing:
A-1 Investor Warrants	3,000,000	$0.50	2.64	112.53%	1.15%
A-2 Investor Warrants	3,000,000	$0.50	7.64	69.21%	2.28%
Series B Preferred Financing:
B-1 Investor Warrants	480,000	$0.50	1.15	154.29%	0.57%
B-2 Investor Warrants	480,000	$0.50	3.15	102.59%	1.15%
Series D Preferred Financing:
D-1 Investor Warrants	28,000,000	$0.75	6.08	74.06%	2.28%
BD Placement agent warrants	700,000	$0.50	4.08	89.39%	1.67%
BD-11 Placement agent warrants	1,400,000	$0.75	4.08	89.39%	1.67%
Series F Preferred Financing:
E-1 Warrants	33,333,333	$1.50	9.87	65.19%	2.71%
BD-12 Placement agent warrants	833,333	$1.20	9.87	65.19%	2.71%
BD-13 Placement agent warrants	3,333,333	$1.50	9.87	65.19%	2.71%

The remaining term of our warrants is used as our term input. Since our trading history does not cover a period sufficient for computing volatility, we use a weighted average of our history for two years of trading and the trading history of a peer group. For purposes of the risk-free rate, we use the published yields on zero-coupon Treasury Securities with maturities consistent with the remaining term of the warrant.

Our put derivatives, which were bifurcated from our Series C and Series D Preferred Stock, are estimated based upon a multiple, probability-weighted outcomes, cash flow model that is present valued using risk-adjusted interest rates. We use publicly available bond-rate curves for companies that we estimate have credit ratings similar to what ours may be based upon Standard & Poors and Moody’s rating scales. Those ratings generally fall in the highly speculative to in-poor-standing categories of these ratings, and ranged from 16.32% to 21.17% for periods from one to five years, respectively.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – RELATED PARTY TRANSACTIONS:

Consulting Agreement - On October 1, 2006 the Company entered into a six (6) month consulting agreement with Harrington Business Development, LLC (“HBD”). The shareholders of HBD are also shareholders of the Company.  This agreement was not renewed subsequent to June 30, 2007 and therefore The Company did not recognize any expense related to this agreement for the quarter ended March 31, 2009 or the nine months ended March 31, 2009. On July 14, 2008 the Company entered into a one (1) year consulting agreement with HBD.

Licensing Agreement - On October 13, 2006, the Company entered into a licensing agreement with a shareholder of the Company. On November 22, 2006 the Company made a payment of $850,000 pursuant to the agreement. On January 10, 2007, pursuant to the agreement, the Company paid the remaining balance due of $150,000. The Company has recognized expense related to this agreement in the amount of $106,579 for the quarter ended March 31, 2009. See “Licensing agreement” above for further details.

Assignment of Contract - On November 10, 2006 the Company entered into an agreement with Reliant International Media, LLC (“RIM”). The members of RIM are also shareholders of the Company. See “ Assignment of Contract ” above for further details.

Preferred Stock Purchase Agreement - Midtown Partner & Co. LLC, served as the Company's placement agent in connection with the Series A, B and C Preferred Stock Purchase Agreements. Midtown Partners & Co. LLC received an aggregate placement agent fee related to Series A Preferred Stock Purchase agreement of approximately $300,000, as well as the following common stock purchase warrants: (a) series BD-1 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar ($1.00) per share, (b) series BD-2 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) series BD-3 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of three dollars ($3.00) per share. The Series BD warrants have a term of ten years.

In addition, Midtown Partner & Co. LLC received an aggregate placement agent fee related to the Series B Preferred Stock Purchase agreement of approximately $60,000, as well as the following common stock purchase warrants: (a) series BD-4 common stock purchase warrants entitling Midtown Partners to purchase 48,000 shares of the Company's common stock at an exercise price of one dollar and eighty-seven cents ($1.87) per share, and (b) series BD-5 common stock purchase warrants entitling Midtown Partners to purchase 48,000 shares of the Company's common stock at an exercise price of three dollars and seventy-five cents ($3.75) per share and (c) series BD-6 common stock purchase warrants entitling Midtown Partners to purchase 48,000 shares of the Company's common stock at an exercise price of one dollar and twenty five cents ($1.25) per share. The Series BD warrants have a term of ten years. The member’s of Midtown Partners & Co. LLC are also shareholders of the Company. See “ Preferred Stock Purchase Agreement” above for further details.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – RELATED PARTY TRANSACTIONS (CONTINUED):

Midtown Partner & Co. LLC received an aggregate placement agent fee related to the Series C Preferred Stock Purchase agreement of approximately $340,000, as well as the following common stock purchase warrants: (a) series BD-7 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of seventy five cents ($0.75) per share, and (b) series BD-8 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share and (c) series BD-8 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of two dollars ($2.00) per share. The Series BD warrants have a term of ten years. The member’s of Midtown Partners & Co. LLC are also shareholders of the Company. See “ Preferred Stock Purchase Agreement” above for further details.

Preferred Stock Purchase Agreement -  Pursuant to a verbal agreement, Apogee Financial Investments, Inc., a merchant bank, received a cash fee of $125,000 for consulting and due diligence services rendered in connection with the Preferred Stock Purchase Agreement, Exchange Agreement and the Common Stock Purchase Agreement. Apogee Financial Investments, Inc. is owned by shareholders of the Company. See “ Preferred Stock Purchase Agreement” above for further details.

Consulting Agreement - On December 8, 2006 the Company entered into a verbal arrangement with TotalCFO, LLC. TotalCFO, LLC is owned by a shareholder of the Company. The Company has recognized $99,413 and $233,994 of expense related to this arrangement for the quarter and nine-month periods ended March 31, 2009.

International Distribution Agreement - On March 19, 2007, the Company entered into an International Distribution Agreement with Reliant International Media LLC. The shareholders of Reliant International Media, LLC are also shareholders of the Company. See “ International Distribution Agreement ” above for further details.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – TRANSACTIONS WITH RESPONZETV:

On October 19, 2007, we entered into a sublicense arrangement with ResponzeTV PLC providing for restricted rights to use the Kathy Hilton Trademark, as provided in our Principal License Agreement with KHL Holdings, Inc., without territorial restriction. The only restriction is as to fragrance related products. The structure of this arrangement was accomplished, as follows:

•	We created a wholly-owned subsidiary named KHL Holdings, Inc. with minimal capitalization on October 12, 2007. This subsidiary had no operations; nor were any operations transferred to the subsidiary.
•
Also on October 12, 2007, we executed a formal sublicense agreement with the newly formed for the use of the licensed trademark, which agreement required and received the formal acknowledgement of Kathy Hilton.

•
On October 19, 2007 all outstanding common stock KHL Holdings, Inc. was sold to ResponzeTV for 10,000,000 shares of their common stock, which had a value of $6,538,240 based upon ResponzeTV’s trading market price.

•	Also on October 19, 2007, we executed a formal assignment agreement providing for the assignment of KHL Holdings, Inc. rights in the sublicense agreement to ResponzeTV.

The sublicense agreement provides for Minimum Annual Guaranteed Payments that coincide with the Principal License Agreement (although in lower amounts in recognition of the restriction as to product types) and royalty payments in amounts consistent with the Principal License Agreement.

The substance of the above series of transactions is that of a sublicense arrangement between us and ResponzeTV; that is, a revenue arrangement. Our accounting for the activity arising from this arrangement, which will commence in the second fiscal quarter of our year ending June 30, 2008, provides for recognition of deferred revenue to the extent of the consideration received for the sublicense, which amounts will be recognized in our earnings when amounts are earned. As of March 31, 2009 we had recognized $546,917 of earnings.

Investment in ResponzeTV:

On October 19, 2007, we purchased 8,500,000 shares of ResponzeTV common stock (valued at $5,557,504 based upon the trading market price of $0.653824, as translated to US$) and warrants to purchase ResponzeTV common stock at prices between $0.75 and $2.04 for $5,100,000. The common shares purchased were, then, freely trading in the United Kingdom; however, the warrants are not traded. We issued 500,000 of the purchased shares to brokers.

Upon the completion of the aforementioned sublicense agreement, the purchase and the issuance of shares to the brokers, we owned 16.78% of ResponzeTV’s outstanding common stock. Our voting control coupled with our representation on ResponzeTV’s board of directors indicated that we have substantial influence with respect to ResponzeTV. As a result, the Company is accounting for the investment under the equity method of accounting in accordance with Accounting Principles Board Opinion No.18, “The Equity Method for Accounting for Investments in Common Stock” (APB 18).

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – TRANSACTIONS WITH RESPONZETV (CONTINUED):

During the second half of our prior fiscal year ended June 30, 2008, ResponzeTV began experiencing financial difficulties and delisted its shares for trading. Based upon the preponderance of all available information, the Company’s management concluded that the Company’s investment was not recoverable and impaired the investment in the amount of $5,776,919. There have been no further developments related to the investment’s recovery.

NOTE 14 – SEGMENT INFORMATION:

Our business segments consist of (i) Retail Products and Licensing and (ii) Real Estate. Our real estate business commenced during the current fiscal year upon the purchase of an office building in Pinellas County, Florida. Our chief decision making officer considers income (loss) from operations as the basis to measure segment profitability. The following table summarizes important financial information about our business segments as of March 31, 2009 and for the three and nine months ended March 31, 2009:

	Retail Products and Licensing	Real Estate	Consolidated

	Three Months Ended March 31, 2009

Revenues from external customers	$2,585,582	$58,314	$2,643,896
Depreciation expense	4,157	34,716	38,873
Income (loss) from operations	(1,202,121)	(52,419)	(1,254,540)
Capital expenditures	6,714	—	6,714

	Nine Months Ended March 31, 2009

Revenue from external customers	$3,756,840	$190,420	$3,947,260
Depreciation expense	7,405	134,997	142,402
Income (loss) from operations	(2,870,890)	(204,722)	(3,075,612)
Capital expenditures	87,310	2,724,591	2,811,901

	March 31, 2009

Total assets	$13,789,460	$2,623,271	$16,412,731

During the three and nine months ended March 31, 2009, the Real Estate operation received $21,377 and $57,005, respectively, in rental revenue from the Retail Products and Licensing business, which amount is eliminated in the table above.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – SUBSEQUENT EVENT:

On April 29, 2009, we entered into a securities purchase agreement (the “Purchase Agreement”) with Strathmore Investments, Inc. a Delaware corporation (also known as Cellular Blowout and referred to herein as “Strathmore”). Pursuant to and upon the closing of the Purchase Agreement, on April 29, 2009 (the “Closing Date”), the Company purchased 500 shares of Strathmore’s common stock, which represents 50% of Strathmore’s issued and outstanding common stock, for $1,000,000. Pursuant to the Purchase Agreement, until the second anniversary of the Closing Date, and subject to Strathmore’s compliance with certain loan conditions, Strathmore may sell to the Company up to $500,000 of its working capital notes (the “Working Capital Notes”). Pursuant to the Purchase Agreement, the Company and Strathmore also entered into a Security Agreement pursuant to which the Company was given a security interest in Strathmore’s assets.

The Company’s obligation to purchase the Working Capital Notes is subject to Strathmore’s compliance with the conditions of the Purchase Agreement, including the following:

•	Strathmore’s not being in default under any indebtedness;
•	the Company’s continuing to have a first priority security interest in Strathmore’s assets; and
•	Strathmore’s material compliance with its agreements and obligations in the Purchase Agreement and other agreements executed in connection with the Purchase Agreement.

The Working Capital Notes bear interest at a rate of 7% computed on the basis of a 365 day year, and interest is payable monthly. The principal and any unpaid interest due on the note must be paid two years after the issue date of the note.

We currently intend to account for our acquisition of the interest in Strathmore by applying the equity method of accounting to our investment, which accounting gives effect to our significant influence over Strathmore without control that would be necessary for consolidation. Strathmore does not meet the definition of a variable interest entity, which in some instances could result in consolidation. Treatment of Strathmore as a variable interest entity will require our ongoing consideration. Under the equity method of accounting our investment in the common stock of Strathmore will be shown as single line in our financial statements and such amount will be adjusted for our share of Strathmore’s earning and losses (not to exceed our investment) in future periods.

On July 20, 2009, OmniReliant Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”), a sub-trust of the Vicis Capital Series Master Trust, a unit trust organized under the laws of the Cayman Islands, whereby Vicis purchased from the Company a warrant to purchase 97,606,276 shares of the Company’s Common Stock (the “Warrant”) for a purchase price of five million dollars ($5,000,000). The Warrant has an exercise price of $0.25 per share and is exercisable for ten years from the date of issuance. The Warrant is exercisable on a cashless basis at any time after six months from the date of issuance if there is no effective registration statement registering the resale of the shares underlying the Warrant. As further consideration for the sale of the Warrant, Vicis surrendered for cancellation all existing warrants that it currently holds, which were indexed to 97,606,276 shares of common stock in the aggregate. Furthermore, Vicis is the primary holder of the Company’s Series C, Series D and Series F Convertible Preferred Stock (the “Preferred Stock”). Pursuant to the terms of the Purchase Agreement, the Company amended and restated the certificates of designation of the Preferred Stock to remove the beneficial ownership limitations contained therein, thus allowing the holder to convert that amount of Preferred Stock that would cause the holder to beneficially own greater than 4.99% or 9.99% of the issued and outstanding Common Stock of the Company. The Company has not yet determined the accounting for these transactions.

On July 31, 2009, the Company converted 9,285,354 shares of Series C Preferred Stock into 37,141,416 shares of Common Stock; 7,000,000 shares of Series D  Preferred Stock into 28,000,000 shares of Common Stock and 10,000,000 shares of Series F Preferred Stock into 40,000,000 shares of Common Stock. Preferred Stock conversions resulted in additional common shares totaling 105,141,416.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
OmniReliant Holdings, Inc. and Subsidiary
Tampa, Florida

We have audited the accompanying consolidated balance sheet of OmniReliant Holdings, Inc and subsidiary as of June 30, 2008 and 2007 and the related consolidated statement of operations, stockholders’ deficit, and cash flows for the year ended June 30, 2008 and for the period from August 21, 2006 (inception) to June 30, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OmniReliant Holdings, Inc. and subsidiary as of June 30, 2008 and 2007, and the results of their operations, changes in their stockholders deficit and their cash flows for the year ended June 30, 2008 and period from August 21, 2006 (inception) to June 30, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and discussed in Note 1 of the accompanying financial statements, the Company has incurred significant recurring losses from operations since inception and is dependent on outside sources of financing for continuation of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

/s/ KBL, LLP

Tampa, Florida
October 14, 2008

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET

	June 30, 2008	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$4,435,814	$711,484
Accounts receivable, net of allowance for bad debt of $48,914	48,231	—
Inventory	232,425	120,624
Note receivable	2,051,714	—
Allowance for doubtful note	(2,051,714)	—
Prepaid expenses	69,200	33,999
Total current assets	4,785,670	866,107

Other assets:
Investment available for sale securities	426,558	—
Equity-method investment in ResponzeTV	—	—
Intangible assets, net of accumulated amortization of $623,804 and $411,965, respectively	1,278,512	1,691,543
Deferred finance costs, net of accumulated amortization of $30,287 and $229,519, respectively	1,078,237	2,148,389
Total other assets	2,783,307	3,839,932
Total assets	$7,568,977	$4,706,039

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Accounts payable	$96,381	$24,734
Accrued expenses	14,000	—
Preferred stock dividends	—	194,468
Registration payments	—	232,943
Redeemable preferred stock	—	5,980,000
Derivative liabilities	6,361,100	26,698,932
Deferred revenue	—	—
Total current liabilities	6,471,481	33,131,077
Deferred revenue, net of current portion	—	—
Total liabilities	6,471,481	33,131,077

Redeemable preferred stock (mezzanine)	35,969,634	—

Stockholders' (deficit):
Common stock, $0.00001 par value; 100,000,000 shares authorized; 14,475,892 share issued and outstanding.	145	140
Additional paid-in capital	32,332,804	—
Accumulated comprehensive income (loss)	(31,135)	—
Deficit accumulated during development stage	(67,173,952)	(28,425,178)
Total shareholders' (deficit)	(34,872,138)	(28,425,038)
Total liabilities and shareholders' (deficit)	$7,568,977	$4,706,039

The accompanying notes are an integral part of these Consolidated Financial Statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS

	Twelve months ended June 30, 2008	Period from August 21, 2006 (inception) to June 30, 2007	Period from August 21, 2006 (inception) to June 30, 2008
License revenue	$546,917	$2,640	$546,917
Product sales	420,813	—	423,453
Net sales	967,730	2,640	970,370

Cost of other product sales	287,038	1,320	288,358
Gross Profit	680,692	1,320	682,012

Operating expenses:
Amortization	681,616	411,965	1,093,581
Professional fees	540,779	2,824,082	3,364,861
Salaries and wages	1,211,569	154,894	1,366,463
General and administrative	2,583,225	155,551	2,738,776
Total operating expenses	5,017,189	3,546,492	8,563,681

Operating loss	(4,336,497)	(3,545,172)	(7,881,669)

Other income (expense):
Impairment in investment in ResponzeTV	(5,776,917)	—	(5,776,917)
Extinguishment of redeemable preferred	(26,247,007)	—	(26,247,007)
Derivative fair value adjustments	21,694,426	(20,156,269)	1,538,157
Extinguishment of other liabilities	(271,109)	—	(271,109)
Registration payments	(309,137)	(232,943)	(542,080)
Interest income	33,181	—	33,181
Interest expense	(190,730)	(229,519)	(420,249)
Total other income (expense)	(11,067,293)	(20,618,731)	(31,686,024)

Loss before provision for income taxes	(15,403,790)	(24,163,903)	(39,567,693)
Provision for income taxes	—	—	—
Net loss	$(15,403,790)	$(24,163,903)	$(39,567,693)
Reconciliation of net loss to loss applicable to common shareholders:
Accretion of preferred stock to redemption value	(22,913,272)	(3,000,000)	(25,913,272)
Preferred stock dividends	—	(194,468)	(194,468)
Loss applicable to common shareholders	$(38,317,062)	$(27,358,371)	$(65,675,433)
Loss per common share (basic)	$(2.71)	$(2.57)
Loss per common share (diluted)	$(2.71)	$(2.57)
Weighted average common shares outstanding	14,165,245	10,652,363
Weighted average common and common equivalent shares outstanding	14,165,245	10,652,363

The accompanying notes are an integral part of these Consolidated Financial Statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve months ended June 30, 2008	Period from August 21, 2006 (inception) to June 30, 2007	Period from August 21, 2006 (inception) to June 30, 2008
Cash flows from operating activities:
Net loss	$(15,403,790)	$(24,163,903)	$(39,567,693)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment on investment in ResponzeTV	5,776,917	—	5,776,917
Allowance on Note Receivable-ResponzeTV	2,051,714	—	2,051,714
Loss on exchange of preferred stock	26,247,007	—	26,247,007
Derivative fair value adjustments	(21,694,426)	20,156,269	(1,538,157)
Share-based payments	1,164,205	2,486,401	3,650,606
Extinguishment of liabilities	271,109	—	271,109
Amortization of intangible assets	900,371	411,965	1,312,336
Amortization of deferred finance costs	190,730	229,519	420,249
Changes in operating assets and liabilities:
Accounts receivables	(48,231)	—	(48,231)
Inventory	(241,801)	(120,624)	(362,425)
Prepaid expenses	(35,201)	(33,999)	(69,200)
Accrued interest on loans	(59,408)	—	(59,408)
Accounts payable	71,647	24,734	96,381
Accrued expenses	14,000	—	14,000
Accrued registration payments	309,137	232,943	542,080
Deferred revenue	(546,917)	—	(546,917)
Net cash flow from operating activities	(1,032,937)	(776,695)	(1,809,632)

Cash flows from investing activities:		—
Investment in ResponzeTV	(5,100,000)	—	(5,100,000)
Loan receivable	(2,000,000)	—	(2,000,000)
Payments for licenses	—	(1,006,010)	(1,006,010)
Payments for patents	(31,811)	(25,000)	(56,811)
Investment in securities	(450,000)	—	(450,000)
Net cash flow from investing activities	(7,581,811)	(1,031,010)	(8,612,821)

Cash flows from financing activities:
Net proceeds from sales of preferred stock	12,339,078	2,995,000	15,334,078
Purchase and retirement of common shares		(475,811)	(475,811)
Net cash flow from financing activities	12,339,078	2,519,189	14,858,267

Net increase in cash and cash equivalents	3,724,330	711,484	4,435,814
Cash and cash equivalents at beginning of year	711,484	—	—
Cash and cash equivalents at end of year	$4,435,814	$711,484	$4,435,814

Supplemental cash flow information:
Series C Preferred and warrants issued in exchange	33,404,543	—	33,404,543
Investment in ResponzeTV	(330,744)	—	(330,744)
Transfer of inventory as part of investment in securities	130,000	—	130,000
Transfer of sublicense as part of investment in securities	198,914	—	198,914
Dividends paid in the form of Series C Preferred	309,564	—	309,564
Common stock issued for patent, at fair value	420,000	720,000	1,140,000
Common stock issued for license, at fair value	—	352,500	352,500
Series D Preferred and warrants issued in exchange	14,047,580	—	14,047,580

The accompanying notes are an integral part of these Consolidated Financial Statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)
Period from August 21, 2006 (inception) to June 30, 2008

	Common Stock		Paid-in	Other Comprehensive	Accumulated
	Shares	Amount	Capital	Income (Loss)	Deficit	Total
Balance, November 22, 2006 (unaudited)	6,485,000	$65	$254,264	$—	$(254,329)	$—
Recapitalization	7,300,000	73	(400,215)	—	254,329	(145,813)
Beneficial conversion on Series A Preferred offering (1)	—	—	1,173,510	—	—	1,173,510
Allocation of deferred finance costs (2), (1)	—	—	(911,135)	—	(157,303)	(1,068,438)
Placement agent warrants (1)	—	—	2,492,312	—	—	2,492,312
Accretion to redemption value (1)	—	—	—	—	(3,000,000)	(3,000,000)
Accrual of dividends on Series A Preferred	—	—	—	—	(34,167)	(34,167)
Net loss for the three months ended December 31, 2006	—	—	—	—	(17,857,636)	(17,857,636)
Balance, December 31, 2006	13,785,000	$138	$2,608,736	$—	$(21,049,106)	$(18,440,232)
Issuance related to license agreement	15,000	-	52,500	—	—	52,500
Accrual of Series A Preferred dividends	—	-	—	—	(41,687)	(41,687)
Net income for the three months ended March 31, 2007	—	-	—	—	1,884,327	1,884,327
Balance, March 31, 2007	13,800,000	$138	$2,661,236	$—	$(19,206,466)	$(16,545,092)
Reclassification of amount out additional paid in capital	—	—	(49,999)	—	—	(49,999)
Reclassification of Series A to a liability (3), (1)	—	—	(1,600,270)	—	—	(1,600,270)
Reclassification of warrants to liability-Series A (4)	—	—	(4,202,366)	—	(909,504)	(5,111,870)
Accrual of Series A Preferred dividends	—	—	—	—	(112,781)	(112,781)
Accrual of Series B Preferred dividends	—	—	—	—	(5,833)	(5,833)
Issuance of 1,000,000 warrants to consultant	—	—	2,471,401	—	—	2,471,401
Issuance related to patent agreement	200,000	2	719,998	—	—	720,000
Net loss for the three months ended June 30, 2007	—	—	—	—	(8,190,594)	(8,190,594)
Balance, June 30, 2007	14,000,000	$140	$—	$—	$(28,425,178)	$(28,425,038)
Net income for the three month period ended September 30, 2007	—	—	—	—	2,725,814	2,725,814
Balance, September 30, 2007	14,000,000	$140	$—	$—	$(25,699,364)	$(25,699,224)
The accompanying notes are an integral part of these Consolidated Financial Statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) (continued)
Period from August 21, 2006 (inception) to June 30, 2008

Beneficial conversion on Series C Preferred-Stock Financing (5)	—	—	2,766,833	—	—	2,766,833
Allocation of deferred finance costs associated with Series C Preferred-Stock Financing (6), (5)	—	—	(5,231,442)	—	—	(5,231,442)
Placement agent warrants on Series C Preferred-Stock Financing (5)	—	—	5,198,797	—	—	5,198,797
Investor warrants on Series C Preferred-Stock Financing (5)	—	—	3,633,167	—	—	3,633,167
Accretion to redemption value on Series C Preferred-Stock Exchange	—	—	—	—	(6,400,000)	(6,400,000)
Investor warrants-Stock Exchange	—	—	17,796,834	—	—	17,796,834
Registration payments net of dividends rolled into financing	—	—	—	—	—	—
Reclassification of warrants to equity (7)	—	—	4,008,912	—	—	4,008,912
Employee stock compensation	—	—	450,000	—	—	450,000
Employee stock option compensation	—	—	607,705	—	—	607,705
Employee exercise of stock options	27,778	—	—	—	—	—
Stock issued for legal work associated with Preferred C and SB2	35,334	—	77,000	—	—	77,000
Net loss for the three month period ended December 31, 2007	—	—	—	—	(38,392,805)	(38,392,805)
Balance, December 31, 2007	14,063,112	$140	$29,307,806	$—	$(70,492,169)	$(41,184,223)
Cashless exercise of warrants	38,400	—	—	—	—	—
Stock issued for patent	200,000	2	419,998	—	—	420,000
Net loss for the three month period ended March 31, 2008	—	—	—	—	11,802,971	11,802,971
Balance, March 31, 2008	14,301,512	$142	$29,727,804	$—	$(58,689,198)	$(28,961,252)
Preferred Series D issuance	—	—	2,553,378	—	(316,615)	2,236,763
Accretion of Series C Preferred	—	—	—	—	(9,513,273)	(9,513,273)
Accretion of Series D Preferred	—	—	—	—	(7,000,000)	(7,000,000)
Cashless exercise of warrants	131,880	2	(2)	—	—	—
Stock issued as compensation for services	42,500	1	51,624	—	—	51,625
Fair value adjustment on available for sale securities	—	—	—	$(31,135)	—	(31,135)
Net income for the three month period ended June 30, 2008	—	—	—	—	8,345,134	8,345,134
Balance, June 30, 2008	14,475,892	$145	$32,332,804	$(31,135)	$(67,173,952)	$(34,872,138)

The accompanying notes are an integral part of these Consolidated Financial Statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) (continued)
Period from August 21, 2006 (inception) to June 30, 2008

Explanatory Notes:
(1)
The initial classification of the Series A Preferred Stock was in the mezzanine section of the balance sheet, outside of stockholders’ equity. These amounts reflect the effects of the financing on stockholders’ equity. See Note 10 for details of the allocation.

(2)
Aggregate financing costs were allocated to deferred financing costs and paid-in capital based upon the relative fair values of the financial instruments issued in the financing. Since, as discussed in Note 9, no amount was initially allocated to the mezzanine classification, the amount associated with that financial instrument was recorded as a deemed dividend.

(3)	As discussed in Note 10, the Series A Preferred fell within the scope of Statement 150 on May 22, 2007 and was re-classed to liabilities accordingly.
(4)
Also, as discussed in Note 10, share settlement of share-indexed financial instruments was no longer within the Company’s control as a result of the variable-conversion rate in the Series A Preferred triggered on May 22, 2007. Warrants previously classified in stockholders’ equity required reclassification to derivative liabilities on that date, based upon their fair value. Amounts in excess of paid-in capital were classified as charges to accumulated deficit.

(5)	The classification of the Series C Preferred Stock is in the Mezzanine section of the balance sheet outside of stockholders’ equity.
(6)
Aggregate financing costs were allocated to deferred financing costs, paid in capital and Series C Preferred (Mezzanine) based upon the relative fair values of the financial instruments issued in the financing.

(7)
Upon the exchange of the Series A and B Preferred Stock for Series C Preferred stock, there was no longer a variable conversion rate associated with the Preferred stock financings. Accordingly, share settlement was once again determined to be within the Company’s control and the warrants were reclassified from liabilities to stockholders’ equity.

The accompanying notes are an integral part of these Consolidated Financial Statements.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS:

Organization

Willowtree Advisor, Inc. ("the Company" or “OmniReliant Holdings, Inc”) was incorporated on June 16, 2004 under the laws of the State of Nevada to offer landscape advisory services. On November 22, 2006, Willowtree Advisor, Inc. entered into a Securities Purchase Agreement with OmniReliant Corporation (“OmniReliant”) and Cynthia Allison, pursuant to which OmniReliant purchased 5,000,000 shares of the Company's common stock from Ms. Allison for $475,811. Pursuant to the Common Stock Purchase Agreement, OmniReliant transferred the 5,000,000 shares to the Company for cancellation. The transaction with Ms. Allison was accounted for as a reduction of additional paid in capital.

Also on November 22, 2006, Willowtree entered into an exchange agreement pursuant to which the Company acquired one hundred percent (100%) of the equity of OmniReliant from, the stockholders of OmniReliant. Contemporaneously, the Company entered into to a securities purchase agreement with an accredited investor for the sale of convertible preferred stock and warrants for an aggregate purchase price of $3,000,000. As a result of the Exchange Agreement, OmniReliant became a wholly-owned subsidiary of the Company and the Company succeeded to the business of OmniReliant as its sole business.

The Exchange Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance provided by the staff of the U.S. Securities and Exchange Commission, WillowTree (the legal acquirer) is considered the accounting acquiree and OmniReliant (the legal acquiree) is considered the accounting acquirer. A reverse merger is accounted for as the issuance of shares of the accounting acquirer for the net-monetary assets or liabilities of the accounting acquire, accompanied by a recapitalization of stockholders’ equity. The consolidated financial statements of the combined entity will, in substance, be those of the accounting acquire, OmniReliant, which, as discussed below, was organized on August 21, 2006.

Effective December 29, 2006, the Registrant’s name changed from Willowtree Advisor, Inc. to OmniReliant Holdings, Inc. ("the Company").

Nature of Business

OmniReliant Corporation was incorporated on August 21, 2006 under the laws of the State of Florida. The Company is in the development stage and has realized only minor revenues from its planned operations. OmniReliant Corporation (“OmniReliant”) engages in the creation, design, distribution, and sale of affordable luxury products. OmniReliant plans to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels. OmniReliant will first focus on bringing the Kathy Hilton “Private Beauty Spa” product line to market, after which OmniReliant plans to develop other personalities and designer licenses. Ms. Hilton, who is the wife of Rick Hilton, the grandson of the Hilton Hotel founder, has agreed to appear in television segments and infomercials.

Until the Company’s products are successfully marketed on a live shopping network or via infomercials, we will not generate significant revenues and may not be successful. If we cannot generate sufficient revenues to continue operations, we will be forced to suspend or cease operations.

Going Concern

The Company is in its development stage and has incurred losses and has used cash in its operating activities while devoting substantially all of its efforts to raising capital and identifying and pursuing businesses opportunities. The Company's total liabilities exceed its total assets and the Company's liquidity is substantially dependent on raising capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates continuing operations, realization of assets and liquidation of liabilities in the ordinary course of business. The Company's ability to continue as a going concern is dependent upon its ability to raise sufficient capital to implement a successful business plan and to generate profits sufficient to become financially viable. The consolidated financial statements do not include adjustments relating to the recoverability of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2- BASIS OF PRESENTATION:

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition — Revenue is recognized when the product is shipped to a customer, or in the limited circumstances, at destination, when terms provide that title passes at destination. Estimated amounts for sales returns and allowances are recorded at the time of sale.

Principles of Consolidation — The Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiary.  All significant intercompany accounts, profits and transactions have been eliminated in consolidation.

Use of Estimates  — The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Investments in Debt Securities — The Company accounts for its investment in debt securities in accordance with SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities,” and accordingly, classifies them as held-to-maturity, available-for-sale, or trading. Currently, the Company holds available-for-sale debt securities which are recorded at fair value.  Interest income is recognized when earned. Changes in Fair Value of an available-for-sale security are recorded as unrealized gains and losses as a component of stockholders equity.

Cash and Equivalents   — Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.

Merchandise Inventories —  Merchandise inventories are recorded at the lower of average cost or market. In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories. Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred and included in cost of goods sold.

Intangible Assets — Trademarks and licenses are recorded at cost and those with finite lives are amortized over the estimated periods of benefit. Amortization expense for the year ended June 30, 2008 and June 30, 2007 was $211,839 and $411,965, respectively. See Note 7.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Equity Method Investment— Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an Investee depends on an evaluation of several factors including, among others, representation on the investee company’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Investee company. Under the equity method of accounting, an Investee company’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Statements of Operations; however, the Company’s share of earnings or losses of the Investee company is reflected in the caption “Impairment in investment in ResponzeTV” in the Consolidated Statements of Operations. The Company’s carrying value in an equity method Investee company is reflected in the caption “Equity-method investment in ResponzeTV” in the Company’s Consolidated Balance Sheets.

The Company reviews for the impairment of investments accounted for under the equity method whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the investee’s operations cannot sustain an earnings capacity which would justify the carrying amount of the investment pursuant to the guidance in paragraph 19(h) of APB 18 “The Equity Method of Accounting for Investments in Common Stock”.

Income Taxes— Deferred income taxes result primarily from temporary differences between financial and tax reporting and operating loss carry forwards. Deferred tax assets and liabilities are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using enacted tax rates. A valuation allowance is recorded to reduce the deferred tax asset for the portion that is not expected to be realized.

Advertising- Advertising costs are charged to operations when incurred and are included in operating expenses. Advertising costs for the year ended June 30, 2008 and June 30, 2007 were $253,782 and $29,744, respectively.

Loss Per Common Share — The Company applies SFAS No. 128, “ Earnings Per Share ” for calculating the basic and diluted loss per share. Basic loss per share is computed by dividing loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share as they would be anti-dilutive.

Stock Based Compensation - In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) were required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers, SFAS 123(R) was applicable as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

2007 Long Term Incentive Plan

On November 21, 2007 the Company established a Long Term Incentive (the “2007 Incentive Plan”) plan for the purposes of advancing the interests of the Company and our shareholders by providing incentives to certain of our employees and other key individuals who perform services for us, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The 2007 Incentive Plan is administered by a committee (the “Committee”) appointed by the Board of Directors. Currently, the Committee is comprised of all members of the Board of Directors acting as a group. The Committee has the power to interpret the 2007 Incentive Plan and to prescribe rules, regulations and procedures in connection with the operations of the 2007 Incentive Plan. The Committee may delegate administrative responsibilities under the 2007 Incentive Plan to any one or more of its members or other persons, except as may otherwise be required under applicable law or listing standards for an exchange on which the Company’s common stock may be listed. The 2007 Incentive Plan provides for the granting of several types of awards, including stock options, performance grants and other awards deemed by the Committee to be consistent with the purposes of the 2007 Incentive Plan. Awards may be granted alone, or in conjunction with one or more other awards, as determined by the Committee.

The 2007 Incentive Plan was effective as of November 21, 2007, and was approved by the Company’s board of directors. The Company’s shareholders have not voted on approval of the 2007 Incentive Plan. A maximum of two million shares (2,000,000) shares of common stock has been authorized to be issued under the 2007 Incentive Plan in connection with the grant of awards, subject to adjustment for corporate transactions, including, without limitation, any stock dividend, forward stock split, reverse stock split, merger or recapitalization. Of this amount, no more than two million (2,000,000) shares of common stock may be issued as incentive stock options. Common stock issued under the 2007 Incentive Plan may be either newly issued shares, treasury shares, reacquired shares or any combination thereof. If common stock issued as restricted stock, restricted stock units or otherwise subject to repurchase or forfeiture rights is reacquired by us pursuant to such rights, or if any award is cancelled, terminates, or expires unexercised, the common stock which would otherwise have been issuable pursuant to such awards will be available for issuance under new awards. All awards under the 2007 Incentive Plan shall be granted within 10 years of the date the plan was adopted.

The Committee has exclusive discretion to select to whom awards will be granted; to determine the type, size, terms and conditions of each award; to modify or waive, within certain limits, the terms and conditions of any award; to determine the time when awards will be granted; to establish performance objectives; to prescribe the form of documents representing awards under the 2007 Incentive Plan; and to make all other determinations which it deems necessary, advisable or desirable in the interpretation and administration of the 2007 Incentive Plan. At the discretion of the Committee, awards may be made under the 2007 Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company, any predecessor or a company acquired by the Company or with which it combines. The Committee has the authority to administer and interpret the 2007 Incentive Plan, and its decisions are final, conclusive and binding. We anticipate that all of our employees and directors will be eligible to participate in the 2007 Incentive Plan.

On December 7, 2007 pursuant to the Long Term Incentive Plan the Company awarded certain employees 350,000 stock options with an exercise price of $1.00 and a term of 5 years. All of the options issued were fully vested on the grant date. The Company has recognized $450,000 of expense related to issuances in the Consolidated Statement of Operations for the twelve month period ended June 30, 2008.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Financial Instruments – Financial instruments, as defined in Financial Accounting Standard No. 107 Disclosures about Fair Value of Financial Instruments (Statement 107), consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, derivative financial instruments, and redeemable preferred stock that we have concluded is more akin to equity than debt.

We carry cash and cash equivalents, accounts payable and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature. We carry derivative financial instruments at fair value in accordance with Financial Accounting Standard No. 133 Accounting for Derivative Financial Instruments and Hedging Activities (Statement 133). We carry redeemable preferred stock at either its basis derived from the cash received or fair value depending upon the classification afforded the preferred stock, or embedded components thereof, in accordance with Statement 133 and Financial Accounting Standard No. 150 Financial Instruments with Characteristics of both Equity and Liabilities (Statement 150).

Derivative Financial Instruments  – Derivative financial instruments, as defined in Statement 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as redeemable preferred stock arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by Statement 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

Redeemable Preferred Stock  – Redeemable preferred stock (and, if ever, any other redeemable financial instrument we may enter into) is initially evaluated for possible classification as liabilities under Statement 150. Redeemable preferred stock classified as liabilities is recorded and carried at fair value. Redeemable preferred stock that does not, in its entirety, require liability classification is evaluated for embedded features that may require bifurcation and separate classification as derivative liabilities under Statement 133. In all instances, the classification of the redeemable preferred stock host contract that does not require liability classification is evaluated for equity classification or mezzanine classification based upon the nature of the redemption features. Generally, any feature that could require cash redemption for matters not within our control, irrespective of probability of the event occurring, requires classification outside of stockholders’ equity. See Note 10 for further disclosures about our redeemable preferred stock.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Registration Payment Arrangements - Certain financial instruments, including convertible preferred stock and the related freestanding warrants issued in connection with those convertible instruments, are subject to registration rights agreements, which impose penalties for our failure to register the underlying common stock by a defined date. These potential cash penalties, which are referred to as registration payment arrangements, are recorded when payments are both probable and reasonably estimable, in accordance with FAS No. 5, Accounting for Contingencies . These liquidated damages were included in the liabilities that were exchanged for the Series C Preferred Stock. Accordingly, we no longer have an obligation to pay registration payments. See Note 10 for additional information related to the exchange.

Recent Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting for uncertainty in income taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation requires that the Company recognize in the financial statements the impact of tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006 with the cumulative effect of the change in accounting principle recorded as an adjustment to beginning retained earnings. The adoption of this statement did not have a material impact on the Company's consolidated financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Earlier application is encouraged. The adoption of this accounting pronouncement is being evaluated by management.

In September 2006, the Securities and Exchange Commission issued SAB No. 108 "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements", which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable beginning fiscal 2008. The adoption of this statement did not have a material impact on the Company's consolidated financial position or results of operations.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An amendment of ARB No. 51”.SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The noncontrolling interest’s portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement is did have a material effect on the Company's future financial position or results of operations.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141,(revised 2007), “Business Combinations”. SFAS 141 (R) applies the acquisition method of accounting for business combinations established in SFAS 141 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. Consistent with SFAS 141, SFAS 141 (R) requires the acquirer to fair value the assets and liabilities of the acquiree and record goodwill on bargain purchases, with main difference the application to all acquisitions where control is achieved. SFAS 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement did have a material effect on the Company's future financial position or results of operations.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of this statement did not have a material effect on the Company's future financial position or results of operations.

In March 2008, the FASB issued FASB Statement No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities". SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement did not have a material effect on the Company's future financial position or results of operations.

NOTE 4 - ACCOUNTING FOR STOCK BASED COMPENSATION:

Prior to January 1, 2006, the Company accounted for Stock Options and Stock Based Compensation under the recognition and measurement provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations, as permitted by FASB Statement No. 123, “Accounting for Stock-Based Compensation”. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that transition method, compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006 are based on (a) the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006 are based on the grant-date fair value estimated in accordance with the provisions of SFAS No.123(R). Results for prior periods have not been restated.

As a result of adopting SFAS No.123(R) on January 1, 2006, the Company has recognized $450,000 of expense related to issuances in the Consolidated Statement of Operations for the twelve month period ended June 30, 2008.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - ACCOUNTING FOR STOCK BASED COMPENSATION (CONTINUED):

Stock Options and Warrants:

The following table summarizes the activity related to all Company stock options and warrants for the period from August 21, 2006 (inception) to June 30, 2008:

					Weighted Average
			Exercise Price		Exercise Price
		Stock	Per Share		Per Share
	Warrants	Options	Warrants	Options	Warrants	Options
Outstanding at August 21, 2006	—	—	$—	$—	$—	$—
Outstanding at June 30, 2006	—	—				—
Granted	9,004,000	—	1.00-3.75	—	2.13	—
Exercised	—	—	—	—	—	—
Cancelled or Expired	—	—	—	—	—	—
Outstanding at June 30, 2007	9,004,000	—	1.00-3.75	—	2.13	—
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Cancelled or Expired	—	—	—	—	—	—
Outstanding at September 30, 2007	9,004,000	—	1.00-3.75	—	2.13	—
Granted	29,956,171	350,000	0.75-2.00	1.00	1.72	1.00
Exercised	—	(50,000)	—	(1.00)	—	(1.00)
Outstanding at December 31, 2007	38,960,171	300,000	0.75-3.75	1.00	1.70	1.00
Granted	—	—	—	—	—	—
Exercised	(96,000)	—	(1.25-3.75)	—	(2.29)	—
Outstanding at March 31, 2008	38,864,171	300,000	0.75-3.75	1.00	1.46	1.00
Granted	30,100,000	—	0.50-0.75	—	0.74	—
Exercised	—	—	—	—	—	—
Cancelled or expired	—	—		—		—
Outstanding at June 30, 2008	68,964,171	300,000	0.75-3.75	1.00	0.63	1.00
Exercisable at June 30 , 2008	68,964,171	300,000	0.75-3.75	1.00	0.63	1.00

The warrants expire at various dates ranging from April 2010 through October 2017.

On January 15, 2009, the Company issued 345,000 stock options to employees. The options have strike prices of $0.50 and expire in five years. The award vests to the benefit of the employee over a three year period. Total grant date fair value of these options amounted to $344,339 and will be recorded as compensation over the vesting period.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOSS PER SHARE:

Components of loss per share for the twelve months ended June 30, 2008 are as follows:

Net loss available to common shareholders	$(38,317,062)

Weighted average shares outstanding:
Basic	14,165,245
Diluted	14,165,245

Loss per share:
Basic	$(2.71)
Diluted*	$(2.71)

*Diluted weighted average per share outstanding for the year ended June 30, 2007 does not include the effect of dilutive Series A and B Preferred Stock and Series A-1, A-2, B-1, B-2, BD-1, BD-2, BD-3, BD-4, BD-5, BD-6, BD-7, BD-8, BD-9, BD-10, BD-11, C-1, C-2, D-1 and consultant warrants because to do so would have been anti-dilutive (see detailed list of anti-diluted shares below). Accordingly, basic and diluted net loss per share for this period is the same.

Components of loss per share for the period from August 21, 2006 (inception) to June 30, 2007 are as follows:

Net loss available to common shareholders	$(27,358,371)

Weighted average shares outstanding:
Basic	10,652,363
Diluted	10,652,363

Loss per share:
Basic	$(2.57)
Diluted*	$(2.57)

*Diluted weighted average per share outstanding for the year ended June 30, 2007 does not include the effect of dilutive Series A and B Preferred Stock and Series A-1, A-2, B-1, B-2, BD-1, BD-2, BD-3, BD-4, BD-5, BD-6 and consultant warrants because to do so would have been anti-dilutive (see detailed list of anti-diluted shares below). Accordingly, basic and diluted net loss per share for this period is the same.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LOSS PER SHARE (CONTINUED):

Below is a detailed list of the Company’s common stock equivalents:

Common
Equivalents
Securities

Series C Preferred	20,619,128
Series D Preferred	14,000,000

Warrants:
Class A-1 Warrants	3,000,000
Class A-2 Warrants	3,000,000
Class B-1 Warrants	480,000
Class B-2 Warrants	480,000
Class BD-1 Warrants	300,000
Class BD-2 Warrants	300,000
Class BD-3 Warrants	300,000
Class BD-4 Warrants	48,000
Class BD-7 Warrants	821,333
Class BD-8 Warrants	821,333
Class BD-9 Warrants	821,333
Class BD-10 Warrants	700,000
Class BD-11 Warrants	1,400,000
Warrant issued to consultants	1,000,000
Paul Morrison Options	300,000
Class C-1 Warrants	13,746,086
Class C-2 Warrants	13,746,086
Class D-1 Warrants	28,000,000
Total common stock equivalent shares	103,883,299

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - INVESTMENT IN DEBT SECURITIES:

On February 12, 2008, we purchased a face-value $150,000, 6.0% per annum, Convertible Promissory Note from an early-stage, Member-Managed Limited Liability Company in the Media Sector. Principal and interest are payable on February 12, 2010. The Convertible Promissory Note is convertible at our option into Member Units representing an aggregate of 2.0% of the investee’s aggregate member units.

Investments in these debt securities are carried as available-for-sale securities under Statement’s on Financial Accounting Standards No. 115. Debt securities classified as available-for-sale securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity.

Fair value is based upon the present value of the forward cash-flows, discounted at a credit-risk adjusted rate for similar instruments. The conversion option is considered a fair-value enhancement when such amount is readily convertible into cash, which, as a private, closely held company, it is not currently. Changes in the fair value of available-for-sale debt securities arise from changes in market interest rates for similar instruments and the period remaining to maturity.

Subsequent considerations:

On April 3, 2008, we amended the Convertible Promissory Note to add full-ratchet anti-dilution protection and a “Most Favored Nation” provision which would allow us to exchange the promissory note for any securities issued by the Investee in a subsequent financing on a dollar by dollar basis.

On April 4, 2008, we invested an additional $300,000 and received a Convertible Promissory Note which accrues interest at 6% per year and is due and payable on February 12, 2010. We have the option to convert the note anytime prior to maturity and we would receive Membership Interests equal to the principle balance on the note divided by $10,000,000. This note contains full ratchet anti-dilution protection and a “Most Favored Nation” provision.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INTANGIBLE ASSETS:

Our intangible assets consist of the following at June 30, 2008:

	Carrying	Accumulated
	Amount	Amortization
Intangible Assets:
License agreement	$105,269	$(547,736)
Patent costs	1,169,412	—
Other	3,334	—
Straightening iron agreement	—	(76,068)
Total	$1,278,015	$(623,804)

Aggregate Amortization Expense
For the year ended June 30, 2008	$623,804

Estimated Amortization Expense
Year ending June 30:
2009	$75,729
2010	75,729
2011	95,021
2012	114,396
2013	88,078
2014	88,078
Thereafter	$740,984
	1,278,015

Licensing Agreement - On October 13, 2006, the Company entered into an agreement with a related party. This agreement was subsequently amended on November 20, 2006. Under the terms of the Licensing Agreement the Company obtained the exclusive right and license to certain licensed products through December 31, 2011 with an option to renew for an additional five year period provided all the minimum royalty payments have been paid during the initial term. In consideration of the license granted and the services to be performed, the Company will compensate the other party an annual guaranteed minimum (payable semi-annually) royalty as follows:

Annual		Minimum
Period	Dates	Royalty

1	Effective Date to 12/31/07	$1,000,000
2	1/1/08 to 12/31/08	$400,000
3	1/1/09 to 12/31/09	$400,000
4	1/1/10 to 12/31/10	$400,000
5	1/1/11 to 12/31/11	$400,000

In addition to the minimum royalty payment the Company will also compensate the other party a sales royalty of eight percent (8%) on each annual period's net sales made in all venues other than infomercials; a minimum of three percent (3%) on each annual period's net sales made through infomercials and four percent (4%) should the revenues exceed media expenditures by a three to one media ratio. The sales royalty is payable on a quarterly basis within forty-five (45) days after the close of the prior quarter's sales. The payment of sales royalties are credited against the guaranteed minimum royalty payment for any annual period.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INTANGIBLE ASSETS (CONTINUED) :

In addition to the sales royalties and guaranteed minimum royalties being paid the Company also delivered three million (3,000,000) shares of the Company's common stock, which represented 25% of the issued and outstanding common stock on that date.

On November 20, 2006 the Licensing Agreement was amended to change the date of the first annual Guaranteed Minimum Royalty payment from thirty (30) days following the effective date to January 3, 2007. In addition, the amendment revised subsequent payments to occur on January 1 st and July 1 st of each annual period. On November 22, 2006 the Company made a payment of $850,000 pursuant to this agreement. On January 10, 2007 the Company made a payment of $150,000 pursuant to the licensing agreement. The payment was the final payment of the $1,000,000 initial installment due under the agreement.

For the year ended June 30, 2008 and June 30, 2007 the Company recognized $162,021 and $385,715 of expenses related to this agreement.

Straightening Irons Agreement -   On February 12, 2007, the Company entered into an agreement with a manufacturer of straightening irons. Pursuant to the terms of the contract the Company   agrees to pay Licensor a Royalty payment of one percent (1.0%) of the Adjusted Gross Collected Revenues (“AGCR”), defined below, on all revenues generated from the sale of the Product and up-sells of like category sold in connection with the Product and through the inbound call. The Royalties shall be paid quarterly, along with sufficient reports justifying the calculation of the Royalty payments. Should the Infomercial’s performance exceeds a two point two five (2.25X) times the media ratio, meaning the revenues generated by the Infomercial, less returns and charge backs exceed two and one quarter times the expenditures on the media ratio (the “Media Ratio”), the Royalty shall increase to two and one half percent (2.5%) of the AGCR. Should the Media Ratio exceeds three times (3X) Media Ratio the Royalty shall be bumped to three and one half percent (3.5%) and if the Media Ratio exceeds three and one half times (3.5X) the Royalty shall be four percent (4%) and in the event the Media Ratio exceeds four times Media Ratio the Royalty shall be boosted to five percent (5%). The Royalty on sales in all other channels of distribution except Live Shopping shall be five percent (5%) of the wholesale revenues. Licensor shall receive six percent (6%) Royalty for Live Shopping on wholesale revenues less returns. Upon the execution of this Agreement, ORH shall issue Licensor 15,000 common shares of OmniReliant Holdings, Inc. (ORHI) which shall be restricted stock and subject to the SEC 144 Rules.

Adjusted Gross Collected Revenues. “AGCR” shall mean ORH’s Gross Revenue from sales of the Products, less all of the following:

(a)	Shipping & Handling, credit card fees, refunds, credits or other allowances on business, as actually incurred and as reserved for (“Returns”);not

(b)	Sales, excise, use, value added or any like taxes;

(c)	Cost of goods for purposes of liquidation or closeout (“Liquidation Sales”). Licensor shall have the first right of refusal to purchase the liquidation inventory at a penny above ORH’s best offer.

The reserve for Returns and un-collectibles shall initially be ten percent (10%) of Adjusted Gross Revenues, and shall be adjusted periodically based upon actual experience.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INTANGIBLE ASSETS (CONTINUED):

The Company shall have the right to sell and distribute the Products at such prices, and on such terms and conditions (including shipping and handling charges) as ORH may establish. In the event that ORH fails, during the one-year period commencing upon Rollout and continuing thereafter, to generate $2,000,000 in Product sales per year (“Minimum Quantities”), Licensor may provide 30 days prior written notice to ORH make ORH’s rights hereunder non-exclusive. For the life of the Product, ORH or a designated third party, such as the manufacturer, on behalf of ORH will maintain and keep in force product liability insurance with an insurer approved by Licensor in the amounts not less than $2,000,000 per occurrence and $5,000,000 in the aggregate covering all Products licensed by ORH from Licensor. ORH, Licensor and, upon ORH’s request, any of ORH’s subsidiaries, affiliates or sub-licensees who are involved with the marketing and distribution of the Products) shall be named as additional insured on all such insurance policies, each of which shall be endorsed so as to provide at least 30 days notice to ORH of its cancellation, termination or non-renewal.

For the year ended June 30, 2008 the Company recognized $26,249 of amortization expense related to this agreement. For the year ended June 30, 2007 the Company recognized $26,251 of amortization expense related to this agreement.

Patent Application Agreement - On June 18, 2007, OmniReliant Holdings, Inc. (“the Company”) entered into an Agreement for Acquisition of a Patent Application with Product & Technology Partners LLC. Pursuant to the Agreement, the Company acquired from Seller the rights to a patent-pending self-warming topical pharmaceutical product capable of delivering salicylic acid in a foam suitable for consumer use. In consideration for the rights to the product, the Company agreed to pay Seller in the following manner:

a)
Upon execution of the Agreement, the Company paid Seller (i) an aggregate of Twenty Five Thousand dollars ($25,000) and (ii) issued to the Seller Two Hundred Thousand (200,000) shares of the Company’s common stock.

b)
Following the completion of due diligence (which shall be six months from the date of the Agreement), if the Company is satisfied with the Product and intends to offer Product for sale, the Company shall pay to Seller Twenty Five Thousand dollars ($25,000).

c)
The Company shall also pay Seller installment payments of up to a maximum of Four Hundred Thousand Dollars ($400,000), payable over a period of 4 years beginning six months from the date of the Agreement. If no revenues are generated from the sale of the Product, no installment payments shall be due.

On January 22, 2008 the Company paid the additional $25,000 pursuant to the terms listed above.

The Company has received a written opinion issued by the USPTO as International Search Authority and a response was filed as entering Chapter ii of the PCT designating the USPTO as International Examining Authority. The Company has consulted with the scientist regarding the application and we believe the technology has many future uses. Once approved, the Company plans to market and sell products using the technology acquired.

The Company estimates the patent pending application will take up to 3 years to go through the approval process. At such time the Company will begin amortizing the cost over 20 years, the useful life of the asset.

In the event additional assistance is required with the patent pending application or development of a product the members of Product & Technology Partners, LLC have agreed to work with the Company on a consulting basis.

For the year ended June 30, 2008 and 2007 the Company did not recognize any expense related to this agreement.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – INTANGIBLE ASSETS (CONTINUED):

The Company entered into a patent agreement on January 24, 2008. Amortization expense related to the agreement for the year ended June 30, 2008 was 23,569. In addition, 200,000 shares were issued in connection with this agreement.

NOTE 8 - COMMITMENTS & CONTINGENCIES:

Consulting Agreement - On October 1, 2006 the Company entered into a six (6) month consulting agreement with Harrington Business Development, LLC (“HBD”) to provide services related to the creation, production, and editing of infomercials and also to consult the Company on marketing and distribution of its products. In consideration for the services performed the Company will compensate HBD $15,000 per month. On April 1, 2007 the Company verbally extended the term of the Harrington Business Development, LLC consulting agreement for an additional 3 months. The shareholders of HBD are also shareholders of the Company. For the year ended June 30, 2008 and 2007 the Company recognized $-0- and $135,000 of expense related to this agreement.

Employment Agreement - On October 31, 2006 the Company entered into an employment agreement with Paul Morrison to act as its Chief Operating Officer and President. Under the terms of the agreement Mr. Morrison's contract will be for a term of two (2) years with automatic successive two (2) year term renewals subject to a notice of non-renewal. In consideration for the services he is to receive a base salary of $120,000 per year with annual pay increases of ten percent (10%); incentive bonus of one and half percent (1.5%) of pretax profits on the sales of certain products payable the day after the Company's 10-KSB annual report is filed with the SEC; the issuance of 300,000 shares the Company's restricted common stock payable as follows: 150,000 shares upon execution of the agreement and 150,000 shares on the first anniversary of employment with the Company. On October 31, 2006, prior to the recapitalization, OmniReliant Corporation issued Mr. Morrison 150,000 shares and recorded $15,000 of stock compensation expense related to this agreement.

Assignment of Contract - On November 10, 2006 the Company entered into an agreement with Reliant International Media, LLC (“RIM”) to assume a marketing and distribution agreement RIM had with a third party manufacturer of spa related products. The original agreement was entered into on September 25, 2006 for a term of twelve (12) months. The agreement gives the Company exclusive rights to market and distribute the product in the United States and Canada. The Company also received the non-exclusive right to all other countries. The shareholders of RIM are also shareholders of the Company.

International Distribution Agreement - On March 19, 2007, the Company entered into an International Distribution Agreement with Reliant International Media LLC. Pursuant to the Agreement, the Company has granted Reliant the exclusive right to represent the Company with respect to sales of certain products through retail distribution channels in the United Kingdom, Japan and Korea. The products covered by the agreement include any and all products marketed by the Company under the Kathy Hilton name, likeness or brand, excluding all perfume and perfume related products. In consideration for Reliant’s marketing services, the Company has agreed to pay to Reliant a royalty equal to ten percent of the Company’s gross revenues. The shareholders of Reliant International Media are also shareholders of the Company. For the year ended June 30, 2008 and 2007 the Company has not recognized any expense related to this agreement.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - COMMITMENTS & CONTINGENCIES (CONTINUED):

Public Relations Agreement - On April 27, 2007 the Company entered into a three year consulting agreement with a public relations firm. Pursuant to the terms of the agreement the Company will pay the following as compensation for services: $7,500 payable each month; 1,000,000 warrants with a term of 3 years, issued at the onset, entitling the holder to purchase shares of the Company’s common stock at an exercise price of $1.00 per share; exclusive rights to all future public relation contracts awarded to the Company for Kathy Hilton licenses; and compensation at the rate of 3% of projected gross wholesale sales per year on all future Kathy Hilton licenses awarded to the Company. For the year ended June 30, 2008 and 2007 the Company recognized $90,000 and $2,490,151 of expenses related to this agreement. No warrants were issued for the twelve months ended June 30, 2008. For the year ended 2007 $2,471,401 was associated with the 1,000,000 warrants which were issued.

NOTE 9 – STOCKHOLDERS’ EQUITY

Common Stock Purchase Agreement

On November 22, 2006 the Company and OmniReliant entered into a securities purchase agreement with the Company's then principal stockholder, Cynthia Allison, pursuant to which OmniReliant purchased 5,000,000 shares of the Company's common stock from Ms. Allison for a purchase price of $475,811. Pursuant to the Common Stock Purchase Agreement, OmniReliant transferred the 5,000,000 shares to the Company for cancellation. The transaction with Ms. Allison was accounted for as a reduction of additional paid in capital.

Exchange Agreement

Pursuant to the Exchange Agreement, dated November 22, 2006, the Company issued 12,300,000 shares of common stock to the OmniReliant stockholders. The common stock was issued to the following stockholders pursuant to the Exchange Agreement:

Number of
Name	Shares
Apogee Financial Investments, Inc.	3,000,000
ZTZ Trust Inc.	3,000,000
Kevin Harrington	1,500,000
Tim Harrington	1,500,000
KRH Licensing Company, LLC	3,000,000
Paul Morrison	300,000
Total	12,300,000

Public Relations Agreement - On April 27, 2007 the Company entered into a three year consulting agreement with a public relations firm. Pursuant to the terms of the agreement the Company issued 1,000,000 warrants with a term of 3 years, issued at the onset, entitling the holder to purchase shares of the Company’s common stock at an exercise price of $1.00 per share. For the year ended June 30, 2008 and 2007 the Company recognized expense of $2,490,151 and $2,490,151, respectively, associated with the 1,000,000 warrants which were issued. The value of the warrants was determined by using the Black-Scholes option pricing model. For the year ended June 30, 2008, the Company used a volatility percentage of 23.6%, a risk free interest rate of 5.00%, and an expected life of 1 ½ years in calculating the fair value. See “Public Relations Agreement” above for additional details. For the year ended June 30, 2007, the Company used a volatility percentage of 23.6%, a risk free interest rate of 5.00%, and an expected life of 1 ½ years in calculating the fair value. See “Public Relations Agreement” above for additional details.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - STOCKHOLDERS’ EQUITY (CONTINUED):

As more fully discussed in Note 10, these warrants were reclassified to liabilities on May 22, 2007, and are carried at their fair values, with adjustments to income.

Patent Application Agreement - On June 18, 2007, the Company entered into an Agreement for Acquisition of a Patent Application. The Company upon execution of the Agreement issued to the Seller Two Hundred Thousand (200,000) shares of the Company’s common stock. For the year ended June 30, 2008 and June 30, 2007 the Company did not recognize any expense related to this agreement. See “Patent Application Agreement” above for additional details.

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS:

This footnote includes (i) the details of our redeemable preferred stock, (ii) our accounting for the Series A, Series B, Series C, and Series D Financing Transactions both on the inception dates and thereafter, (iii) our consideration related to and accounting for warrants issued in these transactions and (iv) registration payment arrangements extended to the investors.

Series A, Series B, Series C, and Series D Convertible Preferred Stock:

The Company is authorized to sell or issue 100,000,000 shares of preferred stock.

On November 22, 2006, we designated 3,000 shares of our preferred stock as Series A 10% Convertible Preferred Stock (“Series A Preferred”). On May 25, 2007, we designated 1,000 shares of our preferred stock as Series B 10% Convertible Preferred Stock (“Series B Preferred”). On October 18, 2007, we designated 10,620,000 shares of our preferred stock as Series C Convertible Preferred Stock (“Series C Preferred”). On April 30, 2008, we designated 7,000,000 shares of our preferred stock as Series D Convertible Preferred Stock (“Series D Preferred”).The Series A has a par value of $0.0001, a stated value of $1,000 and a liquidation preference of $1,000, plus accrued dividends, if any. The Series B has a par value of $0.0001, a stated value of $1,000 and a liquidation preference of $1,000. The Series C has a par value of $0.0001, a stated value of $1.00 and a liquidation preference of $1.00. The Series D has a par value of $0.0001, a stated value of $1.00 and a liquidation preference of $1,000. The Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred were convertible into our common stock at stated conversion prices of $1.00, $1.25, $0.75, and $0.50 respectively, based upon the stated value. The conversion prices are subject to anti-dilution protection for (i) traditional capital restructurings, such as splits, stock dividends and reorganizations and (ii) sales or issuances of common shares or contracts to which common shares are indexed at less than the stated conversion prices.

Holders of the Company’s Series C and D Preferred are not entitled to dividends. Holders of the Company’s Series A Preferred and the Series B Preferred (collectively the “Series A and B Preferred”) were entitled to cumulative dividends at the rate per share of 10% per annum, payable quarterly on January 1, April 1, July 1 and October 1. Dividends were payable in cash or common stock, as follows: (a) if funds were legally available and certain equity conditions, described below, have not been met during the preceding five consecutive trading days payment must be in cash; (b) if funds were available and the equity conditions have been met during the five preceding trading days the payment may be made, at the sole election of the Company, in either cash or common shares (at a 10% discount to the trading market price, as defined in the Certificate of Designation).

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The Certificate of Designation provided that dividends were cumulative and unconditionally payable, even in the absence of a Board declaration. Accordingly, we accrued dividends as they were earned. As of October 18, 2007, (the date the Series A and B Preferred were exchanged for Series C Preferred), we had accrued $285,355 and $24,209 in dividends related to the Series A and B Preferred shares, respectively. Preferred stock dividends are recorded as a reduction of stockholders’ equity. However, we also reflect preferred stock dividends as a reduction of our net loss for purposes of calculating income (loss) applicable to common stockholders and our net loss per common share.

As discussed in more detail in this footnote, the Series A and B Preferred Stock were exchanged for Series C Preferred Stock and Warrants.

The Series C and Series D Preferred are redeemable for cash in an amount representing the stated value. The following events give rise to a redemption triggering event:

•	The Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

•
Unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in the Certificate of Designation, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been cured within 20 calendar days after the date on which written notice of such failure or breach shall have been delivered;

•	The Corporation shall be party to a Change of Control Transaction;

•	There shall have occurred a Bankruptcy Event;

•	Any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any Subsidiary or any of their respective property or other assets for greater than $100,000.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

If the Company fails to pay the Triggering Redemption amount on the date it is due, interest will accrue at a rate equal to the lesser of 18% per year, or the maximum rate permitted by applicable law, accruing daily from the date of the Triggering event until it is paid in full.

Sales of Series A and Series B Preferred Stock and Warrants:

On November 22, 2006 and May 25, 2007, we sold 3,000 Series A Preferred shares and 600 Series B Preferred shares, respectively, plus two tranches of warrants with each financing. We also issued warrants to placement agents. The following table illustrates details of the sales of these financial instruments:

	Series A	Series B	Total
Gross proceeds	$3,000,000	$600,000	$3,600,000
Financing costs paid in cash	(475,000)	(95,000)	(570,000)
Net proceeds	$2,525,000	$505,000	$3,030,000

Common shares indexed to financial instruments:
Series A and B Preferred	3,000,000	480,000	3,480,000
Investor warrants:
Tranche A/B-1	3,000,000	480,000	3,480,000
Tranche A/B-2	3,000,000	480,000	3,480,000
Placement agent warrants	900,000	144,000	1,044,000
	9,900,000	1,584,000	11,484,000

Apogee Financial Investments, Inc., a company owned by certain of our stockholders, received cash fees of $125,000 for consulting and due diligence services rendered in connection with the transactions, which amount is included in the financing costs paid in cash in the table above.

The following table illustrates the terms of the warrants issued in connection with the Series A and B Preferred Financings:

	Strike Price	Term
Warrant terms:
Tranche A-1	$1.50	5 years
Tranche A-2	$3.00	10 years
Tranche B-1	$1.87	3 years
Tranche B-2	$3.75	5 years
Placement agents:
Series A Financing	$1.00—$3.00	10 years
Series B Financing	$1.25—$3.75	10 years

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The following tables illustrate (i) how the net proceeds arising from each of the Series A Preferred and Series B Preferred financing was allocated on the financing inception dates and (ii) how the aggregate financing costs (both cash and warrant consideration) were allocated on the inception dates :

Classification	Series A	Series B	Total
Redeemable preferred stock (mezz)	$—	$—	$—
Redeemable preferred stock (liability)	—	(780,000)	(780,000)
Derivative warrants (investor warrants)	(16,342,550)	(1,655,567)	(17,998,117)
Beneficial conversion feature	(1,173,510)	—	(1,173,510)
Derivative put liability	(834,826)	—	(834,826)
Day-one derivative loss	15,350,886	1,835,567	17,186,453
Gross proceeds	$3,000,000	$600,000	$3,600,000

The accounting and reporting for complex financing transactions that embody multiple financial instruments, some of which are features embedded within financial instruments, can best be described as a step-by-step process where the terms and features of the financial instruments are compared to multiple standards in a hierarchy of decision making. The following summarizes this process and conclusions during the process.

As an initial consideration, we are required to consider whether the Series A and B Preferred Stock are, by their terms, financial instruments that require liability classification under Statements on Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of both Equity and Liability . Statement 150 generally provides that financial instruments that are issued in the form of shares that are mandatorily redeemable on a fixed or determinable date or upon an event certain to occur be classified as liabilities. Neither the Series A Preferred nor the Series B Preferred provide for their redemption on fixed or determinable date. In addition, events that could give rise to cash redemption are conditional and not certain to occur.

•
Series A Preferred—November 22, 2006—The Series A Preferred did not require liability classification on  the inception date because the contract did not provide for a fixed or determinable redemption (an unconditional payment requirement) and events that could give rise to cash redemption were conditional and not certain to occur on the inception date. However, other standards exist that provide for classification of redeemable securities outside of stockholders’ equity when, irrespective of probability, contingent redemption events are outside of the issuer’s control. As a result, the Series A Preferred required classification outside of stockholders’ equity on the inception date.

•
Series B Preferred—May 25, 2007—The Series B Preferred has terms and features consistent with those embodied in the Series A Preferred. However, as more fully discussed below, on the issuance date the Company’s ability to share settle any of its share-indexed financial instruments was not within its control, due to the triggering of the variable-share-indexed conversion feature in the Series A Preferred. Because share settlement was not within the Company’s control, net cash settlement was assumed and the Series B Preferred was initially classified in liabilities, at fair value.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The terms and conditions of the Series A Preferred were also subject to evaluation under Statement 133. Derivative financial instruments, as defined in Statement 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

In considering the application of Statement 133, we identified those specific terms and features embedded in the contracts that possess the characteristics of derivative financial instruments. Those features included the conversion option, redemption features and other equity-indexed terms and conditions. In evaluating the respective classification of these embedded derivatives, we are required to determine whether the host contract (the Series A and B Preferred) is more akin to a debt or equity instrument in regards to the risks. This determination is subjective. However, in complying with the guidance provided in EITF D-109 Determining the Nature of a Host Contract Related to a Hybrid Financial Instrument Issued in the Form of a Share under Statement No. 133 we concluded, based upon the preponderance and weight of all terms, conditions and features of the host contracts, that the Series A Preferred was more akin to an equity instrument for purposes of considering the clear and close relation of the embedded feature to the host contract. Based upon this conclusion, we further concluded that (i) the equity indexed and settled embedded features did require derivative liability classification and (ii) certain redemption features (that is, features that afford the investor the right to put the instruments for cash) required bifurcation and classification as compound embedded derivative liabilities, at fair value on the inception date. These amounts are reflected in the table above as derivative put liabilities and are valued using multiple, probability-weighted cash flow outcomes and market discount rates that are commensurate with our estimated credit risk.

Although, as described above, the embedded conversion feature did not require liability classification under Statement 133, we were required to consider if the hybrid preferred contracts embodied beneficial conversion features (“BCF”). A BCF is present when the “effective” conversion price ascribed to the conversion feature has intrinsic value. Further, a BCF is accounted for as a component of paid-in capital on the inception date. As reflected in the tables above, the Series A Preferred was found to have a BCF. The aggregate BCF at its intrinsic value amounted to $9,326,490. This amount gives effect to the (i) the trading market price on the contract dates and (ii) the effective conversion price of each preferred issuance after allocation of proceeds to all financial instruments sold based upon their relative fair values. Notwithstanding, BCF was limited to the value ascribed to the remaining hybrid contract (using the relative fair value approach). Accordingly, the BCF allocated to paid-in capital amounted to $1,173,510.

In determining how the basis of the hybrid instruments would be allocated to the host contracts, detachable warrants, and the embedded conversion features, we utilized the guidance of Statement 133 Implementation Issue No. B-6 (“DIG Issue B6”) provided by the Derivatives Implementation Group. DIG Issue B6 provides that the initial carrying values of the host contract component and the embedded derivative components of a hybrid instrument should be determined by recording the embedded derivative at fair value and determining the initial carrying value assigned to the host contract as the difference between the basis of the hybrid instrument and the fair value of the embedded derivatives (a “with and without” method based on the fair value of the embedded derivative). Since there were warrants issued concurrently with the host instrument and a BCF calculated upon inception, these components also needed to be considered when calculating the value to be assigned to the host instrument. When we evaluated the warrants, we concluded that equity classification was not appropriate for the investor warrants under EITF 00-19, “ Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock ”. Accordingly the proceeds from the issuance of the debt and the detachable warrants was first allocated to the debt and the warrants based on their relative fair values as described in APB 14. The embedded derivatives in the debt instrument that required bifurcation (put liability) were then bifurcated at their fair values from the proceeds allocated to the debt under APB 14 and then the BCF was calculated. After the allocation process, any residual proceeds would be allocated to the debt host, however, the aggregate fair values of the warrants, put and BCF exceeded the gross proceeds so we recognized a day-one derivative loss as indicated.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

As discussed above, the initial allocation of the basis in the Series A Preferred Financing transaction resulted in no basis ascribed to the redeemable preferred stock. According to EITF D-98 Classification and Measurement of Redeemable Securities , if the security is not currently redeemable and it is not probable that the security will be become redeemable, accretion to face value is not necessary. The Series A Preferred is convertible upon inception and there was no persuasive evidence that the Preferred Stock would not be redeemed. Based on this information, redemption could not be considered “not probable” of occurring and accretion was necessary. Redeemable preferred stock is required to be accreted to its redemption values through periodic charges to retained earnings or, if no term of redemption is embodied in the contract, as is the case of the Series A Preferred, on the date of issuance. As a result, a day-one deemed dividend of $3,000,000 was recorded to accrete the Series A Preferred to its redemption value.

The allocation of the basis of the Series A and Series B Financing transactions required the allocation to certain financial instruments at their respective fair values, and these fair values in each instance exceeded the cash proceeds obtained from the transactions. As a result, we were required to record day-one derivative losses in connection with these transactions because fair value was the required standard.

Subsequent and Ongoing Classification Considerations:

The evaluation of the classification of the Series A and B Preferred was required at each reporting date. Statement 150 requires reclassification of financial instruments otherwise classified in stockholders’ equity or redeemable preferred stock to liabilities when the conditional redemption becomes certain of occurrence. On May 21, 2007 and thereafter we were in default under the terms and conditions of the Series A Preferred due to non-registration of the underlying common shares (also see registration rights, below). On that date, the Series A Preferred Stock became redeemable for cash at 130% of the stated value, or $3,900,000, or, at the holder’s option, in the number of common shares equal to the cash redemption price divided by the 75% of the trading market price. The operation of the feature related to the holder’s rights to redeem in common shares has rendered the number of shares necessary to share-settle the contract (and our other share-indexed financial instruments) indeterminate. Therefore, share settlement of the Series A Preferred, and all other of our share-indexed financial instruments was presumed to no longer to be within our control. The triggering of the redemption and the share-settlement feature of the Series A Preferred had the following financial effects:

•
The Series A Preferred required reclassification from its mezzanine classification to liabilities, at fair value, because the redemption is no longer conditional. This reclassification was accomplished by transferring the fair value from the mezzanine classification and joining the put derivative (that was fair valued on the date of the redemption triggering event with a charge to income).

•
The Series B Preferred Stock, although possessing terms and conditions similar to those of the Series A Preferred was not afforded equity classification because share-settlement is presumed not to be within the Company’s control. In addition, investor and placement agent warrants issued with the Series B Preferred did not achieve equity classification for this same reason.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

•
Other share-indexed financial instruments, such as warrants, required reclassification to liabilities because our ability to share-settle those instruments was no longer within our control. This reclassification was accomplished by transferring the fair value of these instruments from stockholders’ equity to liabilities at their fair values. They require ongoing fair value measurement. See “Warrant Considerations,” below.

The following table illustrates the activity with respect to each of the Series A and Series B Preferred from their respective inception dates to June 30, 2008:

	Series A	Series B	Total
Mezzanine
Initial allocation of Series A Preferred in the mezzanine	$—	$—	$—
Accretion to redemption value	3,000,000	—	3,000,000
Reclassification to liabilities	(3,000,000)	—	(3,000,000)
Redeemable preferred stock	$—	$—	$—
Liabilities
Reclassification from mezzanine	$3,000,000	$—	$3,000,000
Reclassification from paid-in capital	1,600,270	—	1,600,270
Reclassification from derivative	599,730	—	599,730
Initial allocation of Series B Preferred in liabilities	—	780,000	780,000
Redeemable preferred stock (liabilities)	5,200,000	780,000	5,980,000
Exchanged for Series C Preferred	(5,200,000)	(780,000)	(5,980,000)
	$—	$—	$—

When the redeemable preferred stock was reflected in liabilities, the value was based upon the redemption values calculated as follows:

•
Series A—This amount represents the common stock equivalent value associated with the holders’ redemption alternative to require the Company to settle the debt in common stock, in the number of shares equal to the cash redemption amount (130% of the stated value) divided by 75.0% of the trading market value.

•
Series B—This amount represents only the cash redemption value because, unlike the Series A Preferred holders, the Series B Preferred holders did not have the right to require redemption in common stock.

•
The shares underlying the investor warrants were subject to firm registration rights. That is, we were required to deliver registered shares, and the Registration Rights Agreement did not specify how the warrant contract would be settled in the event that we are unable to deliver registered shares. As a result, net-cash settlement was assumed under the standard. That ultimate assumption required us to classify the warrants as derivative liabilities at their fair values and account for the warrants at fair value with changes recognized in income.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

•
The shares underlying the placement agent warrants are not subject to the registration rights. Accordingly, the placement agent warrants issued with the Series A Preferred Financing were afforded equity classification. On May 21, 2007, however, our ability to share-settle our share-indexed financial instruments was placed out of our control because the number of shares necessary to share-settle the Series A Preferred became indeterminate and we potentially could have insufficient authorized shares to settle all of our share-indexed financial instruments. On that date, the warrants issued with the Series A Preferred required reclassification to liabilities. Subsequently, on May 25, 2007, the placement agent warrants issued with the Series B Preferred Financing did not achieve equity classification for this reason. The Series A and Series B Preferred Stock were exchanged for Series C Preferred Stock and warrants on October 18, 2007, as discussed in the following section. Upon the exchange of the Series A and B Preferred Stock for Series C Preferred Stock, there was no longer a variable conversion rate associated with the Preferred Stock Financings. Accordingly, share settlement was again determined to be within the Company’s control and the placement agent warrants from the Series A and B Financings were reclassed to equity.

Note: In accordance with SFAS 150, the carrying amount of the Series A and B Preferred Stock were measured at fair value when the instruments were classified as liabilities. Certain provisions in the Preferred Stock were considered when determining the fair value of the instrument. There was no right to participate in earnings, the liquidation preference of the Preferred Stock was the same as the stated rate, there were no voting rights and the Preferred Stock was not redeemable by the Company, so no value was ascribed to these provisions. There was also no value ascribed to the cumulative dividend feature since the Company was unable to pay its dividend from earnings. Accordingly, the fair value approximates the redemption value of the Preferred Stock which is calculated as a common stock equivalent value based upon observable market prices.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Sale and Exchange of Series C Preferred Stock:

On October 18, 2007, we sold 6,400,000 Series C Preferred shares plus two tranches of warrants. We also issued warrants to placement agents. On October 18, 2007, we also exchanged all outstanding Series A Preferred, and Series B Preferred, for 3,909,564 shares of Series C Preferred and two tranches of warrants. The following table illustrates details of the sales of these financial instruments:

	Series C Financing	Series C Exchange	Total
Gross proceeds	$6,400,000	$—	$6,400,000
Financing costs paid in cash	(340,000)	—	(340,000)
Net proceeds	$6,060,000	$—	$6,060,000

Common shares indexed to financial instruments:
Series C Preferred	8,533,333	5,212,752	13,746,085
Investor warrants:
Tranche C-1	8,533,334	5,212,752	13,746,086
Tranche C-2	8,533,334	5,212,752	13,746,086
Placement agent warrants	2,559,999	—	2,559,999
	28,160,000	15,638,256	43,798,256

Apogee Financial Investments, Inc., a company owned by certain of our stockholders, and Midtown Partners & Company LLC, a related company, received cash fees of $340,000 for consulting and due diligence services rendered in connection with the transactions, which amount is included in the financing costs paid in cash in the table above.

The following table illustrates the terms of the warrants issued in connection with the Series C Preferred Financing:

	Strike Price	Term
Warrant terms:
Tranche C-1	$1.50	5 years
Tranche C-2	$2.00	10 years
Placement agents	$0.75-$2.00	10 years

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The following tables illustrate how the net proceeds arising from each of the Series C Preferred Financing and Exchange was allocated on the inception dates:

	Series C Financing	Series C Exchange	Total
Redeemable preferred stock (mezzanine)	$—	$(13,553,155)	$(13,553,155)
Beneficial conversion feature (paid-in capital)	(2,766,833)	—	(2,766,833)
Derivative put liability	(399,150)	—	(399,150)
Sub-total redeemable preferred	(3,165,983)	(13,553,155)	(16,719,138)
Paid-in capital (investor warrants)	(3,633,167)	(17,796,834)	(21,430,001)
Loss on extinguishment of redeemable preferred stock	—	26,247,006	26,247,006
Day-one derivative loss	399,150	—	399,150
Loss on extinguishment of other liabilities	—	271,109	271,109
Gross proceeds (financing) basis (exchange)	$(6,400,000)	$(4,831,874)	$(11,231,874)

The Exchange of Series A and B Preferred for Series C Preferred and related warrants, was accounted for as the settlement of the former financial instruments resulting in (i) an extinguishment loss, to the extent that the fair value of the Series C Preferred and related warrants exceeded the carrying values of the Series A and B Preferred (included in liabilities). The following table illustrates the calculations related to the Exchange.

Fair value of Series C Preferred	$13,553,155
Fair value of Series C investor warrants	17,796,834
31,349,989
Carrying values of financial instruments exchanged:
Series A Preferred	(5,200,000)
Series B Preferred	(780,000)
Accrued dividends	(309,564)
Accrued damages	(542,080)
Unamortized finance costs	1,999,771
Total carrying values	(4,831,873)
Excess of fair values over carrying values	$26,518,116

Allocation of excess:

Extinguishment of redeemable preferred	$26,247,007
Extinguishment of other liabilities	271,109
Excess of fair values over carrying values	$26,518,116

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The investor warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows:

Financing Inception Dates:	A-1	A-2	B-1	B-2
Trading market price	$3.50	$3.50	$3.50	$3.50
Strike or exercise price	$1.50	$3.00	$1.87	$3.75
Expected term in years	5yrs	10yrs	3yrs	5yrs
Volatility	43.91%	51.15%	39.86%	42.19%
Risk-free rate	4.57%	4.57%	4.81%	4.80%
Expected dividend rate	$0.00	$0.00	$0.00	$0.00

October 18, 2007:	A-1	A-2	B-1	B-2
Trading market price	$3.25	$3.25	$3.25	$3.25
Strike or exercise price:
Contract price	$1.50	$3.00	$1.87	$3.75
Repriced	$0.75	$0.75	$0.75	$0.75
Expected term in years	4.15yrs	9.10yrs	2.65yrs	4.65yrs
Volatility	39.60%	52.07%	34.97%	40.03%
Risk-free rate	4.23%	4.59%	4.03%	4.23%
Expected dividend rate	$0.00	$0.00	$0.00	$0.00

On October 18, 2007, certain warrants were repriced from their original exercise price to $0.75 in connection with the Series C Preferred financing. On April 30, 2008 certain warrants were repriced to $0.50 in connection with the Series D Preferred Financing. We recorded an expense of approximately $3.2 million resulting from repricing of warrants.

The fair value of the warrants issued to placement agents in connection with the Series A Preferred and Series B Preferred financing transactions amounted to $2,492,312 and $384,034, respectively; $2,876,346 in the aggregate. The fair values were calculated using the Black-Scholes-Merton (“BSM”) valuation technique.

Notes to BSM: We did not have a historical trading history sufficient to develop an internal volatility rate for use in BSM. As a result, we have used a peer approach wherein the historical trading volatilities of certain companies with similar characteristics as ours and who had a sufficient trading history were used as an estimate of our volatility. In developing this model, no one company was weighted more heavily. We do not have a history to develop the expected term for our warrants. Accordingly, we have used the contractual remaining term in our calculations. Finally, for purposes of our risk-free rate, we have used the publicly-available yields on zero-coupon Treasury securities with remaining terms to maturity consistent with the remaining contractual term of the warrants. These assumptions are estimates of future trends. Actual results during the periods that the warrants are outstanding will most likely be different.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Sales of Series D Preferred Stock and Warrants:

On April 30, 2008, we entered into securities purchase agreement (the “Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”) pursuant to which Vicis purchased 7,000,000 shares of our Series D Convertible Preferred Stock (“Series D Preferred Stock”), respectively for an aggregate purchase price of $7,000,000. The Series D Preferred Stock has a conversion price of $0.50 and is convertible into an aggregate amount of 14,000,000 shares of common stock. The Series D Preferred Stock does not pay annual dividends but each holder of Series D Preferred Stock has the right to such number of votes equal to the number of shares of common stock that the Series D Preferred Stock may be converted into, subject to the beneficial ownership limitation described below.

In connection with the Agreement, Vicis received a Series D warrant to purchase 28,000,000 shares of common stock of the Company (“Series D Warrants”). The Series D Warrants are exercisable for a period of seven years from the date of issuance at an initial exercise price of $0.75. Vicis may exercise the Series D Warrants on a cashless basis if the shares of common stock underlying the Series D Warrants are not then registered pursuant to an effective registration statement. In the event Vicis exercises the Series D Warrants on a cashless basis, then we will not receive any proceeds.

The conversion price of the Series D Preferred Stock and the exercise price of the Series D Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustment provisions for stock splits, stock dividends, and recapitalizations.

In addition, the Company, Vicis and Dynamic Decisions Strategic Opportunities (“Dynamic Decisions”) have entered into Amendment No. 1 to its amended and restated registration rights agreement (“Amended Registration Rights Agreement”) pursuant to which if at any time after the date of the Amended Registration Rights Agreement we shall decide to prepare and file with the Commission a registration statement relating to an offering for our own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then we will send to each holder a written notice of such determination and, if within fifteen days after the date of such notice, any such holder shall so request in writing, we will include in the registration statement, all or any part of such Registrable Securities (as defined in Amended Registration Rights Agreement) such holders request to be registered.

Vicis has contractually agreed to restrict their ability to convert the Series D Preferred Stock and exercise the Series D Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our issued and outstanding shares of common stock.

At any time before the one year anniversary of the date we initially issued the shares of Series D Preferred Stock, we may, upon written notice, redeem the outstanding shares of Series D Preferred Stock in cash at a price equal to 110% of Stated Value (as such term is defined in the Certificate of Designations).

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The following table illustrates (i) how the net proceeds arising from the Series D Preferred financing were allocated on the financing inception date and (ii) how the aggregate financing costs (both cash and warrant consideration) were allocated on the inception date :

Classification	Series D
Redeemable Preferred Stock (Mezzanine)	$-

Derivative warrants (investor warrants)	(18,174,800)
Derivative warrants (agent warrants)	(1,131,620)
Beneficial conversion feature	(2,839,864)
Derivative put liability	(1,024,605)
Deferred financing costs	1,077,268
Retained earnings (financing fees)	316,615
Paid in capital (financing fees)	286,487
Day-one derivative loss	14,965,519
Net proceeds	$6,525,000

The accounting and reporting for complex financing transactions that embody multiple financial instruments, some of which are features embedded within financial instruments, can best be described as a step-by-step process where the terms and features of the financial instruments are compared to multiple standards in a hierarchy of decision making. The following summarizes this process and conclusions during the process.

As an initial consideration, we are required to consider whether the Series D Preferred Stock is, by its terms, financial instruments that require liability classification under Statements on Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of both Equity and Liability . Statement 150 generally provides that financial instruments that are issued in the form of shares that are mandatorily redeemable on a fixed or determinable date or upon an event certain to occur be classified as liabilities.

•
The Series D Preferred did not require liability classification on the inception date because the contract did not provide for a fixed or determinable redemption (an unconditional payment requirement) and events that could give rise to cash redemption were conditional and not certain to occur on the inception date. However, other standards exist that provide for classification of redeemable securities outside of stockholders’ equity when, irrespective of probability, contingent redemption events are outside of the issuer’s control. As a result, the Series D Preferred required classification outside of stockholders’ equity on the inception date.

The terms and conditions of the Series D Preferred were also subject to evaluation under Statement 133. Derivative financial instruments, as defined in Statement 133 consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, asset

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

In considering the application of Statement 133, we identified those specific terms and features embedded in the contracts that possess the characteristics of derivative financial instruments. Those features included the conversion option, redemption features and other equity-indexed terms and conditions. In evaluating the respective classification of these embedded derivatives, we are required to determine whether the host contract (the Series D Preferred) is more akin to a debt or equity instrument in regards to the risks. This determination is subjective. However, in complying with the guidance provided in EITF D-109 Determining the Nature of a Host Contract Related to a Hybrid Financial Instrument Issued in the Form of a Share under Statement No. 133 we concluded, based upon the preponderance and weight of all terms, conditions and features of the host contracts, that the Series D Preferred was more akin to an equity instrument for purposes of considering the clear and close relation of the embedded feature to the host contract. Based upon this conclusion, we further concluded that (i) the equity indexed and settled embedded features did not require derivative liability classification and (ii) certain redemption features (that is, features that afford the investor the right to put the instruments for cash) required bifurcation and classification as compound embedded derivative liabilities, at fair value on the inception date. These amounts are reflected in the table above as derivative put liabilities and are valued using multiple, probability-weighted cash flow outcomes and market discount rates that are commensurate with our estimated credit risk.

Although, as described above, the embedded conversion feature did not require liability classification under Statement 133, we were required to consider if the hybrid preferred contracts embodied beneficial conversion features (“BCF”). A BCF is present when the “effective” conversion price ascribed to the conversion feature has intrinsic value. Further, a BCF is accounted for as a component of paid-in capital on the inception date. As reflected in the tables above, the Series D Preferred was found to have a BCF. The aggregate BCF at its intrinsic value amounted to $38,460,136. This amount gives effect to the (i) the trading market price on the contract dates and (ii) the effective conversion price of each preferred issuance after allocation of proceeds to all financial instruments sold based upon their relative fair values. Notwithstanding, BCF was limited to the value ascribed to the remaining hybrid contract (using the relative fair value approach). Accordingly, the BCF allocated to paid-in capital amounted to $2,839,864.

As discussed above, the initial allocation of the basis in the Series D Preferred Financing transaction resulted in no basis ascribed to the redeemable preferred stock. According to EITF D-98 Classification and Measurement of Redeemable Securities , if the security is not currently redeemable and it is not probable that the security will be become redeemable, accretion to face value is not necessary. The Series D Preferred is convertible upon inception and there was no persuasive evidence that the Preferred Stock would not be redeemed. Based on this information, redemption could not be considered “not probable” of occurring and accretion was necessary. Redeemable preferred stock is required to be accreted to its redemption values through periodic charges to retained earnings or, if no term of redemption is embodied in the contract, as is the case of the Series D Preferred, on the date of issuance. As a result, a day-one deemed dividend of $7,000,000 was recorded to accrete the Series D Preferred to its redemption value.

The allocation of the basis of the Series D Financing transaction required the allocation to certain financial instruments at their respective fair values, and these fair values in each instance exceeded the cash proceeds obtained from the transactions. As a result, we were required to record a day-one derivative loss in connection with this transaction because fair value was the required standard.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Subsequent and Ongoing Classification Considerations:

The evaluation of the classification of the Series D Preferred is required at each reporting date. Statement 150 requires reclassification of financial instruments otherwise classified in stockholders’ equity or redeemable preferred stock to liabilities when the conditional redemption becomes certain of occurrence. As of June 30, 2008, the conditional redemption was not considered certain to occur and the Series D Preferred continued to be recorded in the mezzanine section.

Midtown Partners & Co., LLC, (“Midtown”), which served as the Company’s placement agent in connection with the Purchase Agreement, received aggregate placement agent fees of approximately $350,000, as well as the following common stock purchase warrants: (a) a Series BD-10 warrant entitling Midtown to purchase 700,000 shares of the Company's common stock at an exercise price of fifty cents ($0.50) per share, and (b) a Series BD-11 warrant entitling Midtown to purchase 1,400,000 shares of our common stock at an exercise price of seventy-five cents ($0.75) per share. The Series BD-10 and BD-11 warrants have a term of five years from the date of issuance. Midtown is a FINRA registered broker-dealer. Pursuant to the terms of the Registration Rights Agreement by and between the Company and Midtown, if at any time after the date of the Registration Rights Agreement the Company decides to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each holder a written notice of such determination and, if within fifteen days after the date of notice, the holder requests in writing, the Company will include in such registration statement, all or any part of such Registrable Securities (as defined in Registration Rights Agreement) the holders request to be registered.

The Series D Preferred Stock is convertible into shares of common stock at a conversion price of $0.50.  Any previously issued and outstanding financial instruments afforded full ratchet protection with a conversion price greater than $0.50 automatically had their conversion price ratcheted down to the lower conversion price. These financial instruments included the Series C Preferred Financing and the investor and placement agent warrants related to the Series A, Series B, and Series C Financings.

The investor warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows:

April 30, 2008 (inception):	Series D
Trading market price	$2.95
Strike or exercise price:	$0.75
Expected term in years	7yrs
Volatility	43.82%
Risk-free rate	3.34%
Expected dividend rate	$0.00

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

Warrant Considerations

The overall accounting for the Series A, B, C, and D Preferred Financings required consideration regarding the classification of the investor and placement agent warrants. Warrants are derivative financial instruments that are indexed to the Company’s own stock and, accordingly, equity classification of the warrants is dependent upon meeting eight specific conditions for equity classification provided in EITF 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock . In evaluating the warrants under EITF 00-19, we noted that there were no explicit conditions that required net cash settlement. However, equity classification is permissible only in instances where the contract permits us to settle in unregistered shares.

•
The shares underlying the Series A and B investor warrants were subject to firm registration rights. That is, we were required to deliver registered shares, and the Registration Rights Agreement did not specify how the warrant contract would be settled in the event that we are unable to deliver registered shares. As a result, net-cash settlement was assumed under the standard. That ultimate assumption requires us to classify the warrants as derivative liabilities at their fair values and account for the warrants at fair value each reporting period with changes recognized in income. The Series C investor warrants are not subject to firm registration rights and they meet the criteria in EITF 00-19 paragraphs 12-32 for equity classification. The Series D warrants are redeemable for cash upon certain events not considered within our control, as such, they require liability classification under SFAS 150, and must by classified as liabilities and adjusted to fair value each reporting period with changes in fair value recognized in income.

•
The shares underlying the placement agent warrants are not subject to the registration rights. Accordingly, the placement agent warrants issued with the Series A Preferred Financing were afforded equity classification. On May 21, 2007, however, our ability to share-settle our share-indexed financial instruments was placed out of our control because the number of shares necessary to share-settle the Series A Preferred became indeterminate and we potentially could have had insufficient authorized shares to settle all of our share-indexed financial instruments. On that date, the warrants issued with the Series A Preferred required reclassification to liabilities. Subsequently, on May 25, 2007, the placement agent warrants issued with the Series B Preferred Financing did not achieve equity classification for this reason. Upon the exchange of the Series A and B Preferred Stock for Series C Preferred Stock, there was no longer a variable conversion rate associated with the Preferred Stock Financings. Accordingly, share settlement was again determined to be within the Company’s control and the placement agent warrants from the Series A and B Preferred Financings were reclassed to equity. The placement agent warrants issued with the Series C Preferred were afforded equity classification. The placement agent warrants issued with the Series D Preferred were redeemable for cash upon the occurrence of certain events not considered within our control, as such, they require liability classification under SFAS 150, and must be classified as liabilities and adjusted to fair value each reporting period with changes in fair value recognized in income.

The warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows at June 30, 2008:

	A-1	A-2	B-1	B-2	BD-10	BD-11	D
Trading market price	$1.50	$1.50	$1.50	$1.50	$1.50	$1.50	$1.50
Strike or exercise price	$0.50	$0.50	$0.50	$0.50	$0.50	$0.75	$0.75
Expected term in years	3.4yrs	8.4yrs	1.9yrs	3.9yrs	4.8yrs	4.8yrs	6.83yrs
Volatility	38.55%	45.64%	38.91%	38.91%	41.33%	41.33%	44.29%
Risk-free rate	2.91%	3.61%	1.63%	2.91%	3.34%	3.34%	3.61%
Expected dividend rate	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The investor warrants were valued using BSM. Significant assumptions underlying the BSM calculations are as follows for year ended June 30, 2007:

June 30, 2007:	A-1	A-2	B-1	B-2	BD-1	BD-2	BD-3
Trading market price	$3.60	$3.60	$3.60	$3.60	$3.60	$3.60	$3.60
Strike or exercise price	$1.50	$1.00	$1.87	$3.75	$1.00	$1.50	$3.00
Expected term in years	4.4yrs	9.4yrs	2.9yrs	4.9yrs	9.4yrs	9.4yrs	9.4yrs
Volatility	40.26%	51.69%	36.00%	41.30%	51.69%	51.69%	51.69%
Risk-free rate	4.92%	5.03%	4.89%	4.92%	5.03%	5.03%	5.03%
Expected dividend rate	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Direct Financing Costs:

Aggregate financing costs arising from the Series A, Series B, Series C, and Series D Preferred financings amounted to $2,967,313, $479,034, $5,538,797, and $1,680,370 respectively. As noted in the tables below, these financing costs were allocated among deferred financing costs, paid-in capital and retained earnings based upon the relative fair values of the components of the financing. That is, liability classified financial instruments (i.e. derivatives), mezzanine financial instruments and equity classified financial instruments (i.e. BCF). Since, as previously discussed, no basis was ascribed to the redeemable preferred stock, the amount of financing costs allocated to this category were reflected as a charge to retained earnings.

The following table illustrates the allocation of financing costs associated with the Series A, Series B, and Series D Financing Transactions:

Classification	Series A	Series B	Series C	Series D	Total
Deferred financing costs (asset)	$1,898,875	$479,034	$43,079	$1,077,268	$3,498,256
Paid-in capital	911,135	—	4,998,925	286,487	6,196,547
Series C preferred mezzanine	—	—	496,793	—	496,793
Accumulated deficit (deemed dividend)	157,303	—	—	316,615	473,918
Aggregate finance costs	$2,967,313	$479,034	$5,538,797	$1,680,370	$10,665,514

Derivative Financial Instruments

The following table summarizes the components of derivative liabilities as of June 30, 2008:

Financing Transaction:
Series A Convertible Preferred Financing- Investor warrants	$(1,093,500)
Series B Convertible Preferred Financing- Investor warrants	(42,384)
Series C Convertible Preferred Financing- Put liability	(733,144)
Series D Convertible Preferred Financing- Investor warrants	(3,329,200)
Series D Convertible Preferred Financing- Placement agent warrants	(148,509)
Series D Convertible Preferred Financing- Put liability	(1,014,363)
$(6,361,100)
Common shares indexed to warrants recorded as derivative liabilities	37,060,000

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The following table summarizes the components of derivative income (expense) arising from fair value adjustments during the twelve month period ending June 30, 2008:

Financing Transactions:	Embedded Derivatives	Warrant Derivatives	Total
Series A Financing	$—	$18,208,598	$18,208,598
Series B Financing	—	1,733,309	1,733,309
Series C Financing	(333,994)	—	(333,994)
Series D Financing	10,242	15,826,580	15,836,822
Other warrants, reclassified	—	1,614,360	1,614,360
Day-one derivative losses	(15,364,669)	—	(15,364,669)
Total derivative income (expense)	$(15,688,421)	$37,382,847	$21,694,426
The following table summarizes the components of derivative income (expense) arising from fair value adjustments during the period from the financing inception dates to June 30, 2007:

Financing Transactions:	Embedded Derivatives	Warrants Derivatives	Total
Series A Financing	$235,096	$(2,957,418)	$(2,722,322)
Series B Financing	—	(56,332)	(56,332)
Other warrants, reclassified	—	(191,160)	(191,160)
Day-one derivative losses	(17,186,455)	—	(17,186,455)
Total derivative income (expense)	$(16,951,359)	$(3,204,910)	$(20,156,269)

The following table summarizes the components of derivative income (expense) arising from fair value adjustments during the period from the financing inception dates to June 30, 2008:

Financing Transactions:	Embedded Derivatives	Warrants Derivatives	Total
Series A Financing	$235,096	$15,251,180	$15,486,276
Series B Financing	—	1,676,977	1,676,977
Series C Financing	(333,994)	—	(333,994)
Series D Financing	10,242	15,826,580	15,836,822
Other warrants, reclassified	—	1,423,200	1,423,200
Day-one derivative losses	(32,551,124)	—	(32,551,124)
Total derivative income (expense)	$(32,639,780)	$34,177,937	$1,538,157

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including  trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weightage to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high estimated historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

Registration Rights Agreements

In connection with the Series A and B Preferred financings, the Company and the Investors entered into a registration rights agreement pursuant to which the Company agreed to file, within 90 days after the closing (the Filing Date), a registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. If (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 10 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its “Effectiveness Date” (the 150th calendar day following the date the  agreement was entered into or the 180th calendar day in the event of a “full review” of the initial Registration Statement by the Commission), or (v) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities, for which it is required to be effective, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period (which need not be consecutive calendar days) then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash or shares of Common Stock, or combination thereof, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder (calculated as if all convertible securities had been fully converted.)

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – REDEEMABLE PREFERRED STOCK, DERIVATIVE FINANCIAL INSTRUMENTS AND REGISTRATION PAYMENT ARRANGEMENTS (CONTINUED):

The parties agree that (1) the Company will not be liable for liquidated damages under this Agreement with respect to any Warrants or Warrant Shares, (2) in no event will the Company be liable for liquidated damages under this Agreement in excess of 1.5% of the aggregate Subscription Amount of the Holders in any 30-day period and (3) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 9% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. The price at which shares of Common Stock issuable in lieu of cash hereunder shall be equal to the lesser of (x) [90% of the average of the 5 consecutive VWAPs immediately prior to the applicable Event Date, (y) [90% of the average of the 5 consecutive VWAPs immediately prior to the date such damages are due or (z) the then applicable Conversion Price. Notwithstanding anything herein to the contrary, payment in shares of Common Stock may only occur if during the period from the applicable Event Date until such issuance is made in full all of the Equity Conditions (as defined above-“Convertible Preferred Stock Rights and Preferences”) have been met and the Company shall have given the Holder written irrevocable notice within 2 Trading Days of the Event Date. Subject to the terms and conditions described above, the decision whether to pay partial liquidated damages in shares of Common Stock or cash shall be at the discretion of the Company. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the partial liquidated damages on such Event Date in cash. Except as otherwise provided, if at any time the Company pays partial liquidated damages partially in cash and partially in shares of Common Stock, then such payment shall be distributed ratably among the Holders based upon the subscription amount paid by each Holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

On October 18, 2007, when the Series A and B Preferred were exchanged for the Series C Preferred, the Registration Rights Agreement was amended. The Amended Registration Rights Agreement calls for piggy-back registration rights only and the Company’s best efforts at obtaining and maintaining effectiveness. There are no stipulations or damages if the registration does not occur.

NOTE 11 - NOTE RECEIVABLE:

On May 7, 2008, the Company entered into loan agreement (the “Purchase Agreement”) with ResponzeTV, PLC, a corporation incorporated under the laws of England and Wales (“RETV”) pursuant to which the Company purchased a 10% Promissory Note from RETV for an aggregate purchase price of $2,000,000 (the “Note”). The Note bears interest at 10% per annum and matures on June 21, 2008, forty-five days from the date of issuance (the “Maturity Date”).

On the Maturity Date, the Company, at its sole discretion, may either (i) apply the principal amount of the Note, and any interest accrued thereon, towards the purchase price of a strategic transaction entered into with the RETV for the acquisition of the capital stock and/or assets  of any of RETV’s subsidiaries and/or divisions (the “Strategic Transaction”) or (ii) convert the principal amount of the Note, and any interest accrued thereon, into (x) the Specified Number of New RETV Shares at a price of 25.75p per share plus (y) New RETV Warrants (the “New RETV Securities”). If the Company does not make any such express election, the Company will be deemed to have elected to convert the principal amount of the Note, and any accrued interest thereon, on the Maturity Date, in accordance with (ii) above. If the Company converts the Note in accordance with the provisions set forth above, the Company will hereby forgive RETV of its obligation to repay the principal amount of the Note and any interest accrued but unpaid thereunder and the Note shall become null and void as of the Maturity Date.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - NOTE RECEIVABLE:

For purposes of the New RETV Securities, “New RETV Shares” means new ordinary shares of 16p par value in the capital of RETV, credited as fully paid up, “New RETV Warrants” means new unlisted warrants to subscribe for New RETV Shares which will be issued and granted to the Company pursuant to a warrant instrument in substantially the same form as the warrant instrument granted to the Company in October 2007, in the following manner: (x) warrants equal to the Specified Number, which shall be exercisable at 37p; (y) warrants equal to 50% of the Specified Number, which shall be exercisable at 50p; and (z) warrants equal to 50% of the Specified Number, which shall be exercisable at 100p. For purposes of this Section, “Specified Number” means the principal amount of the Note, and any interest accrued thereon, in Pounds Sterling (calculated at an agreed exchange rate of £1:US$1.98) divided by 25.75p (being the agreed price for each New RETV Share).

Following a review of the financial reporting systems, certain accounting discrepancies have emerged within the Company's US operations Reliant International Media. The board is currently investigating these discrepancies however there can be no guarantee, at this stage, that the Company will be able to continue trading following clarification of its financial position.

It is unlikely that the Company will be able to publish its audited results for the year ended 31 December 2007 by 30 June 2008 as it’s required under the AIM Rules. A further announcement will be made in this regard in due course.

The Board of Directors is discussing the Company's financial position with its accountants and funders.

In May of 2008, the Company was delisted from the AIM exchange. After considering the impact of this action, we under took an analysis of the Company’s operating performance to determine whether it could sustain the required level of cash flows from operations to repay the debt. We concluded that it was unlikely that the Company would be in a position to repay the loan, and accordingly, we established a loan loss reserve in the amount of 2,051,714 including  accrued interest as of June 30, 2008.

NOTE 12 - INCOME TAXES:

The income tax provision (benefit) consists of the following for the year ended June 30, 2008:

Income Taxes:
The components of the provision for income taxes are as follows:

2008

Current taxes	$—
Deferred taxes	—
Provision for income taxes	$—

The income tax provision (benefit) consists of the following for the year ended June 30, 2007:

Income Taxes:
The components of the provision for income taxes are as follows:

2007

Current taxes	$—
Deferred taxes	—
Provision for income taxes	$—

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - INCOME TAXES (CONTINUED):

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes are as follows for the year ended June 30, 2008:

Rate
Income tax at federal statutory rate	(34.00)%
State tax, net of federal effect	(3.96)%
Non-deductible expenses, principally valuation adjustments on financial instruments	31.66%
Valuation Allowance	6.30%
Effective rate	0.00%

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes are as follows for the year ended June 30, 2007:

Rate
Income tax at federal statutory rate	(34.00)%
State tax, net of federal effect	(3.96)%
Non-deductible expenses, principally valuation adjustments on financial instruments	31.66%
Valuation Allowance	6.30%
Effective rate	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:

June 30, 2008
Deferred tax assets (liabilities):
Net operating loss carry forward	$1,249,683
Amortization of intangible assets over lives different for income tax purposes	282,718
Amortization of finance costs associated with equity-indexed financial instruments	87,125
Valuation allowance	(1,619,526)
$—

As of June 30, 2008, the Company has an estimated net tax operating loss of ($3,521,000) that is available to offset future taxable income if any in future periods, subject to expiration and other limitations imposed by the Internal Revenue Service, if any.

June 30, 2007
Deferred tax assets (liabilities):
Net operating loss carry forward	$1,336,571
Amortization of intangible assets over lives different for income tax purposes	96,822
Amortization of finance costs associated with equity-indexed financial instruments	87,125
Valuation allowance	(1,520,518)
$—

As of June 30, 2007, the Company has an estimated net tax operating loss of ($3,521,000) that is available to offset future taxable income if any in future periods, subject to expiration and other limitations imposed by the Internal Revenue Service, if any.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - RELATED PARTY TRANSACTIONS:

Consulting Agreement - On October 1, 2006 the Company entered into a six (6) month consulting agreement with Harrington Business Development, LLC (“HBD”). The shareholders of HBD are also shareholders of the Company. The Company has recognized expense related to this agreement in the amount of $-0- for the year ended June 30, 2008 and $135,000 for the year ended June 30, 2007. Refer to Note 8, “ Consulting Agreement, ” above for further details.

Licensing Agreement - On October 13, 2006, the Company entered into a licensing agreement with a shareholder of the Company. On November 22, 2006 the Company made a payment of $850,000 pursuant to the agreement. On January 10, 2007, pursuant to the agreement, the Company paid the remaining balance due of $150,000. The Company has recognized expense related to this agreement in the amount of $600,903 for the year ended June 30, 2008 and $600,903 for the year ended June 30, 2007. Refer to Note 8, “Licensing agreement,” above for further details.

Assignment of Contract - On November 10, 2006 the Company entered into an agreement with Reliant International Media, LLC (“RIM”). The members of RIM are also shareholders of the Company. Refer to NOTE 8, “ Assignment of Contract, ” above for further details.

Preferred Stock Purchase Agreement- Midtown Partner & Co. LLC, served as the Company's placement agent in connection with the Series A and B Preferred Stock Purchase Agreements. Midtown Partners & Co. LLC received an aggregate placement agent fee related to Series A Preferred Stock Purchase agreement of approximately $300,000, as well as the following common stock purchase warrants: (a) series BD-1 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar ($1.00) per share, (b) series BD-2 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) series BD-3 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of three dollars ($3.00) per share. The Series BD warrants have a term of ten years.

In addition, Midtown Partner & Co. LLC received an aggregate placement agent related to the Series B Preferred Stock Purchase agreement of approximately $60,000, as well as the following common stock purchase warrants: (a) series BD-4 common stock purchase warrants entitling Midtown Partners to purchase 48,000 shares of the Company's common stock at an exercise price of one dollar and eighty-seven cents ($1.87) per share, and (b) series BD-5 common stock purchase warrants entitling Midtown Partners to purchase 48,000 shares of the Company's common stock at an exercise price of three dollars and seventy-five cents ($3.75) per share and (c) series BD-6 common stock purchase warrants entitling Midtown Partners to purchase 48,000 shares of the Company's common stock at an exercise price of one dollar and twenty five cents ($1.25) per share. The Series BD warrants have a term of ten years. The member’s of Midtown Partners & Co. LLC are also shareholders of the Company. Refer to Note 8, “ Preferred Stock Purchase Agreement,” above for further details.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - RELATED PARTY TRANSACTIONS (CONTINUED):

Midtown Partners & Co., LLC also received aggregate placement agent fees of approximately $340,000, as well as the following common stock purchase warrants: (a) series BD-7 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of seventy-five cents ($0.75) per share, and (b) series BD-8 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share and (c) series BD-9 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of two dollars ($2.00) per share. The Series BD warrants have a term of ten years. Midtown Partners & Co., LLC is a FINRA registered broker-dealer. Chris Phillips, who is the Company’s CEO, CFO, Secretary, Treasurer and a director, is also the Manager and sole member of FAMALOM, LLC which is a 50% owner of Apogee Financial Investments, Inc., a merchant bank (“Apogee”). Apogee owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer.

Midtown Partners & Co., lastly received aggregate placement agent fees of approximately $350,000, as well as the following common stock purchase warrants: (a) a series BD-10 warrant entitling Midtown Partners to purchase 700,000 shares of the Company's common stock at an exercise price of fifty cents ($0.50) per share, and (b) a series BD-11 warrant entitling Midtown Partners to purchase 1,400,000 shares of the Company's common stock at an exercise price of seventy-five cents ($0.75) per share. The Series BD-10 and BD-11 warrants have a term of five years from the date of issuance. Midtown Partners & Co., LLC is a FINRA registered broker-dealer. Pursuant to the terms of a Registration Rights Agreement by and between the Company and Midtown, pursuant to which if at any time after the date of the Registration Rights Agreement the Company shall decide to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each holder a written notice of such determination and, if within fifteen days after the date of such notice, any such holder shall so request in writing, the Company shall include in such registration statement, all or any part of such Registrable Securities (as defined in Registration Rights Agreement) such holders request to be registered.

Preferred Stock Purchase Agreement -   Pursuant to a verbal agreement, Apogee Financial Investments, Inc., a merchant bank, received a cash fee of $125,000 for consulting and due diligence services rendered in connection with the Preferred Stock Purchase Agreement, Exchange Agreement and the Common Stock Purchase Agreement. Apogee Financial Investments, Inc. is owned by shareholders of the Company. Refer to Note 8, “ Preferred Stock Purchase Agreement,” above for further details.

Consulting Agreement - On December 8, 2006 the Company entered into a verbal agreement with TotalCFO, LLC. TotalCFO, LLC is owned by a shareholder of the Company. The Company has recognized $84,000 and $45,310 of expense related to this agreement for the year ended June 30, 2008 and June 30, 2007, respectively.

International Distribution Agreement - On March 19, 2007, the Company entered into an International Distribution Agreement with Reliant International Media LLC. The shareholders of Reliant International Media, LLC are also shareholders of the Company. Refer to Note 8, “ International Distribution Agreement, ” above for further details.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – EQUITY METHOD INVESTMENTS:

The Company’s has a 17% interest in ResponzeTV, PLC which is accounted for on the equity method because the Company exercises significant influence over ResponzeTV’s operating and financial activities. Therefore, the Company’s investment in ResponzeTV is adjusted annually for the Company’s proportionate share of ResponzeTV’s earnings or losses.

In May of 2008, directors Kevin and Tim Harrington resigned from the board of ResponzeTV, PLC. Additionally, ResponzeTV delisted from the AIM stock exchange.

These triggering events resulted in the Company analyzing their equity investment in ResponzeTV, PLC for the purpose of determining whether the investment was impaired, as defined in paragraph 19(h) of APB 18 “The Equity Method of Accounting for Investments in Common Stock”.  It was determined that the investment in ResponzeTV, PLC was fully impaired (through the use of the present value technique as described in paragraphs 39-54 of FASB Concepts Statement No. 7, "Using Cash Flow Information and Present Value in Accounting Measurements). Accordingly, the Company has written this investment off and taken an impairment charge of $5,776,917 related to this investment for the year ended June 30, 2008. The impairment charge reduced the Company’s investment in ResponzeTV to zero and, as a consequence, the Company’s future financial results will not be negatively affected by ResponzeTV, Inc.’s ongoing operations. The Company has no obligation to fund future operating losses of ResponzeTV, PLC.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SUBSEQUENT EVENTS:

OmniComm Studios Transaction:

On July 24, 2008, OmniComm Studios, LLC, a Florida limited liability company (“OmniComm”) and majority owned subsidiary of OmniReliant Holdings, Inc. (the “Company”), entered into an Assignment of Purchase and Sale Agreement (the “Agreement”) with Mr. Frankie “Buddy” Winsett and Mr. Vince Vellarida (collectively the “Assignors”), pursuant to which the Assignors assigned all rights title and interest to that certain purchase agreement dated April 22, 2008, by and between Assignors and Daktronics, Inc. (the “Purchase Agreement”). A form of the Agreement is attached hereto as Exhibit 99.1 and the Purchase Agreement dated April 22, 2008 is attached hereto as Exhibit 99.2. Under the Agreement, OmniComm, for a purchase price of Ten Dollars ($10.00) was assigned all right, title and interest in the Purchase Agreement, including all rights to the Deposit (as defined in the Purchase Agreement which is currently in the amount of $115,000.00). OmniComm shall assume all of Assignor's obligations as the Buyer (as defined in the Purchase Agreement) under the Purchase Agreement, including, without limitation, payment in full of the purchase price which is in the amount of $2,695,000 and all of Buyer's closing expenses thereunder pursuant to the terms of the Purchase Agreement. Pursuant to the Purchase Agreement, Assignors as the Buyer, entered into the Purchase Agreement to purchase a portion of Lot 10 in RUBIN ICOT CENTER located in Pinellas County, Florida, as more particularly described in the Purchase Agreement. Under the Agreement all rights, title and interest to the portion of Lot 10 purchased under the Purchase Agreement are now owned by OmniComm.

OmniReliant Holdings, Inc. has also relocated its corporate headquarters to the new purchased area. The new address for OmniReliant will be 14375 Myerlake Circle, Clearwater, FL 33760.

Responze Developments:

On August 18, 2008, the Company entered into an agreement to extend the maturity date of the 10% Promissory Note due from ResponzeTV PLC, dated May 7, 2008, from August 20, 2008 to September 30, 2008, or such later date as the Company and Holder may agree to in writing.

Amendments to Articles:

On August 25, 2008, the Company filed with the Secretary of the State of Nevada to amend its articles of incorporation for the purposes of increasing its authorized shares to Four Hundred Million (400,000,000) common shares having a par value of $0.00001 per share and One Hundred Million (100,000,000) preferred shares having a par value of $0.00001 per share.

For Your Imagination Transaction:

On September 23, 2008, the Company entered into a securities purchase agreement to acquire 300,000 shares of common stock of For Your Imagination, Inc., a Delaware Corporation, along with warrants to acquire an additional 10% of the company’s issued and outstanding Common Stock on a fully diluted basis (which aggregate amount shall be Warrants covering 300,000 shares of Common Stock) for an aggregate purchase price of $100,000.

OMNIRELIANT HOLDINGS, INC. & SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS REPORT:

Issuance of Stock Options:

On January 15, 2009, the Company awarded 1,845,000 stock options to employees. The options have strike prices of $0.50 and expire in five years. The award vests to the benefit of the employee over a three year period. Total grant date fair value of these options amounted to $344,339 and will be recorded as compensation over the vesting period.

Valcom Investment:

On January 6, 2009, the Company entered into a note purchase agreement (the “Purchase Agreement”) with Valcom, Inc. (“Valcom”), a Delaware corporation, whereby it purchased a 10% secured convertible promissory note (the “Note”) in the principal amount of $100,000 with a conversion price of $0.10 per share, which is secured pursuant to a security agreement (the “Security Agreement”) and a warrant to purchase 1,000,000 shares of Valcom’s Common Stock at an exercise price of $0.20 (the “Warrant” and together with the Agreement, the Note and the Security Agreement, the “Transaction Documents”). Pursuant to the Transaction Documents, Valcom promises to pay to the Company $100,000 in cash on January 6, 2010. The Note bears interest at the rate of 10% per annum until the maturity date.

Abazias Purchase Transaction:

On December 3, 2008, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Abazias, Inc. (“Abazias”), a Delaware corporation and Abazias.com, Inc., (“Abazias”), a Nevada corporation and wholly owned subsidiary of Abazias, pursuant to which the Company has agreed to purchase substantially all of the assets of Abazias Sub for an aggregate purchase price of: (i) a loan in the amount of Five Hundred Thousand Dollars ($500,000) (the “Loan”) and; (ii) the issuance of up to thirteen million (13,000,000) shares of the Company’s Series E Preferred Stock (the “Preferred Stock”) to the Shareholders of Abazias, subject to adjustment. Under the Purchase Agreement, upon closing of the transaction the Company shall issue the Preferred Stock to the shareholders of Abazias, Inc. in exchange for all of the issued and outstanding shares of capital stock of Abazias. The Loan, in the form of a Note, was made on August 12, 2008 (see Investments). The Note bears interest at 10% per annum and matures on December 31, 2009 (the “Maturity Date”). The full principal amount of the Note, along with any interest accrued thereon, is due upon a default under the terms of the Note.

Upon the Closing of this transaction, Abazias, will become a wholly owned subsidiary of the Company. Commensurate with the entering into of the Agreement, Abazias Sub has entered into Employment Agreements with Oscar Rodriguez and Jesus Diaz, with Mr. Rodriguez serving as Chief Executive Officer and President of Abazias Sub and Mr. Diaz serving as Vice President, Chief Financial Officer and Chief Operating Officer of Abazias Sub. The Employment Agreements shall become effective upon the closing of the transaction.

Additionally, the Company and Abazias shall jointly prepare and the Company shall file with the Securities and Exchange Commission (the “SEC”) a Form S-4, which shall include a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Joint Proxy Statement/Prospectus. Both the Company and Abazias are required under the Purchase Agreement to use all commercially reasonable efforts to cause the S-4 to become effective as promptly as practicable, and, prior to the effective date of the S-4, the Company and Abazias shall take all action required under any applicable laws in connection with the issuance of the Shares and the Preferred Stock.

The Company anticipates accounting for the purchase of Abazias as a purchase business combination, applying Statements of Financial Accounting Standards No. 141(R) Business Combinations (“SFAS 141(R)”), SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, the effective date for our application of SFAS 141(R) will be commencing with our fiscal year beginning July 1, 2009. The Company’s application of SFAS 141(R) will provide for the allocation of the total estimated purchase price to the tangible and intangible assets of Abazias acquired at their respective fair values. The excess of the estimated purchase price over the tangible and intangible assets will be reflected in our post-acquisition financial statements as goodwill.

On July 20, 2009, OmniReliant Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”), a sub-trust of the Vicis Capital Series Master Trust, a unit trust organized under the laws of the Cayman Islands, whereby Vicis purchased from the Company a warrant to purchase 97,606,276 shares of the Company’s Common Stock (the “Warrant”) for a purchase price of five million dollars ($5,000,000). The Warrant has an exercise price of $0.25 per share and is exercisable for ten years from the date of issuance. The Warrant is exercisable on a cashless basis at any time after six months from the date of issuance if there is no effective registration statement registering the resale of the shares underlying the Warrant. As further consideration for the sale of the Warrant, Vicis surrendered for cancellation all existing warrants that it currently holds, which were indexed to 97,606,276 shares of common stock in the aggregate. Furthermore, Vicis is the primary holder of the Company’s Series C, Series D and Series F Convertible Preferred Stock (the “Preferred Stock”). Pursuant to the terms of the Purchase Agreement, the Company amended and restated the certificates of designation of the Preferred Stock to remove the beneficial ownership limitations contained therein, thus allowing the holder to convert that amount of Preferred Stock that would cause the holder to beneficially own greater than 4.99% or 9.99% of the issued and outstanding Common Stock of the Company. The Company has not yet determined the accounting for these transactions.

Abazias, Inc.

Condensed Consolidated Financial Statements
for the Three Months Ended March 31, 2009 (Unaudited)
and
Consolidated Financial Statements
for the Year End December 31, 2008

ABAZIAS, INC.
BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash	$20,199	$119,836
Accounts receivable	184,776	200,065
Inventory	361,023	355,353
Due from stockholder	-	35,000
Total current assets	565,998	710,254

Property & equipment, net of accumulated depreciation of $6,087 and $6,087 respectively	1,409	1,409

Total Assets	$567,407	$711,663

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$454,098	$556,003

Total Current Liabilities	454,098	556,003

Long term debt	600,000	500,000

Total Liabilities	$1,054,098	1,056,003

Stockholders’ Equity:

Preferred stock, $.001 par value, 1,000,000 authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 150,000,000 shares authorized, 3,165,522 and 3,165,522 issued and outstanding, respectively	3,166	3,166
Additional paid-in capital	5,838,763	5,838,763
Accumulated deficit	(6,328,620)	(6,186,269)
Total Stockholders’ Equity	(486,691)	(344,340)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$576,407	$711,663

See accompanying notes to unaudited financial statements.

ABAZIAS, INC.
STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2009 and 2008
(Unaudited)

	2009	2008

Sales	$1,261,800	$1,792,702
Cost of sales	1,086,436	1,551,880
Gross profit	175,364	240,822
General and administrative	306,510	397,098
Net operating loss	(131,146)	(156,276)

Interest expense	(11,205)	(1,444)
Net Loss	$(142,351)	$(157,720)

Basic and diluted loss per share	$(0.04)	$(0.05)

Weighted average shares outstanding	3,165,522	3,116,981

See accompanying notes to unaudited financial statements.

ABAZIAS, INC
STATEMENTS OF CASH FLOW
Three Months Ended March 31, 2009 and 2008
(Unaudited)

	2009	2008
Cash Flows from Operating Activities
Net loss	$(142,351)	$(157,720)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued for services	-	5,100
Imputed interest on stockholder loan	-	1,444
Depreciation and amortization	-	4,416
Changes in:
Accounts receivable	15,289	63,211
Inventory	(5,670)	(33,904)
Accounts payable and accrued expenses	(101,905)	35,059

Net Cash Used In Operating Activities	(234,637)	(82,394)
Cash Flows From Financing Activities
Net payment (proceeds) on loans from stockholders	35,000	(146,000)
Common stock issued for cash	-	50,000
Proceed from issuance of convertible debt	100,000	-
Net Cash Provided by (Used in) Financing Activities	135,000	(96,000)

Net change in cash	(99,637)	(178,394)
Cash at beginning of period	119,836	337,773

Cash at end of period	$20,199	$159,379

Supplementary Disclosures:
Income tax paid	$-	$-
Interest paid	-	-

Non-cash operating and financing activities:
Common stock issued as payment on stock payable	-	50,000

See accompanying notes to unaudited financial statements.

ABAZIAS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

The accompanying unaudited interim financial statements of Abazias, Inc., a Delaware corporation (“Abazias”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Abazias’ latest Annual Report filed with the SEC on Form 10-K.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year, 2008, as reported in Form 10-K, have been omitted.

Note 2 – CONVERTIBLE NOTE PAYABLE

On July 30, 2008, Abazias entered into a letter of intent with Omni Reliant Holdings, Inc.(“Omni”) to purchase approximately 100% of the outstanding common stock of a newly formed subsidiary of Abazias. As part of the letter of intent, the two parties entered in to a $500,000 convertible note payable. The convertible note bears interest at 10% per annum with interest to be paid quarterly, and the principal and all unpaid interest will be due on or before December 31, 2009. The note is convertible into common stock of Abazias at the closing bid price at the time of conversion with at floor of $.50 per share or convertible into 25% of Abazias’ shares outstanding at the close of the purchase transaction. If the purchase agreement is not executed the note payable will due on demand.

On February 18, 2009, Abazias entered into a $100,000 secured convertible note payable with Omni. The convertible note bears interest at 10% per annum with interest to be paid quarterly, and the principal and all unpaid interest will be due on or before February 17, 2010. The note is convertible into common stock of Abazias at a price which shall equal the greater of (i) $.50 or (ii) the closing bid price of Abazias’ shares of common stock on the date of conversion.

As of March 31, 2009 accrued interest relating to the notes was $23,982.

Abazias has evaluated the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock,” to its Embedded conversion feature within its convertible note payable and has determined that the conversion feature did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Abazias, Inc.
Gainesville, Florida

We have audited the accompanying balance sheets of Abazias, Inc., as of December 31, 2008 and 2007 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of Abazias, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Abazias, Inc., as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 30, 2009

ABAZIAS, INC.
BALANCE SHEETS
December 31, 2008

	2008	2007
ASSETS
Current assets
Cash	$119,836	$337,773
Accounts receivable	200,065	400,281
Inventory	355,353	245,570
Due from stockholder	35,000	-
Total Current Assets	710,254	983,624
Property & equipment, net of accumulated depreciation of $6,087 and $5,287, respectively	1,409	2,209
Website, net of accumulated amortization of $35,331 and $22,167, respectively	-	13,164
Total Assets	$711,663	$998,997
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$556,003	$739,266
Stock payable	-	50,000
Loans from stockholders	-	208,031
Total Current Liabilities	556,003	997,297
Long term debt	500,000	-
Total Liabilities	1,056,003	997,297
Commitments and Contingencies	-	-

Stockholders’ Equity (Deficit)
Preferred stock, $.001 par value, 1,000,000 authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 150,000,000 shares authorized, 3,165,522 and 3,102,998 issued and outstanding	3,166	3,103
Additional paid-in capital	5,838,763	5,729,931
Accumulated deficit	(6,186,269)	(5,731,334)
Total Stockholders’ Equity (Deficit)	(344,340)	1,700
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$711,663	$998,997

See accompanying summary of accounting policies and notes to financial statements.

ABAZIAS, INC.
STATEMENTS OF OPERATIONS
Years ended December 31, 2008 and 2007

	2008	2007
Sales	$6,428,521	$7,294,858
Cost of sales	5,493,036	6,437,247
Gross profit	935,485	857,611

General and administrative	1,373,848	2,679,236
Net operating loss	(438,363)	(1,821,625)

Interest expense	(16,572)	(5,337)
Net loss	$(454,935)	$(1,826,962)

Basic and diluted net
loss per share	$(0.14)	$(0.63)

Weighted average
shares outstanding	3,153,453	2,879,115

See accompanying summary of accounting policies and notes to financial statements.

ABAZIAS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended December 31, 2008 and 2007

			Additional
	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Deficit	Totals
Balances,
December 31, 2006	2,149,607	$2,150	$3,939,978	$(3,904,372)	$37,756

Shares issued for
Services	73,750	73	158,152	-	158,225

Shares issued for
Cash	379,641	380	599,620	-	600,000

Warrant/Options issued for services	-	-	1,002,344	-	1,002,344

Exercise of options	500,000	500	24,500	-	25,000
Imputed interest	-	-	5,337	-	5,337

Net loss				(1,826,962)	(1,826,962)
Balances,
December 31, 2007	3,102,988	3,103	5,729,931	(5,731,334)	1,700

Shares issued for
services	3,000	3	5,097	-	5,100

Shares issued for cash
and stock payable	59,524	60	99,940	-	100,000

Imputed Interest	-	-	3,795	-	3,795
Net loss				(454,935)	(454,935)
Balances, December 31, 2008	3,165,522	$3,166	$5,838,763	$(6,186,269)	$(344,340)

See accompanying summary of accounting policies and notes to financial statements.

ABAZIAS, INC
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2008 and 2007

	2008	2007
Cash Flows From Operating Activities
Net loss	$(454,935)	$(1,826,962)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued for services	5,100	158,225
Warrants/Options issued for services	-	1,002,344
Imputed interest on stockholder loan	3,795	5,337
Depreciation and amortization	13,964	18,386
Changes in:
Accounts receivable	200,216	143,137
Due from stockholder	(35,000)
Inventory	(109,783)	14,363
Accounts payable	(183,263)	(92,062)
Stock payable	-	50,000
Deferred revenues	-	(48,375)
Net Cash Used In Operating Activities	(559,606)	(575,607)
Cash Flows From Investing Activities
Cash paid for purchase of fixed assets	-	(770)
Net Cash Used In Investing Activities	-	(770)

Cash Flows from Financing Activities
Proceeds from exercise of options	-	25,000
Proceeds from sale of common stock	50,000	300,000
Proceeds from stockholder loans	-	296,000
Payment on stockholders loans	(208,031)	(164,204)
Proceeds from issuance of convertible debt	500,000	-
Net Cash Provided by Financing Activities	341,969	456,796
Net change in cash	(217,937)	(119,581)
Cash at beginning of year	337,773	457,354
Cash at end of year	$119,836	$337,773
Supplemental disclosure
Income taxes paid	$-	$-
Interest paid	-	-
Non –cash operating and financing activities:
Common stock issued as payment on stock payable	50,000	300,000

See accompanying summary of accounting policies and notes to financial statements.

ABAZIAS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Abazias, Inc. (“Abazias”) was incorporated in Nevada on August 7, 2001. Abazias, based in Gainesville, Florida, is an international diamond retailer selling over the internet.

On October 3, 2003 Abazias entered into a reverse acquisition agreement with Hunno Technologies, Inc.(“Hunno”), whereby Hunno acquired all of the issued and outstanding shares of Abazias’ common stock totaling 1,000,000 shares by issuing to Abazias’ shareholders, pro-rata, 50,000,000 shares of Hunno’s common stock. At that time, Hunno had 11,867,109 shares outstanding.

Cash Equivalents. Highly liquid investments with original maturities of three months or less are considered cash equivalents. There were no cash equivalents as of December 31, 2008 and 2007.

Accounts Receivable. Abazias analyzes current accounts receivable for an allowance for doubtful accounts based on historical bad debt, customer credit-worthiness, the current business environment and historical experience with the customer. The allowance includes specific reserves for accounts where collection is deemed to be no longer probable.

Inventory. Jewelry and other inventory are valued at lower-of-cost-or-market (specific identification).

Long-lived Assets. Property and equipment are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.

Revenue recognition.
a) Return Policy- For most of our products, we offer an unconditional 10-day return policy, under which customers desiring to return a product receive a return authorization by calling our customer service center. We have, based on historical return figures, been able to determine that returns have never had any material impact on our financial statements, and historically been less then than 5% of total sales, based on analyzing historical return rates. We therefore expect no more than 5% of sales to be returned which can only occur within 10 days after the sale is made. Returned products are treated as merchandise credits and are subject to the same inventory accountability. Revenue is recognized when the diamonds are shipped, and returns immediately debited against current sales upon any return.

b) Since our inventory is purchased at the time of sale, we have reviewed EITF 99-19, to clarify if we might be deemed a diamond agent and have to report sales on a net basis. We clearly do not fit under the appropriate definition as an agent for several reasons. We purchase all of our diamonds under our credit facilities with our various wholesalers. This varies between many dealers and in same cases, requires us to wire funds before a diamond is shipped, to many dealers offering us credit terms of net 30 for payment. The customer that purchases a diamond or other product, does so with us solely, and is never even aware of our wholesaler relationships.  Even in the event that our customers were to become aware of our wholesaler relationships, we believe that our customers could not purchase directly from our wholesalers as our wholesalers do not normally work directly with the public. Consequently, regardless of whether we are paid or not for the diamond or other products we sell, we are obligated to pay our wholesaler for said product once shipped. We have purchased the diamond or product, and the responsibility of said product solely rests with us, including accepting a return from a customer, even when we in turn might not be able to return the same diamond to our wholesaler. Regardless of whether or not the company is deemed an agent, which we clearly are not, we would still fulfill all the indicators under EITF 99-19 for gross revenue reporting. We are the primary obligator in the arrangement, we maintain inventory risk in the event the product is returned, price establishment rests solely with us, we can and do modify the product frequently by mounting diamonds, as well as finishing them and other products, we can and do choose among many suppliers, all products sold are determined by us, we have physical loss risk, and additionally shoulder credit risk. Based on these reasons, we clearly are not an agent, and should report revenues on a gross basis.

Trade up policy.   We have a lifetime trade up policy which provides a guaranteed trade up of 80% of the price of the original diamond purchase. This provides our customers with the ability and incentive to become and remain our customers for many years to come. This affords our customers an option that many of our competitors will not extend to them. If the buyer exercised his/her trade-in right (functionally an option written by us), we would exchange a new diamond in for the original. Under normal circumstances, any trade up policy exercised would be even more profitable than a sale not including an exercised policy. This is because, on average we would make our normal markup, in addition to getting a discount that is greater than our cost on the diamond traded. It is conceivably possible, in a catastrophic event to the diamond markets which caused the value of diamonds to drop, customers would want to take advantage of this policy. Our policy is limited to the value of the diamond traded in, being close to the value when purchased. As such, we are protected from the functional price guarantee as mentioned in EITF 00-24 and FIN 45. Specifically our policy is only valid when, the diamond is at least 80% of the wholesale per carat price at time of purchase, based on published wholesale prices in the Rappaport industry publication, which is the de-facto standard for diamond pricing. To date, no customers have exercised this policy with us. After reviewing EITF 00-24 and FIN 45, we would not have any potential financial exposure to account for as a result of this policy, since our trade in value requirements based on current market conditions at the time of trade in, require the diamond to be worth 80% of the wholesale carat price, and if it does not, no trade up policy is valid.

Share-Based Compensation.  Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123R, “Share−Based Payment” which establishes accounting for equity instruments exchanged for employee service. We utilize the Black−Scholes option pricing model to estimate the fair value of employee stock based compensation at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life. Further, as required under SFAS 123R, we now estimate forfeitures for options granted, which are not expected to vest. Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our share−based compensation. These assumptions are subjective and generally require significant analysis and judgment to develop. When estimating fair value, some of the assumptions will be based on, or determined from, external data and other assumptions may be derived from our historical experience with stock−based payment arrangements. The appropriate weight to place on historical experience is a matter of judgment, based on relevant facts and circumstances.

Advertising Costs are expensed as incurred. Advertising costs were $428,681 and $612,214 for the years ended December 2008 and 2007, respectively.

Income Taxes. Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.”   FIN 48 provides guidance on recognition, classification and disclosure concerning uncertain tax liabilities. The evaluation of a tax position requires recognition of a tax benefit if it is more likely than not it will be sustained upon examination. Abazias adopted FIN 48 effective January 1, 2007. The adoption did not have a material impact on the financial statements.

Basic and Diluted Loss Per Share. Basic and diluted loss per share equals net loss divided by weighted average shares outstanding during the period. Diluted loss per share includes the impact of common stock equivalents using the treasury stock method when the effect is dilutive.

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements. Abazias does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position, or cash flow.

Website. In accordance with SOP 98−1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," we capitalize costs incurred during the application development stage related to the development of internal−use software and amortize these costs over the estimated useful life of two years. Costs incurred related to the maintenance of internal−use software are expensed as incurred. Amortization expense was $13,164 and $17,666 for the years ended December 31, 2008 and 2007, respectively.

NOTE 2 - RELATED PARTY TRANSACTIONS

During the year ended December 31,2008, Abazias advanced the majority shareholder $35,000.  The advance was paid in January 2009.

The majority stockholder has advanced money to Abazias on an as-needed basis during the years ended December 31, 2008 and 2007 and will continue to advance money to support Abazias’ working capital and cash flow needs for the year ended December 31, 2009.   The advances are due on demand, bear no interest and have no collateral. Imputed interest expense of $3,795 and $5,337 using an interest rate of 8% was recorded as a contribution to capital for 2008 and 2007, respectively. The loan balance as of December 31, 2008 and 2007 was $0 and $208,031, respectively.

The majority stockholder provides the Abazias with 1,200 square feet of office space which the Abazias rents on a month to month basis.  The monthly rent is approximately $2,200.

NOTE 3 – CONVERTIBLE NOTE PAYABLE

On July 30, 2008, Abazias entered into a letter of intent with Omni Reliant Holdings, Inc.(“Omni”) to purchase approximately 100% of the outstanding common stock of a newly formed subsidiary of Abazias. As part of the letter of intent, the two parties entered into a $500,000 convertible note payable. The convertible note bears interest at 10% per annum with interest to be paid quarterly, and the principal and all unpaid interest will be due on or before December 31, 2009. The note is convertible into common stock of Abazias at the closing bid price at the time of conversion with at floor of $.50 per share or convertible into 25% of Abazias’ shares outstanding at the close of the purchase transaction. If the purchase agreement is not executed the note payable will due on demand.  As of December 31, 2008 accrued interest relating to the note was $12,777.

Abazias has evaluated the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock,” to its embedded conversion feature within its convertible note payable and has determined that the conversion feature did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability.

NOTE 4 - INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2007 are as follows:

Deferred tax assets:
	2008	2007
Net operating loss carry forward	$545,223	$389,109
Less: valuation allowance	(545,223)	(389,109)
Net current deferred tax asset	$-	$-

Abazias has net operating loss carry forwards of $1,557,751 and $1,111,741 as of December 31, 2008 and 2007 which will begin to expire in 2023.

NOTE 5 - EQUITY

Common Stock

On February 2, 2007, 1,250 shares of common stock were issued to an employee for services with a fair value of $2,725.

On February 2, 2007, 50,000 shares of common stock were issued to a consultant for services with a fair value of $109,000.

On February 7, 2007, Abazias issued 200,000 shares of common stock for $300,000 which related to a stock payable as of December 31, 2006.

On February 19, 2007, 125,000 warrants were issued to purchase shares of common stock to a consultant. The warrants have an exercise price of $.05 and expire in two years. The fair value of the warrants is $250,586. All of these warrants were exercised on February 19, 2007 for $6,250.

On February 22, 2007, pursuant to an employment agreement, the CFO was granted options to purchase 125,000 shares of common stock. The options have an exercise price of $.05 per share and expire in two years. The fair value of the options is $250,586.  All of these options were exercised on February 22, 2007 for $6,250.

On February 22, 2007, pursuant to an employment agreement, the CEO was granted options to purchase 250,000 shares of common stock. The options have an exercise price of $.05 per share and expire in two years. The fair value of the options is $501,172. All options were exercised on February 22, 2007 for $12,500.

On February 23, 2007, 15,000 shares of common stock were issued to a consultant for services with a fair value of $30,000.

On July 13, 2007, 89,821 shares of common stock were issued for $150,000.

On October 16, 2007, 7,500 shares of common stock were issued to our attorney for services with a fair value of $16,500.

On October 31, 2007, Abazias issued 29,940 shares of common stock with 10,417 warrants for $50,000.  The warrants have an exercise price of $2.25 and expire in three years.  The proceeds were allocated to the common stock and warrants based on their relative fair values.  The relative fair value of the common stock is $31,264 and the relative fair value of the warrants is $18,736.

On October 31, 2007, Abazias issued 29,940 shares of common stock with 14,881 warrants for $50,000.  The warrants have an exercise price of $2.25 and expire in three years.  The proceeds were allocated to the common stock and warrants based on their relative fair values.  The relative fair value of the common stock is $23,062 and the relative fair value of the warrants is $26,938.

On November 1, 2007, Abazias issued 8,982 shares of common stock with 4,464 warrants for $15,000.  The warrants have an exercise price of $2.25 and expire in three years.  The proceeds were allocated to the common stock and warrants based on their relative fair values.  The relative fair value of the common stock is $8,722 and the relative fair value of the warrants is $6,278.

On November 5, 2007, Abazias issued 20,958 shares of common stock with 14,881 warrants for $35,000.  The warrants have an exercise price of $2.25 and expire in three years.  The proceeds were allocated to the common stock and warrants based on their relative fair values.  The relative fair value of the common stock is $17,257 and the relative fair value of the warrants is $17,743.

On January 24, 2008, 3,000 common shares were issued to a consultant for services with a fair value of $5,100.

On March 13th, 2008, Abazias issued 29,762 common shares for a $50,000 stock payable.

On March 13th, 2008, Abazias issued 29,762 common shares for $50,000 cash.

Warrants

In accordance with SFAS 123R, the value of the stock options and warrants were determined using a Black−Scholes model. The assumptions made in the valuation of options and warrants included volatility of 208%, a risk−free interest rate of 4.87%, stock price on the date of grant of $2.03 and an expected life of 2 years.

Summary information regarding warrants is as follows:

		Weighted
		Average
		Exercise
	Warrants	Price
Balance at December 31, 2006:	92,857	$5.73
Granted	44,643	2.25
Exercised	-	-
Expired	(17,857)	6.00
Balance at December 31, 2007:	119,643	5.73
Granted	-	-
Exercised	-	-
Expired	(75,000)	5.00
Balance at December 31, 2008:	44,643	$2.25

Warrants outstanding and exercisable as of December 31, 2008:

Exercise		Warrants	Warrants
Price Life	Remaining	Outstanding	Exercisable

$2.25	1.83 years	44,643	44,643
		44,643	44,643

NOTE 6 - SUBSEQUENT EVENTS

On February 18, 2009, Abazias entered into a $100,000 secured convertible note payable with OmniReliant Holdings, Inc. The convertible note bears interest at 10% per annum with principal and all unpaid interest due on February 17, 2010.  The note is convertible into common stock of Abazias at a price which shall equal the greater of (i) $0.50 or (ii) the closing bid price of the Abazias’ shares of common stock on the date of the conversion.

Abazias has entered into an agreement with OmniReliant Holdings, Inc. to merge into OmniReliant Holdings, Inc.  The shareholders of Abazias will receive 13,000,000 newly issued shares of Series E Preferred Stock upon the merger.  A registration statement on Form S-4 for the OmniReliant Holding, Inc. shares to be issued to Abazias has been filed.   Completion of the transaction will occur upon final approval of the shareholders of Abazias and the effectiveness of the Form S-4.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

OMNIRELIANT HOLDINGS, INC.,

OMNIRELIANT ACQUISITION SUB, INC.,

ABAZIAS.COM, INC.,

ABAZIAS, INC., a Delaware corporation

AND

ABAZIAS, INC., a Nevada corporation

Dated April 29, 2009

TABLE OF CONTENTS

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4.22	Compliance with the Law	16
4.23	Litigation, Pending Labor Disputes	17
4.24	Absence of Certain Changes or Events	17
4.25	Product Warranties and Product Liabilities	18
4.26	Assets	19
4.27	Absence of Certain Commercial Practices	19
4.28	Licenses, Permits, Consents and Approvals	19
4.29	Environmental Matters	19
4.30	Broker	20
4.31	Related Party Transactions	20
4.32	Patriot Act	20
4.33	Disclosure	20

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT
5.1	Organization and Good Standing	21
5.2	Authority	21
5.3	Conflicts; Consents of Third Parties	21
5.4	SEC Documents; Financial Statements	21
5.5	Statements; Joint Proxy Statement/Prospectus	22
5.6	Litigation	23
5.7	Reserved	23
5.8	Broker	23
5.9	Patriot Act	23
5.10	Due Authorization of Parent Preferred Stock	23

ARTICLE VI COVENANTS
6.1	Covenants	24
6.2	Access to Information	25
6.3	Conduct of the Business Pending the Closing	25
6.4	Consents	28
6.5	Other Actions	28
6.6	No Solicitation; Alternate Transaction	28
6.7	Publicity	29
6.8	Use of Name	29
6.9	Employment Agreements	29
6.10	Non-Competition	29
6.11	Additional Funding	30

ARTICLE VII CONDITIONS TO CLOSING
7.1	Conditions Precedent to Obligations of Parent	30
7.2	ConditionsPrecedent to Obligations of the Target	31

ARTICLE VIII DOCUMENTS TO BE DELIVERED
8.1	Documents to be Delivered by the Target	32
8.2	Documents to be Delivered by the Parent	32

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ARTICLE IX INDEMNIFICATION
9.1	Indemnification	33
9.2	Limitations on Indemnification for Breaches of Representations and Warranties	34
9.3	Indemnification Procedures	35

ARTICLE X MISCELLANEOUS
10.1	Payment of Sales, Use or Similar Taxes	36
10.2	Survival of Representations and Warranties	36
10.3	Expenses	36
10.4	Further Assurances	36
10.5	Submission to Jurisdiction; Consent to Service of Process	36
10.6	Entire Agreement; Amendments and Waivers	37
10.7	Governing Law	37
10.8	Table of Contents and Headings	37
10.9	Notices	37
10.10	Severability	38
10.11	Binding Effect; Assignment	38

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AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter referred to as the “Agreement”) is dated as of April 29, 2009  by and among OMNIRELIANT HOLDINGS, INC., a corporation existing under the laws of Nevada (the “Parent”) OMNIRELIANT ACQUISITION SUB, INC., a corporation existing under the laws of Nevada and a wholly owned subsidiary of Parent (“Merger Sub”),   ABAZIAS, INC. a corporation existing under the laws of Delaware (“Abazias-DE”),  ABAZIAS, INC., a Nevada corporation and a wholly owned subsidiary of Abazias-DE (Abazias-NV), ABAZIAS.COM, INC., a corporation existing under the laws of Nevada and a wholly owned subsidiary of Abazias-NV (“Abazias.com”, together with Abazias-DE, and Abazias-NV shall be collectively referred to herein as the “Target”).

WITNESSETH :

WHEREAS, pursuant to the Stock Purchase Agreement by and among Parent, Abazias-NV and Abazias.com, dated December 3, 2008 (the “Stock Purchase Agreement”) and the Amended Stock Purchase Agreement by and among Parent, Merger Sub, Abazias-DE, Abazias-NV, and Abazias.com, Inc., dated February 5, 2009, (the “Amended Stock Purchase Agreement”)(collectively the Stock Purchase Agreement and the Amended Stock Purchase Agreement shall be referred to herein as the “Purchase Agreements”), Parent, Merger Sub and Abazias-DE unanimously approved and declared advisable the acquisition of the Target by Parent  by means of the merger of Abazias-DE upon the terms and subject to the conditions set forth therein;

WHEREAS, the parties hereto desire to enter into this Agreement to supersede the Purchase Agreements, as more particularly set forth below;

                       WHEREAS, the board of directors of each of Parent, Merger Sub and Abazias-DE has unanimously approved and declared advisable the acquisition of the Target by Parent  by means of the merger of Abazias-DE with and into Merger Sub upon the terms and subject to the conditions set forth herein and have approved and declared advisable this Amendment;

        WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended, and any successor statute (the "Code").

        NOW, THEREFORE, in consideration of the above premises, the mutual covenants and agreements stated herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows, to be effective as of the date hereof:

ARTICLE I
THE MERGER

1.1           The Merger

(a)           Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Abazias-DE and Merger Sub shall consummate a merger (the "Merger") pursuant to which (i) Abazias-DE shall be merged with and into Merger Sub and the separate corporate existence of Abazias-DE shall thereupon cease, (ii) Merger Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Nevada, and (iii) the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation."  The Merger shall have the effects set forth under the Laws of the State of Nevada.

(b)         The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation.

(c)         The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

1.2           Effective Time.  Subject to the provisions of this Agreement, on the Closing Date, the parties shall (i) file the appropriate Certificate of Merger in such form as is required by and executed in accordance with the relevant provisions of the Nevada Revised Statutes (“NRS”) and the Delaware General Corporation Law (“DGCL”) and (ii) make all other filings or recordings required under the NRS and DGCL.  The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Nevada and Delaware, or at such subsequent date or time as and Merger Sub agree and specify in the Certificate of Merger (such time hereinafter referred to as the "Effective Time").

1.3           Directors and Officers of the Surviving Corporation.  The directors of Abazias-DE immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of Abazias-DE immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

1.4           Subsequent Actions.  If at any time after the Effective Time the Surviving Corporation shall determine, in its reasonable discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to, or under any of the rights, properties or assets of either of Abazias-DE or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

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ARTICLE II
CONVERSION OF SECURITIES AND MERGER CONSIDERATION

2.1          Conversion of Abazias-DE Common Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of common stock of Abazias-DE (“Abazias-DE Common Stock”), or of Merger Sub :

(a)         Each outstanding share of Merger Sub common stock shall remain outstanding and shall constitute the only issued and outstanding shares of common stock of the Surviving Corporation.  At all times, both before and after the Merger, One Hundred Percent (100%) of Merger Sub’s common stock will be owned by Parent.

(b)         All shares of Abazias-DE Common Stock (the “Abazias-DE Shares”) that are owned by Abazias-DE as treasury stock shall be cancelled and retired, and no consideration shall be delivered in exchange therefor.

(c)         Each outstanding Abazias-DE Share, (other than Abazias-DE Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall be converted into the right to receive, and shall be exchangeable for the merger consideration identified in Section 2.2 hereafter.   At the Effective Time, all Abazias-DE Shares converted into the right to receive the Merger Consideration pursuant to this Section 2.1(c) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (or, in the case of uncertificated Abazias-DE Shares, evidence of such Abazias-DE Shares in book-entry form) which immediately prior to the Effective Time represented any such Abazias-DE Shares (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.  Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the shares of outstanding Abazias-DE Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, then the Merger Consideration shall be appropriately adjusted to reflect such action.

(d)          Dissenting Shares.

(i)          Abazias-DE Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders who have not voted in favor of or consented to the Merger and who are entitled to demand and have properly demanded their rights to be paid the fair value of such Shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be cancelled and converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such stockholder of shall fail to perfect or shall effectively waive, withdraw or lose such stockholder's rights under Section 262 of the DGCL, such stockholder's Dissenting Shares in respect of which the stockholder would otherwise be entitled to receive fair value under Section 262 of the DGCL shall thereupon be deemed to have been cancelled, at the Effective Time, and the holder thereof shall be entitled to receive the Merger Consideration (payable without any interest thereon) as compensation for such cancellation.

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(ii)           Abazias-DE shall give Parent (A) prompt notice of any notice received by Abazias-DE of intent to demand the fair value of any Shares, withdrawals of such notices and any other instruments or notices served pursuant to Section 262 of the DGCL and (B) the opportunity to direct all negotiations and proceedings with respect to the exercise of appraisal rights under Section 262 of the DGCL.  Abazias-DE shall not, except with the prior written consent of Parent or as otherwise required by an order of a governmental body of competent jurisdiction, (x) make any payment or other commitment with respect to any such exercise of appraisal rights, (y) offer to settle or settle any such rights or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

2.2           Merger Consideration.

 (a)           The Merger Consideration, consisting of the total purchase price payable to the shareholders of Abazias-DE in connection with the acquisition by merger of Abazias-DE, shall be delivered and shall consist exclusively of 13,001,000 newly issued shares of Series E Zero Coupon Convertible Preferred Stock, of Parent (the "Preferred Stock").  The Preferred Stock shall be convertible into shares of common stock of Parent in accordance with the terms of, and the Preferred Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Preferred Stock (the "Certificate Of Designation"), a true and correct copy of which is attached hereto and made a part hereof as Exhibit A.

(b)           The Merger Consideration shall be allocated among Abazias-DE’s stockholders in the proportion of their share ownership of the outstanding shares of Abazias-DE immediately prior to the Closing Date. It is intended that the delivery of the Merger Consideration shall qualify as a tax-free exchange under the Code.

(c)           The Preferred Stock to be delivered at the Closing shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances.

2.3           Exchange of Certificates.

 (a)           Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish to the reasonable satisfaction of Parent that such Taxes have been paid or are not applicable. Until surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

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(b)            The Merger Consideration in accordance with the terms of this Article shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates.  At the close of business on the day on which the Effective Time occurs, the share transfer books of Abazias-DE shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of Abazias-DE Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be cancelled against delivery of and exchanged as provided in this Article.

(c)         No fraction of a share of Preferred Stock will be issued by virtue of the Agreement, but in lieu thereof each holder of shares of Abazias-DE Common Stock who would otherwise be entitled to receive a fraction of a share of Preferred Stock (after aggregating all fractional shares of Preferred Stock that otherwise would be received by such holder) shall receive from Parent one additional share of Preferred Stock.

ARTICLE III
CLOSING AND TERMINATION

3.1           Closing Date.

Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof, the closing of the Merger and the other transactions contemplated by this Agreement shall take place on such date as the Target and the Parent may designate (the “Closing Date”).

3.2           Termination of Agreement.

 This Agreement may be terminated prior to the Closing as follows:

(a)           At the election of Target or the Parent on or after June 30, 2009 if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

(b)           by mutual written consent of the Target and the Parent; or

(c)           by Target or Parent if there shall be in effect a final non-appealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not non-appealable (and pursue such appeal with reasonable diligence).

3.3           Procedure Upon Termination.

In the event of termination and abandonment by Parent or the Target, or both, pursuant to Section 3.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by the Parent or the Target.  If this Agreement is terminated as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

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3.4           Effect of Termination.

With the exception of those items listed in Section 6.6, in the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Parent or Target; provided, further, however, that nothing in this Section 3.4 shall relieve the Parent or Target of any liability for a breach of this Agreement and/or the confidentiality provisions of the Confidentiality Agreement executed by the parties as of the date of this Agreement (the “Confidentiality Agreement”), which confidentiality provisions shall remain in full force and effect.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE TARGET

For purposes of this Agreement, any statement made to the knowledge of Abazias-DE shall mean the knowledge of Target.  Target shall be deemed to have “knowledge” of a particular fact or other matter if Target is actually aware of such fact or other matter, or should, by reason of his or her position as an owner, director or executive officer of Abazias-DE, reasonably be expected to be aware of such fact or other matter.  Additionally, all representations made by Target in the Note Purchase Agreement dated August 12, 2008 and attached hereto as Exhibit C shall have full force and effect shall be incorporated herein.

The Target hereby represents and warrants to the Parent that:

4.1.         Organization and Good Standing of Abazias-DE.  Abazias-DE is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above. Except as otherwise provided herein, Abazias-DE is not required to be qualified to transact business in any other jurisdiction where the failure to so qualify would have a material adverse effect on the business or operations of Abazias-DE (“Material Adverse Affect”).

4.2.         Authority.

(a)           Abazias-DE has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets, except where the failure to have such permits and licenses would not have a Material Adverse Effect.

(b)           The execution of this Agreement and the delivery hereof to the Parent and the sale contemplated herein have been, or will be prior to Closing, duly authorized by Abazias-DE’s Board of Directors and by Abazias-DE’s stockholders having full power and authority to authorize such actions.

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(c)           Subject to any consents required under Section 4.7 below, Abazias-DE has the full legal right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and this Agreement has been duly and validly executed and delivered on behalf of Target and Abazias-DE and constitutes a valid and binding obligation of each Target and Abazias-DE enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor’s rights.

(d)           The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which Abazias-DE or Target is a party or by which it or any of them is bound, any charter, regulation, or bylaw provision of Abazias-DE, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on Abazias-DE or Target in any way, except where such would not have a Material Adverse Effect.

4.3.          Capital Stock.

(a)           Abazias-DE’s authorized capital stock consists of 150,000,000 shares of Common Stock, $0.001 par value per share, of which 3,165,522 shares are issued and outstanding and 1,000,000 shares of Preferred  Stock, $0.001 par value per share, of which no shares are issued and outstanding.  All of the shares are duly authorized, validly issued, fully paid and non-assessable.

(b)           Abazias-NV is the lawful record and beneficial owners of all the Abazias.com Shares, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, except as set forth in Schedule 4.3, and has, or will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

(c)           Abazias-DE is the lawful record and beneficial owner of all of the issued and outstanding capital stock of Abazias-NV, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, except as set forth in Schedule 4.3, and has, or will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

(d)           There are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Abazias-DE, Abazias-NV or Abazias.com are or may become obligated to issue, assign or transfer any shares of capital stock of Abazias-DE, Abazias-NV or Abazias.com, except as set forth in Schedule 4.3.  Those outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements are being provided for disclosure purposes and will not be acquired by Parent and will be cancelled by Abazias-DE.

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4.4.           Basic Corporate Records.  The copies of the Articles of Incorporation of Abazias-DE (certified by the Secretary of State or other authorized official of the jurisdiction of incorporation), and the Bylaws of Abazias-DE, as the case may be (certified as of the date of this Agreement as true, correct and complete by Abazias-DE’s secretary or assistant secretary), all of which have been delivered to the Parent, are true, correct and complete as of the date of this Agreement.

4.5.           Minute Books.  The minute books of Abazias-DE, which shall be exhibited to the Parent between the date hereof and the Closing Date, each contain true, correct and complete minutes and records of all meetings, proceedings and other actions of the shareholders, Boards of Directors and committees of such Boards of Directors of Abazias-DE, if any, except where such would not have a Material Adverse Effect and, on the Closing Date, will, to the best of Target’s knowledge, contain true, correct and complete minutes and records of any meetings, proceedings and other actions of the shareholders and the Board of Directors and committees of such Board of Directors of Abazias-DE.

4.6.           Subsidiaries and Affiliates.  Any and all businesses, entities, enterprises and organizations in which Abazias-DE has any ownership, voting or profit and loss sharing percentage interest (the “Subsidiaries”) as well as any and all businesses, entities, enterprises and organizations which has any ownership, voting or profit and loss sharing percentage interest in Abazias-DE, are identified in Schedule 4.6 hereto, together with the interest therein.  Unless the context requires otherwise or specifically designated to the contrary on Schedule 4.6 hereto, “Abazias-DE” as used in this Agreement shall include all such Subsidiaries and Affiliates.  Except as set forth in Schedule 4.6, Abazias-DE has made no advances to, or investments in, nor owns beneficially or of record, any securities of or other interest in, any business, entity, enterprise or organization, Each entity shown on Schedule 4.6 is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power to own all of its property and to carry on its business as it is now being conducted.  Also set forth on Schedule 4.6 is a list of jurisdictions in which each Subsidiary is qualified as a foreign corporation.  Such jurisdictions are the only jurisdictions in which the ownership or leasing of property by each Subsidiary or the conduct of its business requires it to be so qualified.  All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth on Schedule 4.6, are owned, of record and beneficially, by Abazias-DE, and on the Closing Date will be owned by Abazias-DE , free and clear of all liens, encumbrances, equities, options or claims whatsoever.  No Subsidiary has outstanding any other equity securities or securities options, warrants or rights of any kind that are convertible into equity securities of Abazias-DE, except as set forth on Schedule 4.6.  Notwithstanding the above, those equity securities or securities options, warrants or rights of any kind that are convertible into equity securities listed on Schedule 4.6,  shall not be acquired by Parent in the Merger.  After the Closing of the Merger, all  equity securities or securities options, warrants or rights of any kind that are convertible into equity securities listed on Schedule 4.6 shall be cancelled.

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4.7.           Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to Abazias-DE in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement (the “S-4”) with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 4.8) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

4.8           SEC Documents; Financial Statements.  Except as disclosed in Schedule 4.8:

(a)  Abazias-DE has filed all forms, reports and documents required to be filed with the SEC since its October 3, 2003 merger with Hunno Technologies, Inc. All such required forms, reports and documents (including those that Abazias-DE may file subsequent to the date hereof) are referred to herein as the “Abazias-DE SEC Reports.” As of their respective dates, Abazias-DE SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Abazias-DE SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)          Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Abazias-DE SEC Reports (the “Abazias-DE Financials”), including any Abazias-DE SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Abazias-DE and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.  The balance sheet of Abazias-DE as of December 31, 2008, is hereinafter referred to as the “Abazias-DE Balance Sheet Date.”  Except as disclosed in Abazias-DE Financials, neither Abazias-DE nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Abazias-DE and its Subsidiaries taken as a whole, except liabilities (i) provided for in Abazias-DE Balance Sheet, or (ii) incurred since the date of Abazias-DE Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Abazias-DE Material Adverse Effect.

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  4.9           Statements; Joint Proxy Statement/Prospectus.  None of the information supplied or to be supplied by Abazias-DE for inclusion or incorporation by reference in (i) the S-4 will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the proxy statement/prospectus to be sent to the stockholders of Abazias-DE in connection with the meetings of Abazias-DE’s stockholders and Abazias-DE's stockholders to consider the adoption of this Agreement (collectively the “Abazias-DE Stockholders' Meeting”) (such joint proxy statement/prospectus as amended or supplemented is referred to herein as the “Joint Proxy Statement/Prospectus”) shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to Abazias-DE's stockholders, at the time of Abazias-DE Stockholders' Meeting and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for Abazias-DE Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Closing Date, any event relating to Abazias-DE or any of its affiliates, officers or directors should be discovered by Abazias-DE which should be set forth in an amendment to the S-4 or a supplement to the Joint Proxy Statement/Prospectus, Abazias-DE shall promptly inform Parent.

4.10           Records and Books of Account.  The records and books of account of Abazias-DE reflect all material items of income and expense and all material assets, liabilities and accruals, have been, and to the Closing Date will be, regularly kept and maintained in conformity with GAAP applied on a consistent basis with preceding years.

4.11           Absence of Undisclosed Liabilities.  Except as and to the extent  disclosed in Schedule 4.11, there are no liabilities or obligations of Abazias-DE of any kind whatsoever exceeding $5,000,  individually or in the aggregate, whether accrued, fixed, absolute, contingent, determined or determinable, and including without limitation (i) liabilities to former, retired or active employees of Abazias-DE under any pension, health and welfare benefit plan, vacation plan or other plan of Abazias-DE, (ii) liabilities to a parent company or subsidiary, (iii) contingent liabilities in the nature of an endorsement, guarantee, indemnity or warranty, and there is no condition, situation or circumstance existing or which has existed that could reasonably be expected to result in any liability of Abazias-DE which is of a nature that would be required to be disclosed on its Financial Statements in accordance with GAAP, other than liabilities and contingent liabilities incurred in the ordinary course of business, none of which is materially adverse to Abazias-DE.

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4.12        Taxes.

(a)           For purposes of this Agreement, “Tax” or “Taxes” refers to:  (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and escheatment payments, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b)           (i)           Abazias-DE has timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Tax Returns”) relating to Taxes required to be filed by Abazias-DE with any Tax authority effective through the Closing Date.  All such Returns are true, correct and complete in all respects, except for immaterial amounts where such would not have a Material Adverse Effect.  Abazias-DE has paid all Taxes shown to be due on such Returns.  Except as listed on Schedule 4.12 hereto, Abazias-DE is not currently the beneficiary of any extensions of time within which to file any Returns. Abazias-DE and Abazias-DE have furnished and made available to the Parent complete and accurate copies of all income and other Tax Returns and any amendments thereto filed by Abazias-DE in the last three (3) years.

(ii)           Abazias-DE, as of the Closing Date, will have withheld and accrued or paid to the proper authority all Taxes required to have been withheld and accrued or paid, except for immaterial amounts where such would not have a Material Adverse Effect.

(iii)           Abazias-DE has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding or assessed against Abazias-DE.  Abazias-DE has not executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)           There is no dispute, claim, or proposed adjustment concerning any Tax liability of Abazias-DE either (A) claimed or raised by any Tax authority in writing or (B)  based upon personal contact with any agent of such Tax authority, and there is no claim for assessment, deficiency, or collection of Taxes, or proposed assessment, deficiency or collection from the Internal Revenue Service or any other governmental authority against Abazias-DE which has not been satisfied.  Abazias-DE is not a party to nor has it been notified in writing that it is the subject of any pending, proposed, or threatened action, investigation, proceeding, audit, claim or assessment by or before the Internal Revenue Service or any other governmental authority, nor does Abazias-DE have any reason to believe that any such notice will be received in the future. Except as set forth on Schedule 4.12, neither the Internal Revenue Service nor any state or local taxation authority has ever audited any income tax return of Abazias-DE.  Abazias-DE has not filed any requests for rulings with the Internal Revenue Service.  Except as provided to Abazias-DE’s accountants, no power of attorney has been granted by Abazias-DE or its affiliates with respect to any matter relating to Taxes of Abazias-DE.  There are no Tax liens of any kind upon any property or assets of Abazias-DE, except for inchoate liens for Taxes not yet due and payable.

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(v)           Except for immaterial amounts which would not have a Material Adverse Effect, Abazias-DE has no liability for any unpaid Taxes which has not been paid or accrued for or reserved on the Financial Statements in accordance with GAAP, whether asserted or unasserted, contingent or otherwise.

(vi)           There is no contract, agreement, plan or arrangement to which Abazias-DE is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Abazias-DE that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). There is no contract, agreement, plan or arrangement to which Abazias-DE is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

(vii)           Abazias-DE has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Abazias-DE.

(viii)           Abazias-DE is not a party to, nor has any obligation under, any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

(ix)             None of Abazias-DE’s assets are tax exempt use property within the meaning of Section 168(h) of the Code.

4.13           Accounts Receivable.  The accounts receivable are, and will be, actual bona fide receivables from transactions in the ordinary course of business representing valid and binding obligations of others for the total dollar amount shown thereon, and as of the date of the Agreement are not subject to any recoupments, set-offs, or counterclaims. To the best of Abazias-DE’s knowledge, except as set forth on Schedule 4.13, all such accounts receivable are, and will be, collectible in amounts not less than the amounts (net of reserves) carried on the books of Abazias-DE and will be paid in accordance with their terms.  Except as listed on Schedule 4.13 hereto, all such accounts receivable are and will be actual bona fide receivables from transactions in the ordinary course of business.

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4.14           Inventory.  The inventories of Abazias-DE are listed on Schedule 4.14 attached hereto.  Abazias-DE will maintain the inventory in the normal and ordinary course of business from the date hereof through the Closing Date.

4.15.          Machinery and Equipment.  Except for items disposed of in the ordinary course of business, all machinery, tools, furniture, fixtures, equipment, vehicles, leasehold improvements and all other tangible personal property (hereinafter “Fixed Assets”) of Abazias-DE currently being used in the conduct of its business, together with any machinery or equipment that is leased or operated by Abazias-DE, are in fully serviceable working condition and repair.  Said Fixed Assets shall be maintained in such condition from the date hereof through the Closing Date.  Except as described on Schedule 4.15 hereto, all Fixed Assets owned, used or held by Abazias-DE are situated at its business premises and are currently used in its Business.  Schedule 4.15 describes all Fixed Assets owned by or an interest in which is claimed by any other person (whether a customer, supplier or other person) for which Abazias-DE is responsible (copies of all agreements relating thereto being attached to said Schedule 4.15), and all such property is in Abazias-DE’s actual possession and is in such condition that upon the return of such property in its present condition to its owner, Abazias-DE will not be liable in any amount to such owner.  There are no outstanding requirements or recommendations by any insurance Abazias-DE that has issued a policy covering either (i) such Fixed Assets or (ii) any liabilities of Abazias-DE relating to operation of the Business, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any Fixed Assets or any changes in the operations of the Business, any equipment or machinery used therein, or any procedures relating to such operations, equipment or machinery.  All material Fixed Assets of Abazias-DE are set forth on Schedule 4.15 hereto.

4.16           Real Property Matters.  The real property owned by Abazias-DE is listed on Schedule 4.16.  Other than those items listed on Schedule 4.16 Abazias-DE does not own any real property as of the date hereof and has not owned any real property during the three years preceding the date hereof.

4.17           Leases.  All leases of real and personal property of Abazias-DE are described in Schedule 4.17, are in full force and effect and, to Abazias-DE’s knowledge, constitute legal, valid and binding obligations of the respective parties thereto enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor’s rights, and have not been assigned or encumbered by Abazias-DE or Target.  Abazias-DE has performed in all material respects the obligations required to be performed by it under all such leases to date and it is not in default in any material respect under any of said leases, except as set forth in Schedule 4.17, nor has it made any leasehold improvements required to be removed at the termination of any lease, except signs.  To Target’s knowledge, no other party to any such lease is in material default thereunder.  Except as noted on Schedule 4.17, none of the leases listed thereon require the consent of a third party in connection with the Merger.

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4.18           Patents, Software, Trademarks, Etc.  Abazias-DE owns, or possesses adequate licenses or other rights to use, all patents, software, trademarks, service marks, trade names and copyrights and trade secrets, if any, necessary to conduct its business as now operated by it.  The patents, software, trademarks, service marks, copyrights, trade names and trade secrets, if any, registered in the name of or owned or used by or licensed to Abazias-DE and applications for any thereof (hereinafter the “Intangibles”) are described or referenced in Schedule 4.18.  Abazias-DE hereby specifically acknowledge that all right, title and interest in and to all patents and software listed on Schedule 4.18 as patents owned by Abazias-DE are owned by Abazias-DE or Abazias-DE has a right to use same and that the ownership of such patents and software will be transferred as part of Abazias-DE to Parent as part of the transaction contemplated hereby.  No officer, director, shareholder or employee of Abazias-DE or Abazias-DE or any relative or spouse of any such person owns any patents or patent applications or any inventions, software, secret formulae or processes, trade secrets or other similar rights, nor is any of them a party to any license agreement, used by or useful to Abazias-DE or related to its business except as listed in Schedule 4.18.  All of said Intangibles are valid and in good standing to the best of Abazias-DE’s knowledge, and are free and clear of all liens, security interests, charges, restrictions and encumbrances of any kind whatsoever, and have not been licensed to any third party except as described in Schedule 4.18.  Abazias-DE has not been charged with, nor to Abazias-DE’s knowledge has it infringed or is it threatened to be charged with infringement of, any patent, proprietary rights or trade secrets of others in the conduct of its business, and, to the date hereof, neither Abazias-DE nor Abazias-DE has received any notice of conflict with or violation of the asserted rights in intangibles or trade secrets of others.  Abazias-DE is not now manufacturing any goods under a present permit, franchise or license, except as set forth in said Schedule 4.18.  The consummation of the transactions contemplated hereby will not alter or impair any rights of Abazias-DE in any such Intangibles or in any such permit, franchise or license, except as described in Schedule 4.18.  The Intangibles and Abazias-DE’s tooling, manufacturing and engineering drawings, process sheets, specifications, bills of material and other like information and data are in such form and of such quality and will be maintained in such a manner that Abazias-DE can, following the Closing, design, produce, manufacture, assemble and sell the products and provide the services heretofore provided by it so that such products and services meet applicable specifications and conform with the standards of quality and cost of production standards heretofore met by it.  To Abazias-DE’s knowledge, Abazias-DE has the sole and exclusive right to use its corporate and trade names in the jurisdictions where it transacts business.

4.19           Insurance Policies.  There is set forth in Schedule 4.19 a list and brief description of all insurance policies on the date hereof held by Abazias-DE or on which it pays premiums, including, without limitation, life insurance and title insurance policies, which description includes the premiums payable by it thereunder.  Schedule 4.19 also sets forth, in the case of any life insurance policy held by Abazias-DE, the name of the insured under such policy, the cash surrender value thereof and any loans thereunder.  All such insurance premiums in respect of such coverage have been, and to the Closing Date will be, paid in full, if due and owing.  All claims, if any, made against Abazias-DE which are covered by such policies have been, or are being, settled or defended by the insurance companies that have issued such policies.  Up to the Closing Date, such insurance coverage will be maintained in full force and effect and will not be cancelled, modified or changed without the express written consent of the Parent, except to the extent the maturity dates of any such insurance policies expire prior to the Closing Date or where such cancellation would not have a Material Adverse Effect.  No such policy has been, or to the Closing Date will be, cancelled by the issuer thereof, and, to the knowledge of Abazias-DEs and Abazias-DE, between the date hereof and the Closing Date, there shall be no increase in the premiums with respect to any such insurance policy caused by any action or omission of Abazias-DEs or of Abazias-DE, except where the foregoing would not have a Material Adverse Effect.  Upon the Closing Date, all life insurance policies maintained by Abazias-DE shall be assigned to each respective Abazias-DE.

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4.20           Banking and Personnel Lists.  Abazias-DEs and Abazias-DE will deliver to the Parent prior to the Closing Date the following accurate lists and summary descriptions relating to Abazias-DE:

(i)           The name of each bank in which Abazias-DE has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

(ii)           The names, current annual salary rates and total compensation for the preceding fiscal year of all of the present directors and officers of Abazias-DE, and any other employees whose current base accrual salary or annualized hourly rate equivalent is $20,000 or more, together with a summary of the bonuses, percentage compensation and other like benefits, if any, paid or payable to such persons for the last full fiscal year completed, together with a schedule of changes since that date, if any.

(iii)           A schedule of workers’ compensation payments of Abazias-DE over the past five full fiscal years and the fiscal year to date, a schedule of claims by employees of Abazias-DE against the workers’ compensation fund for any reason over such period, identification of all compensation and medical benefits paid to date on each such claim and the estimated amount of compensation and medical benefits to be paid in the future on each such claim.

(iv)           The name of all pensioned employees of Abazias-DE whose pensions are unfunded and are not paid or payable pursuant to any formalized pension arrangements, their agent and annual unfunded pension rates.

4.21  Lists of Contracts, Etc.  There is included in Schedule 4.21 a list of the following items (whether written or oral) relating to Abazias-DE and/or the Target, which list identifies and fairly summarizes each item (collectively, “Contracts”):

(ii)           All joint venture contracts of Abazias-DE or the Target  or affiliates relating to the business of Abazias-DE;

(iii)           All contracts of Abazias-DE relating to (a) obligations for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) obligations under capital leases, (e) debt of others secured by a lien on any asset of Abazias-DE, and (f) debts of others guaranteed by Abazias-DE;

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(iv)           All agreements of Abazias-DE relating to the supply of raw materials for and the distribution of the products of its business, including without limitation all sales agreements, manufacturer’s representative agreements and distribution agreements of whatever magnitude and nature, and any commitments therefore;

(v)           All contracts that individually provide for aggregate future payments to or from Abazias-DE of $5,000 or more, to the extent not included in (i) through (iii) above;

(vi)           All contracts of Abazias-DE that have a term exceeding one year and that may not be cancelled without any liability, penalty or premium, to the extent not included in (i) through (v) above;

(vii)           A complete list of all outstanding powers of attorney granted by Abazias-DE; and

(viii)          All other contracts of Abazias-DE or the Target material to the business, assets, liabilities, financial condition, results of operations or prospects of the business of Abazias-DE taken as a whole to the extent not included above.

Except as set forth in Schedule 4.21, (i) all contracts, agreements and commitments of Abazias-DE set forth in Schedule 4.21 are valid, binding and in full force and effect, and (ii) neither Abazias-DE nor, to the best of Target’s knowledge, any other party to any such contract, agreement, or commitment has materially breached any provision thereof or is in default thereunder.  True and complete copies of the contracts, leases, licenses and other documents referred to in Schedule 4.21 will be delivered to the Parent, certified by the Secretary or Assistant Secretary of Abazias-DE as true, correct and complete copies, not later than one business day before the Closing Date.

There are no pending disputes with customers or vendors of Abazias-DE regarding quality or return of goods involving amounts in dispute with any one customer or vendor, whether for related or unrelated claims, in excess of $5,000 except as described on Schedule 4.21 hereto, all of which will be resolved to the reasonable satisfaction of Parent prior to the Closing Date.  To the best knowledge of Target and Abazias-DE, there has not been any event, happening, threat or fact that would lead them to believe that any of said customers or vendors will terminate or materially alter their business relationship with Abazias-DE after completion of the transactions contemplated by this Agreement.

4.22           Compliance With the Law.  Abazias-DE is not in violation of any applicable federal, state, local or foreign law, regulation or order or any other, decree or requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal (including, but not limited to, any law, regulation order or requirement relating to securities, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, occupational safety, health and welfare, conditions of occupied premises, product safety and liability, civil rights, or environmental protection, including, but not limited to, those related to waste management, air pollution control, waste water treatment or noise abatement), except where such would not have a Material Adverse Effect.  Except as set forth in Schedule 4.22, Abazias-DE and/or the Target have not been and is not now charged with, or to the best knowledge of the Target or Abazias-DE under investigation with respect to, any violation of any applicable law, regulation, order or requirement relating to any of the foregoing, nor, to the best knowledge of Target or Abazias-DE after due inquiry, are there any circumstances that would or might give rise to any such violation.  Abazias-DE has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority, except where the failure to file such would not have a Material Adverse Effect.

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4.23           Litigation; Pending Labor Disputes.  Except as specifically set forth in Schedule 4.23:

(i)           There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the best knowledge of Target or Abazias-DE, threatened, against the Target or Abazias-DE, relating to its business or Abazias-DE or its properties (including leased property), or the transactions contemplated by this Agreement, nor is there any basis known to Abazias-DE or Target for any such action.

(ii)           There are no judgments, decrees or orders of any court, or any governmental department, commission, board, agency or instrumentality binding upon Target or Abazias-DE relating to its business or Abazias-DE the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any business by Abazias-DE or which limit or control or otherwise would have a Material Adverse Affect on its method or manner of doing business.

(iii)           No work stoppage has occurred and is continuing or, to the knowledge of Target or Abazias-DE, is threatened affecting its business, and to the best of Target’s knowledge, no question involving recognition of a collective bargaining agent exists in respect of any employees of Abazias-DE.

4.24           Absence of Certain Changes or Events.  Abazias-DE has not, since Abazias-DE Balance Sheet Date, and except in the ordinary course of business consistent with past practice:

(i)           Incurred any material obligation or liability (absolute, accrued, contingent or otherwise), except in the ordinary course of its business consistent with past practice or in connection with the performance of this Agreement, and any such obligation or liability incurred in the ordinary course is not materially adverse, except for claims, if any, that are adequately covered by insurance;

(ii)           Discharged or satisfied any lien or encumbrance, or paid or satisfied any obligations or liability (absolute, accrued, contingent or otherwise) other than (a) liabilities shown or reflected on Abazias-DE Balance Sheet, and (b) liabilities incurred since Abazias-DE Balance Sheet Date  in the ordinary course of business that were not materially adverse;

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(iii)          Increased or established any reserve or accrual for taxes or other liability on its books or otherwise provided therefore, except (a) as disclosed on Abazias-DE Balance Sheet, or (b) as may have been required under GAAP due to income earned or expenses accrued since Abazias-DE Balance Sheet Date and as disclosed to the Parent in writing;

(iv)          Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible;

(v)           Sold or transferred any of its assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business and which has not been materially adverse;

(vi)          Disposed of or permitted to lapse any patents or trademarks or any patent or trademark applications material to the operation of its business;

(vii)         Incurred any significant labor trouble or granted any general or uniform increase in salary or wages payable or to become payable by it to any director, officer, employee or agent, or by means of any bonus or pension plan, contract or other commitment increased the compensation of any director, officer, employee or agent;

(viii)        Authorized any capital expenditure for real estate or leasehold improvements, machinery, equipment or molds in excess of $5,000.00 in the aggregate;

(ix)           Except for this Agreement or as otherwise disclosed herein or in any schedule to this Agreement, entered into any material transaction;

(x)            Issued any stocks, bonds, or other corporate securities, or made any declaration or payment of any dividend or any distribution in respect of its capital stock; or

(xi)           Experienced damage, destruction or loss (whether or not covered by insurance) individually or in the aggregate having a Material Adverse Effect on any of its properties, assets or business, or experienced any other material adverse change or changes individually or in the aggregate affecting its financial condition, assets, liabilities or business (a “Material Adverse Change”).

4.25           Product Warranties and Product Liabilities.  The product warranties and return policies of Abazias-DE in effect on the date hereof and the types of products to which they apply are described on Schedule 4.25 hereto.  Schedule 4.25 also sets forth all product liability claims involving amounts in controversy in excess of $5,000 that are currently either pending or, to the best of the Target’s and Abazias-DE’s knowledge, threatened against Abazias-DE.  The Target have no knowledge of any reason why the future cost of performing all such obligations and paying all such product liability claims with respect to goods manufactured, assembled or furnished prior to the Closing Date will not exceed the average annual cost thereof for said past three year period.

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4.26           Assets.   The assets of Abazias-DE are listed on Schedule 4.26 attached hereto.  Except as described in Schedule 4.26, the assets of Abazias-DE are, and together with the additional assets to be acquired or otherwise received by Abazias-DE prior to the Closing, will at the Closing Date be, sufficient in all material respects to carry on the operations of the Business as now conducted by Abazias-DE.  Abazias-DE is the only business organization through which the business is conducted.  Except as set forth in Schedule 4.17 or Schedule 4.26, all assets used by the Target and Abazias-DE to conduct the business of Abazias-DE are, and will on the Closing Date be, owned by Abazias-DE.

4.27           Absence of Certain Commercial Practices.  Neither Abazias-DE nor Target has made any payment (directly or by secret commissions, discounts, compensation or other payments) or given any gifts to another business concern, to an agent or employee of another business concern or of any governmental entity (domestic or foreign) or to a political party or candidate for political office (domestic or foreign), to obtain or retain business for Abazias-DE or to receive favorable or preferential treatment, except for gifts and entertainment given to representatives of customers or potential customers of sufficiently limited value and in a form (other than cash) that would not be construed as a bribe or payoff.

4.28           Licenses, Permits, Consents and Approvals.  Abazias-DE has, and at the Closing Date will have, all licenses, permits or other authorizations of governmental, regulatory or administrative agencies or authorities (collectively, “Licenses”) required to conduct the business, except for any failures of such which would not have a Material Adverse Effect. All material Licenses of Abazias-DE are listed on Schedule 4.28 hereto.  At the Closing, Abazias-DE will have all such Licenses which are material to the conduct of the business and will have renewed all Licenses which would have expired in the interim.  Except as listed in Schedule 4.28, no registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind (collectively, a “Filing”) will be required as a result of the Merger in accordance with this Agreement (a) to avoid the loss of any License or the violation, breach or termination of, or any default under, or the creation of any lien on any asset of Abazias-DE pursuant to the terms of, any law, regulation, order or other requirement or any contract binding upon Abazias-DE or to which any such asset may be subject, or (b) to enable Parent (directly or through any designee) to continue the operation of Abazias-DE and the business substantially as conducted prior to the Closing Date.  All such Filings will be duly filed, given, obtained or taken on or prior to the Closing Date and will be in full force and effect on the Closing Date.

4.29           Environmental Matters. Except as set forth on Schedule 4.29 hereto:

(a)           The operations of Abazias-DE and the Target, to the best knowledge of Target, are in compliance with all applicable laws promulgated by any governmental entity which prohibit, regulate or control any hazardous material or any hazardous material activity (“Environmental Laws”) and all permits issued pursuant to Environmental Laws or otherwise except for where noncompliance or the absence of such permits would not, individually or in the aggregate, have a Material Adverse Effect;

(b)           Abazias-DE has obtained all permits required under all applicable Environmental Laws necessary to operate its business, except for any failures of such which would not have a Material Adverse Effect;

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(c)            Abazias-DE is not the subject of any outstanding written order or Contract with any governmental authority or person respecting Environmental Laws or any violation or potential violations thereof; and

(d)             Abazias-DE has not received any written communication alleging either or both that Abazias-DE may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law.

4.30           Broker.  The Target has not retained any broker in connection with any transaction contemplated by this Agreement.  Parents shall not be obligated to pay any fee or commission associated with the retention or engagement by the Target of any broker in connection with any transaction contemplated by this Agreement.

4.31           Related Party Transactions.  Except as described in Schedule 4.31, all transactions during the past five years between Abazias-DE and any current or former shareholder or any entity in which Abazias-DE or any current or former shareholder had or has a direct or indirect interest have been fair to Abazias-DE as determined by the Board of Directors.  No portion of the sales or other on-going business relationships of Abazias-DE is dependent upon the friendship or the personal relationships (other than those customary within business generally) of Target, except as described in Schedule 4.31.  During the past five years, Abazias-DE has not forgiven or cancelled, without receiving full consideration, any indebtedness owing to it by Target.

4.32           Patriot Act.  Abazias-DE and the Target certify that Abazias-DE and the Target have not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  Abazias-DE and the Target hereby acknowledge that the Parent seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, Abazias-DE and the Target hereby represent, warrant and agree that:  (i) none of the cash or property that the Target have contributed or paid or will contribute and pay to Abazias-DE has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Abazias-DE to the Parent, to the extent that they are within Abazias-DE’s control shall cause the Parent to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.  The Target shall promptly notify the Parent if any of these representations ceases to be true and accurate regarding the Target or Abazias-DE.  The Target agrees to provide the Parent any additional information regarding Abazias-DE that the Parent reasonably requests to ensure compliance with all applicable laws concerning money laundering and similar activities.

4.33           Disclosure.  All statements contained in any schedule, certificate, opinion, instrument, or other document delivered by or on behalf of the Target or Abazias-DE pursuant hereto shall be deemed representations and warranties by each Target and Abazias-DE herein.  No statement, representation or warranty by the Target or Abazias-DE in this Agreement or in any schedule, certificate, opinion, instrument, or other document furnished or to be furnished to the Parent pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the business of Abazias-DE with full and fair disclosure concerning Abazias-DE, its business, and Abazias-DE’s affairs.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT

5.1           Organization and Good Standing.

The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.2           Authority.

 (a)          The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary corporate action on the part of the Parent.

 (b)          The execution of this Agreement and the delivery hereof to the Target and the purchase contemplated herein have been, or will be prior to Closing, duly authorized by the Parent’s Board of Directors having full power and authority to authorize such actions.

5.3           Conflicts; Consents of Third Parties.

(a)           The execution and delivery of this Agreement, the Merger and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Incorporation or Bylaws of the Parent and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Parent is a party or by which it is bound.

(b)           No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other Governmental Authority or instrumentality is required by or with respect to the Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a S-4 with the SEC in accordance with the Securities Act, (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 4.9) with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

5.4           SEC Documents; Financial Statements.  Except as disclosed in Schedule 5.4:

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(a)  The Parent has filed all forms, reports and documents required to be filed with the SEC since the initial filing date of the registration statement for the Parent's initial public offering. All such required forms, reports and documents (including those that the Parent may file subsequent to the date hereof) are referred to herein as the “Parent SEC Reports.” As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Parent's Subsidiaries is subject to the periodic reporting requirements of the Exchange Act.(b)Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the “Parent Financials”), including any Parent SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of the Parent and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.  The balance sheet of the Parent as of December 30, 2008 is hereinafter referred to as the “Parent Balance Sheet Date.”  Except as disclosed in the Parent Financials, neither the Parent nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Parent and its Subsidiaries taken as a whole, except liabilities (i) provided for in the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Parent Material Adverse Effect.

5.5     Statements; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in (i) the S-4 will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to Abazias-DEs stockholders, at the time of Abazias-DE Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for Abazias-DE Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.  If at any time prior to the Closing Date, any event relating to the Parent or any of its affiliates, officers or directors should be discovered by the Parent which should be set forth in an amendment to the S-4 or a supplement to the Joint Proxy Statement/Prospectus, the Parent shall promptly inform Abazias-DE.

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5.6      Litigation.

There are no legal proceedings pending or, to the best knowledge of the Parent, threatened that are reasonably likely to prohibit or restrain the ability of the Parent to enter into this Agreement or consummate the transactions contemplated hereby.

5.7      Reserved.

5.8      Broker.

The Parent has not retained any broker in connection with any transaction contemplated by this Agreement.  Target shall not be obligated to pay any fee or commission associated with the retention or engagement by the Parent of any broker in connection with any transaction contemplated by this Agreement

          5.9        Patriot Act.  The Parent certifies that neither the Parent nor any of its subsidiaries has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  The Parent hereby acknowledges that Abazias-DE and the Target seek to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, the Parent hereby represents, warrants and agrees that:  (i) none of the cash or property that the Parent has contributed or paid or will contribute and pay to the Target has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Parent or any of its subsidiaries to the Target, to the extent that they are within the Parent’s control shall cause the Target or Abazias-DE to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.  The Parent shall promptly notify the Target if any of these representations ceases to be true and accurate regarding the Parent or any of its subsidiaries.  The Parent agrees to provide the Target any additional information regarding the Parent or any of its subsidiaries that the Target reasonably request to ensure compliance with all applicable laws concerning money laundering and similar activities.

         5.10   Due Authorization of Preferred Stock.  The shares of the Preferred Stock, when delivered to the shareholders of Abazias-DE, shall be validly issued and outstanding as fully paid and non-assessable, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind.

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ARTICLE VI
COVENANTS
6.1

(a)  As promptly as practicable after the execution of this Agreement, Abazias-DE and Parent shall jointly prepare and Parent shall file with the SEC the S-4, which shall include a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Joint Proxy Statement/Prospectus.  Each of the parties hereto shall use all commercially reasonable efforts to cause the S-4 to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the S-4, the parties hereto shall take all action required under any applicable laws in connection with the Merger and the issuance of the Preferred Stock. Each of Abazias-DE and Parent shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Joint Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Joint Proxy Statement/Prospectus and the S-4.

(b)  As promptly as practicable after the effective date of the S-4, the Joint Proxy Statement/Prospectus shall be mailed to the stockholders of Abazias-DE. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus to comply as to form and substance with respect to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the OTCBB. As promptly as practicable after the date of this Agreement, the Seller will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the transactions contemplated by this Agreement (the “Other Filings”). Each of the Target and Parent will notify the other promptly upon the receipt of any (i) comments from the SEC or its staff or any other government officials, (ii) notice that the S-4 has become effective, (iii) the issuance of any stop order, or (iv) request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Joint Proxy Statement/Prospectus or any Other Filing or for additional information and, except as may be prohibited by any Governmental Entity, will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Joint Proxy Statement/Prospectus, the Agreement or any Other Filing.  Each of the Target and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1(b) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.”

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(c) Each of Target and the Parent shall promptly inform the others of any event which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the S-4 or any Other Filing and each of Target and the Parent shall amend or supplement the Joint Proxy Statement/Prospectus to the extent required by law to do so. No amendment or supplement to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of Target, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, or of any request by the SEC for an amendment of the Joint Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

(d) Each of Target, Abazias-DE and Parent shall keep the S-4 continuously effective under the Securities Act until all securities covered by the S-4 have been sold, or may be sold without restrictions pursuant to Rule 144, as determined by the counsel to Abazias-DE pursuant to a written opinion letter to such effect, addressed and acceptable to Abazias-DE’s transfer agent and the affected Holders (the “Effectiveness Period”).

(e)  Each of Parent, Merger Sub and Target agree to treat the Preferred Stock as being stock other than "nonqualified preferred stock" as defined in Section 351 of the Code.

(f)  Each of Parent, Merger Sub and Target agree to treat this Agreement as a plan of reorganization under the Code and applicable Treasury Regulations.

6.2          Access to Information.

The Target and Abazias-DE agree that, prior to the Closing Date, the Parent shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of Abazias-DE and its Subsidiaries and such examination of the books, records and financial condition of Abazias-DE and its Subsidiaries as it reasonably requests and to make extracts and copies of such books and records.  Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Target shall cooperate, and shall cause Abazias-DE and its Subsidiaries to cooperate, fully therein.  No investigation by the Parent prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Target contained in this Agreement or any other agreement referenced herein.  In order that the Parent may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of Abazias-DE and its Subsidiaries , the Target shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of Abazias-DE and its Subsidiaries to cooperate fully with such representatives in connection with such review and examination.  It is agreed and understood that all information provided pursuant to this Section 6 is subject to the terms and conditions of the Confidentiality/Standstill Agreement.

6.3          Conduct of the Business Pending the Closing.

(a)           Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Parent, prior to the Closing the Target shall, and shall cause Abazias-DE to:

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(i)           Conduct the respective businesses of Abazias-DE only in the ordinary course consistent with past practice;

(ii)           Use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of Abazias-DE and (B) preserve its present relationship with parties having business dealings with Abazias-DE;

(iii)          Maintain (A) all of the assets and properties of Abazias-DE in their current condition, ordinary wear and tear excepted and except for dispositions in the ordinary course of business and (B) insurance upon all of the properties and assets of Abazias-DE in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(iv)          (A) maintain the books, accounts and records of Abazias-DE in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of Abazias-DE; and

(v)           Comply in all material respects with applicable laws.

(b)    Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Parent, prior to the Closing the Target shall not, and shall cause Abazias-DE not to:

(i)            Declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of Abazias-DE or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, Abazias-DE;

(ii)           Transfer, issue, sell or dispose of any shares of capital stock or other securities of Abazias-DE or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of Abazias-DE;

(iii)           Effect any recapitalization, reclassification, stock split or like change in the capitalization of Abazias-DE;

(iv)          Amend the Articles of Incorporation or Bylaws of Abazias-DE;

(v)           (A) materially increase the annual level of compensation of any employee of Abazias-DE, (B) increase the annual level of compensation payable or to become payable by Abazias-DE to any of its executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, Abazias-DE awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of Abazias-DE or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which Abazias-DE is a party or involving a director, officer or employee of Abazias-DE in his or her capacity as a director, officer or employee of Abazias-DE;

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(vi)          Except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other party, or change the terms of payables or receivables;

(vii)         Subject to any lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of Abazias-DE;

(viii)        Acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of Abazias-DE except, with respect to the items listed on Schedule 6.3(b)(viii) hereto, as previously consented to by the Parent;

(ix)           Cancel or compromise any debt or claim or waive or release any material right of Abazias-DE except in the ordinary course of business consistent with past practice;

(x)            Enter into any commitment for capital expenditures out of the ordinary course;

(xi)           Permit Abazias-DE to enter into any transaction or to make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

(xii)          Permit Abazias-DE to enter into or agree to enter into any merger or consolidation with any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to or otherwise acquire the securities of any other party;

(xiii)         Except for transfers of cash pursuant to normal cash management practices, permit Abazias-DE to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, Target or any affiliate of Abazias-DE; or

(xiv)         Agree to do anything prohibited by this Section 6.3 or anything which would make any of the representations and warranties of the Target in this Agreement or any other agreement referenced herein untrue or incorrect in any material respect as of any time through and including the Closing.

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6.4           Consents.

The Target shall use their best efforts, and the Parent shall cooperate with the Target, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 4.7 hereof; provided, however, that neither the Target nor the Parent shall be obligated to pay any consideration therefore to any third party from whom consent or approval is requested.

6.5           Other Actions.

Each of the Target and the Parent shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement, and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

6.6           No Solicitation; Alternate Transaction.

(i)           The Target will not, and will not cause or permit Abazias-DE or any of Abazias-DE's directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, change of control, business combination, purchase or disposition of any amount of the assets or capital stock or other equity interest in Abazias-DE other than the transactions contemplated by this Agreement (an "Alternate Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Alternate Transaction, (iii) furnish or cause to be furnished, to any party, any information concerning the business, operations, properties or assets of Abazias-DE in connection with an Alternate Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other party to do or seek any of the foregoing.  The Target will inform the Parent in writing immediately following the receipt by Target, Abazias-DE or any Representative of any proposal or inquiry in respect of any Alternate Transaction.

(ii)           If the Target, Abazias-DE or any of Abazias-DE's directors, officers, employees, representatives or agents enters into definitive documentation with respect to, or accepts in principal a proposal with respect to an Alternate Transaction prior to the Closing Date, then Target and Abazias-DE, jointly and severally shall  pay to Parents  an amount in cash equal to the lesser of: (a) the sum of: (i) the documented out-of-pocket third party expenses Parents have incurred in respect of the transactions contemplated by this Agreement or (ii) Fifty Thousand Dollars ($50,000) (collectively, the “Expense Reimbursement’’). The Expense Reimbursement shall he paid Parent on such date as Target and/or Abazias-DE formally enter into definitive documents, or accepts any proposal relating to an Alternate Transaction.

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6.7           Publicity.

None of the Target nor the Parent shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Parent or the Target, disclosure is otherwise required by applicable law, rule or regulation or by the applicable rules of any stock exchange on which the Parent lists securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof.

6.8           Use of Name.

The Target hereby agree that upon the consummation of the transactions contemplated hereby, the Parent and Abazias-DE shall have the sole right to the use of the name "ABAZIAS.COM Incorporated" and the Target shall not, and shall not cause or permit any affiliate to, use such name or any variation or simulation thereof.

6.9           Employment Agreements.

On or prior to the Closing Date, each of Oscar Rodriguez and Jesus Diaz (each “Employee and collectively, the “Employees”) shall enter into an employment agreement with  Abazias.com, substantially in the form of agreement attached hereto as Exhibit D-1 (the “Employment Agreements”).  Effective as of November 1, 2007 Strategic Capital Advisors entered into a consulting agreement for prior services rendered substantially in the form of agreement attached hereto as Exhibit D-2 (the “Consulting Agreement”).

6.10         Non-Competition.

                         For a period of two years after the later of the Closing Date or the termination of each Employee’s Employment Agreement by the Abazias.com, each Employee agrees not to engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or scheduled to be engaged) by Abazias-DE or the Parent in any areas where Abazias-DE or the Parent engage in business; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or scheduled to be engaged) by Abazias-DE or the Parent in any areas where Abazias-DE or the Parent engage in business; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of Abazias-DE or the Parent, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between Abazias-DE or the Parent and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than Abazias-DE, any confidential information of Abazias-DE or the Parent. Nothing in this Section 6.10 shall be deemed, however, to prevent Employees from owning securities of any publicly-owned corporation engaged in any such business, provided that the total amount of securities of each class owned by such individual in such publicly-owned corporation (other than Parent) does not exceed two percent (2%) of the outstanding securities of such class. In addition, no Target shall make any negative statement of any kind concerning Abazias-DE, the Parent or their affiliates, or their directors, officers or agents, except as such may be compelled by legal proceeding or governmental action or authority.

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                               6.11          Additional Funding.

During the six months after the Closing Date, Parent will provide additional non-debt funding to the Abazias.com of Five Hundred Thousand Dollars ($500,000.00) to be used by the Abazias.com for general working capital or such other purposes in furtherance of the business of the Abazias.com as Abazias.com and Parent shall mutually agree.  This money will be advanced in amounts and at times during this six month period at the request of the officers of Abazias.com as determined in their sole and absolute discretion.  If any requested advance is not made by the end of a seven (7) day period, Parent shall distribute 13,001,000, or such greater number of shares if more than 13,001,000 shares of Preferred Stock are issued as consideration at closing, to the extent that the shares of Preferred Stock are convertible into more than 13 million one thousand (13,001,000) Shares, of common stock, pursuant to the adjustment provisions of section 4.3 of the Certificate of Designations, to the same shareholders of the Abazias-DE in the same amounts as the shares of Preferred Stock distributed to such Abazias-DE shareholders at Closing. The holders of a majority of such shares shall be entitled to make one demand to the Parent to register such shares on a registration statement.

ARTICLE VII
CONDITIONS TO CLOSING

7.1  Conditions Precedent to Obligations of Parent.

The obligation of the Parent to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Parent in whole or in part to the extent permitted by applicable law):

(a)    all representations and warranties of the Target contained herein shall be true and correct as of the date hereof;

(b)    all representations and warranties of the Target contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Target contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

(c)    the Target shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by  them on or prior to the Closing Date;

(d)    the Parent shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Parent) executed by each Target certifying as to the fulfillment of the conditions specified in Sections 7.1(a), 7.1(b) and 7.1(c) hereof;

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(e)    the Parent shall have been furnished with duly authorized shareholder and Board of Director resolutions of Target and Abazias-DE authorizing the entry by Target and Abazias-DE into this Agreement;

(f)     Reserved;

(g)    The SEC shall have declared the S-4 effective.  No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

(h)    there shall not have been or occurred any Material Adverse Change;

(i)     the Target shall have obtained all consents and waivers referred to in Section 4.7 hereof, in a form reasonably satisfactory to the Parent, with respect to the transactions contemplated by this Agreement;

(j)     no legal proceedings shall have been instituted or threatened or claim or demand made against the Target or the Parent seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(k)    the Parent shall have received the written resignations of each director of Abazias-DE,

 the Employment Agreements shall have been executed by Parent, Oscar Rodriguez and Jesus Diaz and Consulting Agreement executed by Strategic Capital Advisors.

7.2    Conditions Precedent to Obligations of the Target.

The obligations of the Target to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Target in whole or in part to the extent permitted by applicable law):

(a)    all representations and warranties of the Parent contained herein shall be true and correct as of the date hereof;

(b)    all representations and warranties of the Parent contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Parent contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

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(c)    the Parent shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Parent on or prior to the Closing Date;

(d)    The SEC shall have declared the S-4 effective.  No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

(e)    the Target shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Target) executed by the Chief Executive Officer and Chief Financial Officer of the Parent certifying as to the fulfillment of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c); and

(f)     no legal proceedings shall have been instituted or threatened or claim or demand made against the Target, Abazias-DE, or the Parent seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

ARTICLE VIII
DOCUMENTS TO BE DELIVERED

8.1    Documents to be Delivered by the Target.

At the Closing, the Target shall deliver, or cause to be delivered, to the Parent the following:

(a)    Reserved;

(b)    the certificates referred to in Section 7.1(e) hereof;

(c)    copies of all consents and waivers referred to in Section 7.1(i) hereof;

(d)    written resignations of each of the directors of Abazias-DE;

(e)    certificate of good standing with respect to Abazias-DE issued by the Secretary of State of the State of incorporation, and for each state, if any, in which Abazias-DE is qualified to do business as a foreign corporation;

(f)     such other documents as the Parent shall reasonably request.

8.2    Documents to be Delivered by the Parent.

At the Closing, the Parent shall deliver to the Target the following:

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(a)    the Preferred Stock (provided that the Preferred Stock may be delivered within three (3) business days of the Closing Date; provided, however, if the Preferred Stock is not delivered at Closing, the Parent shall deliver irrevocable instructions to the Parent’s Transfer Agent to deliver the Preferred Stock as required under this Agreement);

(b)    the certificates referred to in Section 7.2(e) hereof;

(c)    Employment Agreements and Consulting Agreement, substantially in the forms of Exhibits D-1 and D-2 hereto, duly executed by Oscar Rodriguez and Jesus Diaz and Strategic Capital Advisors, respectively;

(d)    such other documents as the Target shall reasonably request.

ARTICLE IX
INDEMNIFICATION

9.1    Indemnification.

(a)    Subject to Sections 9.2 and 10.2 hereof, Target hereby agree to indemnify and hold the Parent, Abazias-DE, and their respective directors, officers, employees, affiliates, agents, successors and assigns (collectively, the "Parent Indemnified Parties") harmless from and against:

(i)           any and all liabilities of Abazias-DE of every kind, nature and description, absolute or contingent, existing as against Abazias-DE prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date, except to the extent that the same have been fully provided for in the Schedules attached hereto or were incurred in the ordinary course of business between Abazias-DE Balance Sheet Date and the Closing Date;

(ii)          any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Target set forth in Section 4 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Target pursuant to this Agreement, to be true and correct in all respects as of the date made;

(iii)         any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Target under this Agreement;

(iv)         any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, "Losses").

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(b)    Subject to Sections 9.2 and 10.2 hereof, Parent hereby agrees to indemnify and hold the Target and their respective affiliates, agents, successors and assigns (collectively, the "Target Indemnified Parties") harmless from and against:

(i)           any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Parent set forth in Section 5 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Parent pursuant to this Agreement, to be true and correct as of the date made;

(ii)          any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Parent under this Agreement or arising from the ownership or operation of Abazias-DE from and after the Closing Date, unless such claim is for a pre-Closing matter; and

(iii)         any and all Expenses incident to the foregoing.

9.2    Limitations on Indemnification for Breaches of Representations and Warranties.

An indemnifying party shall not have any liability under Section 9.1(a)(ii) or Section 9.1(b)(i) hereof unless the aggregate amount of Losses and Expenses to the indemnified parties exceeds $10,000 (the “Basket”) (except for Losses and Expenses based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct under Section 4, for which the Basket shall not apply) and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses and Expenses in excess of the Basket.  Notwithstanding anything else contained herein, the maximum liability Target shall be required to pay hereunder, in the aggregate, shall be the aggregate amount of cash and shares of the Parent (valued as of their date of issuance) paid or delivered to the Target (the “Cap”).  In addition, if any Loss or Expense of Parent is covered by insurance, Target shall not be required to indemnify Parent for the amount of such Losses or Expenses to the extent of such insurance proceeds and Target shall only pay Parent the excess of the Losses and Expenses, if any, over such insurance proceeds, subject to the Cap.  Following the Closing, other than in cases of fraud, this Article 9 shall be the sole and exclusive remedy of the parties hereto and their successors and assigns with respect to any and all claims for Losses and Expenses sustained or incurred arising out of this Agreement.

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9.3    Indemnification Procedures.

(a)    In the event that any legal proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any person or entity in respect of which payment may be sought under Section 9.1 hereof (regardless of the Basket referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party.  The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder.  If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so.  If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim.  If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills.  If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim.  The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

(b)    After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

(c)    The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

(d)    With respect to amounts payable by Target hereunder to the Parent hereunder, it is agreed that Target shall first be obligated to pay all amounts in cash, up to the cash value of the Preferred Stock actually received by the Target pursuant to Article II of this Agreement.  Target may then deliver shares of Parent Preferred Stock to the Parent to pay any additional amounts due hereunder.  Any shares of Parent common stock so used to make payments hereunder shall be valued at the closing price of such shares on the day prior to the date of delivery to the Parent, endorsed for transfer.  Any additional amounts which Target shall be required to pay after the delivery of any shares of Parent common stock shall be made in cash.

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ARTICLE X
MISCELLANEOUS

10.1  Payment of Sales, Use or Similar Taxes.

All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Target.

10.2  Survival of Representations and Warranties.

The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than claims for indemnifications with respect to the representation and warranties contained in Sections 4.3, 4.11, 4.28 and 5.8  which shall survive for periods coterminous with any applicable statutes of limitation) shall terminate unless within twenty four (24) months after the Closing Date written notice of such claims is given to the Target or such actions are commenced.

10.3  Expenses.

Target, Parent and Merger Sub shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

10.4  Further Assurances.

The Target and the Parent each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

10.5  Submission to Jurisdiction; Consent to Service of Process.

(a)    The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Florida over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(b)    Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.9.

(c)    If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

10.6  Entire Agreement; Amendments and Waivers.

This Agreement (including the schedules and exhibits hereto )represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

10.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to principles regarding conflict of laws.

10.8  Table of Contents and Headings.

The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

10.9  Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, or via recognized overnight courier service with all charges prepaid or billed to the account of the sender to the parties (and shall also be transmitted by facsimile to the parties receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

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(a)	Parent:

OmniReliant Holdings, Inc.
14375 Myerlake Circle
   Clearwater, FL 33760
Attention Paul Morrison

Copy to:

Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone:  (212) 930-9700
Facsimile: (212) 930-9725

(b)	Target and Abazias-DE:

Abazias, Inc.
5214 SW 91st Terrace Suite A
Gainesville, FL 32608
Attention: Oscar Rodriguez

10.10  Severability.

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

10.11  Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Target or the Parent (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

[Signature Page to Follow

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IN WITNESS WHEREOF, the parties hereto have executed or caused to be duly executed this Agreement and Plan of Merger as of the date first set forth above.

OMNIRELIANT HOLDINGS, INC.

By:	/s/ Paul Morrison
Paul Morrison
Chief Executive Officer

OMNIRELIANT ACQUISITION SUB, INC.

By:	/s/ Paul Morrison
Paul Morrison
Chief Executive Officer

ABAZIAS.COM, INC.

By:	/s/ Paul Morrison
Oscar Rodriguez
Chief Executive Officer

ABAZIAS, INC. a Delaware corporation

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

ABAZIAS, INC. a Nevada corporation

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

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EXHIBITS

Exhibit A	Amended Certificate of Designations of OmniReliant Holdings, Inc.’s Preferred Stock

Exhibit B	Reserved

Exhibit C	Note Purchase Agreement dated August 12, 2008 by and between Abazias, Inc. and OmniReliant Holdings, Inc.

Exhibit D-1	Employment Agreements of Oscar Rodriguez and Jesus Diaz.

Exhibit D-2	Consulting Agreement by and between Strategic Capital Advisors and OmniReliant Inc.

SCHEDULES

Schedule 1.1                       Reserved

Schedule 4.3                       Capital Stock

Schedule 4.6                       Subsidiaries and Affiliates.

Schedule 4.8                       SEC Documents; Financial Statements

Schedule 4.11                     Absence of Undisclosed Liabilities

Schedule 4.12                     Taxes

Schedule 4.13                     Accounts Receivable

Schedule 4.14                     Inventory

Schedule 4.15                     Machinery and Equipment

Schedule 4.16                     Real Property Matters

Schedule 4.17                     Leases

Schedule 4.18                     Patents, Software, Trademarks, Etc.

Schedule 4.19                     Insurance Policies

Schedule 4.21                     Lists of Contracts, Etc.

Schedule 4.22                     Compliance With the Law

Schedule 4.23                     Litigation; Pending Labor Disputes

Schedule 4.25                     Product Warranties and Product Liabilities

Schedule 4.26                     Assets

Schedule 4.28                     Licenses, Permits, Consents and Approvals

Schedule 4.29                     Environmental Matters

Schedule 4.31                     Related Party Transactions

Schedule 6.3(b)(viii)          Conduct of Business

Exhibit A

OMNIRELIANT HOLDINGS, INC.
AMENDED STATEMENT OF DESIGNATION, POWERS,
PREFERENCES AND RIGHTS OF
SERIES E PREFERRED STOCK

Pursuant to NRS 78.1955

The undersigned, Chief Executive Officer of OmniReliant Holdings, Inc., a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on April 29, 2009 (“Effective Date”):

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Articles of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of 100,000,000 shares of Preferred Stock of the Corporation, in such series and with such designations and such powers, preferences, rights, qualifications, limitations and restrictions thereof as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series; and

NOW, THEREFORE, BE IT RESOLVED:

1.           Designation and Authorized Shares.  The Corporation shall be authorized to issue  Thirteen Million and One Thousand (13,001,000) shares of Series E Preferred Stock, par value $.00001 per share (the “Series E Preferred Stock”).

2.           Voting.  Except as otherwise expressly required by law, each holder of Series E Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to one  (1) vote for each share of Series E Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  Except as otherwise required by law, the holders of shares of Series E Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

3.           Liquidation. The holders of Series E Preferred Stock shall not be entitled to  receive any preference upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series E Preferred Stock shall share ratably with the holders of the common stock of the Corporation.

4.           Conversion. The holder of Series E Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

4.1           Right to Convert.  At any time on or after the date of issuance of the Series E Preferred Stock, the holder of any such shares of Series E Preferred Stock may, at such Holder's option, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Series E Preferred Stock held by such person into one (1) share of fully paid and nonassessable shares of Common Stock for each share of Series E Preferred Stock (the "Conversion Rate").

4.2           Mechanics of Voluntary Conversion.  To convert Series E Preferred Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the Holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Annex A (the "Conversion Notice"), to the Company.   Upon receipt by the Company of the Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) business days following the date of receipt by the Company, issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series E Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series E Preferred Stock not converted.

4.3           Adjustment to Conversion Rate. The Conversion Rate will be adjusted on a pro-rata basis on the  Effective Date if the price per share of the common stock of the Corporation is trading below One Dollar and Twenty Cents ($1.20) based upon the VWAP at the close of the market.    For example, assuming 13,000,000 shares of Series E Preferred Stock, if the Common  Stock is trading at $1.15, then the shares of Common Stock issued shall equal Thirteen Million Five Hundred Sixty Five Thousand Two Hundred and Seventeen (13,565,217) instead of Thirteen Mi1lion (13,000,000).  Notwithstanding the above, Such Conversion Rate shall  have a floor of Fifty Cents ($.50).   VWAP shall mean the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time).

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           4.4     Price Protection. For two years following the Effective Date, the Series E Preferred Stock shall have price protection in the event the Company raises money below One Dollar and Twenty Cents ($1.20) per share of Commom Stock (the “Price Protection). If the Company shall raise money at a value of less than $1.20 per share of Common Stock the Conversion Rate shall be adjusted in accordance with Section 4.3 above.  Such Price Protection shall  have a floor of Fifty Cents ($.50) and shall have carve outs for certain exempt issuances (the “Exempt Issuances”) , which shall not trigger the Price Protection set forth herein ..  For the purposes of this Section 4.4, Exempt Issuances means the issuance of (a) shares of Common Stock or options to employees, officers, directors, advisors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose; (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof; (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) securities issuable in accordance with existing obligations of the Company to Company employees, officers, directors, consultants or agents; (f) securities issuable to any employees or former agents of the Company in satisfaction of or in settlement of any disputes or controversies concerning the terms of such person’s employment or separation from the Company and (g) shares of Common Stock issuable in lieu of payments of interest or dividends.

5.           Adjustments for Stock Splits, Common Stock Dividends and Combinations:  If, prior to the Conversion Effective Date, outstanding shares of the Common Stock of the Corporation shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Corporation, the Conversion Rate shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and conversely, if outstanding shares of the Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately reduced.

6.           Reorganizations:  In case of (i) any capital reorganization or any reclassification of the Common Stock (other than as a result of a stock dividend, a subdivision or combination of shares provided for elsewhere in this Section 6), or (ii) the merger, consolidation or reorganization of the Corporation into or with another entity through one or a series of related transactions, or (iii) the sale or conveyance by the Corporation to any other corporation or entity of all or substantially all of its assets (such event becoming applicable hereunder being referred to in this Subsection 6 as the “Event”), the holders of the Series E Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to such Event, upon conversion of the Series E Preferred Stock (or in lieu thereof should such event result in the elimination of the Series E Preferred Stock), the same kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series E Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Series E Preferred Stock was convertible immediately prior to such Event, and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series E Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series E Preferred Stock.  Any adjustments made pursuant to this Section 6 shall become effective at the same time as which such Event becomes effective, and concurrent therewith.

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7.           Successive Adjustments. The adjustments hereinabove referenced shall be made successively if more than one event listed in the above subdivisions of this subsection shall occur.

8.           No Impairment:  The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred Stock against impairment or forfeiture.

9.           Consolidation, Merger, Etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series E Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Conversion Rate times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

10.           No Redemption.   (a)  Shares of Series E Preferred Stock shall not be subject to redemption or purchase by the Corporation or any other Person and (b) the holders of shares of Series E Preferred Stock shall not have the right to require the Corporation or any other Person to redeem or purchase the Series E Preferred Stock.  “Person” shall have the meaning specified in Section 7701 of the Internal Revenue Code of 1986, as amended, and any successor statute.

11.           Dividends. The holders of shares of Series E Preferred Stock shall not be entitled to receive any dividend from the Corporation.

11.           Reserve of Common Shares. The Corporation shall at all times reserve and keep available solely for the purpose of issuance upon conversion of Series E Preferred Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series E Preferred Stock.  All shares of Common Stock which may be issued upon conversion of the shares of Series E Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

12.           Expenses. The issuance of certificates representing shares of Common Stock upon conversion of the Series E Preferred Stock shall be made to each applicable shareholder without charge for any excise tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series E Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any excise tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

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13.           Verification. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant hereto, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, cause independent public accountants of the Corporation to verify such computation and prepare and furnish to each holder of Series E Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (a) such adjustment or readjustment (b) the Conversion Rate at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his or her shares or Series E Preferred Stock.

14.           Limitations on Corporation; Shareholder Consent.  So long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares of Series E Preferred Stock, voting as a class, change the preferences, rights or limitations with respect to the Series E Preferred Stock in any material respect prejudicial to the holders thereof.

15.           Fractional Shares.  Series E Preferred Stock may only be issued in whole shares and not in fractions of a share. If any interest in a fractional share of Series E Preferred Stock would otherwise be deliverable to a person entitled to receive Series E Preferred Stock, the Corporation shall make adjustment for such fractional share interest by rounding up to the next whole share of Series E Preferred Stock.

16.           Record Holders.  The Corporation and its transfer agent, if any, for the Series E Preferred Stock may deem and treat the record holder of any shares of Series E Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation, Powers, Preferences and Rights of Series E Preferred Stock this 29th day of April  2009.

OMNIRELIANT HOLDINGS, INC.

By:	/s/ Paul Morrison
Paul Morrison
Chief Executive Officer

5

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to convert shares of the Series __ Preferred Stock)

The undersigned hereby elects to convert the number of shares of the Series __ Preferred Stock indicated below, into shares of common stock, no par value per share (the “Common Stock”), of OmniReliant Holdings, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

         Date to Effect Conversion

         __________________________
         Number of shares of Preferred Stock owned prior to Conversion

         __________________________
         Number of shares of Preferred Stock to be Converted

         __________________________
         Stated Value of shares of Preferred Stock to be Converted

        __________________________
        Number of shares of Common Stock to be Issued

       __________________________
       Applicable Set Price

       __________________________
       Number of shares of Preferred Stock subsequent to Conversion

       __________________________

[HOLDER]

By:
Name:
Title:

6

Schedules

Schedules to Securities Purchase Agreement

Schedule 4.6

Abazias, Inc., a Nevada Corporation, 100% ownership.
Abazias.com, Inc., a Nevada Corporation, 100% ownership.

1

Schedule 4.8

$500,000 Note to Omni
$100,000 Note to Omni

2

Schedule 4.11

None

3

Schedule 4.12

None

4

Schedule 4.13

None

5

Schedule 4.14

6

Schedule 4.15

Form 4562 — **Depreciation and Amortization Report** — **2007**

[illegible]

Tax Year [illegible] - Projected

Form [illegible] - All Assets

► Keep for your records

[illegible]

Asset Description	Code	Date in Service	Cost (net of land)	Land	Business Use %	Section 179	Special Depreciation Allowance	Depreciable Basis	Life	Method Convention	Prior Depreciation	Current Depreciation	Accumulated Depreciation
DEPRECIATION													
[illegible] Activity													
[illegible]		[illegible]	[illegible]		[illegible]			[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]		[illegible]	[illegible]		[illegible]		[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]
TOTALS			[illegible]	[illegible]		[illegible]	[illegible]	[illegible]			[illegible]	[illegible]	[illegible]
AMORTIZATION													
[illegible] Activity													
[illegible]		[illegible]	[illegible]		[illegible]			[illegible]	[illegible]		[illegible]	[illegible]	[illegible]
TOTALS			[illegible]			[illegible]	[illegible]	[illegible]			[illegible]	[illegible]	[illegible]

Code: [illegible]

[illegible]

Page [illegible]

7

Schedule 4.16

None

8

Schedule 4.17

Real Estate Lease

This Triple Net Lease Agreement (this “Lease”) is dated August 1, 2008, by and between Oscar Rodriguez, (“Landlord”), and Abazias, Inc- (“Tenant”).  The parties agree as follows:

PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant approximately 1550 square feet of commercial space for the sole purpose of operation office space only (the “Premises”) located at 5214 S.W. 91st Terrace Suite A, Gainesville, FL 32608.

TERM.  The Triple Net Lease term will begin on August 01, 2008 and will terminate on July 31, 2010.

LEASE PAYMENTS.  Tenant shall pay to Landlord lease payments of $2,650 in advance on the first day of each month, for a total lease payment of $31,800.00.  Lease payments shall be made to Landlord at 5214 S.W. 91st Terrace Suite A, Gainesville, FL 32608 which may be changed from time to time by the Landlord.

Additional Triple Net Fees are assessed in the following yearly values:
Property Taxes: $6,835
Insurance: $3,729
Association and Maintenance: $3,487

To be paid in monthly installments of $1,170.92, making the some of the monthly payments $3,820.92, for a yearly total payment of $45,851.

POSSESSION. Tenant shall be entitled to the possession on the first day of the term of this Lease, and shall yield possession to the Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing.  At the expiration of the term, Tenant shall remove its goods and effects and peaceably yield up the Premises to Landlord in as good a condition as when delivered to Tenant, ordinary wear and tear excepted.

USE OF PREMISES/ABSENCES. Tenant shall occupy and use the Premises as a commercial unit and for the stated purpose only.  Tenant shall notify Landlord of any anticipated extended absence from the Premises not later than the first day of the extended absence.

OCCUMPANTS. Nobody other than direct employees, agents, or customers of the Spay may occupy the premises unless the prior written consent of the Landlord is obtained.

9

PETS. No pets shall be allowed on the Premises.

PARKING. Tenant shall be entitled to general parking(s) for the parking of motor  vehicle(s).

PROPERTY INSURANCE. Landlord and Tenant shall each be responsible to maintain appropriate insurance for their respective interests in the Premises and property located on the Premises.

KEYS. Tenant will be given 1 key(s) to the Premises and 1 mailbox key(s). If all keys are not returned to Landlord following termination of the Lease, Tenant shall be charged $25.00.

LOCKOUT. If the Tenant becomes locked out of the Premises, Tenant will be charged $50.00 to regain entry.

UTILITIES AND SERVICES. Tenant shall be responsible for all utilities and services incurred in connection with the Premises.

TERMINATION UPON SALE OF PREMISES. Notwithstanding any other provision of this Lease, Landlord may terminate this lease upon 60 days’ written notice to Tenant that the Premises have been sold.

HABITABILITY. Tenant has inspected the Premises and fixtures (or has had the Premises inspected on behalf of the Tenant), and acknowledges that the Premises are in a reasonable and acceptable condition of habitability for their intended use, and the agreed lease payments are fair and reasonable. If the condition changes so that, in the Tenant’s opinion, the habitability and rental value of the Premises are adversely affected, Tenant shall promptly provide reasonable notice to Landlord.

DEFAULTS. Tenant shall be in default of this Lease if Tenant fails to fulfill any lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 5 days (or any other obligation within 10 days) after written notice of such default is provided by Landlord to Tenant, Landlord may elect to cure such default and the cost of such action shall be added to Tenant’s financial obligations under this Lease. All sums of money or charges required to be paid by Tenant under this Lease shall be additional rent, whether or not such sums or charges are designated as “additional rent”. The rights provided by this paragraph are cumulative in nature and are in addition to any other rights afforded by law.

LATE PAYMENTS. For any payment that is not paid within 5 days after its due date, Tenant shall pay a late fee of $50.00 per day beyond the 5 days.

HOLDOVER. If Tenant maintains possession of the Premises for any period after the termination of this Lease (“Holdover Period”), Tenant shall pay to Landlord lease payment(s) during the Holdover Period at a rate equal to 110% of the most recent rate preceding the Holdover Period. Such Holdover shall constitute a month-to-month extension of this Lease.

10

CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

NON-SUFFICIENT FUNDS. Tenant shall be charged $25.00 for each check that is returned to Landlord for lack of sufficient Funds.

REMODELING OR STRUCTURAL IMPROVEMENTS. Tenants shall be allowed to conduct construction or remodeling (at Tenant’s expense) only with the prior written consent of the landlord which shall not be unreasonably withheld. At the end of the lease term, tenant shall not be entitled to remove (or at the request of Landlord shall remove) any such fixtures without written approval, and shall restore the premises to substantially the same condition that existed at the commencement of this lease.

ACCESS BY LANDLORD TO PREMISES.  Subject to Tenant’s consent (which shall not be unreasonably withheld), Landlord shall have the right to enter the Premises to make inspections, provide necessary services, or show the unit to prospective buyers, mortgagees, tenants or workers. As provided by law, in the case of an emergency, Landlord may enter the Premises without the Tenant’s consent. During the last three months of this Lease, or any extension of this Lease, Landlord shall be allowed to display the usual “To Let” signs and show the Premises to prospective tenants.

INDEMNITY REGARDING USE OF PREMISES. To the extent permitted by law, Tenant agrees to indemnity, hold harmless, and defend Landlord from and against any and all losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which Landlord may suffer or incur in connection with Tenant’s possession, use or misuse of the Premises, except Landlord’s act or negligence.

DANGEROUS MATERIALS. Tenant shall not keep or have on the Premises any article or thing of dangerous, flammable, or explosive character that might substantially increase the danger of fire on the Premises, or that might be considered hazardous by a responsible insurance company, unless the prior written consent of Landlord is obtained and proof of adequate insurance protection is provided by Tenant to Landlord.

COMPLIANCE WITH REGULATIONS. Tenant shall promptly with all laws, ordinances, requirements and regulations of the federal, state, county, municipal and other authorities, and the fire insurance underwriters. However, Tenant shall not by this  provision be required to make alterations to the exterior of the building or alterations of a structural nature.

11

MECHANICS LIENS. Neither Tenant nor anyone claiming through the Tenant shall have the right to file mechanics liens or any other kind of lien on the Premises and the filing of this Lease constitutes notice that such liens are invalid. Further, Tenant agrees to (1) give actual advanced notice to any contractors, subcontractors or suppliers of goods, labor, or services that such liens will not be valid, and (2) take whatever additional steps that are necessary in order to keep the premises free of all liens resulting from construction done by or for the Tenant.

ASSIGNABILITY/SUBLETTING. Tenant may not assign or sublease any interest in the Premises, nor assign, mortgage or pledge this Lease, without the prior written consent of Landlord, which shall not be unreasonably withheld.

NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed to the party at the appropriate address set forth below.  Such addresses may be changed from time to time by either party by providing notice as set forth below.  Notices mailed in accordance with these provisions shall be deemed received on the third day after processing.

LANDLORD:

Oscar Rodriguez
5214 SW 91st Terrace Suite A
Gainesville, Fl 32608

TENANT:

Abazias Inc
5214 SW 91st Terrace Suite A
Gainesville, Fl 32608

Such addresses may be changed from time to time by either party by providing notice as set forth below.

GOVERNING LAW.  This Lease shall be construed in accordance with the laws of the State of Florida.

ENTIRE AGREEMENT/AMENDMENT. This Lease contains the entire agreement of the parties and there are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Lease.  This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

12

SEVERABILITY.  If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER.  The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Lease.

BINDING EFFECT.  The provisions of this Lease shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors and assigns.

13

Schedule 4.18

The Company owns the domain name Abazias.com including the proprietary administrative system, as well as, the on-site interface.

14

Schedule 4.19

Insurance yearly premiums:
Farm Bureau: $2292
Zurich: $1437

15

Schedule 4.20

To be delivered prior to closing to the extent not know or already made available to Omni

16

Schedule 4.21

17

Schedule 4.22

None

18

Schedule 4.23

None

Except for Trademark with EON, now settled

19

Schedule 4.24

None

20

Schedule 4.25

Our Return Policy
If you have purchased a diamond at Abazias:
If you are not satisfied with your diamond purchase, you can return it within 10 days for a refund of your purchase price—no questions asked. Here are some important things for you to know in the unlikely event that you need to return a diamond:

•           All returned items must be received in original condition.
•           If the original certificate was sent with the diamond it must accompany the diamond. Otherwise, there will be a $150 fee to replace the document.
•           If your 10 day return window has expired, you will not be entitled to a refund.

If you have purchased an engagement ring or jewelry item at Abazias:
Most of our items are custom made for each order and are not returnable. If an item is custom made, sized, or has had a diamond mounted, the item cannot be returned. If you are not sure about an item, please ask us if the item is in stock so that you can view the item or see additional pictures before submitting your customized order. If your item is returnable, we will refund your purchase price. We are in the business of making you happy and will do whatever it takes for you to be comfortable with your order.

Remember, a diamond specialist will always discuss your order with you prior to final order completion and shipment to ensure your 100% satisfaction.

All returned items must be received in original condition. After our staff has received the merchandise and verifies the content, Abazias will refund your full purchasing price (minus any shipping fees) within two business days.

21

Schedule 4.26
 ABAZIAS, INC.

BALANCE SHEETS
December 31, 2008

	2008	2007
ASSETS
Current assets
Cash	$119,836	$337,773
Accounts receivable	200,065	400,281
Inventory	355,353	245,570
Due from stockholder	35,000	-
Total Current Assets	710,254	983,624
Property & equipment, net of accumulated depreciation
of $6,087 and $5,287, respectively	1,409	2,209
Website, net of accumulated amortization
of $35,331 and $22,167, respectively	-	13,164
Total Assets	$711,663	$998,997

22

Schedule 4.27

None

23

Schedule 4.28

None

24

Schedule 4.29

None

25

Schedule 4.30

None

26

Schedule 4.31

All described in SEC filings

27

Schedule 5.4

None.

APPENDIX B

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Appraisal Rights

          (a)          Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

          (b)          Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

                                     (1)          Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

                                     (2)          Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                                      (3)          In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (c)          Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

          (d)          Appraisal rights shall be perfected as follows:

                              (1)          If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                              (2)          If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

          (e)          Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

          (f)          Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

          (g)          At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

          (h)          After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

          (i)          The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

          (j)          The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

          (k)          From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

          (l)          The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (56 Laws 1967, ch. 50; 56 Laws 1967, ch. 186, § 24; 57 Laws 1969, ch. 148, §§ 27-29; 59 Laws 1973, ch. 106, § 12; 60 Laws 1976, ch. 371, §§ 3-12; 63 Laws 1981, ch. 25, § 14; 63 Laws 1981, ch. 152, §§ 1, 2; 64 Laws 1983, ch. 112, §§ 46-54; 66 Laws 1987, ch. 136, §§ 30-32; 66 Laws 1988, ch. 352, § 9; 67 Laws 1990, ch. 376, §§ 19, 20; 68 Laws 1992, ch. 337, §§ 3, 4; 69 Laws 1993, ch. 61, § 10; 69 Laws 1994, ch. 262, §§ 1-9; 70 Laws 1995, ch. 79, § 16, eff. July 1, 1995; 70 Laws 1995, ch. 186, § 1; 70 Laws 1995, ch. 299, §§ 2, 3, eff. Feb. 1, 1996; 70 Laws 1995, ch. 349, § 22, eff. July 1, 1996; 71 Laws 1997, ch. 120, § 15, eff. July 1, 1997; 71 Laws 1998, ch.339, §§ 49 to 52, eff. July 1, 1998; 73 Laws 2001, ch. 82, § 21, eff. July 1, 2001; 76 Laws 2007, ch. 145, §§ 11-16, eff. July 17, 2007.)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.   Indemnification of Directors and Officers.

OmniReliant 's certificate of incorporation provides generally for indemnification of OmniReliant 's directors, officers, employees and other agents, to the fullest extent permitted by the General Corporation Law of the State of Nevada.  Pursuant to the NRS, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses (including attorneys fees) incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.  With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate.

The indemnification includes, but is not limited to, payment by OmniReliant  of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payments if it is ultimately determined that such person is not entitled to be indemnified under the law.  OmniReliant  also has directors' and officer's liability insurance coverage which insures its directors and officers against specific liabilities.

In addition, OmniReliant 's certificate of incorporation eliminates a director's personal liability for monetary damages to OmniReliant  and its stockholders arising from a breach of a director's fiduciary duty, except for liability: (i) for any breach of the director's duty of loyalty to OmniReliant  or its stockholders; (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) under the NRS (regarding the unlawful payments of dividends, certain stock repurchases or redemptions); or (iv) for any transaction from which the director derived any improper personal benefits.

Item 21.   Exhibits and Financial Statement Schedules.

The exhibits listed below in the "Exhibit Index" are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 22.   Undertakings.

The undersigned registrant hereby undertakes:

(a)       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(g) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clearwater, State of Florida, on this 14th day of August, 2009.

OMNIRELIANT HOLDINGS, INC.

/s/ Paul Morrison
Paul Morrison Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: August 14, 2009	/s/ Paul Morrison
Paul Morrison (Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Dated: August 14, 2009	/s/ Richard Diamond
Richard Diamond, Director

Dated: August 14, 2009	/s/ Christopher Phillips
Christopher Phillips, Director

EXHIBIT INDEX

(1)	2.1	Stock Purchase Agreement dated as of December 3, 2008.
(2)	2.2	Amended Stock Purchase Agreement dated as of February 5, 2009.
(6)	2.3	Agreement and Plan of Merger dated as of April 29, 2009.
(3)	3.1	Certificate of Incorporation of Willowtree Advisors
(3)	3.2	Bylaws of Willowtree Advisors
	3.4	Amended Certificate of Designations of OmniReliant Series E Preferred Stock (incorporated by reference to Appendix C to the joint proxy statement/prospectus included in this registration statement).
	5.1	Opinion of Sichenzia Ross Friedman Ference LLP
	8.1	Tax Opinion of Bush Ross
(4)	10.1	Employment Agreement of Oscar Rodriguez with Abazias.com, Inc.
(4)	10.2	Employment Agreement of Jesus Diaz with Abazias.com, Inc.
(8)	10.3	License Agreement between OmniReliant and KRH Licensing
(7)	10.4	First Amendment to Kathy Hilton License Agreement
(7)	10.5	Amendment No.2 to Kathy Hilton License Agreement
(7)	10.6	Third Amendment to Kathy Hilton License Agreement
(7)	10.7	Fourth Amendment to Kathy Hilton License Agreement
(7)	10.8	Support Agreement between Oscar Rodriguez and Abazias, Inc.
(7)	10.9	Support Agreement between Jesus Diaz and Abazias, Inc.
	13.1
OmniReliant’s Form 10-KSB for the fiscal year ended June 30, 2008 (incorporated by reference to Financial Statements within the joint proxy statement/prospectus included in this registration statement).

	13.2
OmniReliant’s Form 10-Q for the fiscal quarter ended December 31, 2008 (incorporated by reference to Financial Statements within the joint proxy statement/prospectus included in this registration statement).

	13.3
Abazias’ Form 10-KSB for the fiscal year ended December 31, 2008 (incorporated by reference to Financial Statements within the joint proxy statement/prospectus included in this registration statement).

(5)	21.1	Subsidiaries of OmniReliant Holdings, Inc.
	23.1	Consent of KBL, independent accountants
	23.2	Consent of Malone & Bailey, independent accountants
	23.3	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1 above)
	23.4	Consent of Bush Ross (included in Exhibit 8.1 above)
	99.1	Form of Preliminary Proxy Card

(1)	Incorporated by reference to appendix A of Registrant's Form S-4 filed with the Securities and Exchange Commission on February 11, 2009 (File No. 333-157256)

(2)	Incorporated by reference to appendix B of Registrant's Form S-4 filed with the Securities and Exchange Commission on February 11, 2009 (File No. 333-157256)

(3)	Incorporated by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on August 2, 2004 (File No. 333-117840).

(4)	Incorporated by reference to Exhibit D-1 of appendix A of Registrant's Form S-4 filed with the Securities and Exchange Commission on February 11, 2009 (File No. 333-157256)

(5)	Incorporated by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission on February 11,2009 (File No. 333-117840).

(6)	Incorporated by reference to appendix A of Registrant's Form S-4/A filed with the Securities and Exchange Commission on May 7, 2009 (File No. 333-157256)

(7)	Incorporated by reference to the second amendment to Registrant’s Form S-4/A, filed with the Securities and Exchange Commission on June 18, 2009.

(8)	Incorporated by reference to the amended Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 13, 2009.